Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

THE DRESS BARN, INC.

(Exact name of Registrant as specified in its charter)

5621

(Primary Standard Industrial Classification Code Number)

Connecticut (State or other jurisdiction of incorporation or organization)	30 Dunnigan Drive Suffern, New York 10901 (845) 369-4500	06-0812960 (I.R.S. Employer Identification Number)

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

David R. Jaffe

President, Chief Executive Officer and Director

The Dress Barn, Inc.

30 Dunnigan Drive

Suffern, New York 10901

Telephone: (845) 369-4500

Fax: (845) 369-4595

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies of communications to:

Steven Kirshenbaum, Esq.

Proskauer Rose LLP

1585 Broadway

New York, New York 10036

Telephone: (212) 969-3000

Fax: (212) 969-2900

Approximate date of commencement of proposed sale to the public:

At such time or times after the effective date of this Registration Statement as the selling securityholders shall determine.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered	Proposed maximum offering price per unit	Proposed maximum aggregate offering price	Amount of registration fee
2.50% Convertible Senior Notes due 2024	$115,000,000	100%(1)	$115,000,000	$13,536
Common Stock, par value $.05 per share	5,470,722(2)	–	–	–
Guarantees of the 2.50% Convertible Senior Notes due 2024	–(3)	–	–	–(3)
Total				$13,536

(1)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act.
(2)

This number represents the number of shares of common stock that are initially issuable upon conversion of the notes registered hereby, at the rate of 47.5715 shares of common stock for each $1,000 principal amount at maturity of notes. Pursuant to Rule 416 under the Securities Act, such number of shares of common stock registered hereby shall include an indeterminate number of shares of common stock that may be issued in connection with a stock split, stock dividend, recapitalization or similar event. No additional consideration will be received for the common stock, and therefore no registration fee is required pursuant to Rule 457(i).

(3)

The notes registered hereby are the obligations of The Dress Barn, Inc. and are guaranteed by the subsidiaries of The Dress Barn, Inc. listed on the “Table of Guarantors” below and each other subsidiary that becomes a guarantor of the notes registered hereby. Pursuant to Rule 457(n) under the Securities Act, there is no additional filing fee with respect to the guarantees. The guarantees will not be traded separately.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

TABLE OF GUARANTORS

Name	State or Other Jurisdiction of Incorporation or Organization	I.R.S. Employer Identification Number	Primary Standard Industrial Classification Code Number	Address
D.B.R., Inc.	Delaware	51-0294931	6792	30 Dunnigan Drive Suffern, New York 10901
DBX, Inc.	New York	13-3747455	5137	30 Dunnigan Drive Suffern, New York 10901
Dress Barn Credit Management, LLC	Virginia	34-1988040	5621	30 Dunnigan Drive Suffern, New York 10901
Maurices Incorporated	Delaware	13-2940677	5651	105 Superior Street Duluth, Minnesota 55802
The Men’s Company, Inc.	Delaware	13-3857680	5621	105 Superior Street Duluth, Minnesota 55802

The information in this prospectus is not complete and may be changed. The selling securityholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED MAY 2, 2005

$115,000,000

(Aggregate Principal Amount)

dressbarn

The Dress Barn, Inc.

2.50% Convertible Senior Notes due 2024 and

the Common Stock Issuable Upon Conversion of the Notes

We issued the notes in a private placement on December 15, 2004. This prospectus will be used by selling securityholders to resell their notes and the common stock issuable upon conversion of their notes. We will not receive any proceeds from this offering.

The notes bear interest at the rate of 2.50% per year, except that from March 15, 2005 to May 2, 2005, the notes bore interest at the rate of 2.75% per year. Interest on the notes is payable on June 15 and December 15 of each year, beginning on June 15, 2005. Beginning with the period commencing on December 22, 2011 and ending on June 14, 2012, and for each of the six-month periods thereafter commencing on June 15, 2012, we will pay contingent interest during the applicable interest period if the average trading price of the notes on the five trading days ending on the third day immediately preceding the first day of the applicable interest period equals or exceeds 120% of the principal amount of the notes. The contingent interest payable per note within any applicable interest period will equal an annual rate of 0.25% of the average trading price of a note during the measuring period.

The notes will mature on December 15, 2024, unless earlier converted, redeemed or repurchased by us.

We may also redeem some or all of the notes for cash at any time on or after December 22, 2011 at a redemption price equal to 100% of the principal amount of the notes to be redeemed plus accrued and unpaid interest (and contingent interest and additional amounts, if any) to the redemption date. We cannot redeem the notes until December 22, 2011. A noteholder may require us to repurchase in cash some or all of the noteholder’s notes at a repurchase price equal to 100% of the principal amount of the notes, plus accrued and unpaid interest (including contingent interest and additional amounts, if any) up to but excluding the applicable repurchase date, on December 15, 2011, December 15, 2014 and December 15, 2019 or, subject to specified exceptions, at any time prior to the notes’ maturity following a fundamental change as described in this prospectus.

Holders may convert their notes into cash and shares of our common stock, if any, at a conversion rate of 47.5715 shares per $1,000 principal amount of notes, subject to adjustment upon certain events, under the following circumstances: (1) during specified periods, if the price of our common stock reaches, or the trading price of the notes falls below, specified thresholds described in this prospectus; (2) if we call the notes for redemption; or (3) upon the occurrence of certain corporate transactions. Upon conversion, we will deliver cash equal to the lesser of the aggregate principal amount of notes to be converted and our total conversion obligation and shares of our common stock in respect of the remainder, if any, of our conversion obligation. If certain corporate transactions occur on or prior to December 15, 2011, we will increase the conversion rate by a number of additional shares of common stock or, in lieu thereof, we may under certain circumstances elect to adjust the conversion rate and the related conversion obligation so that the notes will be convertible into shares of the acquiring or surviving company, in each case as described in this prospectus.

The notes are jointly and severally guaranteed by each of our subsidiaries that also guarantees amounts due under our senior secured credit facility, but only if and for so long as such subsidiary is a subsidiary guarantor under our senior secured credit facility.

The notes are our direct, unsecured and unsubordinated obligations and rank equal in priority with all of our existing and future unsecured and unsubordinated indebtedness and senior in right of payment to all of our existing and future subordinated indebtedness. The notes effectively rank junior to any of our existing and future secured indebtedness and to the liabilities of our subsidiaries that do not guarantee the notes to the extent of the value of the assets securing such indebtedness.

Our common stock is quoted on the Nasdaq National Market under the symbol “DBRN.” The last reported sale price of our common stock on the Nasdaq National Market on April 29, 2005 was $17.20 per share.

There is no public market for the notes and we do not intend to apply for listing of the notes on any securities exchange or for quotation of the notes through any automated quotation system. The notes currently trade on the Private Offerings, Resales and Trading through Automated Linkages Market, commonly referred to as The PORTAL Market. However, the notes sold under this prospectus will no longer be eligible for trading in The PORTAL Market.

The notes will be subject to U.S. federal income tax rules applicable to contingent payment debt instruments. See “Important United States Federal Income Tax Considerations.”

We will not receive any proceeds from the sale by the selling securityholders of the notes or the common stock issuable upon conversion of the notes. The selling securityholders may offer the notes or the underlying common stock, in negotiated transactions or otherwise, at market prices prevailing at the time of sale or at negotiated prices. In addition, the common stock may be offered from time to time through ordinary brokerage transactions on the Nasdaq National Market. The selling securityholders may be deemed to be “underwriters” as defined in the Securities Act of 1933. If any broker-dealers are used by the selling securityholders, any commissions paid to broker-dealers and, if broker-dealers purchase any notes or common stock as principals, any profits received by such broker-dealers on the resale of the notes or common stock, may be deemed to be underwriting discounts or commissions under the Securities Act of 1933. In addition, any profits realized by the selling securityholders may be deemed to be underwriting commissions. Other than selling commissions and fees and stock transfer taxes, we will pay all expenses of the registration of the notes and the common stock and certain other expenses as set forth in the registration rights agreement described in this prospectus.

Investing in the notes and the common stock issuable upon their conversion involves risks.

See “Risk Factors” beginning on page 11.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is                            , 2005

IMPORTANT NOTICE TO READERS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or the “SEC,” using a “shelf” registration process. Under this shelf registration process, the selling securityholders may, from time to time, offer notes or shares of our common stock owned by them. Each time the selling securityholders offer notes or common stock under this prospectus, they will provide a copy of this prospectus and, if applicable, a copy of a prospectus supplement. You should read both this prospectus and, if applicable, any supplement hereto.

You should rely only on the information contained in this prospectus and, if applicable, any supplement hereto. We have not, and the selling securityholders have not, authorized anyone to provide you with different information. Neither the notes nor any shares of common stock issuable upon conversion of the notes are being offered in any jurisdiction where the offer or sale is not permitted. The information contained in this prospectus speaks only as of the date of this prospectus, unless another date is specified.

NOTICE TO NEW HAMPSHIRE RESIDENTS ONLY

NEITHER THE FACT THAT A REGISTRATION STATEMENT OR AN APPLICATION FOR A LICENSE HAS BEEN FILED UNDER CHAPTER 421-B OF THE NEW HAMPSHIRE REVISED STATUTES WITH THE STATE OF NEW HAMPSHIRE NOR THE FACT THAT A SECURITY IS EFFECTIVELY REGISTERED OR A PERSON IS LICENSED IN THE STATE OF NEW HAMPSHIRE CONSTITUTES A FINDING BY THE SECRETARY OF STATE OF THE STATE OF NEW HAMPSHIRE THAT ANY DOCUMENT FILED UNDER CHAPTER 421-B IS TRUE, COMPLETE AND NOT MISLEADING. NEITHER ANY SUCH FACT NOR THE FACT THAT AN EXEMPTION OR EXCEPTION IS AVAILABLE FOR A SECURITY OR A TRANSACTION MEANS THE SECRETARY OF STATE HAS PASSED IN ANY WAY UPON THE MERITS OR QUALIFICATIONS OF, OR RECOMMENDED OR GIVEN APPROVAL TO, ANY PERSON, SECURITY OR TRANSACTION. IT IS UNLAWFUL TO MAKE, OR CAUSE TO BE MADE, TO ANY PROSPECTIVE PURCHASER, CUSTOMER OR CLIENT ANY REPRESENTATION INCONSISTENT WITH THE PROVISIONS OF THIS PARAGRAPH.

FORWARD-LOOKING STATEMENTS

Some of the statements made and information contained in this prospectus, excluding historical information, are “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements give our current expectations or forecasts of future events. Words such as “may,” “will,” “expect,” “intend,” “estimate,” “anticipate,” “believe,” “project” or “continue,” and similar expressions are used to identify forward-looking statements. Forward-looking statements can be affected by assumptions we make or by known or unknown risks or uncertainties. Consequently, forward-looking statements cannot be guaranteed. Actual results may vary materially. You are cautioned not to place undue reliance on any forward-looking statements. You should also understand that it is not possible to predict or identify all such risks or uncertainties and should not consider the following list to be a complete statement of all potential risks and uncertainties. Any of the following factors may impact the achievement of actual results:

•	our ability to predict fashion trends;
•	our ability to manage and coordinate successfully Maurices’ operations;
•	our ability to grow our business;
•

import risks, including potential disruptions resulting from economic and political problems in countries from which we import merchandise or an increase in the rate of import duties, or an increase in U.S. Customs regulation of importing activities;

•	changes in levels of store traffic or consumer apparel buying patterns;
•	adverse weather conditions;
•	competitive factors and pricing pressures, including the promotional activities of department stores, mass merchandisers and other specialty chains; and
•	general economic conditions and consumer confidence, including consumers’ reactions to global political instability.

This list of factors is not exhaustive, and new factors may emerge or changes to the foregoing factors may occur that would affect our business. Additional information regarding these and other factors are identified under “Risk Factors” in this prospectus and are contained in our filings with the SEC. All such risk factors are difficult to predict, contain material uncertainties that may affect actual results and may be beyond our control.

SUMMARY

This summary highlights selected information contained elsewhere in this prospectus. This summary is not complete and does not contain all of the information that you should consider before deciding whether or not to invest in the notes. For a more complete understanding of our company and this offering, we encourage you to read this entire document, including “Risk Factors,” the financial information included in this prospectus and the documents to which we have referred.

Unless otherwise indicated or required by the context, as used in this prospectus, the terms “Dress Barn,” “we,” “our” and “us” refer to The Dress Barn, Inc. and all its subsidiaries. On January 3, 2005, as of the close of business on January 1, 2005, we acquired Maurices Incorporated, a specialty apparel retailer whose stores are concentrated in small markets. Our fiscal year ends on the last Saturday of July of each year. Prior to our acquisition of Maurices, its fiscal year ended on the last Saturday of February of each year. Unless otherwise indicated, when we refer to a fiscal year, such as fiscal 2004, we are referring to Dress Barn’s fiscal year ended on the last Saturday of July of that year. The notes are jointly and severally guaranteed by our subsidiaries, Maurices, The Men’s Company, Inc., D.B.R., Inc., DBX, Inc. and Dress Barn Credit Management LLC, all of which are referred to as the “subsidiary guarantors” in this prospectus.

This prospectus is offering an aggregate principal amount of $115,000,000 of our 2.50% convertible senior notes due 2024 and shares of our common stock issuable upon conversion of the notes. The selling securityholders acquired the notes in a private placement on December 15, 2004 and the resultant resale by the initial purchasers of the notes under Rule 144A of the Securities Act of 1933, as amended, or the Securities Act.

We are receiving no proceeds from the sale of securities offered for sale hereunder. We have agreed to pay the expenses associated with registering the securities of the selling securityholders. We may suspend the use of this prospectus during certain periods of time described in the section of this prospectus entitled “Description of Notes – Registration Rights” if the prospectus would, in our judgment, contain a material misstatement or omission as a result of an event that has occurred and is continuing, and we determine in good faith that the disclosure of this material non-public information would have a material adverse effect on us and our subsidiaries taken as a whole.

The Dress Barn, Inc.

We operate a chain of primarily women’s apparel specialty stores, operating principally under the names “Dress Barn” and “Dress Barn Woman” and, since our January 2005 acquisition of Maurices Incorporated, “Maurices.” Our Dress Barn stores are operated mostly in a combination of Dress Barn and Dress Barn Woman stores, or Combo stores, which carry both Dress Barn and larger-sized Dress Barn Woman merchandise, as well as freestanding Dress Barn and Dress Barn Woman stores. These stores offer in-season, moderate to better quality career and casual fashion to the working woman at value prices. Our Maurices stores are concentrated in small markets in the United States and their product offerings are designed to appeal to the apparel and accessory needs of the 17- to 34-year-old woman and, to a lesser extent, the casual apparel needs of the 17- to 34-year-old male. As of April 2, 2005, we operated 1,258 stores in 45 states and the District of Columbia, consisting of 550 Combo stores, 186 Dress Barn stores, 49 Dress Barn Woman stores and 473 Maurices stores.

Our principal executive offices are located at 30 Dunnigan Drive, Suffern, New York 10901. Our telephone number is (845) 369-4500. Our common stock is quoted on the Nasdaq National Market under the symbol “DBRN.” We maintain a web site at www.dressbarn.com; however, the information on our web site is not part of this prospectus, and you should rely only on the information contained in this prospectus when making a decision whether to invest in the notes.

For additional information concerning our business operations, see “Description of the Business.”

The Offering

The summary below describes the principal terms of the notes. Certain of the terms and conditions described below are subject to important limitations and exceptions. The “Description of Notes” section of this prospectus contains a more detailed description of the terms and conditions of the notes.

Issuer	The Dress Barn, Inc., a Connecticut corporation.
Seller	One or more of the securityholders. See “Selling Securityholders.” We are not a selling securityholder.
Securities Offered	$115,000,000 aggregate principal amount of 2.50% convertible senior notes due 2024, which we refer to as the notes, and common stock issuable upon conversion of the notes.
Maturity	December 15, 2024, unless earlier converted, redeemed or repurchased.
Guarantees

The notes are jointly and severally guaranteed on an unsecured senior basis by each of the subsidiary guarantors. Each of the subsidiary guarantors will only guarantee the notes for so long as such subsidiary guarantor is a subsidiary guarantor under our senior secured credit facility.

Ranking

The notes are our direct, unsecured and unsubordinated obligations and rank equal in priority with all of our existing and future unsecured and unsubordinated indebtedness and senior in right of payment to all of our existing and future subordinated indebtedness. The notes effectively rank junior to any of our existing and future secured indebtedness and to our subsidiary guarantors’ existing and future secured indebtedness, including indebtedness under our senior secured credit facility, to the extent of the value of the assets securing such indebtedness. The notes effectively rank junior to the indebtedness and other liabilities, including trade payables, of subsidiaries that are not subsidiary guarantors.

In connection with the acquisition of Maurices, we entered into a senior secured credit facility consisting of a $150 million revolving credit facility and a $100 million term loan facility. This senior secured credit facility is secured by substantially all of our and our subsidiary guarantors’ assets.

As of January 29, 2005, our long-term debt, including current maturities, aggregated $248 million, consisting of a $100 million term loan under our senior credit facility, $115 million principal amount of the notes and a $33 million mortgage on our principal offices and distribution center.

Interest Payment

2.50% per year on the principal amount, payable semi-annually in arrears on June 15 and December 15 of each year, beginning June 15, 2005, except that from March 15, 2005 to May 2, 2005, the notes bore interest at the rate of 2.75% per year, because we failed to file a shelf registration statement with the SEC on or prior to the 90th day after the first date of the original issuance of the notes as required in the registration rights agreement described elsewhere in this prospectus.

Contingent Interest

Beginning with the period commencing on December 22, 2011 and ending on June 14, 2012, and for each of the six-month periods thereafter commencing on June 15, 2012, we will pay contingent interest during the applicable interest period if the average trading price of the notes during the five trading days ending on the third day immediately preceding the first day of the applicable interest period equals or exceeds 120% of the principal amount of the notes. The amount of contingent interest payable per $1,000 principal amount of notes during the applicable interest period will equal an annual rate of 0.25% of the average trading price of such $1,000 principal amount of notes during the applicable five-trading-day reference period, payable in arrears.

Conversion Rights

You may convert the notes into cash and shares of our common stock, if any, at a conversion rate of 47.5715 shares per $1,000 principal amount of notes (equal to a conversion price of approximately $21.02 per share), subject to adjustment, only under the following circumstances:

•         during any fiscal quarter, if the last reported sale price of our common stock is greater than or equal to 120% of the conversion price for at least 20 trading days in the period of 30 consecutive trading days ending on the last trading day of the preceding fiscal quarter;

•         during the five business day period after a five consecutive trading day period in which the trading price per $1,000 principal amount of the notes for each day of that period was less than 98% of the average conversion value per note during the period, where the conversion value per note on any day is equal to the product of the closing stock price on that day multiplied by the applicable conversion rate on that day;

•        if we have called the notes for redemption and the redemption has not yet occurred; or

•         upon the occurrence of specified corporate transactions described under “Description of Notes – Conversion Rights – Conversion Upon Specified Corporate Transactions.”

You will not receive any cash payment or additional shares representing accrued and unpaid interest upon conversion of a note, except in limited circumstances. Instead, interest, including contingent interest and additional amounts, if any, will be deemed paid by the cash and common stock, if any, delivered to you upon conversion. Notes called for redemption may be surrendered for conversion prior to the close of business on the second business day immediately preceding the redemption date.

Upon a surrender of your notes for conversion, we will deliver cash equal to the lesser of the aggregate principal amount of notes to be converted and our total conversion obligation and shares of our common stock in respect of the remainder, if any, of our conversion obligation as described under “Description of Notes – Conversion Rights – Payment Upon Conversion.”

If you elect to convert your notes in connection with certain corporate transactions that occur on or prior to December 15, 2011, we will increase the conversion rate by a number of additional shares of common stock upon conversion as described under “Description of Notes – Conversion Rights – General” or, in lieu thereof, we may in certain circumstances elect to adjust the conversion rate and related conversion obligation so that the notes are convertible into shares of the acquiring or surviving company, as described under “Description of Notes – Conversion Procedures – Conversion Rate Adjustments – Adjustments for Conversion After a Public Acquirer Change of Control.”

Optional Redemption

Prior to December 22, 2011, the notes will not be redeemable. On or after December 22, 2011, we may redeem some or all of the notes in cash, at any time, upon at least 30 days’ notice at a price equal to 100% of the principal amount of the notes to be redeemed plus accrued and unpaid interest, including contingent interest and additional amounts, if any, up to but not including the date of redemption.

Repurchase of Notes at the Option of the Holder

You may require us to repurchase for cash all or a portion of your notes on December 15, 2011, December 15, 2014 and December 15, 2019 at a repurchase price equal to 100% of the principal amount of the notes to be repurchased plus accrued and unpaid interest, including contingent interest and additional amounts, if any, up to but not including, the date of repurchase.

Fundamental Change

If we undergo a fundamental change (as defined in this prospectus) prior to maturity of the notes, you will have the right, subject to certain conditions, to require us to repurchase for cash all or a portion of your notes at a repurchase price equal to 100% of the principal amount of the notes being repurchased, plus accrued and unpaid interest, including contingent interest and additional amounts, if any, up to but excluding the date of repurchase.

Registration Rights

Under the registration rights agreement that we entered into with the initial purchasers, we and our subsidiary guarantors agreed to:

•         file a shelf registration statement with the SEC on or prior to the 90th day after the first date of original issuance of the notes covering resales of the notes and the shares of common stock issuable upon conversion of the notes;

•         use reasonable efforts to cause the shelf registration statement to become effective within 180 days after the first date of original issuance of the notes; and

•         use reasonable efforts to keep the shelf registration

statement effective until the earlier of:

•         the second anniversary of the last date of original issuance of the notes;

•         the sale pursuant to the shelf registration statement or Rule 144 under the Securities Act of all of the notes and any shares of our common stock issued upon their conversion; and

•         the expiration of the holding period applicable to the notes and the shares of our common stock issuable upon their conversion held by persons that are not our affiliates under Rule l44(k) under the Securities Act, or any successor provision.

If we fail to comply with these obligations under the registration rights agreement, we will be required to pay additional amounts to the holders of the notes or, in lieu of additional amounts, additional shares to holders who convert when a registration default exists with respect to the common stock. We failed to file a shelf registration statement with the SEC on or prior to the 90th day after the first date of the original issuance of the notes and, accordingly, we are required to pay additional interest at the rate of 0.25% per year from March 15, 2005 until May 2, 2005, the date of the filing of the registration statement of which this prospectus is a part.

Use of Proceeds	We will not receive any of the proceeds from the sale by the selling securityholders of the notes or shares of common stock underlying the notes.
United Stated Federal Income Tax Considerations

The notes are debt instruments subject to the United States Treasury regulations governing contingent payment debt instruments and to our determination of the rate at which interest will accrue for United States federal income tax purposes. We compute and report accruals of interest based upon a yield of 8.0% per year, computed on a semiannual bond equivalent basis, which we have determined represents the yield required to be reported under applicable Treasury regulations. You will be required to include this interest on the notes in your gross income as it accrues regardless of your method of tax accounting. The rate at which the interest will accrue on the notes in any tax year may exceed actual cash payments of interest.

In accordance with the contingent payment debt Treasury regulations, you will also recognize gain or loss on the sale, exchange, conversion, purchase by us or redemption of a note in an amount equal to the difference between the amount realized, including the fair market value of any common stock received, and your adjusted tax basis in the note. Any gain recognized by you generally will be treated as ordinary interest income. Any loss will be treated as ordinary loss to the extent of the interest previously included in income and thereafter, as capital loss. See “Important United States Federal Income Tax Considerations.”
Trustee, Paying Agent and Conversion Agent	The Bank of New York.
Book-Entry Form

The notes have been issued in book-entry form and are represented by a global certificate or certificates deposited with, or on behalf of, The Depository Trust Company, or DTC, and registered in the name of a nominee of DTC. Beneficial interests in any of the notes are shown on, and transfers will be effected only through, records maintained by DTC or its nominee and any such interest may not be exchanged for certificated securities except in limited circumstances.

Trading

The notes issued in the original private offering are eligible for trading on Nasdaq’s screen-based automated trading system known as PORTAL, “Private Offerings, Resale and Trading through Automated Linkages.” However, notes sold using this prospectus will no longer be eligible for trading in the PORTAL Market.

Trading Symbol for Our Common Stock	Our common stock is quoted on the Nasdaq National Market under the trading symbol “DBRN.”
Risk Factors

You should carefully consider the information set forth in the section of this prospectus entitled “Risk Factors” as well as the other information included in this prospectus before deciding whether to invest in the notes.

Historical and Pro Forma Financial Information

For selected historical financial information about us and Maurices, see “Selected Historical Consolidated Financial Information of The Dress Barn, Inc.” and “Selected Historical Financial Information of Maurices Incorporated.” For unaudited pro forma consolidated financial information about us and Maurices, assuming, among other things, that our acquisition of Maurices had been completed as of July 26, 2003, see “Selected Unaudited Pro Forma Consolidated Financial Information of The Dress Barn, Inc. and Maurices Incorporated.”

RISK FACTORS

An investment in the notes represents a high degree of risk. There are a number of factors associated with our business that could affect your decision whether to invest in the notes or the common stock issued upon conversion of the notes. The following discussion describes the material risks currently known to us. However, additional risks that we do not know about or that we currently view as immaterial may also impair our business or adversely affect an investment in the notes or the common stock issued upon conversion of the notes. You should carefully consider the risks described below together with the other information contained in this prospectus before making a decision to invest in the notes.

Risks Related to our Business

Our business is dependent upon our being able to predict accurately fashion trends, customer preferences and other fashion-related factors.

Customer tastes and fashion trends are volatile and tend to change rapidly, particularly for women’s apparel. Our success depends in part upon our ability to anticipate and respond to changing merchandise trends and consumer preferences in a timely manner. Accordingly, any failure by us to anticipate, identify and respond to changing fashion trends could adversely affect consumer acceptance of the merchandise in our stores, which in turn could adversely affect our business and our image with our customers. If we miscalculate either the market for our merchandise or our customers’ tastes or purchasing habits, we may be required to sell a significant amount of unsold inventory at below average markups over our cost, or below cost, which would have an adverse effect on our margins and results of operations.

Our failure to manage and coordinate Maurices’ operations successfully and realize the anticipated benefits of the acquisition would harm our business.

We consummated the acquisition of Maurices on January 3, 2005 as of the close of business on January 1, 2005. Managing Maurices and coordinating Maurices’ operations with ours will represent a number of challenges, including the management of businesses with different approaches to management, sales and service, and may involve the integration of a number of geographically separated facilities. This may distract management from our day-to-day business. As a result, we may not be able to operate these businesses efficiently and effectively, which may negatively impact our sales and gross margins. We have not previously made any material acquisitions.

We face challenges to grow our business and to manage our growth.

In addition to managing the acquisition of Maurices and the coordination of Maurices’ operations with ours, our growth is dependent, in large part, upon our ability successfully to add new stores and close underperforming locations. For instance, during the last six months of our fiscal year ending July 30, 2005, we expect to open approximately 20 new Dress Barn stores and 25 new Maurices stores. In addition, on a routine basis, we close underperforming stores, which may result in write-offs. The success of our growth strategy will depend upon a number of factors, including the identification of suitable markets and sites for new stores, negotiation of leases on acceptable terms, construction or renovation of sites in a timely manner at acceptable costs and maintenance of the productivity of our existing store base. We must be able to hire, train and retain competent managers and personnel and manage the systems and operational components of our growth. Our failure to open new stores on a timely basis, obtain acceptance in markets in which we currently have limited or no presence, attract qualified management and personnel or appropriately adjust operational systems and procedures would have an adverse effect on our growth prospects. There can be no assurance that we will be able to successfully implement our growth strategy of continuing to open stores or maintain our current growth levels. In addition, there can be no assurance that the opening of new stores in existing markets will not have an adverse effect on sales at existing stores in these markets.

We rely on foreign sources of production.

We purchase a significant portion of our apparel directly in foreign markets, including Asia, the Middle East and Africa, and indirectly through domestic vendors with foreign sources. We face a variety of risks generally associated with doing business in foreign markets and importing merchandise from abroad, including:

•	political instability;
•	increased security requirements applicable to imported goods;
•	imposition or increases of duties, taxes and other charges on imports;
•	imposition of quotas on imported merchandise;
•	currency and exchange risks;
•	delays in shipping; and
•	increased costs of transportation.

New initiatives may be proposed that may have an impact on the trading status of certain countries and may include retaliatory duties or other trade sanctions that, if enacted, could increase the cost of products purchased from suppliers in such countries or restrict the importation of products from such countries. The future performance of our business will depend on our foreign suppliers and may be adversely affected by the factors listed above, all of which are beyond our control. This may result in our inability to obtain sufficient quantities of merchandise or increase its cost, thereby negatively impacting our sales, gross profit and net earnings.

Our business would be severely disrupted if our distribution centers were to shut down.

The distribution of our Dress Barn products is centralized in one distribution center in Suffern, New York and the distribution of our Maurices products is centralized in one distribution center in Des Moines, Iowa. Most of the merchandise we purchase is shipped directly to our distribution centers, where it is prepared for shipment to the appropriate stores. If either of these distribution centers were to shut down or lose significant capacity for any reason, our operations would likely be seriously disrupted. As a result, we could incur significantly higher costs and longer lead times associated with distributing our products to our stores during the time it takes for us to reopen or replace either distribution center.

We depend on strip shopping center and mall traffic and our ability to identify suitable store locations.

Our sales are dependent in part on a high volume of strip shopping center and mall traffic. Strip shopping center and mall traffic may be adversely affected by, among other things, economic downturns, the closing of anchor stores or changes in customer shopping preferences. A decline in the popularity of strip shopping center or mall shopping among our target customers could have a material adverse effect on customer traffic and reduce our sales and net earnings.

To take advantage of customer traffic and the shopping preferences of our customers, we need to maintain or acquire stores in desirable locations and competition for suitable store locations is intense. We cannot assure you that desirable store locations will continue to be available.

Our management information systems may fail and cause disruptions in our business.

We rely on our existing management information systems in operating and monitoring all major aspects of our business, including sales, warehousing, distribution, purchasing, inventory control, merchandising planning and replenishment, as well as various financial systems. Any disruption in the operation of our management information systems, or our failure to continue to upgrade, integrate or expend capital on such systems as our business expands, would have a material adverse effect on our business.

Our business could suffer as a result of a manufacturer’s inability to produce goods for us on time and to our specifications.

We do not own or operate any manufacturing facilities and therefore depend upon independent third parties for the manufacture of all of the goods that we sell. These goods are manufactured by both domestic and international manufacturers. The inability of a manufacturer to ship orders in a timely manner or to meet our standards could cause us to miss sales of seasonal items, which could have a material adverse effect on our sales, gross margins, financial condition and results of operations.

Our business could suffer if we need to replace manufacturers.

We compete with other companies for the production capacity of our manufacturers and import quota capacity. Many of our competitors have greater financial and other resources than we have and thus may have an advantage in the competition for production capacity. If we experience a significant increase in demand, or if an existing manufacturer of the goods that we sell must be replaced, we may have to increase purchases from our third-party manufacturers and we cannot guarantee we will be able to do so either at all or on terms that are acceptable to us. This may negatively affect our sales and net earnings. We enter into a number of purchase order commitments each season specifying a time for delivery, method of payment, design and quality specifications and other standard industry provisions, but we do not have long-term contracts with any manufacturer. None of the manufacturers we use produces products for us exclusively.

Our business could suffer if one of the manufacturers of the goods that we sell fails to use acceptable labor practices.

We require manufacturers of the goods that we sell to operate in compliance with applicable laws and regulations. While our internal and vendor operating guidelines promote ethical business practices and our staff and our agents periodically visit and monitor the operations of our independent manufacturers, we do not control these manufacturers or their labor practices. The violation of labor or other laws by an independent manufacturer used by us, or the divergence of an independent manufacturer’s labor practices from those generally accepted as ethical in the United States, could interrupt, or otherwise disrupt the shipment of products to us or damage our reputation, which may result in a decrease in customer traffic to our stores and therefore adversely affect our sales and net earnings.

Our operating results fluctuate from season to season.

We have historically experienced substantially lower earnings in our second fiscal quarter ending in January than during our other three fiscal quarters, reflecting the intense promotional atmosphere that characterizes the Christmas shopping season. Maurices has historically experienced losses or lower revenues in January, reflecting the decrease in demand following the Christmas shopping season. In addition, our quarterly results of operations may fluctuate materially depending on, among other things, the number and timing of new store openings and store closings, net sales contributed by new stores, increases or decreases in comparable store sales, adverse weather conditions, shifts in timing of certain holidays and changes in our merchandise mix.

Our operating results fluctuate from year to year.

Our earnings and Maurices’ earnings have fluctuated from year to year. In addition, our and Maurices’ results of operations may fluctuate materially from year to year depending on, among other things, net sales contributed by new stores, the number and timing of new store openings and store closings, write-offs, increases or decreases in comparable store sales, adverse weather conditions and changes in our merchandise mix.

Existing and increased competition in the women’s retail apparel industry may reduce our net revenues, profits and market share.

The women’s retail apparel industry is highly competitive. We compete primarily with department stores, off-price retailers, specialty stores, discount stores, mass merchandisers and Internet-based retailers, many of which have substantially greater financial, marketing and other resources than we have. Many department stores offer a broader selection of merchandise than we offer. In addition, many department stores continue to be promotional and reduce their selling prices, and in some cases are expanding into markets in which we have a significant market presence. As a result of this competition, including close-out sales and going-out-of-business sales by other women’s apparel retailers, we may experience pricing pressures, increased marketing expenditures and loss of market share, which could have a material adverse effect on our business, financial condition, and results of operations. In addition, because Maurices competes in small markets, its operations may be adversely affected if a larger competitor were to open stores in a significant number of small markets where Maurices has stores.

We depend on key personnel and may not be able to retain or replace these employees or recruit additional qualified personnel.

Our success and our ability to execute our business strategy depend largely on the efforts of our management, particularly Elliot S. Jaffe, our co-founder, chairman of the board and director, and David R. Jaffe, our president and chief executive officer, and on Lisa Rhodes, executive vice president and chief merchandising officer of Maurices, and George Goldfarb, senior vice president and chief financial officer of Maurices. The loss of the services of one or more of our key personnel could have a material adverse effect on our business, as we may not be able to find suitable management personnel to replace departing executives on a timely basis. We do not maintain key-person life insurance policies with respect to any of our employees.

A decline in general economic conditions may lead to reduced consumer demand for our apparel and accessories.

Consumer spending habits, including spending for our apparel and accessories, are affected by, among other things, prevailing economic conditions, levels of employment, salaries, wage rates, the availability of consumer credit, consumer confidence, and consumer perception of economic conditions. A general slowdown in the United States economy and an uncertain economic outlook may adversely affect consumer spending habits and mall traffic, which may result in lower net sales by us. A prolonged economic downturn could have a material adverse effect on our business, financial condition, and results of operations.

The requirements of the Sarbanes-Oxley Act of 2002 may strain our resources, divert management’s attention and we may determine that our controls and procedures are inadequate.

The Sarbanes-Oxley Act requires, among other things, that we maintain effective disclosure controls and procedures and internal controls over financial reporting. In order to maintain and improve the effectiveness of our disclosure controls and procedures and internal control over financial reporting, significant resources and management oversight will be required. As a result, management’s attention may be diverted from other business concerns, which could have a material adverse effect on our business, financial condition and results of operations. In addition, we cannot assure you that our disclosure controls and procedures and internal controls over financial reporting required under Section 404 of the Sarbanes-Oxley Act will prove to be adequate by the time Section 404 becomes effective for us in July 2005.

In connection with the restatement in March 2005 of our consolidated financial statements for the three years ended July 31, 2004 and the quarter ended October 30, 2004, we concluded that a material weakness existed in our internal control over financial reporting due to our store lease accounting practices. We are in the process of remediating our internal control over financial reporting in store lease accounting practices by conducting a review of our internal controls related to operating leases and correcting our method of accounting for construction allowances. We also carried out an evaluation of the effectiveness of the design and operation of our disclosure controls and procedures, and we concluded that our disclosure controls and procedures were not effective, due to our store lease accounting practices as of March 18, 2005, in ensuring that material information relating to us, required to be disclosed by us in reports that we file or submit under the Securities Exchange Act of 1934, as amended, or the

Exchange Act, is recorded, processed, summarized and reported within the time periods specified in the SEC’s rules and forms.

Risks Related to the Notes

The notes will cease to be guaranteed by a subsidiary if such subsidiary ceases to be a guarantor of amounts due under our senior secured credit facility.

If any of the subsidiary guarantors ceases to be a subsidiary guarantor under our senior secured credit facility in accordance with the provisions thereof, that subsidiary will be automatically unconditionally released from all of its obligations under the indenture and its guaranty of the notes and such guarantee will terminate. If any subsidiary guarantor ceases to guarantee the notes, you will be a creditor solely of us and any remaining subsidiary guarantors and you will not have the right to seek payment under the notes from the subsidiary that ceased to be a guarantor.

Fraudulent conveyance laws may permit courts to void the subsidiary guarantees of the notes under specific circumstances.

In the event of the bankruptcy or financial difficulty of a subsidiary guarantor, U.S. federal bankruptcy law and comparable state statutes may allow courts to void that subsidiary’s guaranty of the notes. If a court voids a subsidiary guaranty of the notes or holds that the guaranty is unenforceable, you will cease to be a creditor of that subsidiary guarantor, you may be required to return payments received from such subsidiary guarantor and you will be a creditor solely of us. In the alternative, the court could subordinate the subsidiary guarantee (including all payments thereunder) to all other debt of the subsidiary guarantor. The court could take these actions in respect of a subsidiary guaranty if, among other things, the subsidiary guarantor, at the time it incurred the debt evidenced by its guarantee:

•	incurred the guarantee with the intent of hindering, delaying or defrauding current or future creditors of the subsidiary; or
•	received less than reasonably equivalent value or fair consideration for incurring the guaranty, and
•	was insolvent or was rendered insolvent by reason of the incurrence;
•	was engaged, or about to engage, in a business or transaction for which the assets remaining with it constituted unreasonably small capital to carry on such business;
•	intended to incur, or believed that it would incur, debts beyond its ability to pay as those debts matured; or
•	was a defendant in an action for money damages, or had a judgment for money damages entered against it, if, in either case, after final judgment the judgment was unsatisfied.

The tests for fraudulent conveyance, including the criteria for insolvency, vary depending upon the law of the jurisdiction that is being applied. Generally, however, a debtor would be considered insolvent if, at the time the debtor incurred the debt, either:

•	the sum of the debtor’s debts and liabilities, including contingent liabilities, was greater than the debtor’s assets at fair valuation; or
•

the present fair saleable value of the debtor’s assets was less that the amount required to pay the probable liability on the debtor’s total existing debts and liabilities, including contingent liabilities, as they became absolute and matured.

We may not have sufficient cash to repurchase the notes at the option of the holder or upon a fundamental change or to pay the cash payable upon a conversion, which may increase your credit risk.

On December 15, 2011, December 15, 2014 and December 15, 2019, holders of the notes have the right to require us to repurchase for cash all or any portion of their notes at 100% of their principal amount plus accrued and unpaid interest, including contingent interest and additional amounts, if any, up to but not including the date of repurchase. Upon a fundamental change, subject to certain conditions, we will be required to make an offer to repurchase for cash all outstanding notes at 100% of their principal amount plus accrued and unpaid interest, including contingent interest and additional amounts, if any, up to but not including the date of repurchase. Upon a conversion, we will be required to make a cash payment of up to $1,000 for each $1,000 in principal amount of notes converted. However, we may not have enough available cash or be able to obtain financing at the time we are required to make repurchases of tendered notes. Our senior secured credit facility limits our ability to use borrowings under that facility to pay any cash payable on a conversion of the notes and prohibits us from making any cash payments on the conversion of the notes if a default or event of default has occurred under that facility without the consent of the lenders under the senior secured credit facility. Our failure to repurchase tendered notes at a time when the repurchase is required by the indenture or to pay any cash payable on a conversion of the notes would constitute a default under the indenture. In addition, a default under the indenture or the fundamental change itself could lead to a default under other existing and future agreements governing our indebtedness. If the repayment of the related indebtedness were to be accelerated after any applicable notice or grace periods, we may not have sufficient funds to repay the indebtedness and repurchase the notes.

The additional shares of common stock payable on notes converted in connection with specified corporate transactions may not adequately compensate you for any loss you may experience as a result of such specified corporate transactions.

If certain specified corporate transactions occur on or prior to December 15, 2011, we will under certain circumstances increase the conversion rate on notes converted in connection with the specified corporate transaction by a number of additional shares of common stock. The number of additional shares of common stock will be determined based on the date on which the specified corporate transaction becomes effective and the price paid per share of our common stock in the specified corporate transaction as described under “Description of Notes – Conversion Rights – General.” The additional shares of common stock payable on notes converted in connection with a specified corporate transaction may not adequately compensate you for any loss you may experience as a result of such specified corporate transaction. If the specified corporate transaction occurs after December 15, 2011 or if the price paid per share of our common stock in the specified corporate transaction is less than the common stock price at the date of issuance of the notes or above a specified price, there will be no increase in the conversion rate. In addition, in certain circumstances upon a change of control arising from our acquisition by a public company, we may elect to adjust the conversion rate as described under “Description of Notes – Conversion Rate Adjustment – Adjustments for Conversion After a Public Acquirer Change of Control” and, if we so elect, holders of notes will not be entitled to the increase in the conversion rate determined as described above.

You should consider the U.S. federal income tax consequences of owning the notes.

Because the notes will be subject to U.S. Treasury regulations governing “contingent payment debt instruments,” an U.S. investor who is a U.S. holder of the notes will be required to include in its gross income amounts significantly in excess of cash payments on the notes. In addition, such a holder generally will recognize ordinary income, rather than capital gain, upon a sale, exchange, conversion or redemption of the notes at a gain. Certain material U.S. federal income tax consequences of the purchase, ownership, conversion and disposition of the notes are summarized under “Important United States Federal Income Tax Considerations.”

Limited trading market for the notes.

The notes currently trade on the PORTAL Market. However, the notes sold under this prospectus will no longer be eligible for trading on the PORTAL Market. We do not intend to list the notes on any national or other securities exchange, or on the Nasdaq National Market. As a result, an active trading market for the notes may not develop. If an active trading market does not develop or is not maintained, the market price and liquidity of the notes may be adversely affected. In that case, you may not be able to sell your notes at a particular time or you may not be able to sell your notes at a favorable price. Future trading prices of the notes will depend on many factors, including:

•	our operating performance and financial condition;
•	the interest of securities dealers in making a market; and
•	the market for similar securities.

Historically, the markets for non-investment grade debt securities have been subject to disruptions that have caused volatility in prices. It is possible that the markets for the notes will be subject to disruptions. Any such disruptions may have a negative effect on a holder of the notes, regardless of our prospects and financial performance.

Any adverse rating of the notes may cause their trading price to fall.

If Moody’s Investor Service, Standard & Poor’s or another rating service rates the notes and if any of such rating services lowers its rating on the notes below the rating initially assigned to the notes or otherwise announces its intention to put the notes on credit watch, the trading price of the notes could decline.

Risks Related to Our Common Stock

Future sales of our common stock in the public market could lower the market price for our common stock and adversely impact the trading price of the notes.

In the future, we may sell additional shares of our common stock to raise capital. We cannot predict the size of future issuances or the effect, if any, that they may have on the market price for our common stock. The issuance and sales of substantial amounts of common stock, or the perception that such issuances and sales may occur, could adversely affect the trading price of the notes and the market price of our common stock.

Certain provisions of our organizational documents could delay or prevent a change in control that you may favor.

The terms of some of the anti-takeover provisions in our certificate of incorporation and by-laws could delay or prevent a change in control that you may favor or may impede the ability of the holders of our common stock to change our management.

In particular, the provisions of our certificate of incorporation and by-laws, among other things:

•	require the affirmative vote of two-thirds of the holders of voting stock to approve mergers, sales of substantially all of our assets and certain other transactions;
•	require the affirmative vote of 80% of the holders of voting stock to approve certain business combinations with related persons;
•	require the affirmative vote of 80% of the holders of voting stock to remove directors; and
•	authorize our board of directors to issue preferred stock in one or more series, without shareholder approval.

See “Description of Capital Stock” for a summary of these anti-takeover provisions.

Volatility in the market price of our common stock could result in a lower trading price than your conversion or purchase price and could adversely impact the trading price of the notes.

The stock market in recent years has experienced significant price and volume fluctuations that have often been unrelated to the operating performance of companies. The market price of our common stock may be affected adversely by factors such as actual or anticipated changes in our operating results, acquisition activity, the impact of international markets, changes in financial estimates by securities analysts, general market conditions, rumors and other factors. The decrease in the market price of our common stock would likely adversely impact the trading price of the notes.

Absence of dividends could reduce our attractiveness to investors, which could depress the price of the common stock into which the notes are convertible.

We have never paid any dividends on our common stock and have no plans to pay any dividends in the foreseeable future. Furthermore, the terms of our senior secured credit facility will limit our ability to pay dividends on our common stock. As a result, our common stock may be less attractive to certain investors than the stock of dividend-paying companies.

USE OF PROCEEDS

We will not receive any proceeds from the resale of the notes or the underlying common stock by selling securityholders.

PRICE RANGE OF COMMON STOCK AND DIVIDEND POLICY

Our common stock is quoted on the Nasdaq National Market under the trading symbol “DBRN.” The following table lists, on a per share basis for the periods indicated, the high and low bid prices for the common stock as reported by the Nasdaq National Market (these quotations represent prices between dealers and do not include retail mark-ups, mark-downs or other fees or commissions and may not represent actual transactions):

	Price Range of Common Stock
	High	Low
Fiscal Year Ended July 26, 2003
First Quarter	$15.90	$11.06
Second Quarter	16.19	13.09
Third Quarter	15.00	12.43
Fourth Quarter	15.23	12.20
Fiscal Year Ended July 31, 2004
First Quarter	14.53	12.30
Second Quarter	15.86	13.90
Third Quarter	18.72	14.74
Fourth Quarter	18.10	15.56
Fiscal Year Ended July 30, 2005
First Quarter	19.45	15.41
Second Quarter	19.49	15.19
Third Quarter	20.75	16.51

Our Board of Directors approved a two-for-one stock split in the form of a 100% stock dividend on our issued and outstanding common stock in May 2002. The stock split was distributed on May 31, 2002 to shareholders of record on May 17, 2002. All historic share and per share information contained in this prospectus have been adjusted to reflect the impact of the stock split.

As of April 2, 2005, there were 29,863,626 shares of our common stock issued and outstanding and approximately 279 holders of record of our common stock. A significant number of shares is held in street name. As of April 29, 2005, the last reported sale price of our common stock as quoted on the Nasdaq National Market was $17.20 per share.

We have never paid cash dividends on our common stock and the terms of our senior secured credit facility limit our ability to pay dividends on our common stock. To the extent we are permitted to pay dividends in the future, the determination whether to pay dividends will be within the discretion of our board of directors and will depend upon our earnings, capital requirements and operating and financial condition, among other factors. We anticipate that for the foreseeable future we will follow a policy of retaining earnings.

We have four stock-based compensation plans. Our 1993 incentive stock option plan provides for the grant of incentive stock options to purchase up to 2,500,000 shares of our common stock. There are no shares under the 1993 plan available for future grant. Our 1995 stock option plan provides for the granting of incentive stock options and non-qualified options to purchase up to 4,000,000 shares of common stock. There are no shares under the 1995 plan available for future grant. Our 2001 stock option plan provides for the granting of incentive stock options and non-qualified options to purchase up to 4,000,000 shares of common stock. As of January 29, 2005, there were approximately 2,000,000 shares under the 2001 plan available for future grant. Our employee stock purchase plan allows employees to purchase shares of our common stock during each quarterly offering period at a 10% discount through weekly payroll deductions.

RATIO OF EARNINGS TO FIXED CHARGES

The following table shows our historical ratio of earnings to fixed charges for each of the five most recent fiscal years and for the 26 weeks ended January 29, 2005.

26 Weeks Ended	Fiscal Year Ended
January 29, 2005	July 31, 2004	July 26, 2003	July 27, 2002	July 28, 2001	July 29, 2000
— (1)	1.28x	— (2)	2.08x	2.17x	2.33x

For the purpose of calculating the ratio of earnings to fixed charges, “earnings” represent income from continuing operations before income taxes, plus fixed charges. “Fixed charges” consist of interest expense, including amortization of debt issuance costs and that portion of rental expense considered to be a reasonable approximation of interest.

______________
(1)

For the 26 weeks ended January 29, 2005, there was a deficiency of $7.4 million in earnings primarily due to additional expenses and depreciation incurred in connection with the acquisition of Maurices, Sarbanes-Oxley compliance costs and the operating loss of Maurices for the period.

(2)	In fiscal 2003 there was a deficiency of $17.9 million in earnings due to the $32 million litigation charge recorded in the fiscal year.

SELECTED HISTORICAL CONSOLIDATED FINANCIAL

INFORMATION OF THE DRESS BARN, INC.

The following selected historical consolidated financial information about us as of July 31, 2004 and July 26, 2003 and for each of the fiscal three years in the period ended July 31, 2004 has been derived from, and should be read together with, our audited consolidated financial statements and the related notes included elsewhere in this prospectus. The selected historical consolidated financial information about us as of and for the years ended July 29, 2000 and July 28, 2001, and the balance sheet data at July 27, 2002, July 28, 2001 and July 29, 2000 have been derived from our audited consolidated financial statements and the related notes, which do not appear in this prospectus. The selected historical consolidated financial information about us as of and for the 26 weeks ended January 29, 2005 and January 24, 2004 has been derived from, and should be read together with, our unaudited condensed consolidated financial statements and the related notes as of and for the 26 weeks ended January 29, 2005 and January 24, 2004 included elsewhere in this prospectus. In the opinion of management, all adjustments considered necessary for a fair presentation of our interim results and financial position have been included in our interim results and financial position as of and for the 26 weeks ended January 29, 2005 and January 24, 2004. Interim results are not necessarily indicative of the results that can be expected for a full fiscal year. The information should also be read together with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included elsewhere in this prospectus.

	26 Weeks Ended		Fiscal Year Ended
	January 29, 2005	January 24, 2004	July 31, 2004	July 26, 2003	July 27, 2002	July 28, 2001	July 29, 2000
	(Dollars in thousands, except per share information)
Operating statement data:
Net sales	$397,254	$363,597	$754,903	$707,121	$717,136	$695,008	$656,174
Cost of sales, including occupancy and buying costs	249,948	228,880	472,198	451,579	452,216	440,817	419,013
Gross profit	147,306	134,717	282,705	255,542	264,920	254,191	237,161
Selling, general and administrative expenses	117,701	103,210	212,477	194,005	188,056	182,598	169,817
Depreciation and amortization	13,901	12,712	23,197	22,262	24,631	25,146	18,803
Litigation Charge	–	–	–	32,000	–	–	–
Operating income	15,704	18,795	47,031	7,275	52,233	46,447	48,541
Interest income	778	1,214	2,204	3,332	5,458	8,949	7,667
Interest expense	(3,408)	(2,571)	(5,288)	(164)	–	–	–
Other income	763	763	1,526	779	–	–	–
Earnings before provision for income taxes	13,837	18,201	45,473	11,222	57,691	55,396	56,208
Provision for income taxes	5,051	6,589	14,541	4,039	20,769	20,219	20,516
Net earnings	$8,786	$11,612	$30,932	$7,183	$36,922	$35,177	$35,692
Earnings per share—basic(1)	$0.30	$0.40	$1.05	$0.23	$1.01	$0.96	$0.94
Earnings per share—diluted(1)	$0.29	$0.39	$1.03	$0.22	$0.98	$0.94	$0.92

(table continued on next page)

(table continued from previous page)

	26 Weeks Ended		Fiscal Year Ended
	January 29, 2005	January 24, 2004	July 31, 2004	July 26, 2003	July 27, 2002	July 28, 2001	July 29, 2000
	(Dollars in thousands, except per share information)
Balance sheet data:
Working capital	$38,645	$130,518	$153,106	$126,138	$234,576	$201,241	$162,270
Total assets	$755,701	$464,604	$489,316	$449,787	$487,838	$434,082	$408,803
Long-term debt	$236,451	$33,517	$31,988	$33,021	$0	$0	$0
Shareholders’ equity	$263,025	$230,990	$252,958	$217,421	$325,642	$289,005	$252,113
Percent of net sales:
Cost of sales, including occupancy and buying costs	62.9%	62.9%	62.6%	63.9%	63.1%	63.4%	63.9%
Gross profit	37.1%	37.1%	37.4%	36.1%	36.9%	36.6%	36.1%
Selling, general and administrative expenses	29.6%	28.4%	28.1%	27.4%	26.2%	26.3%	25.9%
Litigation charge(2)	–	–	–	4.5%	–	–	–
Operating income	4.0%	5.2%	6.2%	1.0%	7.3%	6.7%	7.4%
Net earnings	2.2%	3.2%	4.1%	1.0%	5.1%	5.1%	5.4%
______________
(1)	All earnings per share amounts reported above reflect the effect of the two-for-one stock split distributed May 31, 2002.
(2)

Based on a July 2003 judgment against us for approximately $32 million in compensatory damages and expenses arising out of negotiations for an acquisition that we did not conclude, we recorded a litigation charge of $32 million in the fourth quarter of fiscal 2003. We believe that there is no merit in the jury verdict and are vigorously pursuing an appeal. Plaintiffs have cross-appealed seeking an increase in the amount of the judgment. We are awaiting the decision of the Supreme Court of the State of Connecticut, which heard the appeal on November 23, 2004. If upon appeal the judgment is subsequently modified or reversed, we will adjust our litigation charge accordingly. Interest accrues on the unpaid judgment at the statutory rate of 10% annually, which we have provided for at the rate of approximately $800,000 each quarter in our litigation accrual. In the fourth quarter of fiscal 2004 as required as part of the unpaid judgment, we deposited $38.6 million in an escrow account, utilizing our operating funds. Such amount was dictated by the court to include the $32 million judgment and accrued interest of $3.3 million, as well as six months of prefunded interest ($1.5 million) and an additional 5% of the amount due (including interest) at the time of the funding of such escrow (5% of $36.8 million, or $1.8 million), totaling $38.6 million. In January 2005, we deposited an additional $0.5 million ($0.8 million less interest actually earned during the period) into the escrow account. The escrow account is an interest-bearing account and is included in restricted cash and cash equivalents on our balance sheet.

Summary of Condensed Quarterly Information:

(unaudited)

(in thousands, except per share amounts)

Set forth below is certain unaudited quarterly financial information about us for the fiscal year to date and the two previous fiscal years.

	Quarter	Quarter
	Ended	Ended
	October 30, 2004	January 29, 2005
Fiscal Year Ending July 30, 2005:

Net sales	$197,116	$200,138
Gross profit,
including occupancy and
buying costs	72,704	74,602
Provision for income taxes	4,109	942
Net earnings	7,149	1,637
Earnings per share
Basic	$0.24	$0.06
Diluted	$0.24	$0.05

	Quarter	Quarter	Quarter	Quarter
	Ended	Ended	Ended	Ended
	October 25, 2003	January 24, 2004	April 24, 2004	July 31, 2004
Fiscal Year Ended July 31, 2004:

Net sales	$192,544	$171,053	$188,331	$207,975
Gross profit,
including occupancy and
buying costs	69,785	64,932	65,194	82,794
Provision for income taxes	3,820	2,769	3,169	4,783
Net earnings	6,792	4,820	5,514	13,806
Earnings per share
Basic	$0.23	$0.16	$0.19	$0.47
Diluted	$0.23	$0.16	$0.19	$0.46

	Quarter	Quarter	Quarter	Quarter
	Ended	Ended	Ended	Ended
	October 26, 2002	January 25, 2003	April 26, 2003	July 26, 2003
Fiscal Year Ended July 26, 2003:

Net sales	$185,926	$167,372	$165,692	$188,131
Gross profit,
including occupancy and
buying costs	66,865	60,634	55,836	72,207
Provision (benefit) for income taxes	4,927	2,627	1,468	(4,983)
Net earnings (loss)	8,759	4,493	2,436	(8,505)
Earnings (loss) per share
Basic	$0.24	$0.15	$0.08	($0.24)
Diluted	$0.23	$0.15	$0.08	($0.24)

SELECTED HISTORICAL FINANCIAL

INFORMATION OF MAURICES INCORPORATED

The following selected historical financial information about Maurices as of February 28, 2004 and February 22, 2003 and for each of the fiscal three years in the period ended February 28, 2004 has been derived from, and should be read together with, Maurices’ audited financial statements and the related notes included elsewhere in this prospectus. The selected historical financial information about Maurices as of and for the nine months ended November 27, 2004 and November 22, 2003 has been derived from, and should be read together with, Maurices’ unaudited condensed financial statements and the related notes as of and for the nine months ended November 27, 2004 and November 22, 2003 included elsewhere in this prospectus. In the opinion of management, all adjustments considered necessary for a fair presentation of Maurices’ interim results and financial position have been included in Maurices’ interim results and financial position for the nine months ended November 27, 2004 and November 22, 2003. Interim results are not necessarily indicative of the results that can be expected for a full fiscal year.

	Nine Months Ended		Fiscal Year Ended
	November 27, 2004	November 22, 2003	February 28, 2004	February 22, 2003	February 23, 2002
	(Dollars in thousands)
Operating statement data:
Net sales	$268,665	$241,140	$342,281	$331,227	$349,824
Cost of sales, including buying and occupancy costs	171,128	157,162	224,500	218,797	232,480
Gross margin	97,537	83,978	117,781	112,430	117,344
Selling, general and administrative expenses	66,815	60,331	83,495	80,130	76,778
Depreciation and amortization	8,902	8,525	11,475	9,973	10,164
Service fee charge	1,614	1,502	2,129	3,125	1,817
(Gain) loss on disposal and equipment	338	(204)	(474)	707	531
Gift certificate expense (income), net from related party	–	373	772	(1,858)	–
Operating income	19,868	13,451	20,384	20,353	28,054
Related-party interest income, net	581	417	617	784	888
Income before income taxes	20,449	13,868	21,001	21,137	28,942
Income taxes	8,077	5,478	8,292	8,334	11,574
Income from continuing operations	12,372	8,390	12,709	12,803	17,368
Loss from discontinued operations	–	(1,053)	(3,266)	(1,449)	(668)
Net income	$12,372	$7,337	$9,443	$11,354	$16,700

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	Nine Months Ended		Fiscal Year Ended
	November 27, 2004	November 22, 2003	February 28, 2004	February 22, 2003
	(Dollars in thousands)
Balance sheet data:
Working capital	$18,162	$22,208	$2,509	($3,403)
Total assets	$169,630	$144,837	$149,733	$147,048
Long-term debt	$0	$0	$0	$0
Shareholders’ equity	$117,218	$106,880	$96,770	$94,603

SELECTED UNAUDITED PRO FORMA CONSOLIDATED INFORMATION

OF THE DRESS BARN, INC. AND MAURICES INCORPORATED

The following unaudited pro forma consolidated financial information has been derived by the application of pro forma adjustments to the historical consolidated financial statements of Dress Barn and Maurices for the periods indicated. The pro forma adjustments assume that the acquisition of Maurices had been completed as of July 26, 2003, in accordance with the terms of the Stock Purchase Agreement, dated November 16, 2004, and was financed with a combination of the proceeds from the issuance of $115,000,000 principal amount of the notes, a $100 million term loan borrowing under our senior secured credit facility, proceeds from the sale of investments and $21.3 million borrowed under our revolving credit facility.

Our fiscal year ends on the last Saturday of July of each year. Prior to our acquisition of Maurices, its fiscal year ended on the last Saturday of February of each year. In the unaudited pro forma consolidated statements of earnings, the comparable 53-week and 26-week fiscal period results have been combined in order to provide comparable results for the periods presented. Maurices’ unaudited results included in the accompanying unaudited pro forma consolidated financial information correlated to its historical fiscal quarters.

For the unaudited pro forma consolidated statement of earnings for the latest available fiscal year, our statement of earnings for the 53-week period ended July 31, 2004 was used. Maurices’ latest available fiscal period was the 53-week fiscal period ended August 30, 2004, assuming that the acquisition had been consummated as of July 26, 2003.

For the unaudited pro forma consolidated statement of earnings for the latest available interim period, our statement of earnings for the 26 weeks ended January 29, 2005 was used. Our results for the 26 weeks ended January 29, 2005 include the four-week period of operations of Maurices subsequent to its acquisition as of the close of business on January 1, 2005. Therefore, because the latest available information available for Maurices was the nine months ended November 27, 2004, in order to reflect 26 weeks of Maurices’ operations we included in the pro forma consolidated financial information the results of operations for Maurices for the last 22 weeks included in the financial statements for Maurices for the nine months ended November 27, 2004.

The pro forma adjustments are based upon available information and upon certain assumptions that we believe are reasonable. In the opinion of management, on the basis set forth herein, the unaudited pro forma consolidated financial information reflects a reasonable estimate of the effects of the Maurices’ acquisition based on currently available information. The unaudited pro forma consolidated financial information is presented for informational purposes only and does not purport to represent what our financial position or results of operations would have been had the Maurices acquisition in fact occurred on the date assumed nor is it necessarily indicative of the results that may be expected in future periods. The unaudited pro forma consolidated financial information has been prepared from, and should be read in conjunction with: (a) our audited historical consolidated financial statements for the fiscal year ended July 31, 2004 and the related notes; (b) our unaudited condensed consolidated financial statements for the 26 weeks ended January 29, 2005; (c) Maurices’ audited financial statements for the fiscal year ended February 28, 2004 and the related notes; and (d) Maurices’ unaudited condensed financial statements for the nine months ended November 27, 2004, each of which is included elsewhere in this prospectus.

	53 Weeks Ended
	Dress Barn Historical Year-end July 31, 2004	Maurices August 28, 2004	Pro Forma Adjustments(1)	Pro Forma Adjusted
	Dollars in thousands except per share information
Net sales	$754,903	$366,048		$1,120,951
Cost of sales, including occupancy and buying costs	472,198	235,224		704,722
Gross profit	282,705	130,824		413,529
Selling, general and administrative expenses	212,477	91,534	919	304,930
Depreciation and amortization	23,197	11,294	7,177	41,668
Operating income	47,031	27,996	(8,096)	66,931
Interest income	2,204	676		2,880
Interest expense	(5,288)	0	(8,160)	(13,448)
Other income	1,526	0		1,526
Earnings before income taxes	45,473	28,672	(16,256)	57,889
Income tax expense (benefit)	14,541	11,372	(5,933)	19,980
Net earnings	$30,932	$17,300	($10,323)	$37,909

Earnings per share:
Basic:	$1.05			$1.29
Diluted:	$1.03			$1.26

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	26 weeks ended	22 weeks ended
	Dress Barn January 29, 2005	Maurices November 28, 2004	Pro Forma Adjustments(1)	Pro Forma Adjusted
	Dollars in thousands except per share information
Net sales	$397,254	$143,531		$540,785
Cost of sales, including occupancy and buying costs	249,948	94,188		344,136
Gross profit	147,306	49,343		196,649
Selling, general and administrative expenses	117,701	37,831	387	155,919
Depreciation and amortization	13,901	5,369	2,986	22,256
Operating income	15,704	6,143	(3,373)	18,474
Interest income	778	340		1,118
Interest expense	(3,408)	0	(3,613)	(7,021)
Other income	763	0		763
Earnings before income taxes	13,837	6,483	(6,986)	13,334
Income tax expense (benefit)	5,051	2,561	(2,550)	5,062
Net earnings	$8,786	$3,922	($4,436)	$8,272

Earnings per share:
Basic:	$0.30			$0.28
Diluted:	$0.29			$0.27

______________
(1)	For additional information with respect to the pro forma adjustments, see our Unaudited Pro Forma Consolidated Statement of Earnings included elsewhere in this prospectus.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL

CONDITION AND RESULTS OF OPERATIONS

This Management’s Discussion and Analysis of Financial Condition and Results of Operations should be read in conjunction with the consolidated financial statements and accompanying notes appearing elsewhere in this prospectus. As used in this report, the terms “six months” and “last year” refer to the 26 weeks ended January 29, 2005 and January 24, 2004, respectively, and the terms “fiscal 2004,” “fiscal 2003” and “fiscal 2002” refer to our fiscal years ended July 31, 2004, July 26, 2003 and July 27, 2002, respectively. Fiscal 2004 consisted of 53 weeks. Fiscal 2003 and fiscal 2002 consisted of 52 weeks. The term “fiscal 2005” refers to our fiscal year that will end on July 30, 2005. For comparison purposes, it is more meaningful for certain items to use fiscal 2004’s results less the extra week, or the 52-week period ended July 24, 2004 (“52-week period” or “52 weeks”). This Management’s Discussion Analysis of Financial Condition and Results of Operations contains forward-looking statements. See “Forward-Looking Statements.”

Restatement of Financial Statements

On February 7, 2005, the Office of the Chief Accountant of the SEC issued a letter to the American Institute of Certified Public Accountants expressing its views regarding certain operating lease-related accounting issues and their application under accounting principles generally accepted in the United States of America, or GAAP. In light of this letter, management initiated a review of our lease accounting and determined that our then-current method of accounting for leasehold improvements funded by landlord incentives or allowances under operating leases (construction allowances) and our then-current method of calculating straight-line rent expense for our operating leases was not in accordance with GAAP. As a result, we restated our consolidated financial statements for: (i) the 13 weeks ended October 30, 2004 and October 25, 2003 in our current report on Form 10-Q/A; (ii) the 13 and 26 weeks ended January 24, 2004 in our current report on Form 10-Q; and (iii) each of the fiscal years ended July 31, 2004, July 26, 2003 and July 27, 2002 in our annual report on Form 10-K/A.

We had historically accounted for construction allowances as reductions to the related leasehold improvement asset on our consolidated balance sheets and presented construction allowances received as a reduction in capital expenditures in investing activities on our consolidated statements of cash flows. Management determined that Financial Accounting Standards Board, or FASB, Technical Bulletin No. 88-1, “Issues Relating to Accounting for Leases,” requires these allowances to be recorded as a deferred rent liability on the consolidated balance sheets and allowances received as a component of operating activities on the consolidated statements of cash flows. Additionally, this adjustment results in a reclassification of the deferred rent amortization to increase “Depreciation and amortization expenses” and a corresponding decrease to “Cost of sales including occupancy and buying costs” on the consolidated statements of earnings.

We had historically recognized our straight-line rent expense for our operating leases over the lease term generally commencing with the opening date for the store, which generally coincided with the commencement of the lease payments under the lease. The store opening date also coincided with the commencement of business operations, which corresponds to the intended use of the property. Management re-evaluated FASB Technical Bulletin No. 85-3, “Accounting for Operating Leases with Scheduled Rent Increases,” and determined that the lease term should commence on the date we take possession of the leased space for construction purposes, which is generally two months prior to a store opening date. Furthermore, we determined that we should recognize rent expense on a straight-line basis for rent escalations over the appropriate period, including option periods where failure to exercise such options would result in an economic penalty. Excluding tax impacts, the correction of this accounting required us to record additional deferred rent in “Other accrued expenses” and “Deferred rent” and to adjust “Retained earnings” on our consolidated balance sheets as well as to correct amortization in “Costs of sales including occupancy and buying costs” and “Depreciation and amortization” on our consolidated statements of earnings for each of the three years in the period ended July 31, 2004. In addition, we corrected certain other balance sheet classification errors which resulted in an increase to “Property and equipment” and a corresponding increase to beginning “Retained earnings,” which were included in the cumulative effect adjustment, related to the reversal of an impairment reserve. We also reclassified premiums paid upfront when entering into certain lease agreements that had been classified as “Property and equipment” to “Other assets” in 2004 and 2003. In addition, we reclassified our provision for impairments and asset disposals from “Depreciation and amortization” to “Selling, general and administrative expenses.” The cumulative effect of these accounting corrections is a reduction to retained earnings of $7.6 million as of the beginning of fiscal 2002 and decreases to earnings of $1.0 million and $0.9 million for fiscal 2002 and fiscal 2003 and an increase of $0.8 million for fiscal year 2004, respectively.

See Note 2 to our audited consolidated financial statements for the three years ended July 31, 2004 included elsewhere in this prospectus for a summary of the significant effects of these restatements on our consolidated balance sheets as of July 31, 2004, and July 26 2003, as well as on our consolidated statements of earnings and cash flows for fiscal 2004, fiscal 2003 and fiscal 2002. The accompanying Management’s Discussion and Analysis gives effect to these corrections.

In connection with the restatement in March 2005 of our financial statements as described above, we concluded that a material weakness existed in our internal control over financial reporting due to our store lease accounting practices. We are in the process of remediating our internal control over financial reporting in store lease accounting practices by conducting a review of our internal controls related to operating leases and correcting our method of accounting for construction allowances. We also carried out an evaluation of the effectiveness of the design and operation of our disclosure controls and procedures, and we concluded that our disclosure controls and procedures were not effective, due to our store lease accounting practices as of March 18, 2005, in ensuring that material information relating to us, required to be disclosed by us in reports that we file or submit under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the SEC’s rules and forms.

Management Overview

This management overview section of Management’s Discussion and Analysis of Financial Condition and Results of Operations provides a high level summary of the more detailed information included elsewhere in this prospectus and an overview to put this information in context. This section is also an introduction to the discussion and analysis that follows. Accordingly, it necessarily omits details that appear elsewhere in this prospectus. It should not be relied upon separately from the balance of this prospectus.

Management uses a number of key indicators of financial condition and operating performance to evaluate the performance of our business, including the following:

	26 Weeks Ended		Fiscal Year Ended
	January 29, 2005	January 24, 2004	July 31, 2004	July 26, 2003	July 27, 2002
Net sales growth	9.3%	2.9%	6.8%	(1.4%)	3.2%
Same store sales growth	1.6%	(0.3%)	1.9%	(4.6%)	(1.9%)
Merchandise margins	54.9%	55.1%	55.1%	54.7%	54.5%
Square footage growth(1)	14.4%	3.5%	2.9%	4.0%	6.0%
Total store count(1)	1,248	774	776	772	754
Diluted earnings per share	$0.29	$0.39	$1.03	$0.22	$0.98
S, G & A as a percentage of sales	29.6%	28.4%	28.1%	27.4%	26.2%
Capital expenditures (in millions)	$12.0	$12.8	$35.8	$68.0	$33.0

______________
(1)	Most of the increase in square footage growth and store count was due to the acquisition of Maurices as of the close of business on January 1, 2005.

Our methodology for determining same store sales is calculated based on the sales of stores open throughout the full period and throughout the full prior period (including stores relocated within the same shopping center and stores with minor square footage changes). If a single-format store is converted into a Combo store, the additional sales are not included in the calculation of same store sales. The determination of which stores are included in the same store sales calculation only changes at the beginning of each fiscal year except for stores that close during the fiscal year which are excluded from same store sales beginning with the fiscal month the store actually closes.

We include in our cost of sales line item all costs of merchandise (net of purchase discounts and vendor allowances), freight on inbound, outbound and internally transferred merchandise, merchandise acquisition costs (primarily commissions and import fees), all occupancy costs excluding depreciation and all costs associated with the buying and distribution functions. Our cost of sales and gross profit may not be comparable to those of other entities, since some entities include all costs related to their distribution network and all buying and occupancy costs in their cost of sales, while other entities, like us, exclude a portion of these expenses from cost of sales and include them in selling, general and administrative expenses or depreciation.

Critical Accounting Policies and Estimates

Our accounting policies are more fully described in Note 1 of the notes to our audited consolidated financial statements for the three years ended July 31, 2004 included elsewhere in this prospectus. Management’s Discussion and Analysis of our Financial Condition and Results of Operations are based upon our consolidated financial statements, which have been prepared in accordance with GAAP. The preparation of these financial statements requires us to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses, income taxes and related disclosures of contingent assets and liabilities. On an ongoing basis, we evaluate estimates, including those related primarily to merchandise inventories, investments, long-lived assets, insurance reserves, income taxes, sales return allowance, stock-based employee compensation, claims and contingencies and litigation. We base our estimates on historical experience and on various other assumptions that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions. Management believes the following accounting principles are the most critical, because they involve the most significant judgments, assumptions and estimates used in preparation of our financial statements.

Revenue Recognition

Revenues from retail sales, net of returns, are recognized at the point of purchase upon delivery of the merchandise to the customer and exclude sales taxes. Sales from purchases made with gift certificates and layaway sales are also recorded when the customer takes possession of the merchandise. Our gift certificates and merchandise credits do not have expiration dates and our current policy is that we do not reduce our liability for unredeemed gift certificates or merchandise credits that will eventually be remitted to the states under their escheat laws until such time as amounts are remitted to a state. We record a reserve for estimated product returns based on historical return trends.

Merchandise Inventories

Our inventory is valued using the retail method of accounting and is stated at the lower of cost, on a First In First Out, or FIFO, basis, or market. Under the retail inventory method, the valuation of inventory at cost and resulting gross margin are calculated by applying a calculated cost to retail ratio to the retail value of inventory. The retail inventory method is an averaging method that has been widely used in the retail industry due to its practicality. We include in the cost of sales line item all costs of merchandise (net of purchase discounts and vendor allowances), freight on inbound, outbound and internally transferred merchandise, merchandise acquisition costs, primarily commissions and import fees, all occupancy costs excluding depreciation and all costs associated with their buying and distribution functions. Inherent in the retail method are certain significant management judgments and estimates including, among others, initial merchandise markup, markdowns and shrinkage, which significantly impact the ending inventory valuation at cost as well as the resulting gross margins. Physical inventories are conducted in January and July to calculate actual shrinkage and inventory on hand. Estimates are used to charge inventory shrinkage for the first and third fiscal quarters of the fiscal year. We continuously review our inventory levels to identify slow-moving merchandise and broken assortments, using markdowns to clear merchandise. A provision is recorded to reduce the cost of inventories to our estimated net realizable value. Consideration is given to a number of quantitative factors, including anticipated subsequent markdowns and aging of inventories. To the extent that actual markdowns are higher or lower than estimated, our gross margins could increase or decrease and, accordingly, affect our financial position and results of operations. A significant variation between the estimated provision and actual results could have a substantial impact on our results of operations.

Impairment of Long-lived Assets

We primarily invest in property and equipment in connection with the opening and remodeling of stores. When facts and circumstances indicate that the carrying values of such long-lived assets may be impaired, an evaluation of recoverability is performed by comparing the carrying values of the assets to projected future cash flows, in addition to other quantitative and qualitative analyses. Upon indication that the carrying values of such assets may not be recoverable, we recognize an impairment loss as a charge against current operations. Property and equipment assets are grouped at the lowest level for which there are identifiable cash flows when assessing impairment. Cash flows are identified at the individual store level. Judgments made by us related to the expected useful lives of long-lived assets and our ability to realize undiscounted cash flows in excess of the carrying amounts of such assets are affected by factors such as the ongoing maintenance and improvements of the assets, changes in economic conditions and changes in operating performance. As we assess the ongoing expected cash flows and carrying amounts of our long-lived assets, these factors could cause us to realize material impairment charges. In addition, we regularly evaluate our computer-related and other assets and may accelerate depreciation over the revised useful life if the asset is no longer in use or has limited future value. When assets are retired or otherwise disposed of, the cost and related accumulated depreciation or amortization are removed from the accounts, and any resulting gain or loss is reflected in income for that period.

Insurance Reserves

We use a combination of insurance and self-insurance mechanisms to provide for the potential liabilities for workers’ compensation and employee healthcare benefits. Liabilities associated with the risks that are retained by us are estimated, in part, by considering historical claims experience, demographic factors, severity factors and other actuarial assumptions. Such liabilities are capped through the use of stop loss contracts with insurance companies. The estimated accruals for these liabilities could be significantly affected if future occurrences and claims differ from these assumptions and historical trends.

Claims and Contingencies

We are subject to various claims and contingencies related to insurance, taxes and other matters arising out of the normal course of business. We are self-insured for expenses related to our employee medical and dental plans, and our worker’s compensation plan, up to certain thresholds. Claims filed, as well as claims incurred but not reported, are accrued based on management’s estimates, using information received from plan administrators, historical analysis and other relevant data. We have stop-loss insurance coverage for individual claims in excess of $250,000. We accrue our estimate of probable settlements of federal and state tax audits. At any one time, many tax years are subject to audit by various taxing jurisdictions. The results of these audits and negotiations with taxing authorities may affect the ultimate settlement of these issues. We believe our accruals for claims and contingencies are adequate based on information currently available; however, it is possible that actual results could significantly differ from the recorded accruals for claims and contingencies.

Litigation

We are subject to various claims and contingencies relating to litigation arising out of the normal course of business. If we believe the likelihood of an adverse legal outcome is probable and the amount is estimable, we accrue a liability in accordance with FASB Statement No. 5, “Accounting for Contingencies.” We consult with legal counsel on matters related to litigation and seek input from other experts both within and externally with respect to matters in the ordinary course of business. On July 7, 2003, after an unforeseen jury verdict, a trial court entered a final judgment of approximately $32 million in compensatory damages and expenses against us in a previously disclosed lawsuit. As a result, we recorded a litigation charge of $32 million for the judgment, even though we continue to strongly believe there is no merit in the jury verdict and are vigorously pursuing an appeal. We are awaiting the decision of the Supreme Court of the State of Connecticut, which heard the appeal on November 23, 2004. If upon appeal the entire judgment or a portion thereof is modified, we will adjust our litigation accrual accordingly (see note 6 of the notes to our audited consolidated financial statements for the three years ended July 31, 2004 included elsewhere in this prospectus for additional information). In addition to the original litigation charge of $32 million, we accrued interest through January 29, 2005 of $4.9 million. In the fourth quarter of fiscal 2004, as required as part of the above legal judgment, we deposited $38.6 million in an escrow account, utilizing our operating funds. Such amount was dictated by the court to include the $32 million judgment, the accrued interest of $3.3 million, six months of prefunded interest totaling $1.5 million and an additional 5% of the amount due (including interest) of $1.8 million (5% of $36.8 million). In January 2005, we deposited an additional $0.5 million ($0.8 million less interest actually earned during the period) into the escrow account. The escrow account is an interest-bearing account and is included in restricted cash on our balance sheet. This escrow will terminate when a final non-appealable judgment is entered. At that time, the amount of the judgment, if any, will be paid to the plaintiff with any balance returned to us.

On March 17, 2003, we were served with a class action lawsuit in California. This class action lawsuit is a wage and hour case and was brought on behalf of all managers, assistant managers and associate managers who worked for us in California. We are in settlement discussions with the plaintiff. Whether or not the settlement is effected, we do not expect the outcome to have a material adverse effect on us.

Goodwill Impairment

Goodwill represents the excess of the purchase price over the fair values of net identifiable assets acquired. In accordance with Statement of Financial Accounting Standards No. 142, “Goodwill and Other Intangible Assets,” we do not amortize goodwill or intangible assets with indefinite lives but, rather, we are required to evaluate goodwill and intangible assets with indefinite lives annually or whenever events or changes in circumstances indicate that the carrying amount may not be recoverable. The conditions that would trigger an impairment of goodwill or intangible assets with indefinite lives include a significant, sustained negative trend in Maurices’ operating results or cash flows, a decrease in demand for Maurices’ products, a change in the competitive environment or other industry and economic factors. We will perform an annual assessment for impairment of our goodwill or our intangible assets with indefinite lives as impairment conditions arise.

Operating Leases

We lease retail stores under operating leases. Most lease agreements contain construction allowances, rent holidays, lease premiums, rent escalation clauses and/or contingent rent provisions. For purposes of recognizing incentives, premiums and minimum rental expenses on a straight-line basis over the terms of the leases, we use the date of initial possession to begin amortization, which is generally when we enter the space and begin to make improvements in preparation of intended use.

For construction allowances and rent holidays, we record a deferred rent liability in “Other accrued expenses” and “Deferred rent” on the consolidated balance sheets and amortize the deferred rent over the terms of the leases as reductions to “Cost of sales including occupancy and buying costs” on the consolidated statements of earnings.

For premiums paid upfront to enter a lease agreement, we record a deferred rent asset in “Other assets” on the consolidated balance sheets and then amortize the deferred rent over the terms of the leases as additional rent expense on the consolidated statements of earnings.

For scheduled rent escalation clauses during the lease terms or for rental payments commencing at a date other than the date of initial occupancy, we record minimum rental expenses on a straight-line basis over the terms of the leases on the consolidated statements of earnings.

Certain leases provide for contingent rents, which are determined as a percentage of gross sales in excess of specified levels. We record a contingent rent liability in “Other accrued expenses” on the consolidated balance sheets and the corresponding rent expense when specified levels have been achieved or when management determines that achieving the specified levels during the fiscal year is probable.

Inflation

We do not believe that inflation has had a material effect on the results of operations during the periods presented. However, there can be no assurance that our business will not be affected by inflation in the future.

Income Taxes

We do business in various jurisdictions that impose income taxes. Management determines the aggregate amount of income tax expense to accrue and the amount currently payable based upon the tax statutes of each jurisdiction. This process involves adjusting income determined using GAAP for items that are treated differently by the applicable taxing authorities. Deferred taxes are provided using the asset and liability method, whereby deferred income taxes result from temporary differences between the reported amounts in the financial statements and the tax basis of assets and liabilities, as measured by current tax rates. We establish valuation allowances against deferred tax assets when it is more likely than not the realization of those deferred tax assets will not occur.

Stock Split

Our board of directors approved a two-for-one stock split in the form of a 100% stock dividend on our issued and outstanding common shares in May 2002. The stock dividend was distributed on May 31, 2002 to shareholders of record on May 17, 2002. All historic share and per share information contained in this prospectus have been adjusted to reflect the impact of this stock split.

Recent Developments

As of the close of business on January 1, 2005, we acquired 100% of the outstanding stock of Maurices Incorporated, a specialty apparel retailer, for $332.7 million, net of cash acquired, including $4.1 million of transaction fees, subject to post-closing adjustments. Our condensed consolidated financial statements as of and for the 26 weeks ended January 29, 2005 include Maurices’ results of operations from January 2, 2005. We accounted for the acquisition as a purchase using the accounting standards established in Statement of Financial Accounting Standards, or SFAS, No. 141, “Business Combinations,” and, accordingly, the excess purchase price over the fair market value of the underlying net assets acquired net of cash of $135.7 million was allocated to goodwill. The accounting rules require that the goodwill arising from the purchase method not be amortized. However, goodwill must be tested for impairment at least annually. The allocation of the purchase price to assets acquired and liabilities assumed for the Maurices acquisition was based on preliminary estimates of fair value and may be revised as additional information concerning such assets and liabilities becomes available.

The transaction was financed by $118.7 in cash (derived from the sale of investments), the issuance of $115 million 2.5% convertible senior notes due 2024, and $100 million from borrowings under a $250 million senior credit facility (consisting of a $100 million term loan, and a $150 million revolving credit line under which no funds were drawn). Please refer to note 2 of notes to our unaudited condensed consolidated financial statements as of and for the 26 weeks ended January 29, 2005 included elsewhere in this prospectus for a discussion of the Maurices acquisition.

Maurices is a specialty apparel retailer whose stores are concentrated in small markets in the United States. Maurices offers moderately priced, up-to-date fashions to its target customers, female and male teens, college students and young adults. We believe that Maurices’ target customers are an especially attractive group for specialty retailers, since the group is growing rapidly, has a substantial amount of discretionary cash and spends more on apparel than most other demographic groups. As of April 2, 2005, Maurices operated 473 stores in 39 states, primarily concentrated in small and metro fringe markets in the United States. Approximately 43% of Maurices stores are located in strip centers, 39% are located in small malls and the remaining 18% in regional malls. Historically, Maurices’ sales of women’s apparel accounted for approximately 73% of their net sales, while women’s accessories (including jewelry, watches and shoes), and men’s apparel accounted for 18% and 9%, respectively.

Maurices was founded in 1931 as a single store operation for women’s fashion in Duluth, Minnesota. By the mid-1970’s, Maurices had expanded to a chain of 175 stores. In 1978, Maurices was acquired by American Retail Group, which has expanded Maurices to its current size. Maurices’ corporate offices are located in Duluth, Minnesota and its distribution center is located in Des Moines, Iowa.

Results of Operations

The table below sets forth certain of our financial data expressed as a percentage of net sales for the periods indicated:

	26 Weeks Ended			Fiscal Year Ended
		% of Sales
	% Change from last year	January 29, 2005	January 24, 2004	July 31, 2004	July 26, 2003	July 27, 2002
Net sales	9.3%	100.0%	100.0%	100.0%	100.0%	100.0%
Cost of sales, including occupancy and buying costs	9.2%	62.9%	62.9%	62.6%	63.9%	63.1%
Gross profit	9.3%	37.1%	37.1%	37.4%	36.1%	36.9%
Selling, general and administrative expenses	14.0%	29.6%	28.4%	28.1%	27.4%	26.2%
Depreciation and amortization	9.4%	3.5%	3.5%	3.1%	3.1%	3.4%
Litigation charge	—	—	—	—	4.5%	—
Operating income	(16.4%)	4.0%	5.2%	6.2%	1.0%	7.3%
Interest income	(35.9%)	0.2%	0.3%	0.3%	0.5%	0.7%
Interest expense	32.6%	(0.9%)	(0.7%)	(0.7%)	—	—
Other income	—	0.2%	0.2%	0.2%	0.1%	—
Earnings before income taxes	(24.0%)	3.5%	5.0%	6.0%	1.6%	8.0%
Net earnings	(24.3%)	2.2%	3.2%	4.1%	1.0%	5.1%

26 Weeks Ended January 29, 2005 Compared to January 24, 2004

Net sales for the 26 weeks ended January 29, 2005, or the six months, increased by 9.3% to $397.3 million from $363.6 million in the 26 weeks ended January 24, 2004, or last year. The sales increase is primarily due to a 2% increase in same store sales, sales from new and noncomparable stores and the inclusion of sales of Maurices from its acquisition by us as of the close of business on January 1, 2005.

Our positive same store sales momentum has continued into February and early March 2005 for both Dress Barn and Maurices with a strong early selling of the spring transitional merchandise. We believe that this trend is a result of offering merchandise that includes more fashion and color that is more appealing to our customers.

As of January 29, 2005, our total selling square footage was approximately 42% higher than January 24, 2004, primarily as a result of the acquisition of 477 Maurices stores. In addition, during the six months, we opened 18 new stores, converted one single-format store to a combination Dress Barn/Dress Barn Woman combo store, and closed 23 stores. The majority of our store openings has generally occurred in the first and third fiscal quarters, while the majority of store closings has generally occurred in the second and fourth fiscal quarters. Maurices’ store openings and closings follow the same general pattern. As of January 29, 2005, we had 1,248 stores in operation, (174 Dress Barn stores, 50 Dress Barn Woman stores, 551 Dress Barn/Dress Barn Woman combo stores and 473 Maurices stores), versus 774 stores in operation as of January 24, 2004 (183 Dress Barn stores, 55 Dress Barn Woman stores and 536 Dress Barn/Dress Barn Woman combo stores).

For the six months, gross profit increased 9.3%, to $147.3 million, or 37.1% of net sales, from $134.7 million, or 37.1 % of net sales, for the prior six-month period. The decrease in gross profit as a percentage of sales for the six months was a result of slightly higher markdowns for the period and the inclusion of Maurices’ January gross profit. For the six months, gross profit as a percentage of sales was unchanged at 37.1% of sales.

Selling, general and administrative, or SG&A, expenses for the six months increased by 14.0% to $117.7 million, or 29.6% of net sales, versus $103.2 million, or 28.4% of net sales, in the comparable six-month period last year. The dollar increase in SG&A for the six months was primarily due to the inclusion of Maurices’ SG&A expenses for the month of January, higher store operating costs (primarily salaries, related payroll taxes and benefits) along with increases in professional fees (primarily related to the compliance costs in connection with the internal control attestations mandated by the Sarbanes-Oxley Act of 2002). We currently anticipate that SG&A expenses in the second half of fiscal 2005 will continue to trend higher as a percentage of sales primarily due to continued Sarbanes-Oxley compliance costs and other professional fees. As previously mentioned, we are in the process of implementing an integration plan for Maurices that will result in implementing best practices across the entire company.

Depreciation for the six months increased to $13.9 million from $12.7 million last year. The six-month increase in depreciation expense was primarily due to the additional depreciation for Maurices for the month of January 2005. Depreciation will be impacted by the additional depreciation of Maurices’ fixed assets.

Interest income decreased 35.9% to $0.8 million in the six months versus last year’s $1.2 million. This decrease was primarily due to the reductions in investment funds that were used to partially fund the acquisition of Maurices in January 2005. This reduction in investment funds will negatively impact interest income for the remainder of fiscal year 2005.

Interest expense increased 32.6% to $3.4 million in the six months versus last year’s $2.6 million. The increase was primarily due to the additional interest expense incurred for the 2.5% convertible senior notes issued in December 2004 and the $100 million term loan funded January 3, 2005, the proceeds of which were used to partially fund the acquisition of Maurices.

Other income represents rental income that Dunnigan Realty, LLC, our wholly owned consolidated subsidiary, receives from the two unaffiliated tenants in the Suffern facility. That square footage is 100% leased through 2012. Intercompany rentals between us and Dunnigan Realty, LLC are eliminated in consolidation.

During the second quarter of each of fiscal 2005 and 2004, the effective tax rate was 36.5%.

Principally as a result of the above factors, net income for the six months decreased 24.3% to $8.8 million, or 2.2% of net sales, versus $11.6 million, or 3.2% of net sales, for the comparable six-month period last year.

Fiscal 2004 Compared to Fiscal 2003

Our results for fiscal 2004 were favorably impacted by the extra reporting week. Net sales increased by 6.8% to $754.9 million for fiscal 2004, from $707.1 million in fiscal 2003. Net sales for the 52-week period ended July 24, 2004 were $743.2 million, an increase of $36.1 million or 5.1% from the prior year. The increase from fiscal 2003 was due to a 1.9% increase in same store sales, as well as a 2.9% increase in average store square footage. Same store sales are the primary means most retailers use to evaluate their sales performance. Same store sales represented approximately 86% of total sales for fiscal 2004. The increase in store square footage was due to the opening of 53 new stores, primarily Combo stores, which carry both Dress Barn and Dress Barn Woman merchandise, offset in part by the square footage reduction from the closing of 47 underperforming stores. We had 776 stores in operation at July 31, 2004 compared to 772 stores in operation as of July 26, 2003.

The sales increase was the result of several factors. More customer traffic to its stores resulted in more customer transactions and higher sales associate productivity and increased jewelry sales resulted in increased units sold per transaction. These factors were partially offset by a slight decrease in the average price per transaction due primarily to an increase in jewelry sales. We believe the increase in the number of customer transactions was the result of greater customer acceptance of our more updated and fashionable merchandise assortment and intensified marketing and store presentation efforts.

Our real estate strategy for fiscal 2005 is to continue opening primarily Combo stores and converting its existing single-format stores into Combo stores, while closing its underperforming locations. In addition, we will target certain Combo stores to increase sales productivity by enhancing the merchandise selection with an expanded “missy” presentation through the layering on of new and expanded classifications. Store expansion will focus on both expanding in our existing major trading areas and developing and expanding into new markets. For fiscal 2005, we are currently projecting net square footage growth in the low single-digit percentage range.

Gross profit (net sales less cost of goods sold, including occupancy and buying costs), increased 10.6% to $282.7 million, or 37.4% of net sales, in fiscal 2004 from $255.5 million, or 36.1% of net sales in fiscal 2003. The increase in gross profit as a percentage of net sales, was due to higher maintained margins, the leverage on buying costs gained from increased same store sales, and the leverage from the extra 53rd week of net sales on fixed occupancy costs. For the 52 weeks, gross profit was 36.6% of net sales.

SG&A expenses increased by 9.5% to $212.5 million, or 28.1% of net sales, in fiscal 2004 from $194 million or 27.4% of net sales, in fiscal 2003. For the 52 weeks, SG&A increased by 8% to $209.6 million, or 27.8% of net sales from $194 million, or 27.4% of net sales last fiscal year. The increase of 40 basis points reflects lack of sales leverage, increased marketing expense, a higher number of closed stores (47 stores closed in fiscal 2004 versus 28 stores closed in fiscal 2003) and related write-offs ($4.9 million in fiscal 2004 versus $1.5 million in fiscal 2003), as well as increased costs associated with impending Sarbanes-Oxley compliance and training costs for our new Point of Sale, or POS, system. We continue to focus on controlling our costs and enhancing productivity.

Other income for fiscal 2004 increased 95.9% to $1.5 million from $0.8 million in fiscal 2003. We received a full year’s rent versus a partial year in fiscal 2003 from the unaffiliated tenants of the Suffern facility. In January 2003, we acquired a distribution/office facility in Suffern, New York, or the Suffern facility, of which the major portion is our corporate offices and distribution center.

Depreciation expense increased by 4.2% to $23.2 million in fiscal 2004, versus $22.3 million in fiscal 2003. The increase resulted from the first year depreciation of the new POS system and the first full year of depreciation of our headquarters.

Interest income decreased by 33.9% to $2.2 million for fiscal 2004 from $3.3 million for fiscal 2003. The decrease was due primarily to a reduction in funds available for investment for most of the fiscal year after the purchase of our headquarters for $45.4 million in the fourth quarter of 2003, partially offset by an increase in interest rates.

Interest expense for the fiscal year was $5.3 million. Interest expense included a $3.3 million charge related to the $32 million legal accrual recorded in fiscal 2003. This legal accrual was necessary as the result of court judgment against us relating to a previously disclosed lawsuit arising from an unsuccessful acquisition. On July 7, 2003, after a jury trial, the trial court entered a final judgment of approximately $32 million in compensatory damages and expenses, which is subject to post-judgment interest. The trial court ruled against the plaintiffs’ motion for any punitive damages or pre-judgment interest. We believe there is no merit in the jury verdict. Both parties have appealed, with the plaintiff seeking prejudgment interest from 1997. If upon appeal the judgment is subsequently modified, we will adjust its litigation accrual accordingly (see Note 6 of the notes to the consolidated financial statements included elsewhere in this prospectus). Interest accrues on the unpaid judgment at the statutory rate of 10% annually which we have provided for at the rate of approximately $800,000 each quarter in our litigation accrual. The remaining interest expense represents the mortgage interest from the financing of the Suffern facility in July 2003 (a 5.3% fixed rate over a 20 year term).

The effective tax rate for fiscal 2004 was 32.0% versus 36.0% in fiscal 2003. The decrease resulted from the reversal of certain income tax reserves of approximately $2.0 million. Such reversal resulted from our finalizing certain pending tax audits. Going forward, we expect the effective tax rate to remain in the 36% range.

Net earnings for fiscal 2004 increased to $30.9 million from $7.2 million in fiscal 2003. Net earnings were favorably impacted by approximately $1.6 million or $0.05 per share by the extra reporting week in fiscal 2004. Diluted earnings per share also increased to $1.03 per share versus $0.22 per share in fiscal 2003. Diluted earnings in fiscal 2003 were negatively impacted by a $32.0 million litigation charge (or $20.3 million or $0.64 per diluted share after tax). Operating income for fiscal 2004 increased to $47.0 million from $7.3 million in fiscal 2003. The change in operating income was primarily due to the $32.0 million litigation charge recorded in fiscal 2003.

Fiscal 2003 Compared to Fiscal 2002

Net sales decreased by 1.4% to $707.1 million for fiscal 2003, from $717.1 million for fiscal 2002. The sales decrease for fiscal 2003 was due to a 4.6% decrease in same store sales, offset by approximately 4% increase in total selling square footage. The increase in store square footage was due to the opening of 46 new stores, primarily Combo stores, which carry both Dress Barn and Dress Barn Woman merchandise, offset in part by the square footage reduction from the closing of 28 underperforming stores. The number of stores in operation increased to 772 stores as of July 26, 2003, from 754 stores in operation as of July 27, 2002. We believe the sales decrease was the result of less customer traffic to our stores resulting in fewer customer transactions. We believe the war, the economy, unemployment, as well as unseasonable weather all affected our customer traffic.

We suspended all mailing of catalogs and e-commerce sales in November 2001. We discontinued all e-commerce operations, choosing to utilize our internet site to reinforce store promotions and provide store and product information, helping to drive store traffic and communicate with our retail customers. Fiscal 2002 earnings per diluted share were reduced by approximately $0.11 due to the operating costs of the catalog and e-commerce operations.

Gross profit (net sales less cost of goods sold, including occupancy and buying costs) decreased by 3.5% to $255.5 million, or 36.1% of net sales, in fiscal 2003 from $264.9 million, or 36.9% of net sales, in fiscal 2002. The decrease in gross profit as a percentage of sales was primarily due to negative leverage on buying and occupancy costs from decreased same store sales. In addition, fiscal 2003 markdowns were higher as a percentage of sales due to lower than expected sales volumes requiring increased promotional activities to maintain inventory levels in line with sales trends. These additional markdowns were slightly offset by higher initial margins due to continued sourcing improvements and efficiencies. Inventory levels as of the end of fiscal 2003 were more current and lower per store than the prior year.

SG&A expenses increased by 3.2% to $194 million, or 27.4% of net sales, in fiscal 2003 from $188.1 million, or 26.2% of net sales, in fiscal 2002. The increase in SG&A as a percentage of net sales for fiscal 2003 was primarily due to negative same store sales leverage on SG&A expenses. SG&A expenses increased primarily due to increased store operating costs, primarily selling, benefits, maintenance and repair and insurance costs resulting from the increase in our store base. In addition, the colder than normal winter in most parts of the country put added pressure on utility costs in the second and third quarters. We continue to focus on controlling our costs and enhancing productivity.

Depreciation expense decreased by 9.4% to $22.3 million in fiscal 2003, versus $24.6 million in fiscal 2002. Fiscal 2003 was favorably impacted by the fiscal 2002 fourth quarter writedown of obsolete software and equipment. This offset the increase in depreciation from the acquisition by Dunnigan Realty, LLC, our wholly owned subsidiary, of the Suffern facility. Fiscal 2003 also benefited from lower store construction costs than the prior year as we opened 50 stores in fiscal 2003 versus 74 stores opened during the prior year.

The litigation charge of $32 million is the result of court judgment against us relating to a lawsuit arising from an unsuccessful acquisition.

Interest income - net decreased by 39.0% to $3.3 million for fiscal 2003 from $5.5 million for fiscal 2002. This decrease was due to lower investment rates versus last year coupled with less cash available for investments. During fiscal 2003, we used approximately $120.8 million for the Dutch auction tender offer completed at the end of October 2002, in which we repurchased 8,000,000 shares of our common stock. We used approximately $45 million to acquire the Suffern facility in January 2003.

Other income for fiscal 2003 was approximately $0.8 million. Other income represents rental income earned by Dunnigan Realty, LLC from the unaffiliated tenants of the Suffern facility.

Net earnings for fiscal 2003 decreased 80.5% to $7.2 million versus $36.9 million in fiscal 2002. Diluted earnings per share also decreased 77.6% to $0.22 per share versus $0.98 in fiscal 2002. Net earnings were negatively impacted by the above-mentioned litigation charge of $32.0 million ($20.3 million, or $0.64 per diluted share, after tax). Operating income was $7.3 million, a decrease of $44.9 million compared to operating income of $52.2 million last year. The change in operating income from year to year was primarily due to the $32.0 million litigation charge.

Liquidity and Capital Resources

We have generally funded, through internally generated cash flow, all of our operating and capital needs. These include the opening or acquisition of new stores, the remodeling of existing stores and the continued expansion of our Combo stores. In addition to the Maurices acquisition, we invested $12.0 million in capital expenditures for the 26 weeks ended January 29, 2005 as compared to $12.9 million in the comparable six-month period last year. We plan to invest approximately $20.0 million in capital expenditures during the last six months of fiscal 2005. In fiscal 2004, total capital expenditures were $35.8 million. Excluding the $45.3 million for the acquisition of the Suffern facility in fiscal 2003, capital expenditures were $22.7 million and $33.0 million in fiscal 2003 and fiscal 2002, respectively. The increase in fiscal 2004 capital expenditures was due to the investment in new POS equipment and more total store remodelings. We repurchased 19,700 shares of our common stock for a total cost of $0.3 million on the open market in fiscal 2004. In fiscal 2003, we repurchased 8,000,000 shares of our common stock in a tender offer for a total cost of $120.8 million. We repurchased in the open market 757,600 shares of our common stock for a total cost of $9.0 million during fiscal 2002. In fiscal 2003 and 2002, shares repurchased were retired and treated as authorized but unissued shares.

We acquired Maurices as of January 1, 2005 for $332.7 million, net of cash acquired. The transaction was financed by $118.7 in cash (derived from the sale of investments), the issuance of $115 million 2.5% convertible senior notes due 2024 and $100 million from borrowings under a $250 million senior credit facility (consisting of a $100 million term loan and a $150 million revolving credit line under which no funds were drawn).

We fund inventory expenditures through cash flows from operations and the favorable payment terms we have established with our vendors. Our net cash provided by operations was $41.3 million for the six months compared with $41.2 million during last year’s comparable period. Cash flows from operating activities for the period were primarily generated by income from operations, adjustments for depreciation and amortization and changes in working capital account balances, specifically the decrease in merchandise inventories (related to Dress Barn), increase in accrued expenses and accounts payable, decrease in prepaid assets, offset by increases in other assets and decrease in income taxes payable. Our net cash provided by operations in fiscal 2004 decreased to $21.0 million as compared to $61.6 million in fiscal 2003 and $77.0 million in fiscal 2002. The decrease in fiscal 2004 was primarily due to the required funding of the escrow account of $38.6 million (see below), while the decrease in fiscal 2003 versus fiscal 2002 was primarily due to the decrease in net earnings.

In the fourth quarter of fiscal 2004, as required as part of an outstanding legal judgment (see Note 6 of the notes to the audited consolidated financial statements for the three years ended July 31, 2004 included elsewhere in this prospectus) we deposited $38.6 million in an escrow account, utilizing our operating funds. The escrow account is an interest-bearing account and is included in restricted cash and investments on our balance sheet. The amount deposited included interest on the unpaid judgment through December 31, 2004. In January 2005, we deposited an additional $0.5 million ($0.8 million less interest actually earned during the period) into the escrow account, representing interest on the unpaid judgment through June 30, 2005. Interest accrues on the unpaid judgment at the statutory rate of 10% annually, which we have provided for at the annual rate of approximately $800,000 each quarter in our litigation accrual. This escrow will terminate when a final non-appealable judgment is entered. At that time, the amount of the judgment, if any, will be paid to the plaintiff with any balance returned to us.

In January 2003, we purchased the Suffern facility for approximately $45.3 million utilizing our internally generated funds. In July 2003, Dunnigan Realty, LLC, our wholly-owned subsidiary, borrowed $34.0 million under a fixed rate mortgage loan. The mortgage has a 20-year term with annual payments of $2.8 million, including principal and interest, and is secured by a first mortgage lien on the Suffern facility. Dunnigan Realty, LLC receives rental income and reimbursement for taxes and common area maintenance charges from us and two additional tenants that occupy the Suffern facility that are not affiliated with us. These rental payments from us and these two tenants are more than sufficient to cover the mortgage payments and planned capital and maintenance expenditures.

Except for the financing of the purchase of our Suffern facility with a 20-year fixed-rate mortgage, our balance sheet had been debt free, with us funding all of our capital needs with internally generated funds. The acquisition of Maurices has required us to leverage our balance sheet by liquidating our marketable securities, issuing $115 million of our convertible senior notes and establishing a $250 million senior credit facility with a group of banks. The senior credit facility allowed us to borrow $100 million under a term loan and provides a $150 million revolving line of credit, which we believe will provide us with sufficient funds for our working capital needs that may arise in the operation of our expanded business for at least the remainder of the current fiscal year and during fiscal 2006. For additional information, see Note 8 to our unaudited condensed consolidated financial statements for the 26 weeks ended January 29, 2005, included elsewhere in this prospectus.

During the last six months of our fiscal year ending July 30, 2005, we plan to open approximately 20 additional Dress Barn stores and 25 Maurices stores, and continue our Dress Barn store remodeling program throughout fiscal 2005. Total fiscal 2005 capital expenditures, which are primarily attributable to our store opening, renovation and refurbishment programs, are expected to be approximately $35 million. We intend to focus on both expanding in Dress Barn’s and Maurices’ existing major trading markets and developing and expanding into new markets. We believe that our cash, cash equivalents, short-term investments, together with cash flow from operations, along with the senior credit facility mentioned above, will be adequate to fund our fiscal 2005 planned capital expenditures and all other operating requirements and other proposed or contemplated expenditures. As of April 14, 2005, we have not utilized the revolving credit facility. Scheduled principal maturities of the above debt are as follows: $5.3 million, $13.6 million, $18.6 million, $23.7 million, $28.9 million and $157.4 million for the remainder of fiscal 2005 and for fiscal years 2006, 2007, 2008, 2009 and 2010 and thereafter, respectively.

At January 29, 2005, we had $5.7 million in marketable securities and other investments consisting of short-term investments. As of January 29, 2005, potential borrowings under our $150 million revolving credit facility were limited by approximately $36.2 million of outstanding letters of credit primarily to vendors for import merchandise purchases. We do not have any off-balance sheet arrangements or transactions with unconsolidated, limited purpose entities, other than operating leases entered into in the normal course of business and letters of credit. We do not have any undisclosed material transactions or commitments involving related persons or entities.

Contractual Obligations and Commercial Commitments

The estimated significant contractual cash obligations and other commercial commitments at July 31, 2004 are summarized in the following table:

	Payments Due by Period (000’s)
Contractual Obligations	Totals	Fiscal 2005	Fiscal 2006- 2007	Fiscal 2008- 2009	Fiscal 2010 And Beyond
Operating lease obligations	$960,302	$93,751	$187,449	$186,261	$492,841
Mortgage principal and interest	52,583	2,768	5,535	5,535	38,745
	$1,012,885	$96,519	$192,984	$191,796	$531,586

	Amount of Commitment Expiration Period (000’s)
Other Commercial Commitments	Totals	Fiscal 2005	Fiscal 2006- 2007	Fiscal 2008- 2009	Fiscal 2010 And Beyond
Trade letters of credit	$38,048	$38,048	$—	$—	$—
Standby letters of credit	4,575	4,575	—	—	—
Firm purchase orders	130	130	—	—	—
	$42,753	$42,753	$—	$—	$—

In addition to the commitments represented in the above table, we enter into a number of cancelable and non-cancelable commitments during the year. Typically, these commitments are for less than a year in duration and are principally focused on the construction of new retail stores and the procurement of inventory. We do not maintain any long-term or exclusive commitments or arrangements to purchase merchandise from any single supplier. Preliminary commitments with our private label merchandise vendors typically are made five to seven months in advance of planned receipt date. Substantially all of our merchandise purchase commitments are cancelable up to 30 days prior to the vendor’s scheduled shipment date.

Seasonality

We have historically experienced substantially lower earnings in our second fiscal quarter ending in January than during our other three fiscal quarters, reflecting the intense promotional atmosphere that has characterized the Christmas shopping season. Maurices has historically experienced losses or lower revenues in January, reflecting the decrease in demand following the Christmas shopping season. In addition, our quarterly results of operations may fluctuate materially depending on, among other things, increases or decreases in same store sales, adverse weather conditions, shifts in timing of certain holidays, the number and timing of new store openings and store closings, net sales contributed by new stores, and changes in our merchandise mix.

QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

Our portfolio of investments consisting of cash, cash equivalents and marketable securities can be affected by changes in market interest rates. The escrow account referred to in Note 6 of the notes to our audited consolidated financial statements for the three years ended July 31, 2004 included elsewhere in this prospectus is invested in short-term money market instruments. The remainder of the marketable securities in the portfolio consists primarily of municipal bonds that can readily be converted to cash. Financial instruments, which potentially subject us to concentrations of credit risk, are principally bank deposits and short-term money market investments. Cash and cash equivalents are deposited with high credit quality financial institutions. Short-term investments principally consist of triple A or double A rated instruments. The carrying amounts of cash, cash equivalents, short-term investments and accounts payable approximate fair value because of the short-term nature and maturity of such instruments.

As of July 31, 2004, we maintained approximately 57% of our cash and investments in financial instruments with original maturity dates of three months or less, 9% in financial instruments with original maturity dates of greater than three months and less than one year, and the remaining 34% in financial instruments with original maturity dates of equal to or greater than one year and less than five years. We liquidated the vast majority of our financial instruments to finance our purchase of Maurices in January 2005. As of January 29, 2005, we maintained virtually all of our cash and investments in financial instruments with original maturity dates of three months or less. These financial instruments are subject to interest rate risk and may decline in value if interest rates increase. We estimate that a change of 100 basis points in interest rates would have no impact in the fair value of our cash and investments.

Our outstanding long-term liabilities as of July 31, 2004 consisted of $33.0 million of our 5.3% mortgage loan due July 1, 2023. As the mortgage loan bears interest at a fixed rate, our results of operations would not be affected by interest rate changes.

On December 15, 2004, we issued $115 million of convertible senior notes. As the convertible senior notes bear interest at a fixed rate, our results of operations would not be affected by interest rate changes. We also entered into a $250 million senior credit facility with a group of banks. Under that senior credit facility, we have borrowed $100 million under a variable rate term loan and have available a revolving credit facility with borrowings of up to $150 million at a variable rate. At January 29, 2005, the $100 million term loan was outstanding and we had no borrowings under the revolving credit facility. An increase of 100 basis points in interest rates for the term loan would equal $1 million of interest expense on an annual basis.

Accordingly, we do not believe that there is any material market risk exposure with respect to derivative or other financial instruments that would require disclosure under this item.

DESCRIPTION OF THE BUSINESS

General

We operate a chain of primarily women’s apparel specialty stores, operating principally under the names “Dress Barn” and “Dress Barn Woman” and, since our January 2005 acquisition of Maurices Incorporated, “Maurices.” Our Dress Barn stores are operated mostly in a combination of Dress Barn and Dress Barn Woman stores, or Combo stores, which carry both Dress Barn and larger-sized Dress Barn Woman merchandise, as well as freestanding Dress Barn and Dress Barn Woman stores. These stores offer in-season, moderate to better quality career and casual fashion to the working woman at value prices. Our Maurices stores are concentrated in small markets (having populations of approximately 25,000 to 100,000) in the United States and offer moderately priced, up-to-date fashions designed to appeal to Maurices’ target customers, the 17- to 34-year-old woman and, to a lesser extent, the 17- to 34-year old male. As of April 2, 2005, we operated 1,258 stores in 45 states and the District of Columbia, consisting of 550 Combo stores, 186 Dress Barn stores, 49 Dress Barn Woman stores and 473 Maurices stores.

We currently are evaluating the Maurices acquisition and are in the process of integrating certain aspects of Maurices’ operations with ours. Substantially all of Maurices’ management team prior to the acquisition continues to manage the daily operations of Maurices. Since the date of our acquisition of Maurices, we have been analyzing the most effective ways to combine and coordinate the two operations so as to optimize performance and efficiencies. This process is ongoing and many decisions with respect to the operations, merchandising, strategies and other matters relating to Maurices have yet to be made. Accordingly, except as expressly set forth below, descriptions of our business, strengths and strategies, merchandising and other operations in this section relate to Dress Barn’s historical business and descriptions of Maurices’ business, strengths and strategies, merchandising and other operations in this section relate to Maurices’ historical business and do not necessarily relate to the operations of Maurices on a going-forward basis.

Strengths and Strategies

In our Dress Barn stores, we differentiate ourselves from (i) off-price retailers by our carefully edited selection of unique, in-season, first-quality merchandise, service-oriented salespeople and our comfortable shopping environment, (ii) department stores by our value pricing, sales and convenient locations and (iii) other specialty apparel retailers by our unique, lifestyle-oriented merchandise and our continuous focus on our target customer. As part of this focus, we have successfully developed our own brand, which constituted virtually all of our net sales for the fiscal year ended July 31, 2004, or “fiscal 2004.”

In our Dress Barn stores, we strive to be the preferred career and casual women’s specialty store for the moderate customer (size 4 to 24), providing differentiated current fashion merchandise at value prices in a comfortable easy to shop environment with a strong focus on sales. We cater to the time-pressured working women who want their shopping trips to be efficient by offering one stop shopping from career to casual sportswear, as well as dresses, suits, special occasion clothing, accessories, jewelry and shoes. To accommodate this customer, we locate our Dress Barn stores primarily in nearby strip shopping centers and operate most of these stores seven days and six nights a week. We seek to maintain a distinct fashion point of view, with unique merchandise not found at other stores, editing our assortments frequently in accordance with our targeted customer’s tastes. Merchandise is arranged conveniently by lifestyle and category. Customers develop a high degree of confidence that they will quickly find the styles that match their preferences. This, along with attentive service, which we are known for, helps to create a loyal repeat customer.

Our Dress Barn same store sales increased 1.9% in fiscal 2004 after declines in both fiscal 2003 and 2002. To achieve continued growth in same store sales, our strategy is to increase customer traffic to our store locations by (a) bringing into our stores more unique, fashion-forward quality merchandise not found at our competitors while maintaining our value prices, (b) investing in technology and training to enhance our already well-known friendly sales associates and the product knowledge of our sales associates and (3) increasing our marketing and advertising budget as a percentage of sales, to focus on communicating the brand, as an image and a lifestyle, and on special promotions and rewards to current and potential customers and our Dress Barn credit card holders. The Dress Barn credit card is administered by a third-party financial institution with no credit risk to us.

We are one of the largest national specialty store chains offering in-season women’s career and casual fashions at value prices. We attribute our success to our: (i) national brand recognition and loyal customer base; (ii) long-standing relationships with vendors and manufacturers of quality merchandise, both domestic and overseas; (iii) strong, consistent customer focus; (iv) low cost operating structure; (v) experienced merchandise management team and (vi) strong balance sheet.

Since our formation in 1962, we have established and reinforced our image as a source of fashion and value, focusing on our target customer – fashion minded working women. We have built our brand image as a core resource for a lifestyle-oriented, stylish, value-priced assortment of career and casual fashions tailored to our customers’ needs. Our more than 1,200 store locations in 45 states (including our Maurices stores) provide us with nationally recognized brand names. We have developed long-standing relationships with our existing customers, enjoying strong customer loyalty.

We have developed and maintain strong and lasting relationships with our domestic and offshore vendors and manufacturers, including our buying agents, often being one of their largest accounts. These relationships, along with our buying power and strong credit profile, enable us to receive favorable purchasing terms, exclusive merchandise and expedited delivery times.

Over the past several years, we have been gradually repositioning ourselves to appeal to a more fashion conscious customer while maintaining our focus on our target customer. This repositioning includes enhancing the existing Dress Barn image, building brand awareness through various marketing and advertising campaigns, adopting a new logo and creating a personality and a voice for the Dress Barn brand and communicating this friendlier, more feminine spirit to customers, potential customers and associates. To enhance the development of the Dress Barn brand, we changed and updated our in-store graphics, and developed a new prototype store design. During this period, we have expanded the use of our dressbarn® label to virtually all our merchandise offerings, emphasizing quality, value and fashion.

To strengthen our brand image and marketing effectiveness, we have moved away from reliance on weekly newspaper advertising in favor of targeted national magazine advertising and expanded direct mail. In addition, we have increased our marketing spending to 1.6% of sales in fiscal 2004 from 1.4% of sales in fiscal 2003. We advertise our Dress Barn stores in approximately 10 national magazines, using ads designed to enhance brand awareness as well as to bring new customers into our stores. We are also a national sponsor for the American Cancer Society, and the marketing department has an active public relations effort, which has led to more public awareness through increased press coverage.

Our Dress Barn merchandise offerings reflect a focused and balanced assortment of career and casual fashions tailored to our customers’ demands. We believe we offer our customers unique merchandise, generally fashion forward with constantly updated looks and colors. The Dress Barn merchandise mix has evolved to a more updated contemporary style, shifting in focus from structured, career looks to softer outfit dressings and assortments. We have upgraded our fabrications, offering value, style and fashion while maintaining our quality and price points. We attempt to insure our merchandise sizes are true, with consistent sizing, easy to care for and of quality construction.

Our Dress Barn stores continue to reflect newness and fashion, with key items accented by six floorset changes a year. Stores receive shipments daily for a constant flow of new looks to keep the assortments fresh and exciting. Lifestyle merchandising is key; emphasizing mix and match outfit dressing within strong color stories. We have a new store design that features an easier to shop layout, warmer colors and new wood fixtures for enhanced merchandise presentation. During fiscal 2004, we utilized this design in our newly opened Dress Barn stores and updated approximately 12 Dress Barn stores to this new design; we plan to update or completely remodel approximately 15 of our Dress Barn store locations during our fiscal year ending July 30, 2005. At the end of fiscal 2004, more than half of our Dress Barn stores feature this new design.

We continue to invest in technology to improve merchandising and sales, reduce costs and enhance productivity in our Dress Barn business. We utilize a field information system for all our Dress Barn regional and district sales managers via laptop computers, providing sales, inventories and other operational data. We upgraded our back-office store system software to include such features as inventory scanning, quick credit approval for new applications, automated new hire entry and store email. We utilize a DVDi Learning Management System, or LMS, where sales associates are able to take tests and have the results tracked centrally for consistency across all of our stores. In addition, we began a rollout of a new point-of-sale system with many enhanced features to all our stores in the fourth quarter of fiscal 2004, which was completed in the first quarter of fiscal 2005. This rollout included the installation of a wide area network. This new system allows us to add functionality to our POS system with the ability to capture debit card transactions, centralize credit authorizations, improve promotion transactions handling, and speed up customer transaction time. Our Dress Barn distribution center systems continue to be refined to reduce per-unit distribution costs.

All aspects of our Dress Barn stores are designed to be responsive to the Dress Barn customer. In past customer surveys, our sales associates were viewed as superior to our competition and were a competitive advantage. Since 1962, we have been consistent in targeting price-conscious and fashion-minded working women. The convenient locations of our stores primarily in strip and outlet centers, carefully edited coordinated merchandise arranged for ease of shopping, comfortable store environment and friendly sales associates embody our strong focus on our customers. Our training program encourages our Dress Barn sales associates to assist customers in a low-key and friendly manner. We have various programs to recognize and reward our best sales associates. We believe we enhance our customers’ shopping experience by avoiding aggressive sales tactics that would result from a commission-based compensation structure.

We continually seek to reduce costs in all aspects of our operations and to create cost-consciousness at all levels. We believe that our internally generated funds provide a competitive advantage that enables us to pursue our long-term strategies regarding new stores, capital expenditures and marketing and brand development.

In January 2003, we purchased for approximately $45.3 million a distribution/office facility in Suffern, New York, or the Suffern Facility, of which the major portion is our corporate offices and distribution center. The acquisition of the Suffern Facility provides flexibility for future expansion and has resulted in significant savings in our home office and distribution center occupancy costs.

Based on the economic success of our larger size Combo stores, most fiscal 2005 Dress Barn store openings will be Combo stores between 7,000 and 8,000 square feet. Combo stores provide us with greater presence in shopping centers, give us more leverage in negotiating lease terms, enable us to achieve lower operating cost ratios and offer increased flexibility in merchandise presentation. We have in the past also purchased locations from bankrupt retailers, some of which were too small for a Combo store and were opened as freestanding locations. Of the 53 stores we opened during fiscal 2004, 48 were Combo store locations and five were freestanding locations. We have an ongoing program of converting our older freestanding stores to Combo stores. Six stores were converted to Combo stores during fiscal 2004. We expect to continue to open stores primarily in strip centers, as well as in downtown and outlet locations. In fiscal 2005, we plan to open approximately 50 new stores and convert a few existing stores to Combo stores, including expanding into new markets.

In conjunction with our strategy of adding mostly Combo stores, we continue to close or relocate our underperforming locations and closed 47 Dress Barn locations during fiscal 2004, compared to 28 closed in fiscal 2003. We also plan to close approximately 30 to 40 more Dress Barn locations in fiscal 2005. We have the option under a substantial number of our store leases to terminate the lease at little or no cost if specified sales volumes are not achieved, affording us greater flexibility to close certain underperforming stores. Our continued opening of new stores, net of store closings, resulted in an aggregate store square footage increase of approximately 1.2% in fiscal 2004, after a 4.5% increase in fiscal 2003. Net of store closings, we currently plan to increase our aggregate store square footage in the low single-digits in fiscal 2005 (excluding the impact of the acquisition of the 477 Maurices stores acquired on January 3, 2005 as of the close of business on January 1, 2005).

Our Dress Barn marketing programs focus on developing stronger relationships with our existing customers, increasing their loyalty by making them feel better about us. Concurrently, the programs try to create awareness among those who are not already customers and inspire them to visit our stores and see what we have to offer. One major source of marketing information is the Dress Barn credit card, with almost 2.7 million cardholders; we continue to segment our best customers and target them with exclusive offers and recognition. The credit card purchasing information, combined with transactional data from the stores, has created a customer database for our customer relationship management, or the CRM, system. The CRM database tracks customer transactions, with the ability to target customers with specific offers and promotions, including coupons, pre-sale announcements and special events. The CRM database is used for our direct mail program, providing more productive direct mail lists as well as targeting potential customers within each store’s trading area and for new stores.

We utilize our web site (www.dressbarn.com) for reinforcing store promotions and providing store and product information, helping to drive store traffic and communicate with our retail customers. In addition, we sell gift certificates on our website.

We believe that Maurices has competitive advantages over large discount and department stores in the young fashion market in small towns. Although large discount and department stores generally offer fashion apparel basics, we believe that they deliver the latest fashions in a less timely manner than Maurices and do not offer as wide a selection of styles, colors and fashions as Maurices. Maurices benefits from the increased consumer traffic generated by such stores, because Maurices’ stores are usually strategically located close to large discount and department stores and are able to fulfill a demand for more up-to-date fashions and a wider selection of styles, color and fashions not normally found in such stores.

We believe that Maurices also has competitive advantages over large market specialty retailers in the young fashion business in small towns. We believe that large specialty retailers, because of their strategic focus on large markets, deliver a narrower product assortment. The narrow customer demographic and high store cost structure make the small town market not economically attractive to these retailers. Maurices is able to meet a demand for a wider product assortment at prices approximately 15% to 30% lower than the products offered by these retailers.

Maurices’ female fashion assortment is positioned to appeal to the apparel and accessory needs of the 17- to 34-year-old woman. This product offering is specifically tailored to target the 19- to 24-year-old fashion-conscious young adult, while appealing to the broader 17- to 34-year-old demographic. Maurices’ male fashion assortment targets the casual needs of the 21-year old man while appealing to the broader 17- to 24-year-old male age range.

Maurices has targeted a relatively broad age bracket due to the characteristics found within the small town retail apparel environment. Maurices’ focus has been on creating fashionable apparel that appeals to a larger segment of the fashion-oriented consumer found within small town markets. Maurices designs its apparel offering to be more attitude-oriented instead of age specific.

We believe Maurices targets one of the most attractive demographic segments in retailing. The young adult and teen/college segment, defined as including males and females age 13 to 34, is referred to as Generations X and Y, a fast growing segment of the U.S. population. This segment is also projected to spend greater amounts of time and money on apparel purchases than other population segments. The Generation X and Y segment correlates well with Maurices’ target age group, providing Maurices with an expanding customer base focused on apparel spending. Maurices matches the demands of this segment by offering a wide variety of apparel that is current and young adult-focused.

To provide its customers with a variety of styles and colors, Maurices’ women’s apparel assortment is divided into two lifestyles, each with distinct collections. Based on market research, different colors are developed for each lifestyle for each of the five major seasonal floorsets of the year. Maurices focuses on five major seasonal floorsets due to the variation in customer demand over the course of the year. Seasonal adjustments to the apparel mix are driven by customer needs and demands. The summer, fall and holiday seasons are intended to represent the balanced lifestyle fashion needs of customers. The increase in dressy clothing during the spring season is driven by the demand for Easter apparel. The increase in casual spending during the back to school season is driven by wardrobe building and the importance of denim. By adjusting the lifestyle mix, Maurices attempts to focus on its target customers’ varying seasonal apparel and accessory needs.

Each collection includes a mix of core, fashion and trendy clothing to appeal to different tastes and attitudes within the target customer demographic. The buying and planning teams work together in an effort to provide a varied style selection and an adequate quantity of each style to satisfy Maurices’ markets. Maurices’ goal is to provide its customers with a sufficient number of style and color choices to ensure that product options within each collection are not duplicative and also allow for individual expression.

Breadth of assortment is important to small town specialty retailers. While core product and some fashion items are carried in depth, items in the trendy and fashion apparel segments are generally distributed to stores in quantities of six to 24 pieces in order to create the sense of limited availability of products and keep store inventory fresh. The focus on breadth of product assortment versus depth distinguishes Maurices from large market specialty retailers.

Maurices builds a product collection through a labeling strategy focused on its own brands, augmented with industry brand names. Approximately 80% of Maurices’ revenues are derived from the sale of Maurices’ own brands and 20% of Maurices’ revenues have been derived from the sale of national brands.

Maurices’ brands have been developed to tailor its image to specific customer segments and groups. Each brand represents a different aspect of Maurices’ broad product offering. We believe that Maurices’ own brands increase store loyalty by giving the customer another image to connect or identify with, and that its brands have a strong following. The original Maurices brand encompasses women’s casual clothing and accessories. Studio Y represents women’s dressy apparel and is fashionable and trendy with a younger target audience. Tangents serves the needs of young professional women looking to build or supplement their work wear wardrobe. Industrial Exchange encompasses both core, casual and trendy clothing for men.

Merchandising

Virtually all merchandising decisions affecting our Dress Barn stores are made centrally. Day to day store merchandising is under the direction of Keith Fulsher, the General Merchandise Manager, and six additional merchandise managers. We utilize a Visual Merchandising Department to communicate various floorsets and presentations to our Dress Barn stores. We generally have six complete floorset changes per year to keep our merchandise presentation fresh and exciting. There is a constant flow of new merchandise to our Dress Barn stores to maintain newness. Store prices and markdowns are determined centrally but may be adjusted locally in response to competitive situations. Generally, the majority of the merchandise we sell is uniformly carried by all stores, with a percentage varied by management according to regional or consumer tastes or the volume of a particular store. To keep merchandise seasonal and in current fashion, inventory is reviewed weekly and markdowns are taken as appropriate to expedite selling. We offer first-quality, in-season merchandise, with approximately 60% of our sales volume derived from sportswear, including sweaters, knit and woven tops, pants and skirts. The remainder of the our sales volume includes dresses, suits, blazers, outerwear and accessories. In fiscal 2003, sportswear accounted for approximately 65% of sales volume. The decrease in fiscal 2004 was due primarily to increases in the jewelry and blouse categories. Dress Barn Woman merchandise features larger sizes of styles similar to Dress Barn merchandise. Our Petite departments feature merchandise similar to Dress Barn merchandise in petite sizes. In addition to our broad assortment of career and casual wear, we offer other items in selected stores including hosiery, handbags and shoes. There are separate merchandising teams for Dress Barn and Dress Barn Woman.

Our direct sourcing of our merchandise for our Dress Barn stores improves our control over the flow of merchandise into our Dress Barn stores and enables us to better specify quantities, styles, colors, size breaks and delivery dates. In addition, we believe our direct sourcing provides us with more flexibility by allowing for higher initial mark-ons. We believe we have the expertise to execute our brand strategy due to our extensive experience sourcing goods, our position as a merchandiser of established fashions and our prior experience with private brands. Virtually all of our sales are generated from our private brand labels.

We continue to expand the number of our stores with Dress Barn shoe and petite-size departments. As of April 2, 2005, 375 Dress Barn stores had shoe departments and 237 stores featured petite-sized departments.

Maurices’ objective is to be a moderately priced, specialty fashion retailer offering value and service to its target customers. Maurices’ attempts to price its goods at prices that are 15% to 30% below those of fashion specialty stores and within 10% of the promotional prices of “big box” discounters. Approximately 65% of Maurices’ goods by dollar volume are sold at full price, and the remainder are sold by planned promotions or discounts made in order to maintain inventory freshness.

Maurices utilizes micro-merchandising to maximize niche sales opportunities at the store level. By micro-merchandising Maurices attempts to ensure that the store’s product mix accurately represents the local market’s preferences. Maurices augments each store’s core assortment by 15% to 20% to successfully address individual store demands and customer preferences. Two examples of Maurices’ micro-merchandising strategy are clothing size allocations by store and timing of seasonal clothing changes by store. Sales in the Midwest skew toward larger sizes, whereas sales in the Northeast tilt toward smaller sizes. Cold weather states will receive outerwear and sweaters in August and September, while the warm weather states will receive these products in September and October. Additionally, Maurices allocates product to stores based on local sales patterns. All of these micro-merchandising initiatives allow Maurices to maximize its sales relevance within its target markets.

With respect to our Maurices stores, we believe that small markets require unique retailing considerations. To maximize sales and profitability in small markets, Maurices’ merchandise strategy has been developed to emphasize product variety. We believe that narrowing the fashion assortment in small markets is not an effective merchandising strategy, because selling a high volume of limited styles reduces the appeal of the specialty retailer’s merchandise offerings. We believe that, particularly in a small market, fashion-conscious customers do not want their peers to wear the same outfits. In order to satisfy the size needs of its markets and the targeted age group, Maurices micro-merchandises by location demand and offers extended size ranges. Additionally, the wide range of Maurices’ product offerings reduces Maurices’ dependence on a limited number of products, helping Maurices avoid the volatility of a narrow merchandising strategy.

Buying and Distribution

Buying is conducted on a departmental basis for Dress Barn and Dress Barn Woman by our staff of over 45 buyers and assistant buyers supervised by the General Merchandise Manager and six merchandise managers. We also use independent buying representatives in New York and overseas. We obtain our merchandise from approximately 200 vendors, and no vendor accounted for over 5% of our Dress Barn purchases. In fiscal 2004, imports accounted for over 50% of Dress Barn merchandise purchases and no vendor accounted for over 5% of our Dress Barn import purchases. Typical lead times in making purchases from our vendors range from approximately one month for items purchased domestically versus up to six months for merchandise purchased overseas.

All merchandise for our Dress Barn stores is received from vendors at our central warehouse and distribution facility in Suffern, New York, where it is inspected, allocated and shipped to our stores. We use our strong relationships with vendors to lower our operating costs by shifting freight and insurance costs to the vendors and typically require them to provide ancillary services. For example, over 90% of our Dress Barn merchandise is pre-ticketed by vendors and over half of the hanging garments purchased by us for our Dress Barn stores are delivered on floor-ready hangers. In addition, approximately 45% of our merchandise receipts are pre-packaged for distribution to stores, which allows for efficiencies in our distribution center by using cross-docking.

We generally do not warehouse Dress Barn store merchandise, but distribute it promptly to stores. There are instances where we do hold basic Dress Barn merchandise for future distribution. Turnaround time between the receipt of merchandise from the vendor and shipment to the stores is usually three days or less, and shipments are made daily to most stores, maintaining the freshness of merchandise. Because of such frequent shipments, our Dress Barn stores do not require significant storage space.

Maurices’ vendor relationship philosophy is to create strategic business partners. Maurices’ goal has been to have the top five suppliers per apparel segment make up 75% of Maurices’ purchases. Ideally, these top five suppliers should fluctuate minimally. The balance between the top five and new suppliers allows for consistency and strategic alignment along with exploration and testing of new vendors. However, Maurices is under no ongoing obligation to purchase from any individual supplier, thereby permitting Maurices to make supplier decisions based on the quality of product, style selection and price competitiveness. No one supplier accounts for more than 10% of Maurices’ total purchases. In addition, Maurices’ direct import program accounts for approximately 8% of its total purchases.

Maurices has maintained relationships with its branded suppliers for a number of years. Maurices purchases branded clothing directly from suppliers. In many small markets Maurices is the only retailer that carries certain of these brands. Sales of branded clothing represents approximately 15% of Maurices’ total sales.

Just as we supply all our Dress Barn stores through our Suffern, New York distribution facility, we supply all of our Maurices stores through our modern 360,000-square-foot distribution center in Des Moines, Iowa. The productivity of the distribution center is enhanced by working closely with Maurices’ merchants and vendors. Approximately 85% of Maurices’ merchandise is pre-packed with multiple styles, colors and sizes, thereby allowing easier distribution. Approximately 93% of Maurices’ merchandise is pre-ticketed and floor ready and 20% of Maurices’ merchandise is packed in cartons that can flow directly from the receiving dock to the shipping dock with no need for repacking. In addition to processing merchandise, the distribution center is the site of a number of other functions. All Maurices store supplies are warehoused in, processed by and shipped from the distribution center, combining store supply shipments with merchandise freight to lower overall transportation costs. New Maurices store openings are staged in the distribution center for fixtures, supplies and merchandise.

Store Locations and Properties

As of April 2, 2005, we operated 1,258 stores in 45 states and the District of Columbia, consisting of 550 Combo stores, 186 Dress Barn stores, 49 Dress Barn Woman stores and 473 Maurices stores. The Dress Barn and Dress Barn Woman stores average approximately 4,500 and 4,000 square feet, respectively, and the Combo stores average approximately 8,500 square feet. The optimal Maurices store is 4,5000 square feet with men’s and women’s clothing, or 3,500 square feet with the women’s only layout. During fiscal 2004, no store accounted for as much as 1% of our total sales. The table below indicates the type of shopping facility in which the stores were located:

Type of Facility	Dress Barn Stores	Dress Barn Woman Stores	Combo Stores	Maurices Stores	Total
Strip Shopping Centers	115	25	368	208	716
Outlet Malls and Outlet Strip Centers	44	20	154	–	218
Free Standing, Downtown and Enclosed Malls	27	4	28	265	324	(1)

Total	186	49	550	473	1,258

______________
(1)	Includes 27 downtown locations

The table on the following page indicates the states in which the stores operating on April 2, 2005 were located, and the number of stores in each state:

Location	Dress Barn Stores	Dress Barn Woman Stores	Combo Stores	Maurices Stores
Alabama	–	–	8	1
Arizona	3	–	9	3
Arkansas	–	–	4	12
California	15	2	33	–
Colorado	3	1	10	13
Connecticut	9	3	16	1
District of Columbia	2	1	1	–
Delaware	2	1	3	–
Florida	12	1	15	–
Georgia	2	–	19	7
Idaho	–	–	3	10
Illinois	4	1	30	33
Indiana	4	–	12	26
Iowa	–	–	6	28
Kansas	–	–	5	20

Kentucky	1	–	7	14
Louisiana	–	–	11	–
Maine	2	1	–	2
Maryland	6	3	19	–
Massachusetts	9	2	23	–
Michigan	7	1	22	28
Minnesota	1	–	11	35
Mississippi	–	–	7	1
Missouri	5	2	19	25
Montana	–	–	–	9
Nebraska	–	–	4	10
Nevada	–	–	5	2
New Hampshire	–	–	6	3
New Jersey	16	8	25	–
New Mexico	–	–	1	6
New York	24	4	39	12
North Carolina	9	4	15	16
North Dakota	–	–	1	9
Ohio	2	–	18	19
Oklahoma	1	–	2	13
Oregon	2	2	4	15
Pennsylvania	19	5	24	8
Rhode Island	1	–	3	–
South Carolina	4	1	11	–
South Dakota	–	–	–	9
Tennessee	3	2	10	8
Texas	5	1	41	2
Utah	–	–	5	10
Vermont	–	–	2	3
Virginia	9	2	21	6
Washington	2	1	7	11
West Virginia	–	–	3	2
Wisconsin	2	–	10	32
Wyoming	–	–	–	9
Total	186	49	550	473

We lease all our stores. Store leases generally have an initial term ranging from five to 10 years with one or more options to extend the lease. The table below, covering all stores operated by us on April 2, 2005, indicates the number of leases expiring during the period indicated and the number of expiring leases with and without renewal options.

Fiscal Years	Leases Expiring	Number with Renewal Options	Number Without Renewal Options
2005	120	27	93
2006	250	153	97
2007-2009	605	427	178
2010 and thereafter	283	195	88
Total	1,258	802	456

New store leases generally provide for a base rent of between $10 and $25 per square foot per annum. Most leases have formulas requiring the payment of a percentage of sales as additional rent, generally when sales reach specified levels. Our aggregate minimum rentals under operating leases in effect at April 2, 2005, and excluding locations acquired after April 2, 2005 for fiscal 2006 are approximately $117.0 million. In addition, we are also responsible under our store leases for our pro rata share of maintenance expenses and common charges in strip and outlet centers.

Most of the store leases give us the right to terminate the lease at little or no cost if certain specified sales volumes are not achieved. This affords us greater flexibility to close underperforming stores. Usually these provisions are operative only during the first few years of the lease.

Our investment in new stores consists primarily of inventory, leasehold improvements, fixtures and equipment. We often receive tenant improvement allowances from the landlords to offset these initial investments. Our stores are typically profitable within the first 12 months of operation.

We lease our 510,000 square foot office and distribution center in Suffern, New York from Dunnigan Realty, LLC, a wholly-owned subsidiary which was formed solely to own and operate the entire Suffern Facility including the portion occupied by us. The Suffern facility consists of approximately 65 acres of land, with a current total of approximately 900,000 square feet of rentable distribution and office space, the majority of which is occupied by us. The remainder of the rentable square footage is 100% leased through 2012. Our lease with Dunnigan Realty, LLC expires in 2023, which coincides with the term of the underlying mortgage that Dunnigan Realty, LLC utilized to finance the purchase of the Suffern facility. The Dunnigan Realty, LLC mortgage loan (the “mortgage”) is collateralized by a mortgage lien on the Suffern facility. Payments of principal and interest on the mortgage, which is a 20-year fully amortizing loan with a fixed interest rate of 5.33%, net of closing costs, are due monthly through July 2023. Dunnigan Realty, LLC receives rental income and reimbursement for taxes and common area maintenance charges from us and two additional tenants that occupy the Suffern facility that are not affiliated with us. The rental income from the other tenants is shown as “other income” on our Consolidated Statements of Earnings. We own our Maurices corporate headquarters in downtown Duluth, Minnesota, which is composed of three adjacent office buildings totaling 150,564 square feet. We also own our Maurices distribution center, which has 360,000 square feet of space and is located in Des Moines, Iowa. All intercompany transactions are eliminated in consolidation.

Maurices’ corporate headquarters in downtown Duluth, Minnesota, is composed of three adjacent office buildings totaling 150,564 square feet. Maurices’ distribution center has 360,000 square feet of space and is located in Des Moines, Iowa. We own the Maurices’ headquarters and distribution center.

Operations and Management

In considering new Dress Barn store locations, our focus is on expanding in our existing major trading and high-density markets, in certain cases seeking downtown or urban locations and/or adding to a cluster of suburban or other locations. Downtown and urban locations are considered based on pedestrian traffic and daytime population, proximity to major corporate centers and occupancy costs at the location, which are substantially higher than in suburban locations. With respect to suburban and other locations for our Dress Barn stores, we consider the concentration of our target customer base, the average household income in the surrounding area and the location of the proposed Dress Barn store relative to competitive retailers and anchor tenants in the shopping center. We also seek to expand into new markets. Within the specific strip or outlet center, we evaluate the proposed co-tenants, the traffic count of the existing center and the location of the store within the center. Our real estate committee, which includes members of senior management, must approve all new leases. The committee also receives input from field management.

Our Maurices stores are primarily concentrated in small and metro fringe markets in the United States. Small markets are defined as areas with populations of 25,000 to 100,000 people, where Maurices stores are usually located in strip centers or small malls. Metro fringe markets border metropolitan areas, where Maurices stores are most often located in strip centers anchored by Target, Kohl’s or similar stores. For the fiscal year ended February 28, 2004, sales of women’s apparel accounted for approximately 73% of Maurices’ net sales, while women’s accessories and men’s apparel accounted for 18% and 9%, respectively.

Our Dress Barn and Maurices stores are designed to create a comfortable and pleasant shopping environment for our customers. Merchandise and displays at all stores are set up according to uniform guidelines and plans distributed by us. Our merchandise is carefully arranged by lifestyle category (e.g., career, casual and weekend wear) for ease of shopping. The stores also have private fitting rooms, drive aisles, appealing lighting, carpeting, background music and centralized cashier desks. Strategically located throughout the stores are “lifestyle” posters showing the customer models wearing outfits coordinated from among the stores’ fashion offerings. Our interior graphics and racktop signs are designed to provide for a more open and easier to shop environment.

All Dress Barn and Maurices stores are directly managed and operated by us. The store manager staffs each store with at least one sales associate during non-peak hours, with additional sales associates added as needed at peak hours. The sales associates perform all store operations, from receiving and processing merchandise and arranging it for display, to assisting customers. Each store manager reports to a district sales manager who, in turn, reports to a regional sales manager. We employ 13 regional sales managers and approximately 125 district sales managers. District sales managers visit each store on a regular basis to review merchandise levels and presentation, staff training and personnel performance, expense control, security, cleanliness and adherence to our operating procedures.

We motivate our sales associates through promotion from within, creative incentive programs, competitive wages and the opportunity for bonuses. Sales associates compete in a broad variety of company-wide contests involving sales goals and other measures of performance. The contests are designed to boost store profitability, create a friendly competitive atmosphere among associates and offer opportunities for additional compensation. Management believes that our creative incentive programs provide an important tool for building cohesive and motivated sales teams at each store. We utilize comprehensive training programs at the store level in order to ensure that the customer will receive friendly and helpful service. They include (i) its DVDi LMS training system (ii) ongoing DVDi training and (iii) one-on-one training of sales associates by store managers and district sales managers.

Almost 70% of the sales in our Dress Barn stores in fiscal 2004 and fiscal 2003 were paid for by credit card, with the remainder being paid by cash or check. Approximately 55% of Maurices’ sales are paid for by credit cards, with the remainder being paid by cash and checks. Consistent with the other credit cards we accept, we assume no credit risk with respect to either the Dress Barn credit card or the Maurices credit card, but pay a percentage of sales as a service charge to the third party financial institution. As of April 2, 2005, the number of cardholders of the Dress Barn credit card and the Maurices credit card was approximately 2.9 million and 1.7 million, respectively. The average dollar value per transaction on both the Dress Barn credit card and the Maurices credit card during fiscal 2004 was approximately 50% greater than the average dollar value of all other transactions. The Dress Barn credit card represented approximately 20% of our sales in fiscal 2004.

Virtually all of our stores are open seven days a week. Stores located in strip and outlet centers conform to the hours of other stores in the center and are open most evenings.

Advertising and Marketing

As the lifestyles of our customers changed, we determined it was more cost effective to utilize direct mail to communicate our Dress Barn promotions and merchandise focuses to our customers, supplemented with selected “image” advertising in national magazines. We have increased and continue to increase our Dress Barn direct mail program. We utilize a CRM system to track customer transactions and utilize it as a basis for our direct mail efforts. We believe focused, targeted marketing utilizing direct mail is the most effective means to reach and build relationships with our customers as well as drive customers into our stores. The Dress Barn marketing department sends “Fashion Flashes” to the stores which contain full color pictures of coordinated merchandise groups and facts about the products, boosting employee product knowledge.

We also utilize select national advertising for our Dress Barn stores, including major lifestyle magazines, to build our brand image as a primary source for a lifestyle-oriented, fashionable, value-priced assortment of career and casual fashions tailored to our customers’ needs. The national ads are designed to create awareness of the dressbarn® brand and increase the loyalty of our existing customers by making them feel better about dressbarn® and its brand philosophy.

Maurices promotes its goods through a combination of in-store advertising and, to a lesser extent, direct mailings.

Management Information Systems

We have made a significant investment in technology to improve sales, gain efficiencies and reduce operating costs. We have a management information system, which integrates all major aspects of our business, including sales, distribution, purchasing, inventory control, merchandise planning and replenishment, and financial systems. All Dress Barn stores utilize a POS system with price look-up capabilities for both inventory and sales transactions. We installed a new wide area network in fiscal 2004. In addition, we began a rollout of a new POS system with many enhanced features to all our stores in the fourth quarter of fiscal 2004, which was completed in the first quarter of fiscal 2005. This rollout included the installation of a wide area network. This new system allows us to add functionality to our point-of-sale system with the ability to capture debit card transactions, centralize credit authorizations, improve promotion transactions handling, and speed up customer transaction time. In addition, we began to sell gift cards and use merchandise credit cards in the first quarter of fiscal 2005.

Our merchandising system tracks merchandise from the inception of the purchase order, through receipt at the Dress Barn distribution center, through the distribution planning process, and ultimately to the point of sale. To monitor the performance of various styles, management reviews sales and inventory levels, organized by department, class, vendor, style, color and store. The system enables us to identify slow-moving merchandise to mark down or efficiently transfer to stores selling such items more rapidly. We analyze historical hourly and projected sales trends to efficiently schedule store personnel, minimizing labor costs while allowing for a high level of sales. We believe that investments in technology enhance operating efficiencies and position us for future growth. We utilize a DVDi learning management system, where sales associates are able to take tests for consistency across all of our Dress Barn stores. The learning management system was part of the new back-office store system which also included automated time and attendance, quicker processing of credit card applications and integrated email and messaging.

Each Maurices store is connected with the corporate office through its point of sale terminal. The store’s point of sale terminal utilizes CRS software that provides bar-coded ticket scanning, automatic price look-up on both regular and promotional prices, electronic check and credit authorization, and automatic nightly data transmission between the store and Maurices’ corporate offices. In addition, the CRS software supports a company Intranet used to communicate between the corporate office and all store locations. Data from each store is processed nightly through the loss prevention and sales audit systems at the corporate office. These systems are capable of monitoring trends at the individual store level to detect signs of inadequate training or fraud. We believe that Maurices’ infrastructure, including its headquarters, distribution center, warehousing and information technology systems, is capable of supporting substantial growth with limited incremental investment.

Trademarks

We have previously been issued U.S. Certificates of Registration of Trademark for the operating names of our stores and our major private label merchandise (Dress Barn®, Maurices®, Studio Y® and Westport Ltd.®, among others). During fiscal 2003, we filed applications to register a number of additional trademarks, the most significant being dressbarn® and its new logo. In fiscal 2004, the dressbarn® trademark registration was completed. We believe our Dress Barn®, dressbarn®, Maurices® and Studio Y® trademarks are materially important to our business. We operate a small number of outlet stores under the names Westport Ltd.® and SBX®.

Employees

As of April 2, 2005, we had approximately 12,700 employees, of whom approximately 7,400 worked part time. A number of temporary employees are usually added during the peak selling periods. None of our employees are covered by a collective bargaining agreement. We consider our employee relations to be good.

Seasonality

Our sales are evenly split between our fall and spring seasons. Though we do not consider our business seasonal, we have historically experienced substantially lower earnings in our second fiscal quarter ending in January than during our other three fiscal quarters, reflecting the intense promotional atmosphere that has characterized the holiday shopping season in recent years. Maurices has historically experienced losses or lower revenues in January, reflecting the decrease in demand following the Christmas shopping season. In addition, our quarterly results of operations may fluctuate materially depending on, among other things, increases or decreases in comparable store sales, adverse weather conditions, shifts in timing of certain holidays, the number and timing of new store openings and store closings, net sales contributed by new stores, and changes in our merchandise mix.

Competition

The retail apparel industry is highly competitive with numerous competitors, including department stores, off-price retailers, specialty stores, discount stores, mass merchandisers and Internet-based retailers, many of which have substantially greater financial, marketing and other resources than we have. Many department stores offer a broader selection of merchandise than we offer. In addition, many department stores continue to be promotional and reduce their selling prices, and in some cases are expanding into markets in which we have a significant market presence. Some of our in-market competitors include JC Penney, Sears and Christopher & Banks. We believe that we have established and reinforced our image as a source of fashion and value by focusing on our target customer – fashion-minded working women – and that we are competitive with respect to our national brand recognition and loyal customer base.

Maurices’ primary in-market competitors include JCPenney, Wal-Mart, Cato and Fashion Bug. We believe that Maurices differentiates itself from its competitors based on having a wider variety of lifestyle fashions catering to a younger demographic group and by offering superior customer service. Based on customer surveys, Maurices believes that its customers consider JCPenney as a choice when shopping for basics or career needs and Wal-Mart for their essentials. Based on customer surveys, Maurices believes its customers do not consider Cato or Fashion Bug for their fashion needs as their products cater to customers of a different size and with different fashion preferences and economic situation. Maurices’ primary out-of-market competitors include American Eagle, Aeropostale, Old Navy, Target and Kohl’s. Maurices differentiates itself from these competitors on the basis of lower prices, having a more varied selection in small markets and by offering superior service.

Legal Proceedings

On May 18, 2000, Alan M. Glazer, GLZR Acquisition Corp. and Bedford Fair Industries, Ltd. commenced an action against us in the Superior Court of Connecticut, Stamford Judicial District, seeking compensatory and punitive damages in an unspecified amount for alleged unfair trade practices and alleged breach of contract arising out of negotiations for the acquisition of the Bedford Fair business which we never concluded.

On April 10, 2003, after a trial in the Superior Court of Connecticut, Waterbury District, a jury returned a verdict of $30 million of compensatory damages in the lawsuit described above. The court, on July 7, 2003, entered a judgment of approximately $32 million in compensatory damages and expenses, which is subject to post-judgment interest. The trial court ruled against the plaintiffs’ motion for any punitive damages or pre-judgment interest. We continue to believe strongly that there is no merit in the jury verdict and both sides have appealed. The parties are awaiting the decision of the Supreme Court of the State of Connecticut, which heard the appeal on November 23, 2004.

In addition to the original litigation charge of $32 million, through January 29, 2005, we accrued interest thereon of $4.9 million. In the fourth quarter of fiscal 2004, as required as part of the unpaid judgment, we deposited $38.6 million in an escrow account, utilizing our operating funds. Such amount was dictated by the court to include the $32 million judgment and accrued interest of $3.3 million, as well as six months of prefunded interest ($1.5 million) and an additional 5% of the amount due (including interest) at the time of the funding of such escrow (5% of $36.8 million or $1.8 million) totaling $38.6 million. In January 2005, we deposited an additional $0.5 million ($0.8 million less interest actually earned during the period) into the escrow account. The escrow account is an interest-bearing account and is included in restricted cash and cash equivalents on our balance sheet.

On March 17, 2003 we were served with a class action lawsuit in California. This class action lawsuit is a wage and hour case and was brought on behalf of all managers, assistant managers and associate managers who worked for us in California. The complaint alleges that we improperly classified these employees as “salaried exempt.” We are in settlement discussions with the plaintiff. Whether or not the settlement is effected, we do not expect the outcome to have a material adverse effect on us.

Except for the above cases, there are no material pending legal proceedings, other than ordinary routine litigation incidental to the business, to which we or any of our subsidiaries are a party or of which any of our property is the subject.

MANAGEMENT

The following table sets forth the name, age and position of our executive officers and directors:

Name	Age	Positions

Elliot S. Jaffe	78	Chairman of the Board, Co-Founder and Director
David R. Jaffe	45	President, Chief Executive Officer and Director
Vivian Behrens	52	Senior Vice President and Chief Marketing Officer
Armand Correia	59	Senior Vice President and Chief Financial Officer
Keith Fulsher	50	Senior Vice President and General Merchandise Manager
Eric Hawn	54	Senior Vice President, Store Operations
Elise Jaffe	49	Senior Vice President, Real Estate
Catherine Buggeln	44	Director
Klaus Eppler	74	Director
Roslyn S. Jaffe	76	Co-Founder, Secretary, Treasurer and Director
Marc Lasry	45	Director
Edward D. Solomon	74	Director
Burt Steinberg	59	Executive Director and Director
John Usdan	46	Director

Elliot S. Jaffe was our chief executive officer from 1966 until February 2002.

David R. Jaffe became our president and chief executive officer in February 2002. Previously he had been chief operating officer and a member of the board of directors since September 2001 and vice chairman since February 2001. He became our vice president-business development in 1992, our senior vice president in 1995 and executive vice president in 1996. Mr. Jaffe is the son of Elliot S. and Roslyn S. Jaffe, and the brother of Elise Jaffe.

Vivian Behrens became our senior vice president-marketing in September 2002. Previously, Ms. Behrens was president of Vivian B Consulting, a marketing consultant to several retail and consumer product companies. She was chief executive officer of Posh & Sticks, Ltd., a consumer products multi-channel retailer, from 1999 to 2000. From 1998 to 1999 she was senior vice president-marketing of Foot Locker, a footwear retailer and a division of Venator, Inc. From 1994 to 1997 she was vice president–marketing of Charming Shoppes, Inc., a women’s apparel retailer. Previously she held senior marketing positions at Limited Inc. and Avon Products, Inc. and was a member of our board of directors from 2001 to 2002.

Armand Correia has been our senior vice president and chief financial officer since 1991.

Keith Fulsher has been with us for over ten years, serving as merchandise manager-sportswear before being promoted to senior vice president and general merchandise manager in February 2002. Previously he was at Macy’s for 18 years, leaving as group vice-president of Better Sportswear.

Eric Hawn has been our senior vice president since 1989.

Elise Jaffe has been our senior vice president since January 1, 1995. She previously was vice president. Ms. Jaffe is the daughter of Elliot S. and Roslyn S. Jaffe.

Catherine Buggeln is on the governing board of the Business Council for Peace. Ms. Buggeln was senior vice president, strategic planning and business development, for Coach, Inc., a designer and marketer of accessories, from 2001 to 2004. In addition, Ms. Buggeln was president of boo.com, a division of Fashionmall, Inc. from 2000 to 2001, and senior vice president of Lakewest Group, a private consulting company, from 1996 to 2000. Ms. Buggeln is also a director of Circles, a private Boston-based marketing company servicing Fortune 500 companies. Ms. Buggeln was recommended for addition to the board of directors by a third-party search firm which we paid to identify and screen potential candidates.

Klaus Eppler is a pensioned partner in the law firm of Proskauer Rose LLP, our general counsel. He was an equity partner of Proskauer Rose LLP from 1965 to 2001. Mr. Eppler is also a director of Bed Bath & Beyond Inc.

Roslyn S. Jaffe was our co-founder in 1962 and has been our secretary since 1962 and treasurer since 1983. Roslyn S. Jaffe is the spouse of Elliot S. Jaffe, and they are the parents of David R. Jaffe and Elise Jaffe.

Marc Lasry was the founder and has been managing partner of Avenue Capital Group, a mutual fund manager specializing in distressed securities, since 1996. He was also the founder and has been president of Amroc Securities, LLC, one of the largest distressed broker/dealers, since 1996. Mr. Lasry was recommended for addition to the board of directors by the chief executive officer.

Edward D. Solomon is president of Edward D. Solomon & Co., which provides consulting services primarily to the retailing industry. Until 1994 he was chief executive officer of Shoe-Town, Inc.

Burt Steinberg, our executive director since 2001, was our chief operating officer from 1989 until 2001, first as president and then as vice chairman. Mr. Steinberg was in charge of our merchandising activities from 1982 until 2001. Mr. Steinberg is also a director of Provident Bancorp, Inc.

John Usdan has been president of Midwood Management Corporation, a company specializing in real estate ownership, development and management, since 1981. Mr. Usdan is also a director of Merchants National Properties.

Our officers are elected by the board of directors for one-year terms and serve at the discretion of the board of directors.

We have employment agreements with the following key personnel responsible for the operations of Maurices: the senior vice president–chief marketing officer, senior vice president–chief financial officer, vice president–stores, vice president–human relations and vice president–information technology and logistics.

Committees and Meetings of the Board of Directors

During fiscal 2004, the board of directors met four times. We have standing audit, compensation and stock option and nominating committees of the board of directors. During fiscal 2004 the audit committee held four meetings and the compensation and stock option committee held two meetings. The nominating committee held one meeting after the close of the fiscal year. In addition, various actions were taken by the board of directors and these committees without a meeting.

Following the addition of new members to the board, the membership of the standing committees of the board was re-constituted. The board has determined that a majority of the board and all members of the standing committees are independent pursuant to applicable SEC and NASDAQ rules. John Usdan (chair), Edward D. Solomon and Catherine Buggeln are the current members of the compensation and stock option committee. The compensation and stock option committee reviews and determines our policies and programs with respect to compensation of executive officers and administers our stock option plans.

The current members of the audit committee are Edward D. Solomon (chair), John Usdan and Catherine Buggeln. The function of this committee is to assist the board of directors in fulfilling its oversight responsibilities of reviewing our financial reports and information and its auditing, accounting and financial reporting processes. In addition, the functions of this committee include, among other things, direct responsibility for the engagement or discharge of independent auditors, discussing with the auditors their review of our quarterly results, discussing with the auditors and management the audited financial statements and our internal accounting controls and approving any non-audit services provided by the auditors. The nominating committee consists of Marc Lasry (chair) and John Usdan. The function of the nominating committee is to aid the board by reviewing and recommending changes in policies regarding director nominations, evaluating and recommending for the board’s selection nominees for election to the board, and considering and recommending to the board changes in our corporate governance policies.

We encourage, but do not require, the members of the board to attend the annual meeting of our shareholders. All directors then in office attended last year’s annual meeting of shareholders.

Compensation of Directors

In fiscal 2004, we paid our directors who were not also our officers an annual director’s fee of $15,000 plus $1,000 per regular meeting attended during fiscal 2004. Members of the audit committee and the compensation committee each received an additional $4,000 and $2,000, respectively. Chairs of the audit committee and the compensation committee each received an additional $1,000. Outside directors are also granted non-qualified stock options for each year of board service, with annual vesting of 3,333 shares from the date of the option grant. Directors who are our officers do not receive additional compensation for their services as directors. On March 7, 2005, our board of directors approved increasing the annual director’s fee for directors who are not also our officers from $15,000 to $20,000, effective for the board year ending on the date of our 2005 annual meeting of shareholders to be held in the fall of 2005.

Compensation Committee Interlocks and Insider Participation

No person who was a member of the compensation and stock option committee during fiscal 2004 was a present or former officer or employee. No executive officer served during fiscal 2004 as a director or member of a compensation committee of any entity one of whose executive officers served on the board of directors or compensation and stock option committee.

Summary Compensation Table

The following table sets forth certain information regarding the compensation for each of the three fiscal years earned by our five highest-paid executive officers as of July 31, 2004 whose total annual salary and bonus from the company for the year then ended exceeded $100,000.

						Long-Term Compensation Awards
	Fiscal Year	Annual Compensation				Stock Options (#)	All Other Compensation ($)
Name and Principal Position		Salary ($)		Bonus ($)	Other ($)
		(1)		(2)			(3)
David R. Jaffe	2004	$650,000	(4)	$—	—	—	$119,240	(4)(5)
President and	2003	650,000	(4)	—	—	150,000	16,490	(4)(5)
Chief Executive Officer	2002	525,961	(4)	220,833	—	150,000	49,785	(4)(5)

Elliot S. Jaffe	2004	600,000	(6)	—	—	—	30,000	(5)(6)
Co-Founder and	2003	600,000	(6)	—	—	150,000	16,154	(5)(6)
Chairman of the Board	2002	675,000	(6)	270,000	—	—	16,154	(5)(6)

Keith Fulsher	2004	340,384		28,000	—	—	37,492
Senior Vice President an	2003	291,346		—	—	—	9,126
General Merchandise Manager	2002	219,645		61,388	—	80,000	19,636

Armand Correia	2004	256,058		41,220	—	—	48,553
Senior Vice President and	2003	246,538		—	—	60,000	9,753
Chief Financial Officer	2002	230,000		69,000	—	—	60,773

Eric Hawn	2004	245,815		29,664	—	—	39,711
Senior Vice President	2003	237,577		—	—	40,000	9,584
Store Operations	2002	226,000		42,612	—	—	44,211

Vivian Behrens	2004	245,815		49,440	—	—	37,701
Senior Vice President	2003	198,461		—	—	50,000	8,006
Marketing

______________

NOTE: Fiscal 2004 salaries are shown on a 52-week basis (excluding the extra 53rd week) to make them comparable with fiscal 2003 and fiscal 2002. During the extra 53rd week, the executives named above were paid only base salaries at their current rates.

(1)	Includes all payments of salary and salary deferred through our Executive Retirement Plan.
(2)	Includes bonuses payable under our Management Incentive Plan for the fiscal year.
(3)

Amounts consist of our contribution under our Executive Retirement Plan and 401(k) plan and associated insurance. Fiscal 2004 includes amounts related to additional life insurance provided to all of the executive officers except Elliot S. Jaffe as part of our Executive Life Insurance Program that was established during fiscal 2004. This program provides certain life insurance and other benefits to the executives during their employment and subsequent retirement. Fiscal 2002 includes amounts relating to our “split-dollar” insurance program for executives and officers that was terminated in fiscal 2004 to comply with the provisions of the Sarbanes-Oxley Act of 2002. During fiscal 2003, we made no premium payments under any of the insurance programs.

(4)

David R. Jaffe is employed by us pursuant to an agreement, which currently expires in July 2006, and which contains successive automatic one-year renewal provisions. The agreement provides for an annual salary of $650,000 per year or such higher salary as the compensation committee may from time to time set. The agreement entitles Mr. Jaffe to participate in all of our pension, insurance, bonus, incentive and other benefit plans, including our Management Incentive Plan and its stock option plans. It also provides for certain perquisites, including the use of a company automobile, the non-exclusive use of the company’s apartment in New York City and tax preparation services. The agreement also provides for payments of an amount equal to two years’ salary following termination of employment by reason of death, disability, change in control of the company or material demotion. It contains non-competition restrictions effective during the employment term and for one year thereafter.

(5)

Other compensation includes amounts relating to life insurance of $40,000 in fiscal 2004 and $22,581 in fiscal 2002. In fiscal 2004, Mr. Jaffe was given an allowance of $40,000 to apply to his own life insurance policies. Following enactment of the Sarbanes-Oxley Act of 2002, we suspended making premium payments in fiscal 2003 for the policies that were in effect for fiscal 2002, canceling the policies after the close of fiscal 2003. As such, we made no premium payments and did not provide an insurance allowance to Mr. Jaffe during fiscal 2003.

(6)	Does not include the cost of maintaining the company’s apartment in New York City, which aggregated $87,730 in fiscal 2004, $87,040 in fiscal 2003 and $88,490 in fiscal 2002.
(7)

Elliot S. Jaffe is employed by us pursuant to an agreement, which currently expires in July 2006, and which contains one additional automatic one-year renewal provision. The agreement provides a salary of $600,000 per year while he continues as an executive chairman of the board with active involvement in senior management. Our board of directors also has the right in its discretion to increase Mr. Jaffe’s salary. Mr. Jaffe may elect to terminate his active involvement in senior management, in which case his salary (in the nature of a pension payment) will be reduced to $300,000 (subject to cost of living increases). While in the non-executive capacity, Mr. Jaffe is obligated to provide limited advisory and consultative services and remains subject to non-competition restrictions. The agreement provides that he will have the customary duties and responsibilities of a non-executive chairman of the board with a right to change his title to chairman emeritus or the like. The agreement entitles Mr. Jaffe, while he continues as executive chairman of the board, to participate in all of our pension, insurance, bonus, incentive and other benefit plans and also provides for certain perquisites, including the use of a company automobile and driver, the use of the company’s apartment in New York City and tax preparation services. During the period of employment in a non-executive capacity, he is entitled to participate in all insurance plans and programs (and, in any event, to health insurance coverage), tax preparation services and office and secretarial and administrative assistance. The agreement provides for payments of one year’s salary following termination of employment by reason of death and two years’ salary upon a termination following a change in control of the company.

Option Grants in the Last Fiscal Year

Name	Number of Options Granted (#)	% of Total Options Granted To Employees in Fiscal Year(1)	Exercise Price ($/share)	Expiration Date	Grant Date Present Value (2)
Keith Fulsher	75,000	27.8%	$12.99	9/17/2013	$397,950

______________
(1)	The above option was granted at the market price on the date of grant, for a term of 10 years, vesting 20% per year over a five-year period.
(2)

The grant date present value is an estimate only, arrived at using the Black-Scholes option-pricing model, with the following weighted average assumptions as of the grant date of the options: risk-free interest rate of 3.20%, expected life of option of 5.0 years, expected dividend yield of 0% and expected stock volatility of approximately 41.33%. For an estimate of the impact of all stock option grants on our financial results using the Black-Scholes valuation method, see Note 10 to the Notes to our audited consolidated financial statements for the three years ended July 31, 2004 included elsewhere in this prospectus.

In addition, on March 7, 2005, our compensation committee authorized grants of our restricted stock, including grants of 5,000 shares to David R. Jaffe, 2,500 shares to Elliot S. Jaffe and 2,500 shares to Armand Correia.

Aggregate Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values

	Shares Acquired on Exercise	Value Realized	Number of Unexercised Options at July 31, 2004		Value of Unexercised In the Money Options(1)
Name	(#)	($)	Exercisable	Unexercisable	Exercisable	Unexercisable
David R. Jaffe	—	$—	284,800	260,000	$2,518,400	$1,022,350
Elliot S. Jaffe	60,000	602,140	30,000	180,000	97,200	971,940
Keith Fulsher	22,800	189,370	16,000	132,600	110,320	674,160
Armand Correia	24,000	189,649	12,000	72,000	38,880	388,776
Eric Hawn	16,000	163,504	8,000	48,000	25,920	259,184
______________
(1)

Represents the difference between the closing market price of our common stock at July 31, 2004 ($16.75 per share) and the exercise price per share of in-the-money options multiplied by the number of shares underlying the in-the-money options.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

AND MANAGEMENT

The table below sets forth information regarding ownership of our common stock as of April 2, 2005 for any person who is known to be the beneficial owner of more than 5% of our common stock, by each of our directors and executive officers named in “Management—Summary Compensation Table” and by all directors and executive officers as a group. Unless otherwise noted in the footnotes to the table, the persons named in the table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them.

Name and Address of Beneficial Owner:	Number of Shares of Common Stock Beneficially Owned	Percentage of Class
Directors and Executive Officers (1):
Elliot S. Jaffe (2)	7,779,832	25.4%
David R. Jaffe (3)	383,007	1.2%
Roslyn S. Jaffe (4)	117,628	*
Burt Steinberg (5)	100,795	*
Elise Jaffe (6)	72,603	*
Keith Fulsher (7)	33,138	*
Eric Hawn (8)	32,000	*
Vivian Behrens (9)	30,267	*
Armand Correia (10)	26,600	*
Klaus Eppler (11)	23,240	*
Edward D. Solomon (12)	6,867	*
John Usdan (13)	5,233	*
Catherine Buggeln	—	*
Marc Lasry	—	*
All directors and executive officers as a group (consisting of 14 persons) (14)	8,611,210	28.1%
* Represents less than 1% of class

Other Beneficial Owners:
Royce & Associates, LLC (15)	2,721,282	8.9%
1414 Avenue of the Americas New York, NY 10019
Snyder Capital Management, L.P. (15)	2,262,589	7.4%
350 California Street, Suite 1460 San Francisco, CA 94104-1436
PRIMECAP Management Company (15)	2,104,220	6.9%
225 Lake Avenue #400 Pasadena, CA 91101
Vanguard Horizon Funds	2,100,000	6.8%
Vanguard Capital Opportunity Fund (15) 100 Vanguard Blvd. Malvern, PA 19355
Barclay’s Global Investors, N.A. (15)	1,601,036	5.2%
59/60 Grosvenor Street London, WIX 9DA England

Dalton, Greiner, Hartman, Maher & Co. (15)	1,582,447	5.2%
565 Fifth Avenue, Suite 2101 New York, NY 10017

______________
(1)	The business address for all directors and executive officers is c/o The Dress Barn Inc., 30 Dunnigan Drive, Suffern, New York 10901
(2)

Consists of 349,172 shares (1.1%) owned directly by Elliot S. Jaffe, 7,310,660 shares (23.8%) owned by Elliot S. Jaffe, as trustee of a family trust, and 120,000 shares covered by options exercisable within 60 days of April 2, 2005. Elliot S. Jaffe has voting and investment power with respect to the shares owned by the trust and under the rules of the SEC is deemed to be the beneficial owner of those shares.

(3)	Consists of shares 18,207 shares owned directly by David R. Jaffe and 364,800 shares covered by options exercisable within 60 days of April 2, 2005. See also footnote (2) above.
(4)	Consists of shares owned directly by Roslyn S. Jaffe. See also footnote (2) above.
(5)	Consists of 795 shares owned directly by Mr. Steinberg and 100,000 shares covered by options exercisable within 60 days of April 2, 2005.
(6)	Consists of 6,603 shares owned directly by Elise Jaffe and 66,000 shares covered by options exercisable within 60 days of April 2, 2005. See also footnote (2) above.
(7)	Consists of 33,138 shares covered by options owned by Mr. Fulsher exercisable within 60 days of April 2, 2005.
(8)	Consists of 24,000 shares covered by options owned by Mr. Hawn exercisable within 60 days of April 2, 2005.
(9)	Consists of 8,000 shares owned directly by Ms. Behrens and 22,267 shares covered by options exercisable within 60 days of April 2, 2005.
(10)	Consists of 2,600 shares owned directly by Mr. Correia and 24,000 shares covered by options exercisable within 60 days of April 2, 2005.
(11)	Consists of 3,240 shares owned directly by Mr. Eppler and 20,000 shares covered by options exercisable within 60 days of April 2, 2005.
(12)	Consists of 200 shares owned directly by Mr. Solomon and 6,667 shares covered by options exercisable within 60 days of April 2, 2005.
(13)	Consists of 1,000 shares owned directly by Mr. Usdan and 4,233 shares covered by options exercisable within 60 days of April 2, 2005.
(14)

Includes shares owned by the Jaffe family trust referred to in footnote (2) above, as well as 793,105 shares covered by options held by Directors and executive officers exercisable within 60 days of April 2, 2005.

(15)	Based solely on information set forth in the latest Schedule 13G or Schedule 13G/A filed with the Securities and Exchange Commission.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

We lease two of our store locations from Elliot S. Jaffe, chairman of the board, or members of his family or related trusts. The following table describes the terms of these leases:

Store Location	Expiration	Renewal Options	Square Feet	Minimum Annual Rent Per Square Foot
Norwalk, Connecticut	April 30, 2011	Until April 30, 2031	12,700	$11.22
Danbury, Connecticut	June 30, 2005	Until June 2015	8,000	$13.00

These store rentals approximate the range of minimum rentals we pay on our other store leases. The store leases also contain provisions for payment of a percentage of sales as additional rent when sales reach specified levels. The effective rent (total rent as a percentage of sales with respect to particular stores) for these stores is approximately eight percent. We believe that these leases are on terms that are comparable to terms we could obtain in arms-length negotiations with unrelated third parties for store locations in similar geographic areas. During fiscal 2004, we paid a total of approximately $308,158 in rent on these properties.

We plan to exercise the renewal option contained in the lease of our store location in Danbury, Connecticut, extending the expiration date of the lease to June 30, 2010.

We had “split dollar” insurance arrangements with a trust established by David R. Jaffe, president, chief executive officer and a director, and his wife and with trusts established by Burt Steinberg, executive director and former chief operating officer. Under these agreements we contracted to advance a portion of the premiums under certain life insurance policies. In view of the enactment of the Sarbanes-Oxley Act of 2002, we suspended making premium payments under these “split-dollar” arrangements during fiscal 2003. In fiscal 2004, we transferred these policies to Mr. Jaffe and Mr. Steinberg, with the executives now responsible for payment of the insurance premiums. To compensate Mr. Jaffe for his lost insurance benefit, we have agreed to give Mr. Jaffe an insurance allowance of $40,000 per year.

During fiscal 2004, we also terminated the separate “split dollar” insurance program that we had for all officers other than Elliot S. Jaffe and certain other executives, including all of the other executive officers named in the table under “Management.” In fiscal 2003, we had suspended making payments under this program due to the provisions of the Sarbanes-Oxley Act of 2002. To replace this insurance benefit, in fiscal 2004 we established an Executive Life Insurance Plan, which provides for guaranteed levels of basic life insurance payable to each individual’s designee, based on the individual’s position within the company, at no cost to the individual for the duration of the individual’s term of employment. Under this plan, the executive officers named in the table under “Management” except Elliot S. Jaffe is entitled to $1 million of basic life insurance at no additional cost to them.

DESCRIPTION OF NOTES

We issued the notes under the indenture, dated as of December 15, 2004, between us and The Bank of New York, as trustee. The subsidiary guarantors became parties to the indenture through the execution of supplemental indentures, dated as of January 3, 2005, the date on which they became guarantors under our senior secured credit facility. Each guarantee of a subsidiary guarantor is referred to in this section as a “subsidiary guarantee.” The notes and the shares of common stock issuable upon conversion of the notes are subject to a registration rights agreement, dated as of December 15, 2004, between Dress Barn and the initial purchasers of the notes. You may request a copy of the indenture and the registration rights agreement from the trustee.

The following description is a summary of the material provisions of the notes, the indenture and the registration rights agreement and does not purport to be complete. This summary is subject to and is qualified by reference to all the provisions of the notes and the indenture, including the definitions of certain terms used in the indenture, and to all provisions of the registration rights agreement. Wherever particular provisions or defined terms of the indenture or the notes are referred to, these provisions or defined terms are incorporated in this prospectus by reference. We urge you to read the indenture because it, and not this description, defines your rights as a holder of the notes.

As used in this “Description of Notes” section, references to “Dress Barn,” the “company,” “we,” “us” and “our” refer only to The Dress Barn, Inc. and do not include its subsidiaries.

General

The notes will mature on December 15, 2024 unless earlier converted, redeemed or repurchased. You have the option, subject to certain qualifications and the satisfaction of certain conditions and during the periods described below, to convert your notes into cash and shares, if any, of our common stock at an initial conversion rate of 47.5715 shares of common stock per $1,000 principal amount of notes. This is equivalent to an initial conversion price of approximately $21.02 per share of common stock. The conversion rate is subject to adjustment if certain events occur. Upon a surrender of your notes for conversion, we will deliver cash equal to the lesser of the aggregate principal amount of notes to be converted and our total conversion obligation and shares of our common stock in respect of the remainder, if any, of our conversion obligation, as described below under “—Conversion Rights—Payment Upon Conversion.” If we deliver shares of common stock upon conversion of a note, you will not receive fractional shares but a cash payment to account for any such fractional share as described below. You will not receive any cash payment for interest (or contingent interest or additional amounts, if any) accrued and unpaid to the conversion date except under the limited circumstances described below.

If any interest payment date, maturity date, redemption date or repurchase date (including upon the occurrence of a fundamental change, as described below) falls on a day that is not a business day, then the required payment will be made on the next succeeding business day with the same force and effect as if made on the date that the payment was due, and no additional interest will accrue on that payment for the period from and after the interest payment date, maturity date, redemption date or repurchase date (including upon the occurrence of a fundamental change, as described below), as the case may be, to that next succeeding business day.

The notes have been issued only in denominations of $1,000 principal amount and integral multiples thereof. References to “a note” or “each note” in this prospectus refer to $1,000 principal amount of the notes. The notes are limited to $115 million aggregate principal amount.

As used in this prospectus, “business day” means any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which commercial banks are authorized or required by law, regulation or executive order to close in The City of New York.

Any reference to “common stock” means our common stock, par value $0.05 per share.

Ranking

The notes are our direct, unsecured and unsubordinated obligations. The notes rank equal in priority with all of our existing and future unsecured and unsubordinated indebtedness and senior in right of payment to all of our existing and future subordinated indebtedness. The notes effectively rank junior to all of our existing and future secured indebtedness, including the senior secured credit facility, to the extent of the value of the assets securing such indebtedness.

The senior secured credit facility consists of a $150 million revolving credit facility and a $100 million term loan facility. For information with respect to our senior secured credit facility, see “Long-Term Debt” in the Notes to our unaudited condensed consolidated financial statements for the 26 weeks ended January 29, 2005 and January 24, 2004.

The subsidiary guarantees of the notes are unsecured, unsubordinated indebtedness of the applicable subsidiary guarantor, equal in right of payment with all existing and future senior unsubordinated indebtedness of the subsidiary guarantor and senior in right of payment to all future subordinated obligations of the subsidiary guarantor. The subsidiary guarantees also are effectively subordinated to all secured indebtedness of the applicable subsidiary guarantor and its subsidiaries to the extent of the value of the assets securing such secured indebtedness.

To the extent a subsidiary is not a subsidiary guarantor as provided below under “Subsidiary Guarantees,” creditors of the subsidiary, including trade creditors, generally will have priority with respect to the assets and earnings of the subsidiary over the claims of our creditors, including holders of the notes. The notes, therefore, are effectively subordinated to the claims of creditors, including trade creditors, of our subsidiaries that are not subsidiary guarantors.

In addition, our rights and the rights of our creditors, including the holders of the notes, to the extent a subsidiary is not a subsidiary guarantor, to participate in the assets of a subsidiary during its liquidation or reorganization are effectively subordinated to all existing and future liabilities of that subsidiary.

As of January 29, 2005, our long-term debt, including current maturities, aggregated $248 million and consisted of a $100 million term loan under our senior credit facility, $115 million principal amount of the notes and a $33 million mortgage on our principal offices and distribution facility.

Subsidiary Guarantees

The notes are jointly and severally guaranteed by each of the subsidiary guarantors, but, in each case, only if and for so long as such subsidiary is a subsidiary guarantor of our senior secured credit facility. Accordingly, if a subsidiary guarantor ceases to be a subsidiary guarantor under our senior secured credit facility in accordance with the provisions thereof, such subsidiary guarantor will be automatically and unconditionally released from all of its obligations under the indenture and its guarantee of the notes and such guarantee will terminate. Conversely, at the same time as we cause any additional subsidiary to issue a guarantee of our obligations under our senior secured credit facility, we will also be required to cause such subsidiary to issue a guarantee of the notes. Upon the payment in full of our senior secured credit facility, except as described below, each of the subsidiary guarantors will be released from its subsidiary guarantee of the notes.

In addition to the foregoing, if at any time subsequent to the time our senior secured credit facility is no longer outstanding, we have outstanding any senior indebtedness that is guaranteed by any of our subsidiaries, those subsidiaries will be required to continue to guarantee the notes or otherwise become subsidiary guarantors of the notes on the same basis as their guarantee of the other senior indebtedness. Notwithstanding the foregoing, a subsidiary guarantor may be released from its subsidiary guarantee of the notes so long as contemporaneously therewith, it is also released as a subsidiary guarantor from all of our then outstanding senior debt obligations.

Our subsidiaries that are not subsidiary guarantors of either the senior secured credit facility or the notes, as of January 29, 2005 and for fiscal 2004, in the aggregate had approximately $11.9 million and $11.7 million, respectively, in net assets and net income of $0.1 million and $0.4 million for the 26 weeks ended January 29, 2005 and fiscal 2004, respectively.

The subsidiary guarantors, as primary obligors and not merely as sureties, jointly and severally irrevocably and unconditionally guarantee on an unsecured, senior unsubordinated basis the performance and full and punctual payment when due, whether at maturity, upon redemption, upon repurchase or otherwise, of all our obligations under the indenture, including obligations to the trustee, and the notes, whether for payment of principal of or interest (including contingent interest and additional amounts, if any) on the notes, expenses, indemnification or otherwise (all such obligations guaranteed by the subsidiary guarantors being herein called the “guaranteed obligations”). The subsidiary guarantors agreed to pay, in addition to the amounts stated above, any and all costs and expenses, including reasonable counsel fees and expenses, incurred by the trustee or the holders of notes in enforcing any rights under the subsidiary guarantees. Each subsidiary guarantee is limited in amount to an amount not to exceed the maximum amount that can be guaranteed by the applicable subsidiary guarantor without rendering the subsidiary guarantee, as it relates to that subsidiary guarantor, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally. We will cause each future subsidiary that is required under the terms of the indenture to become a subsidiary guarantor to execute and deliver to the trustee a supplemental indenture pursuant to which the subsidiary will guarantee payment of the notes on the same basis as the subsidiary guarantees of the other subsidiary guarantors.

Each subsidiary guarantee is a continuing guarantee and shall, except as set forth in the first paragraph under this section, (a) remain in full force and effect until payment in full of all the guaranteed obligations, (b) be binding upon each subsidiary guarantor and its successors and (c) inure to the benefit of, and be enforceable by, the trustee, the holders of the notes and their successors, transferees and assigns.

Interest

The notes bear interest at a rate of 2.50% per year. We will also pay contingent interest on the notes in the circumstances described under “—Contingent Interest” and, if applicable, additional amounts in the circumstances described under “—Registration Rights.” Interest, including contingent interest and additional amounts, if any, is payable semi-annually in arrears on June 15 and December 15 of each year, commencing June 15, 2005. We failed to file a shelf registration statement with the SEC on or prior to the 90th day after the first date of the original issuance of the notes and, accordingly, we are required to pay additional amounts to the holders of the notes from January 15, 2005 until May 2, 2005, the date of the filing of the registration statement of which this prospectus is a part.

Interest on a note, including contingent interest and additional amounts, if any, will be paid to the person in whose name the note is registered at the close of business on the June 1 or December 1, as the case may be (each, a “record date”), immediately preceding the relevant interest payment date (whether or not such day is a business day); provided, however, that interest, including contingent interest and additional amounts, if any, payable upon redemption or repurchase by us will be paid to the person to whom principal is payable, unless the redemption date or repurchase date, as the case may be, is an interest payment date. Interest will be calculated on the basis of a 360-day year consisting of twelve 30-day months and will accrue from December 14, 2004 or from the most recent date to which interest has been paid or duly provided for.

Contingent Interest

Beginning with the period commencing on December 22, 2011 and ending on June 14, 2012, and for each of the six-month periods thereafter commencing on June 15, 2012, we will pay contingent interest on the interest payment date for the applicable interest period if the average trading price (as defined below) of the notes during the five consecutive trading days ending on the third day immediately preceding the first day of the applicable interest period equals or exceeds 120% of the principal amount of the notes.

On any interest payment date when contingent interest is payable, the contingent interest payable per note will equal 0.25% per year of the average trading price of such note during the applicable five-trading day reference period.

We will notify the holders of the notes by press release or otherwise upon a determination that they will be entitled to receive contingent interest with respect to any six-month interest period.

For purposes of this section, the “trading price” of the notes on any date of determination means the average of the secondary market bid quotations per note obtained by the bid solicitation agent for $5.0 million aggregate principal amount of the notes at approximately 3:30 p.m., New York City time, on the determination date from three independent nationally recognized securities dealers we select, provided that if:

•	three such bids cannot reasonably be obtained by the bid solicitation agent, but two such bids are obtained, then the average of the two bids shall be used, and
•	if only one such bid can reasonably be obtained by the bid solicitation agent, that one bid shall be used;

provided further if, in our reasonable judgment, the bid quotations are not indicative of the secondary market value of the notes, then the trading price of the notes on any date of determination will equal (1) the applicable conversion rate of the notes as of the determination date multiplied by (2) the average last reported sale price (as defined below) of our common stock on the five trading days ending on the determination date.

The bid solicitation agent initially is the trustee. We may change the bid solicitation agent, but the bid solicitation agent may not be an affiliate of ours.

Optional Redemption by Dress Barn

No sinking fund is provided for the notes.

The notes will not be redeemable prior to December 22, 2011. On or after December 22, 2011, we may redeem the notes for cash in whole or in part at any time for a redemption price equal to 100% of the principal amount of the notes to be redeemed, plus any accrued and unpaid interest (including contingent interest and additional amounts, if any) up to but excluding the redemption date.

If the redemption date is an interest payment date, interest (including contingent interest and additional amounts, if any) shall be paid on such interest payment date to the record holder on the relevant record date.

We will provide not less than 20 nor more than 60 days’ notice of redemption by mail to each registered holder of notes to be redeemed. If the redemption notice is given and funds are deposited as required, then interest will cease to accrue on and after the redemption date on those notes or portions of notes called for redemption.

Notes or portions of notes called for redemption will be convertible by the holder until the close of business on the second business day prior to the redemption date.

If we decide to redeem fewer than all of the outstanding notes, the trustee will select the notes to be redeemed (in principal amounts of $1,000 or integral multiples thereof) by lot, on a pro rata basis or by another method the trustee considers fair and appropriate. If the trustee selects a portion of your notes for partial redemption and you convert a portion of your notes, the converted portion will be deemed to be from the portion selected for redemption.

We may not redeem the notes if we have failed to pay any interest, including contingent interest and additional amounts, if any, on the notes when due and such failure to pay is continuing. We will notify all of the holders if we redeem any of the notes.

Conversion Rights

General

Subject to the qualifications and the satisfaction of the conditions and during the periods described below, you may convert each of your notes into cash and shares of our common stock, if any, initially at a conversion rate of 47.5715 shares of common stock per $1,000 principal amount of notes (equivalent to an initial conversion price of approximately $21.02 per share of common stock based on the issue price per note). The conversion rate and the equivalent conversion price in effect at any given time are referred to as the “applicable conversion rate” and the “applicable conversion price,” respectively, and will be subject to adjustment as described below. You may convert fewer than all of your notes so long as the notes converted are an integral multiple of $1,000 principal amount. Upon surrender of a note for conversion, we will deliver cash and shares of our common stock, if any, as described below under “—Payment upon Conversion.”

Our senior secured credit facility limits our ability to use borrowings under that facility to pay any cash payable on a conversion of the notes. The senior secured credit facility provides that if less than $30 million remains available for borrowing thereunder, we will not be permitted to use the proceeds of any borrowings under that facility to pay any cash payable on a conversion of the notes. Also, the senior secured credit facility prohibits us from making any cash payments on the conversion of the notes if a default or event of default has occurred under that facility without the consent of the lenders under the senior secured credit facility. See “Risk Factors – We may not have sufficient cash to repurchase the notes at the option of the holder or upon a fundamental change or to pay the cash payable upon a conversion, which may increase your credit risk.”

You may convert your notes only in the following circumstances, which are described in more detail below, and to the following extent:

•	in whole or in part, upon satisfaction of the sale price condition;
•	in whole or in part, upon satisfaction of the trading price condition;
•	if any of your notes are called for redemption, those notes, or portions thereof, that have been so called; or
•	in whole or in part, upon the occurrence of specified corporate transactions.

If we call your notes for redemption, you may convert the notes only until the close of business on the second business day prior to the redemption date unless we fail to pay the redemption price. If you have already delivered a repurchase election with respect to a note as described under either “—Repurchase of Notes by Dress Barn at Option of Holder” or “—Repurchase of Notes by Dress Barn at Option of Holder upon a Fundamental Change,” you may not surrender that note for conversion until you have withdrawn the repurchase election in accordance with the indenture.

If you elect to convert your notes in connection with certain corporate transactions as described under “—Conversion upon Specified Corporate Transactions—Certain Corporate Transactions” that occur on or prior to December 15, 2011 and 10% or more of the consideration for our common stock in the corporate transaction consists of consideration other than common stock that is traded or scheduled to be traded immediately following such transaction on a U.S. national securities exchange or the Nasdaq National Market, we will increase the conversion rate for the notes surrendered for conversion by a number of additional shares (the “additional shares”) as described below.

The number of additional shares will be determined by reference to the table below, based on the date on which the corporate transaction becomes effective (the “effective date”) and the price (the “stock price”) paid per share of our common stock in the corporate transaction. If holders of our common stock receive only cash in the corporate transaction, the stock price will be the cash amount paid per share. Otherwise, the stock price will be the average of the closing sale prices of our common stock on the five trading days immediately prior to but not including the effective date of the corporate transaction.

The stock prices set forth in the first row of the table below (i.e., column headers) will be adjusted as of any date on which the conversion rate of the notes is adjusted, as described below under “—Conversion Rate Adjustments.” The adjusted stock prices will equal the stock prices applicable immediately prior to such adjustment multiplied by a fraction, the numerator of which is the conversion rate immediately prior to the adjustment giving rise to the stock price adjustment and the denominator of which is the conversion rate as so adjusted. The number of additional shares will be adjusted in the same manner as the conversion rate as set forth under “—Conversion Rate Adjustments.”

The following table sets forth the hypothetical stock price, effective date and number of additional shares to be received per $1,000 principal amount of notes upon a conversion in connection with certain corporate transactions as described above:

	Stock Price
Effective Date	$16.17	$19.00	$22.00	$25.00	$28.00	$31.00	$34.00	$37.00	$40.00	$43.00	$46.00	$49.00	$52.00	$55.00	$58.00
December 15, 2004	14.2714	11.0977	8.3702	6.5419	5.2618	4.3320	3.6350	3.0979	2.6741	2.3326	2.0525	1.8190	1.6217	1.4530	1.3071
December 15, 2005	14.2714	10.8824	8.0463	6.1795	4.8972	3.9832	3.3100	2.7997	2.4028	2.0870	1.8307	1.6189	1.4411	1.2899	1.1598
December 15, 2006	14.2714	10.5695	7.6136	5.7115	4.4362	3.5493	2.9114	2.4383	2.0775	1.7952	1.5692	1.3845	1.2309	1.1012	0.9900
December 15, 2007	14.2714	10.1530	7.0522	5.1149	3.8588	3.0149	2.4283	2.0069	1.6944	1.4558	1.2685	1.1178	0.9938	0.8899	0.8012
December 15, 2008	14.2714	9.5480	6.2860	4.3299	3.1218	2.3515	1.8433	1.4956	1.2488	1.0669	0.9280	0.8185	0.7294	0.6552	0.5921
December 15, 2009	14.2714	8.6631	5.2045	3.2635	2.1618	1.5229	1.1406	0.9019	0.7450	0.6359	0.5557	0.4936	0.4434	0.4014	0.3652
December 15, 2010	14.2714	7.2744	3.5352	1.7232	0.8926	0.5224	0.3557	0.2756	0.2317	0.2036	0.1826	0.1656	0.1510	0.1381	0.1267
December 15, 2011	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000

The stock prices and additional share amounts set forth above are based upon a common stock price of $16.17 at December 8, 2004 and an initial conversion price of $21.02. The maximum amount of additional shares payable is 14.2714 per $1,000 principal amount of notes.

Notwithstanding the foregoing, in no event will the total number of shares of common stock issuable upon conversion exceed 61.8429 per $1,000 principal amount of notes or 7,119,933 shares of our common stock in the aggregate, subject to adjustments in the same manner as the conversion rate as set forth under “—Conversion Rate Adjustments.”

The exact stock prices and effective dates may not be set forth in the table above, in which case:

•

If the stock price is between two stock price amounts in the table or the effective date is between two effective dates in the table, the number of additional shares will be determined by straight-line interpolation between the number of additional shares set forth for the higher and lower stock price amounts and the two dates, as applicable, based on a 365-day year.

•	If the stock price is in excess of $58.00 per share (subject to adjustment), no additional shares will be added to the conversion rate.
•	If the stock price is less than $16.17 per share (subject to adjustment), no additional shares will be added to the conversion rate.

Upon conversion of a note, you will not receive any cash payment of interest (including contingent interest and additional amounts, if any) unless, as described below, such conversion occurs between a regular record date and the interest payment date to which it relates. If we deliver shares of common stock upon surrender of a note for conversion, we will not issue fractional shares of common stock. Instead, we will pay cash in lieu of fractional shares based on the last reported sale price of the common stock on the trading day immediately prior to the conversion date. Our delivery to you of the full amount of cash and shares of common stock, if any, as described below under “—Payment upon Conversion,” together with any cash payment for any fractional share, will be deemed to satisfy our obligation to pay:

•	the principal amount of the note; and
•	accrued but unpaid interest (including contingent interest and additional amounts, if any) to but excluding the conversion date.

As a result, accrued but unpaid interest (including contingent interest and additional amounts, if any) up to but excluding the conversion date will be deemed to be paid in full rather than cancelled, extinguished or forfeited. For a discussion of your tax treatment upon receipt of our common stock upon conversion, see “Important United States Federal Income Tax Considerations.”

Notwithstanding the preceding paragraph, if notes are converted after the close of business on a record date but prior to the opening of business on the next succeeding interest payment date, holders of such notes at the close of business on the record date will receive the interest, including contingent interest and additional amounts, if any, payable on the notes on the corresponding interest payment date notwithstanding the conversion. Such notes, upon surrender for conversion, must be accompanied by funds equal to the amount of interest (including contingent interest and additional amounts, if any) payable on the notes so converted on the next succeeding interest payment date; provided that no such payment need be made (1) if we have specified a redemption date or a repurchase date relating to a fundamental change that is after a record date and prior to the next interest payment date or (2) to the extent of any overdue interest (including any contingent interest and additional amounts, if any) if any overdue interest exists at the time of conversion with respect to such note.

If you convert notes, we will pay any documentary, stamp or similar issue or transfer tax due on the issue of shares of our common stock, if any, upon the conversion, unless the tax is due because you request the shares to be issued or delivered to another person, in which case you will pay that tax.

Conversion upon Satisfaction of Sale Price Condition

You may surrender your notes for conversion in any fiscal quarter (and only during such fiscal quarter) if the last reported sale price per share of our common stock for at least 20 trading days during the period of 30 consecutive trading days ending on the last trading day of the previous fiscal quarter is more than 120% of the applicable conversion price per share of our common stock on such last trading day. Upon surrender of your notes for conversion, we will deliver cash and shares of common stock, if any, as described below under “—Payment upon Conversion.”

The “last reported sale price” of our common stock on any date means the closing sale price per share (or, if no closing sale price is reported, the average of the bid and asked prices or, if more than one in either case, the average of the average bid and the average asked prices) on such date as reported in composite transactions for the principal United States securities exchange on which our common stock is traded or, if our common stock is not listed on a United States national or regional securities exchange, as reported by the Nasdaq National Market. If our common stock is not listed for trading on a U.S. national or regional securities exchange and not reported by the Nasdaq National Market on the relevant date, the “last reported sale price” will be the last quoted bid price for our common stock in the over-the-counter market on the relevant date as reported by the National Quotation Bureau Incorporated or similar organization. If our common stock is not so quoted, the “last reported sale price” will be the average of the mid-point of the last bid and asked prices for our common stock on the relevant date from each of at least three independent nationally recognized investment banking firms selected by us for this purpose.

Conversion upon Satisfaction of Trading Price Condition

You may surrender your notes for conversion during the five business day period after any five consecutive trading day period in which the trading price per $1,000 principal amount of notes, as determined following a request by a holder of notes in accordance with the procedures described below, for each day of that period was less than 98% of the product of the last reported sale price of our common stock and the applicable conversion rate (the

“trading price condition”). Upon surrender of your notes for conversion, we will deliver cash and shares of common stock, if any, as described below under “—Payment upon Conversion.”

For purposes of this section, the “trading price” of the notes on any date of determination means the average of the secondary market bid quotations per note obtained by the bid solicitation agent for $5.0 million aggregate principal amount of the notes at approximately 3:30 p.m., New York City time, on such determination date from three independent nationally recognized securities dealers we select, provided that if:

•	three such bids cannot reasonably be obtained by the bid solicitation agent, but two such bids are obtained, then the average of the two bids shall be used, and
•	if only one such bid can reasonably be obtained by the bid solicitation agent, that one bid shall be used.

If, as of such date of determination, the bid solicitation agent cannot reasonably obtain at least one bid for $5.0 million aggregate principal amount of the notes from a nationally recognized securities dealer, then the trading price per $1,000 principal amount of notes will be deemed to be less than 98% of the product of the last reported sale price of our common stock and the number of shares issuable upon conversion of $1,000 principal amount of the notes.

In connection with any conversion upon satisfaction of the above trading price condition, the bid solicitation agent shall have no obligation to determine the trading price of the notes unless we have requested such determination; and we shall have no obligation to make such request unless a beneficial holder of a note provides us with reasonable evidence that the trading price per $1,000 principal amount of notes would be less than 98% of the product of the last reported sale price of our common stock and the number of shares of common stock issuable upon conversion of $1,000 principal amount of the notes. At such time, we shall instruct the bid solicitation agent to determine the trading price of the notes beginning on the next trading day and on each successive trading day until the trading price per $1,000 principal amount of notes is greater than or equal to 98% of the product of the last reported sale price of our common stock and the number of shares of common stock issuable upon conversion of $1,000 principal amount of the notes.

Conversion upon Notice of Redemption

If we call any or all of the notes for redemption, you may convert any of your notes that have been called for redemption at any time prior to the close of business on the second business day immediately prior to the redemption date. Upon surrender of your notes for conversion, we will deliver cash and shares of common stock, if any, as described below under “—Payment upon Conversion.”

Conversion upon Specified Corporate Transactions

Certain Distributions

If we elect to:

•

distribute to all or substantially all holders of our common stock certain rights or warrants entitling them to purchase, for a period expiring within 60 days after the date of the distribution, shares of our common stock at less than the last reported sale price of a share of our common stock on the trading day immediately preceding the declaration date of the distribution; or

•

distribute to all or substantially all holders of our common stock, assets (including cash), debt securities or rights or warrants to purchase our securities, which distribution has a per share value as determined by our board of directors exceeding 10% of the last reported sale price of our common stock on the trading day immediately preceding the declaration date for such distribution, we must notify holders of the notes at least 20 business days prior to the ex-dividend date for such distribution. Once we have given such notice, holders may surrender their notes for conversion at any time until the earlier of the close of business on the business day immediately prior to the ex-dividend date or any announcement that such distribution will not take place. No holder may exercise this right to convert if the holder otherwise would participate in the distribution without conversion. The “ex-dividend” date is the first date upon which a sale of the common stock does not automatically transfer the right to receive the relevant distribution from the seller of the common stock to its buyer. Upon surrender of your notes for conversion, we will deliver cash and shares of common stock, if any, as described below under “—Payment upon Conversion.”

Certain Corporate Transactions

If:

•	a “change of control” occurs pursuant to clause (1) of the definition thereof set forth under “—Repurchase of Notes by Dress Barn at Option of Holder upon a Fundamental Change” below, or
•

a “change of control” occurs pursuant to clause (3) of the definition thereof set forth under “—Repurchase of Notes by Dress Barn at Option of Holder upon a Fundamental Change” below pursuant to which our common stock would be converted into cash, securities or other property (regardless of whether a holder has the right to put the notes as described under “—Repurchase of Notes by Dress Barn at Option of Holder upon a Fundamental Change”), then a holder may surrender notes for conversion at any time from and after the date which is 15 days prior to the anticipated effective date of the transaction until and including the date which is 15 days after the actual effective date of such transaction (or, if such transaction also results in holders having a right to require us to repurchase their notes, until the fundamental change repurchase date). If any such consolidation, merger, binding share exchange or transfer is terminated prior to its effective date, the submission of any notes for conversion in connection therewith and the right to convert will be revoked and such notes will be returned to the holder thereof. We will notify holders and the trustee at the same time we publicly announce such transaction (but in no event less than 15 days prior to the effective date of such transaction).

If you elect to convert your notes in connection with the transactions described above on or prior to December 15, 2011 and 10% or more of the consideration for the common stock in the corporate transaction consists of cash, securities or other property that is not traded or scheduled to be traded immediately following such transaction on a U.S. national securities exchange or the Nasdaq National Market, we will increase the conversion rate by the additional shares as described above under “—Conversion Rights—General” or, in lieu thereof, we may in certain circumstances elect to adjust the conversion rate and related conversion obligation so that the notes are convertible into shares of the acquiring or surviving entity as described under “—Conversion Procedures—Conversion Rate Adjustments—Adjustments for Conversion After a Public Acquirer Change of Control.”

If we are a party to a consolidation, merger or binding share exchange pursuant to which our common stock is converted into cash, securities or other property, then, at the effective time of the transaction, the right to convert a note into common stock will be changed into a right to convert the note into the kind and amount of cash, securities or other property which the holder would have received if the holder had converted such notes immediately prior to the transaction (assuming the notes are convertible into shares of our common stock at the conversion rate in effect and not settled in cash and common stock, if any, as set forth under “—Payments upon Conversion” below).

If a transaction described in the bullet points above occurs, the holder can, subject to certain conditions, require us to repurchase all or a portion of its notes as described under “—Repurchase of Notes by Dress Barn at Option of Holder upon a Fundamental Change.”

Conversion Procedures

To convert your note you must do each of the following:

•	complete and manually sign the conversion notice on the back of the note, or a facsimile of the conversion notice, and deliver this irrevocable notice to the conversion agent;

•	surrender the note to the conversion agent;
•	if required, furnish appropriate endorsements and transfer documents;
•	if required, pay all transfer or similar taxes; and
•	if required, pay funds equal to interest payable on the next interest payment date.

The date you comply with these requirements is the “conversion date” under the indenture. The notes will be deemed to have been converted immediately prior to the close of business on the conversion date. If your interest is a beneficial interest in a global note, to convert you must comply with the last three requirements listed above and comply with the depositary’s procedures for converting a beneficial interest in a global note.

The conversion agent initially is the trustee. The conversion agent will, on your behalf, convert the notes into cash and shares of common stock, if any. You may obtain copies of the required form of the conversion notice from the conversion agent. Payments of cash and, if shares of common stock are to be delivered, a certificate will be delivered to you, or a book-entry transfer through DTC will be made, by the conversion agent for the number of shares of common stock as set forth below under “—Payment upon Conversion” (and cash in lieu of any fractional shares).

Payment upon Conversion

In connection with any conversion, we will satisfy our obligation to convert the notes (the “conversion obligation”) by delivering to holders in respect of each $1,000 aggregate principal amount of notes being converted a “Settlement Amount” consisting of (1) cash equal to the lesser of $1,000 and the Conversion Value, and (2) to the extent the Conversion Value exceeds $1,000, a number of shares equal to the sum of, for each day of the Cash Settlement Period, (A) 10% of the difference between the Conversion Value and $1,000, divided by (B) the last reported sale price of our common stock for such day. We will not issue fractional shares of common stock upon conversion of the notes. Instead, we will pay the cash value of such fractional shares based upon the last reported sale price of our common stock on the trading day immediately preceding the conversion date. We will deliver the Settlement Amount on the third business day following the date the Settlement Amount is determined.

“Conversion Value” means the product of (1) the conversion rate in effect (plus any additional shares as described under “—Conversion Rights—General”) or, if the notes are converted during a registration default, 103% of such conversion rate (and any such additional shares), and (2) the average of the last reported sale prices (as defined above under “—Conversion upon Satisfaction of Market Price Condition”) of our common stock for the trading days during the Cash Settlement Period.

The “Cash Settlement Period” with respect to any notes means the 10 consecutive trading days beginning on the second trading day after the conversion date for those notes.

“Trading day” means a day during which trading in our common stock generally occurs and a last reported sale price for our common stock is provided on the Nasdaq National Market or, if our common stock is not listed on the Nasdaq National Market, on the principal other United States national or regional securities exchange on which our common stock is then listed or, if our common stock is not listed on a United States national or regional securities exchange, on the principal other market on which our common stock is then traded.

Conversion Rate Adjustments

The applicable conversion rate will be subject to adjustment, without duplication, upon the occurrence of any of the following events:

(1)	the payment to all holders of common stock of dividends or other distributions payable in shares of our common stock or our other capital stock;

(2)	subdivisions, splits and combinations of our common stock;
(3)

the issuance to all holders of our common stock of rights, warrants or options (other than pursuant to any dividend reinvestment or share purchase plans) entitling them, for a period of up to 60 days from the date of issuance of the rights, warrants or options, to subscribe for or purchase common stock at less than the current market price thereof; provided that the applicable conversion rate will be readjusted to the extent that such rights, warrants or options are not exercised prior to their expiration;

(4)

distributions to all or substantially all holders of our common stock, of shares of capital stock, evidences of indebtedness or other assets, including securities (but excluding rights or warrants listed in (3) above, dividends or distributions listed in (1) above and distributions consisting exclusively of cash), in which event the conversion rate will be increased by multiplying it by a fraction,

•	the numerator of which will be the current market price of our common stock on the record date fixed for the distribution; and
•

the denominator of which will be the current market price of our common stock on the record date fixed for the distribution minus the fair market value, as determined by our board of directors, of the portion of those assets, debt securities, shares of capital stock or rights or warrants so distributed applicable to one share of common stock;

If we distribute to holders of our common stock capital stock of, or similar equity interests in, a subsidiary or other business unit of ours, then the conversion rate will be adjusted based on the market value of the securities so distributed relative to the market value of our common stock, in each case based on the average of the last reported sale price of those securities (where such last reported sale prices are available) for the 10 trading days commencing on and including the fifth trading day after the “ex-dividend date” for such distribution on the Nasdaq National Market or such other national or regional exchange or market on which the securities are then listed or quoted.

(5)

distributions of cash to all or substantially all holders of our common stock (excluding any dividend or distribution in connection with our liquidation, dissolution or winding-up), in which event the conversion rate will be increased by multiplying it by a fraction,

•	the numerator of which will be the current market price of our common stock on the record date fixed for the distribution; and
•	the denominator of which will be (i) the current market price of our common stock on the record date fixed for the distribution minus (ii) the amount per share of such dividend or distribution; or
(6)

the successful completion of a tender or exchange offer made by us or any of our subsidiaries for shares of our common stock which involves an aggregate consideration per share that exceeds our market capitalization divided by the total number of outstanding shares of common stock on the expiration of the tender or exchange offer.

In addition to these adjustments, we may in our sole discretion increase the conversion rate as our board of directors deems advisable to avoid or diminish any income tax to holders of our capital stock resulting from any dividend or distribution of capital stock (or rights to acquire capital stock) or from any event treated as such for income tax purposes. We may also, from time to time, to the extent permitted by applicable law, increase the conversion rate by any amount for any period of at least 20 days if our board of directors has determined that such increase would be in our best interests. If our board of directors makes that determination, it will be conclusive. We will give holders of notes at least 15 days’ prior notice of such an increase in the conversion rate. For a discussion of the United States federal income tax treatment of an adjustment to the conversion rate of the notes, see “Important United States Federal Income Tax Considerations – U.S. Federal Income Tax Consequences Applicable to U.S. Holders – Conversion Rate Adjustments.”

With respect to certain adjustment events, no adjustment to the conversion rate will be made if we provide that holders of notes will participate in the distribution prior to conversion or upon conversion or in certain other cases.

“Current market price” of our common stock on any day means the average of the last reported sale price of our common stock (as defined above under “—Conversion—Conversion upon Satisfaction of Market Price Condition”) for each of the 10 consecutive trading days ending on the earlier of the day in question and the day before the “ex-dividend date” with respect to the issuance or distribution requiring such computation, subject to adjustment by our board of directors if the related transaction occurs during such 10-day period.

To the extent that we have a rights plan in effect upon any conversion of the notes into common stock, you will receive, in addition to the common stock, the rights under the rights plan, unless, prior to any conversion, the rights have separated from the common stock, in which case the conversion rate will be adjusted at the time of separation as described in clause (4) above. A further adjustment will occur as described in clause (4) above, if such rights become exercisable to purchase different securities, evidences of indebtedness or assets, subject to readjustment in the event of the expiration, termination or redemption of such rights.

With respect to the adjustment events described above, if rights or warrants for which an adjustment to the conversion rate has been made expire unexercised, the conversion rate will be readjusted to take into account the actual number of such rights or warrants which were exercised.

In the event of:

•	any reclassification of our common stock;
•	a consolidation, merger, binding share exchange or combination involving us; or
•	a sale or conveyance to another person or entity of all or substantially all of our property or assets in which holders of common stock would be entitled to receive stock, other securities, other property, assets or cash for their common stock, upon conversion of your notes you will be entitled to receive the same type of consideration that you would have been entitled to receive if you had converted the notes into our common stock (assuming the notes are convertible into shares of our common stock at the conversion rate in effect and not settled in cash and common stock, if any, as set forth under “—Payments upon Conversion” above) immediately prior to any of these events.

The applicable conversion rate will not be adjusted:

•

upon the issuance of any shares of our common stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on our securities and the investment of additional optional amounts in shares of our common stock under any plan;

•

upon the issuance of any shares of our common stock or options or rights to purchase those shares pursuant to any present or future employee, director or consultant benefit plan or program of or assumed by us or any of our subsidiaries;

•

upon the issuance of any shares of our common stock pursuant to any option, warrant, right or exercisable, exchangeable or convertible security not described in the preceding bullet and outstanding as of the date the notes were first issued;

•	for a change in the par value of the common stock; or
•	for accrued and unpaid interest, including contingent interest and additional amounts, if any.

Adjustments to the applicable conversion rate will be calculated to the nearest 1/10,000th of a share. No adjustment to the applicable conversion rate will be required unless the adjustment would require an increase or decrease of at least 1.0% of the applicable conversion rate. However, any adjustments which are not required to be made because they would have required an increase or decrease of less than 1.0% will be carried forward and be made on the first to occur of (i) any subsequent adjustment, or (ii) the first day of the next calendar year.

Adjustments for Conversion After a Public Acquirer Change of Control

If you convert your notes in connection with a corporate transactions for which the conversion rate would be increased by a number of additional shares as described in “—Conversion Rights—General” above, in the case of a public acquirer change of control (as defined below), we may, at our option and in lieu of increasing the conversion rate by such number of additional shares, adjust the conversion rate and the related conversion obligation such that from and after the effective date of such public acquirer change of control, holders of the notes will be entitled to convert their notes (subject to the satisfaction of the conditions to conversion described under “—Conversion Rights’ above and the settlement procedures described under “Conversion Procedures—Payment upon Conversion”) into a number of shares of public acquirer common stock (as defined below) by adjusting the conversion rate in effect immediately before the public acquirer change of control by a fraction:

•

the numerator of which will be (i) in the case of a share exchange, consolidation, merger or binding share exchange, pursuant to which our common stock is converted into cash, securities or other property, the average value of all cash and any other consideration (as determined by our board of directors) paid or payable per share of common stock or (ii) in the case of any other public acquirer change of control, the average of the last reported sale price of our common stock for the five consecutive trading days prior to but excluding the effective date of such public acquirer change of control, and

•

the denominator of which will be the average of the last reported sale prices of the public acquirer common stock for the five consecutive trading days commencing on the trading day next succeeding the effective date of such public acquirer change of control.

A “public acquirer change of control” means any event constituting a fundamental change that would otherwise obligate us to increase the conversion rate as described above under “—Conversion Rights—General” and the acquirer (or any entity that is a directly or indirectly wholly-owned subsidiary of the acquirer) has a class of common stock traded on a national securities exchange or quoted on the Nasdaq National Market or which will be so traded or quoted when issued or exchanged in connection with such fundamental change (the “public acquirer common stock”).

Upon a public acquirer change of control, if we so elect, holders may convert their notes (subject to the satisfaction of the conditions to conversion described under “—Conversion Rights” above) at the adjusted conversion rate described in the second preceding paragraph but will not be entitled to the increased conversion rate described under “—Conversion Rights—General.” We are required to notify holders of our election in our notice to holders of such transaction. As described under “—Conversion Rights—Conversion upon Specified Corporate Transactions,” holders may convert their notes upon a public acquirer change of control during the period specified therein. In addition, the holder can also, subject to certain conditions, require us to repurchase all or a portion of its notes as described under “—Repurchase of Notes by Dress Barn at Option of Holder upon a Fundamental Change.”

Repurchase of Notes by Dress Barn at Option of Holder

On December 15, 2011, December 15, 2014 and December 15, 2019 (each, a “repurchase date”), you may require us to repurchase for cash any outstanding notes for which you have properly delivered and not withdrawn a written repurchase notice. Subject to certain additional conditions, the repurchase price will equal 100% of the principal amount of the notes plus accrued and unpaid interest and additional amounts, if any, to, but not including, the repurchase date. If the repurchase date is on a date that is after a record date and on or prior to the corresponding interest payment date, we will pay such interest (including additional amounts, if any) to the holder of record on the corresponding record date, which may or may not be the same person to whom we will pay the repurchase price, and the repurchase price will be 100% of the principal amount of the notes repurchased.

You may submit a repurchase notice to the paying agent (which will initially be the trustee) at any time from the opening of business on the date that is 20 business days prior to the repurchase date until the close of business on the repurchase date.

Any repurchase notice given by you electing to require us to repurchase notes shall be given so as to be received by the paying agent no later than the close of business on the repurchase date and must state:

•

if definitive notes have been issued, the certificate numbers of the holders’ notes to be delivered for repurchase (or, if the notes are not issued in definitive form, the notice of repurchase must comply with appropriate DTC procedures);

•	the portion of the principal amount of notes to be repurchased, which must be $1,000 or an integral multiple thereof; and
•	that the notes are to be repurchased by us pursuant to the applicable provisions of the notes.

You may withdraw your repurchase notice by delivering a written notice of withdrawal to the paying agent prior to the close of business on the repurchase date. The notice of withdrawal shall state:

•	the principal amount of notes being withdrawn;
•

if definitive notes have been issued, the certificate numbers of the notes being withdrawn (or, if the notes are not issued in definitive form, the notice of withdrawal must comply with appropriate DTC procedures); and

•	the principal amount of the notes, if any, that remain subject to the repurchase notice.

In connection with any repurchase, we will, to the extent applicable:

•	comply with the provisions of Rule 13e-4, Rule 14e-1 and any other tender offer rules under the Exchange Act, which may then be applicable; and
•	file Schedule TO or any other required schedule under the Exchange Act.

Our obligation to pay the repurchase price for notes for which a repurchase notice has been delivered and not validly withdrawn is conditioned upon your effecting book-entry transfer of the notes or delivering definitive notes, together with necessary endorsements, to the paying agent at any time after delivery of the repurchase notice. We will cause the repurchase price for the notes to be paid promptly following the later of the business day following the repurchase date and the time of book-entry transfer or delivery of definitive notes, together with such endorsements.

If the paying agent holds money sufficient to pay the repurchase price of the notes for which a repurchase notice has been delivered and not validly withdrawn in accordance with the terms of the indenture, then, immediately after the repurchase date, the notes will cease to be outstanding and interest and additional amounts, if any, on the notes will cease to accrue, whether or not the notes are transferred by book entry or delivered to the paying agent. Thereafter, all of your other rights shall terminate, other than the right to receive the repurchase price upon book-entry transfer of the notes or delivery of the notes. Our ability to repurchase notes for cash may be limited by restrictions on our ability to obtain funds for such repurchase through dividends from our subsidiaries and the terms of our then existing borrowing agreements.

Repurchase of Notes by Dress Barn at Option of Holder upon a Fundamental Change

If a fundamental change, as defined below, occurs, you will have the right on the fundamental change repurchase date (subject to certain exceptions set forth below) to require us to repurchase for cash all of your notes not previously called for redemption, or any portion of those notes that is equal to $1,000 in principal amount or integral multiples thereof, at a fundamental change repurchase price equal to 100% of the principal amount of the notes plus any accrued and unpaid interest, including additional amounts, if any, on the notes to but not including the fundamental change repurchase date. If the fundamental change repurchase date is on a date that is after a record date and on or prior to the corresponding interest payment date, we will pay such interest (including additional amounts, if any) to the holder of record on the corresponding record date, which may or may not be the same person to whom we will pay the repurchase price, and the repurchase price will be 100% of the principal amount of the notes repurchased.

Within 45 days after the occurrence of a fundamental change, we are required to give notice to you and the trustee of such occurrence and of your resulting repurchase right and the procedures that you must follow to require us to repurchase your notes as described below. The fundamental change repurchase date specified by us will be 30 days after the date on which we give this notice.

The fundamental change repurchase notice given by you electing to require us to repurchase your notes shall be given so as to be received by the paying agent no later than the close of business on the fundamental change repurchase date and must state:

•

if certificated notes have been issued, the certificate numbers of the holder’s notes to be delivered for repurchase (or, if the notes are not issued in certificated form, the fundamental change repurchase notice must comply with appropriate DTC procedures);

•	the portion of the principal amount of notes to be repurchased, which must be $1,000 or an integral multiple thereof; and
•	that the notes are to be repurchased by us pursuant to the applicable provisions of the indenture.

You may withdraw your fundamental change repurchase notice by delivering a written notice of withdrawal to the paying agent prior to the close of business on the fundamental change repurchase date. The notice of withdrawal shall state:

•	the principal amount at maturity of notes being withdrawn;
•

if certificated notes have been issued, the certificate numbers of the notes being withdrawn (or, if the notes are not issued in certificated form, the notice of withdrawal must comply with appropriate DTC procedures); and

•	the principal amount of the notes, if any, that remain subject to the fundamental change repurchase notice.

A “fundamental change” will be deemed to have occurred upon a change of control or a termination of trading.

A “change of control” will be deemed to have occurred at such time after the original issuance of the notes when any of the following has occurred:

(1)

a “person” or “group” within the meaning of Section 13(d)(3) of the Exchange Act, other than us, our subsidiaries or our or their employee benefit plans, files a Schedule TO or any schedule, form or report under the Exchange Act disclosing that such person or group has become the direct or indirect “beneficial owner,” as defined in Rule 13d-3 under the Exchange Act, of shares of our common stock representing more than 50% of the voting power of our common stock entitled to vote generally in the election of directors; or

(2)	the first day on which a majority of the members of our board of directors does not consist of continuing directors; or
(3)	a consolidation, merger or binding share exchange, or any conveyance, transfer, sale, lease or other disposition of all or substantially all of our properties and assets to another person, other than:
•	any transaction:
(i)	that does not result in any reclassification, conversion, exchange or cancellation of outstanding shares of our capital stock; and
(ii)

pursuant to which holders of our capital stock immediately prior to the transaction have the entitlement to exercise, directly or indirectly, 50% or more of the total voting power of all shares of capital stock entitled to vote generally in elections of directors of the continuing or surviving person immediately after giving effect to such issuance; or

•

any merger, share exchange, transfer of assets or similar transaction solely for the purpose of changing our jurisdiction of incorporation and resulting in a reclassification, conversion or exchange of outstanding shares of common stock, if at all, solely into shares of common stock, ordinary shares or American Depositary Shares of the surviving entity or a direct or indirect parent of the surviving corporation; or

•

any consolidation or merger with or into any of our subsidiaries, so long as such merger or consolidation is not part of a plan or a series of transactions designed to or having the effect of merging or consolidating with any other person.

A “continuing director” means a director who either was a member of our board of directors on December 8, 2004 or who becomes a member of our board of directors subsequent to that date and whose appointment, election or nomination for election by our shareholders is duly approved by a majority of the continuing directors on our board of directors at the time of such approval, either by specific vote or by approval of the proxy statement issued by us on behalf of the board of directors in which such individual is named as nominee for director.

Beneficial ownership shall be determined in accordance with Rule 13d-3 promulgated by the Commission under the Exchange Act. The term “person” includes any syndicate or group that would be deemed to be a “person” under Section 13(d)(3) of the Exchange Act.

The definition of change of control includes a phrase relating to the conveyance, transfer, sale, lease or disposition of “all or substantially all” of our assets. There is no precise, established definition of the phrase “substantially all” under applicable law. Accordingly, your ability to require us to repurchase your notes as a result of a conveyance, transfer, sale, lease or other disposition of less than all our assets may be uncertain.

However, notwithstanding the foregoing, you will not have the right to require us to repurchase your notes upon a change of control if 90% or more of the consideration in the transaction or transactions (other than cash payments for fractional shares and cash payments made in respect of dissenters’ appraisal rights) constituting a change of control described in clause (3) above consists of shares of common stock traded or to be traded immediately following a change of control on a national securities exchange or the Nasdaq National Market, and, as a result of the transaction or transactions, the notes become convertible into that common stock (and any rights attached thereto).

A “termination of trading” will be deemed to have occurred if our common stock (or other common stock into which the notes are then convertible) is neither listed for trading on a United States national securities exchange nor approved for trading on the Nasdaq National Market.

Rule 13e-4 under the Exchange Act requires the dissemination of certain information to security holders if an issuer tender offer occurs and may apply if the repurchase option becomes available to holders of the notes. We will comply with this rule and file Schedule TO (or any similar schedule) to the extent applicable at that time.

If the paying agent holds money sufficient to pay the fundamental change repurchase price of the notes which holders have elected to require us to repurchase on the business day following the fundamental change repurchase date in accordance with the terms of the indenture, then, immediately after the fundamental change repurchase date, those notes will cease to be outstanding and interest and additional amounts, if any, on the notes will cease to accrue, whether or not the notes are transferred by book entry or delivered to the paying agent. Thereafter, all other rights of the holder shall terminate, other than the right to receive the fundamental change repurchase price upon book-entry transfer of the notes or delivery of the notes.

The term “fundamental change” is limited to specified transactions and may not include other events that might adversely affect our financial condition or business operations. The foregoing provisions would not necessarily protect holders of the notes if highly leveraged or other transactions involving us occur that may affect holders adversely. We could, in the future, enter into certain transactions, including certain recapitalizations, that would not constitute a fundamental change with respect to the fundamental change repurchase feature of the notes but that would increase the amount of our (or our subsidiaries’) outstanding indebtedness.

Our ability to repurchase notes for cash upon the occurrence of a fundamental change is subject to important limitations. Our ability to repurchase the notes for cash may be limited by restrictions on our ability to obtain funds for such repurchase through dividends from our subsidiaries and the terms of our then existing borrowing agreements.

The fundamental change purchase feature of the notes may in certain circumstances make more difficult or discourage a takeover of our company. The fundamental change purchase feature, however, is not the result of our knowledge of any specific effort:

•	to accumulate shares of our common stock;
•	to obtain control of us by means of a merger, tender offer solicitation or otherwise; or
•	by management to adopt a series of anti-takeover provisions.

Instead, the fundamental change repurchase feature is a standard term contained in securities similar to the notes.

Merger and Sale of Assets

The indenture provides that we may not consolidate with or merge with or into any other person or convey, transfer or lease all or substantially all our assets to another person, unless:

•

the resulting, surviving or transferee person (the “successor company”) will be a corporation organized and existing under the laws of the United States of America, any State thereof or the District of Columbia and the successor company (if not us) will expressly assume, by a supplemental indenture, executed and delivered to the trustee, in form reasonably satisfactory to the trustee, all of our obligations under the notes and the indenture;

•

immediately after giving effect to such transaction (and treating any indebtedness which becomes an obligation of the successor company or subsidiary guarantor as a result of such transaction as having been incurred by the successor company or subsidiary guarantor at the time of such transaction), no default shall have occurred and be continuing;

•

we shall have delivered to the trustee an officers’ certificate and an opinion of counsel, each stating that the consolidation, merger or transfer and such supplemental indenture (if any) comply with the indenture; and

•

we shall have delivered to the trustee an opinion of counsel to the effect that the holders of the notes will not recognize income, gain or loss for federal income tax purposes as a result of such transaction and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the transaction had not occurred.

The successor company will succeed to, and be substituted for, and may exercise every right and power of, us under the indenture, but in the case of a conveyance, transfer or lease of all or substantially all our assets, we will not be released from the obligation to pay the principal of and interest on the notes.

In addition, we will not permit any subsidiary guarantor to consolidate with or merge with or into, or convey, transfer or lease all or substantially all of its assets to any person unless:

•

the resulting, surviving or transferee person (the “successor guarantor”) will be a corporation organized and existing under the laws of the United States of America, any State thereof or the District of Columbia, and such person (if not such subsidiary guarantor) will expressly assume, by a supplemental indenture, executed and delivered to the trustee, in form reasonably satisfactory to the trustee, all the obligations of the subsidiary guarantor under its subsidiary guarantee;

•

immediately after giving effect to such transaction (and treating any indebtedness which becomes an obligation of the successor guarantor or another subsidiary guarantor as a result of such transaction as having been incurred by the successor guarantor or such subsidiary guarantor at the time of the transaction), no default shall have occurred and be continuing; and

•

we shall have delivered to the trustee an officers’ certificate and an opinion of counsel, each stating that the consolidation, merger or transfer and such supplemental indenture, if any, comply with the indenture.

The successor guarantor will succeed to, and be substituted for, and may exercise every right and power of, such subsidiary guarantor under the indenture, but the predecessor subsidiary guarantor in the case of a conveyance, transfer or lease of all or substantially all its assets will not be released from the obligation to pay the principal of and interest on the notes.

Notwithstanding the foregoing:

•	any subsidiary guarantor may consolidate with, merge into or transfer all or part of its properties and assets to us or another subsidiary guarantor, and
•	we may merge with an affiliate incorporated solely for the purpose of reincorporating us in another jurisdiction to realize tax or other benefits.

Events of Default; Notice and Waiver

The following are events of default under the indenture:

•	a default in the payment of principal of the notes when due at maturity, upon redemption, upon repurchase or otherwise;

•

a default in the payment of any interest, including contingent interest and additional amounts, if any, on the notes when due and such failure continues for a period of 30 days past the applicable due date;

•

the failure by us to cause each of our existing or future subsidiaries to become a subsidiary guarantor of the notes in accordance with the obligation to provide subsidiary guarantees as described under “—Subsidiary Guarantees” above and such failure continues for a period of 30 days after our receipt of notice in accordance with the provisions of the indenture;

•	we fail to provide notice of the occurrence of a fundamental change as required by the indenture;
•

a default in our obligation to deliver the Settlement Amount upon conversion of the notes, together with cash in lieu thereof in respect of any fractional shares, upon conversion of any notes and such default continues for a period of 10 days or more;

•	the failure by us to comply with our obligation to repurchase the notes at the option of a holder upon a fundamental change as required by the indenture or on any other repurchase date;
•	default in our obligation to redeem the notes after we have exercised our option to redeem;
•

the failure by us or any subsidiary guarantor to perform or observe any of our or its other covenants or warranties in the indenture or in the notes for 60 days after written notice to us or it from the trustee or to us or it and the trustee from the holders of at least 25% in principal amount of the outstanding notes;

•

a failure to pay when due at maturity or a default that results in the acceleration of any indebtedness for borrowed money of us or our subsidiaries (other than indebtedness that is non-recourse to us or any of our subsidiaries) in an aggregate amount of $15.0 million or more, unless such failure is cured or such acceleration is rescinded, stayed or annulled within 30 days after written notice to us from the trustee or to us and the trustee from the holders of at least 25% in principal amount of the outstanding notes has been received by us or such subsidiary;

•

final unsatisfied judgments (not subject to further appeal) not covered by insurance aggregating in excess of $15.0 million rendered against us or any of our subsidiaries are not paid, discharged, stayed or otherwise secured or provided for within 60 days;

•	certain events involving us or one of our subsidiaries’ bankruptcy, insolvency or reorganization; and
•

any subsidiary guarantee of a subsidiary guarantor holding more than 5% of our consolidated assets or generating more than 5% of our consolidated sales or net income as of and for the 12 months ended on the end of the most recent fiscal quarter for which financial statements are publicly available ceases to be in full force and effect (except as contemplated by the terms of the Indenture relating to subsidiary guarantees) or any such subsidiary guarantor or person acting by or on behalf of any such subsidiary guarantor denies or disaffirms such subsidiary guarantor’s obligations under the indenture or any subsidiary guarantee and such default continues for 30 days after receipt of the notice specified in the indenture.

The foregoing will constitute events of default whatever the reason for any such event of default and whether it is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body.

If a default occurs and is continuing and is known to the trustee, the trustee must mail to each holder of the notes notice of the default within the earlier of 90 days after it occurs or 30 days after it is known to a trust officer or written notice of it is received by the trustee. The trustee may withhold notice to the holders of the notes of any default, except defaults in payment of principal or interest (including contingent interest or additional amounts, if any) on the notes. However, the trustee must consider it to be in the interest of the holders of the notes to withhold this notice.

If an event of default (other than an event of default relating to certain events of bankruptcy, insolvency or reorganization of us) occurs and continues, the trustee or the holders of at least 25% in principal amount of the outstanding notes may declare the principal and accrued and unpaid interest, including contingent interest and additional amounts, if any, on the outstanding notes to be immediately due and payable. In case of certain events of bankruptcy, insolvency or reorganization involving us, the principal and accrued and unpaid interest, including contingent interest and additional amounts, if any, on the notes will automatically become immediately due and payable. Under certain circumstances, the holders of a majority in principal amount of the outstanding notes may rescind such acceleration with respect to the notes and waive these past defaults.

The holders of a majority in principal amount of outstanding notes will have the right to direct the time, method and place of any proceedings for any remedy available to the trustee or of exercising any trust or power conferred on the trustee, subject to limitations specified in the indenture. The trustee, however, may refuse to follow any direction that conflicts with law or the indenture or that the trustee determines is unduly prejudicial to the rights of any other holder of the notes or that would involve the trustee in personal liability. Prior to taking any action under the indenture, the trustee will be entitled to indemnification satisfactory to it in its sole discretion against all losses and expenses caused by taking or not taking such action.

The holders of a majority in principal amount of outstanding notes may waive any past default under the indenture, except a default in the payment of principal or interest, including contingent interest or additional amounts, if any, a failure to convert any notes into common stock, a default arising from our failure to redeem or repurchase any notes when required pursuant to the terms of the indenture or a default in respect of any covenant that cannot be amended without the consent of each holder affected.

No holder of the notes may pursue any remedy under the indenture, except in the case of a default in the payment of principal or interest, including contingent interest or additional amounts, if any, on the notes, unless:

•	the holder has given the trustee written notice of an event of default;
•	the holders of at least 25% in principal amount of outstanding notes make a written request to the trustee to pursue the remedy;
•	the trustee does not receive an inconsistent direction from the holders of a majority in principal amount of outstanding notes;
•	the holder or holders have offered reasonable security or indemnity to the trustee against any costs, liability or expense of the trustee; and
•	the trustee fails to comply with the request within 60 days after receipt of the request and offer of indemnity.

The indenture will require us every year to deliver to the trustee a statement as to performance of our obligations under the indenture and as to any defaults.

A default in the payment of the notes, or a default with respect to the notes that causes them to be accelerated, may give rise to a cross-default under our senior credit facilities or other indebtedness.

Satisfaction and Discharge of the Indenture

The indenture will generally cease to be of any further effect with respect to the notes if:

•	we have delivered to the trustee for cancellation all outstanding notes, with certain limited exceptions, or
•

all notes not previously delivered to the trustee for cancellation have become due and payable, whether at stated maturity or any redemption date or any repurchase date, including upon the occurrence of a fundamental change, or upon conversion or otherwise, and we have deposited with the trustee as trust funds the entire amount in cash and/or our common stock (as applicable under the terms of the indenture) sufficient to pay all the outstanding notes, and if, in either case, we also pay or cause to be paid all other sums payable under the indenture by us.

Legal Defeasance and Covenant Defeasance

The notes are not subject to any defeasance provisions under the indenture.

Amendment and Modification

The consent of the holders of a majority in principal amount of the outstanding notes is required to modify or amend the indenture. However, a modification or amendment requires the consent of the holder of each outstanding note affected by such modification or amendment if it would:

•	reduce the principal amount of or change the stated maturity of any note;
•	reduce the rate or extend the time for payment of interest, including contingent interest or additional amounts, if any, on any note;
•

reduce any amount payable upon redemption or repurchase of any note (including upon the occurrence of a fundamental change) or change the time at which or circumstances under which the notes may or shall be redeemed or repurchased;

•	impair the right of a holder to institute suit for payment on any note;
•	change the currency in which any note is payable;
•	impair the right of a holder to convert any note or reduce the number of common shares or any other property receivable upon conversion;
•	reduce the quorum or voting requirements under the indenture;
•	change our obligation to maintain an office or agency in the places and for the purposes specified in the indenture;
•	subject to specified exceptions, amend or modify certain of the provisions of the indenture relating to amendment or modification or waiver of provisions of the indenture;
•	reduce the percentage of notes required for consent to any amendment or modification of the indenture; or
•	modify any subsidiary guarantee in any manner materially adverse to the holders of the notes, except removal of subsidiary guarantors as provided in the indenture.

We and the trustee may modify certain provisions of the indenture without the consent of the holders of the notes, including to:

•	add guarantees with respect to the notes or secure the notes;
•	remove guarantees as provided in the indenture;

•	evidence the assumption of our or a subsidiary guarantor’s obligations by a successor person under the provisions of the indenture relating to consolidations, mergers and sales of assets;
•	surrender any of our rights or powers under the indenture;
•	add covenants or events of default for the benefit of the holders of notes;
•	cure any ambiguity or correct any inconsistency in the indenture, so long as such action will not adversely affect the interests of holders;
•	modify or amend the indenture to permit the qualification of the indenture or any supplemental indenture under the Trust Indenture Act of 1939 as then in effect;
•	establish the forms or terms of the notes;
•	evidence the acceptance of appointment by a successor trustee;
•

provide for uncertificated notes in addition to or in place of certificated notes; provided, however, that the uncertificated notes are issued in registered form for purposes of Section 163(f) of the Internal Revenue Code of 1986, or in a manner such that the uncertificated notes are described in Section 163(f)(2)(B) of the Internal Revenue Code of 1986; and

•

make other changes to the indenture or forms or terms of the notes, provided no such change individually or in the aggregate with all other such changes has or will have a material adverse effect on the interests of the holders of the notes.

Calculations in Respect of Notes

We are responsible for making all calculations called for under the notes. These calculations include, but are not limited to, determinations of the market prices of our common stock, the amount of accrued interest (including contingent interest and additional amounts, if any) payable on the notes and the conversion price of the notes. We will make all these calculations in good faith, and, absent manifest error, our calculations will be final and binding on holders of notes. We will provide a schedule of our calculations to each of the trustee and the conversion agent, and each of the trustee and the conversion agent is entitled to rely upon the accuracy of our calculations without independent verification. The trustee will forward our calculations to any holder of notes upon the request of that holder.

Trustee, Paying Agent and Conversion Agent

We have appointed The Bank of New York, the trustee under the indenture, as paying agent, conversion agent, note registrar and custodian for the notes. The trustee or its affiliates may also provide banking and other services to us in the ordinary course of their business.

Notices

Except as otherwise described herein, notice to registered holders of the notes will be given by mail to the addresses as they appear in the security register. Notices will be deemed to have been given on the date of mailing.

Rule 144A Information Request

We will furnish to the holders or beneficial holders of the notes or the underlying common stock and prospective purchasers, upon their request, the information, if any, required under Rule 144A(d)(4) under the Securities Act until such time as these securities are no longer “restricted securities” within the meaning of Rule 144 under the Securities Act, assuming these securities have not been owned by an affiliate of ours.

Governing Law

The notes and the indenture are governed by, and construed in accordance with, the laws of the State of New York.

Form, Denomination, Exchange, Registration and Transfer

The notes are issued:

•	in fully registered form;
•	without interest coupons; and
•

in denominations of $1,000 principal amount and integral multiples of $1,000. Holders may present notes for conversion, registration of transfer and exchange at the office maintained by us for such purpose, which will initially be the Corporate Trust Office of the trustee in The City of New York.

Payment and Paying Agent

We maintain an office in the Borough of Manhattan, The City of New York, where we will pay the principal on the notes and you may present the notes for conversion, registration of transfer or exchange for other denominations, which initially is an office or agency of the trustee. We may pay interest on any notes represented by the registered certificated securities referred to below by check mailed to your address as it appears in the note register, provided that if you are a holder with an aggregate principal amount in excess of $2.0 million, you will be paid, at your written election, by wire transfer in immediately available funds.

Payments on the notes represented by the global note referred to below will be made to The Depository Trust Company, New York, New York, which is referred to herein as DTC, or its nominee, as the case may be, as the registered owner thereof, in immediately available funds. We expect that DTC or its nominee, upon receipt of any payment on the notes represented by a global note, will credit participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the global note as shown in the records of DTC or its nominee. We also expect that payments by participants to owners of beneficial interests in the global note held through such participants will be governed by standing instructions and customary practice as is now the case with securities held for the accounts of customers registered in the names of nominees for such customers. The participants will be responsible for those payments. Transfers between participants in DTC will be effected in accordance with DTC’s rules and will be settled in immediately available funds.

Book-Entry Delivery and Settlement

We have issued the notes registered pursuant to this registration statement in the form of one permanent global note in definitive, fully registered, book-entry form. The global note has been deposited with or on behalf of DTC and registered in the name of Cede & Co., as nominee of DTC.

DTC has advised us as follows:

•

DTC is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered under Section 17A of the Securities Exchange Act of 1934.

•

DTC holds securities that its participants deposit with DTC and facilitates the settlement among participants of securities transactions, such as transfers and pledges, in deposited securities, through electronic computerized book-entry changes in participants’ accounts, thereby eliminating the need for physical movement of securities certificates.

•	Direct participants include securities brokers and dealers, trust companies, clearing corporations and other organizations.
•	DTC is owned by a number of its direct participants and by the New York Stock Exchange, Inc., the American Stock Exchange LLC and the National Association of Securities Dealers, Inc.
•

Access to the DTC system is also available to others, such as securities brokers and dealers, banks and trust companies that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly.

•	The rules applicable to DTC and its participants are on file with the Securities and Exchange Commission, sometimes referred to herein as the SEC.

We have provided the following descriptions of the operations and procedures of DTC solely as a matter of convenience. These operations and procedures are solely within the control of DTC and are subject to change by them from time to time. None of us, the initial purchaser nor the trustee takes any responsibility for these operations or procedures, and you are urged to contact DTC or its participants directly to discuss these matters.

We expect that under procedures established by DTC:

•	Upon deposit of the global note with DTC or its custodian, DTC will credit on its internal system the accounts of direct participants with portions of the principal amounts of the global note.
•

Ownership of the notes will be shown on, and the transfer of ownership thereof will be effected only through, records maintained by DTC or its nominee, with respect to interests of direct participants, and the records of direct and indirect participants, with respect to interests of persons other than participants.

The laws of some jurisdictions require that purchasers of securities take physical delivery of those securities in definitive form. Accordingly, the ability to transfer interests in the notes represented by a global note to those persons may be limited. In addition, because DTC can act only on behalf of its participants, who in turn act on behalf of persons who hold interests through participants, the ability of a person having an interest in notes represented by a global note to pledge or transfer those interests to persons or entities that do not participate in DTC’s system, or otherwise to take actions in respect of such interest, may be affected by the lack of a physical definitive security in respect of such interest.

So long as DTC or its nominee is the registered owner of a global note, DTC or that nominee will be considered the sole owner or holder of the notes represented by that global note for all purposes under the indenture and under the notes. Except as provided below, owners of beneficial interests in a global note will not be entitled to have notes represented by that global note registered in their names, will not receive or be entitled to receive physical delivery of certificated notes and will not be considered the owners or holders thereof under the indenture or under the notes for any purpose, including with respect to the giving of any direction, instruction or approval to the trustee. Accordingly, each holder owning a beneficial interest in a global note must rely on the procedures of DTC and, if that holder is not a direct or indirect participant, on the procedures of the participant through which that holder owns its interest, to exercise any rights of a holder of notes under the indenture or the global note.

Notes represented by a global security will be exchangeable for registered certificated securities with the same terms only if: (1) DTC is unwilling or unable to continue as depositary or if DTC ceases to be a clearing agency registered under the Exchange Act and a successor depositary is not appointed by us within 90 days; (2) we decide to discontinue use of the system of book-entry transfer through DTC (or any successor depositary); or (3) a default under the indenture occurs and is continuing.

Neither we nor the trustee will have any responsibility or liability for any aspect of the records relating to or payments made on account of notes by DTC, or for maintaining, supervising or reviewing any records of DTC relating to the notes.

Registration Rights

We and the subsidiary guarantors entered into a registration rights agreement, dated as of December 15, 2004, with the initial purchasers for the benefit of the holders of the notes and the common stock issuable and upon conversion of the notes. Pursuant to that agreement, we agreed to, at our cost:

•

file with the SEC no later than the 90th day after the first date of original issuance of the notes, a shelf registration statement covering resales of the notes and the common stock issuable upon conversion, redemption or repurchase thereof pursuant to Rule 415 under the Securities Act;

•	use reasonable efforts to cause the shelf registration statement to be declared effective under the Securities Act no later than 180 days after the first date of original issuance of the notes; and
•	use reasonable efforts to keep the shelf registration statement effective until the earliest of:
(1)	the second anniversary of the last date of original issuance of the notes;
(2)

the date when the holders of notes and holders of the shares of common stock issuable upon conversion, redemption or repurchase of the notes are able to sell such notes and such shares immediately without restriction pursuant to the volume limitation provisions of Rule 144 under the Securities Act; and

(3)

the date when all of the notes and the common stock issuable upon conversion, redemption or repurchase thereof have been sold either pursuant to the shelf registration statement or pursuant to Rule 144 under the Securities Act or any similar provision then in force.

We may suspend the effectiveness of the shelf registration statement or the use of the prospectus that is part of the shelf registration statement during specified periods under certain circumstances relating to pending corporate developments, public filings with the SEC and similar events. Any suspension period may not exceed an aggregate of:

•	45 days in any 90-day period; or
•	120 days for all periods in any 360-day period.

We need not specify the nature of the event giving rise to a suspension in any notice to holders of the notes of the existence of such a suspension. Each holder, by its acceptance of the notes, agrees to hold any communication by us in response to a notice of a proposed sale in confidence.

Each of the following is a registration default:

•	the registration statement has not been filed prior to or on the 90th day following the first date of original issuance of any of the notes; or
•

the registration statement has not been declared effective prior to or on the 180th day following the first date of original issuance of any of the notes, which is referred to as the “effectiveness target date;” or

•	we and the subsidiary guarantors do not name a holder as a selling stockholder in the prospectus or file a post-effective amendment within the required time periods as described below; or
•	any post-effective amendment required to be filed as described below has not been declared effective prior to the 60th day following the date such post-effective amendment is required to be filed; or

•

at any time after the effectiveness target date, the registration statement ceases to be effective or fails to be usable and (1) we and the subsidiary guarantors do not cure the registration statement within 10 business days by a post-effective amendment, prospectus supplement or report filed pursuant to the Exchange Act (other than in the case of a suspension period described in the preceding paragraph), (2) if applicable, we do not terminate the suspension period, described in the preceding paragraph, by the 45th day or (3) a suspension period, when aggregated with other suspension periods during the prior 360-day period, continues, unterminated, for more than 120 days.

If a registration default occurs (other than a registration default relating to a failure to file or have an effective registration statement with respect to the shares of common stock), predetermined “additional amounts” will accrue on the notes that are transfer restricted securities, from and including the day following the registration default to but excluding the earlier of (1) the day on which the registration default has been cured and (2) the date the registration statement is no longer required to be kept effective. The additional amounts will be paid to those entitled to interest payments on such dates semiannually in arrears on each June 15 and December 15 and will accrue at a rate per year equal to:

•	0.25% of the principal amount of a note to and including the 90th day following such registration default; and
•	0.50% of the principal amount of a note from and after the 91st day following such registration default.

In no event will additional amounts exceed 0.50% per year. If a holder converts some or all of its notes into common stock when there exists a registration default with respect to the common stock, the holder will not be entitled to receive additional amounts on such common stock, but will receive additional shares upon conversion equal to 3% of the applicable conversion rate for each $1,000 original principal amount of notes (except to the extent we elect to deliver cash upon conversion). In addition, such holder will receive, on the settlement date for any notes submitted for conversion during a registration default, accrued and unpaid additional amounts to the conversion date relating to such settlement date. If a registration default with respect to the common stock occurs after a holder has converted its notes into common stock, such holder will not be entitled to any compensation with respect to such common stock.

We failed to file a shelf registration statement with the SEC on or prior to the 90th day after the first date of the original issuance of the notes and, accordingly, we are required to pay additional amounts to the holders of the notes from March 15, 2005 until May 2, 2005, the date of the filing of the registration statement of which this prospectus is a part.

A holder who elects to sell securities pursuant to the shelf registration statement will:

•	be required to be named as a selling security holder in the related prospectus;
•	be required to deliver a prospectus to purchasers;
•	be subject to the civil liability provisions under the Securities Act in connection with any sales; and
•	be subject to the provisions of the registration rights agreement, including indemnification provisions.

Under the registration rights agreement we will:

•	pay all expenses of the shelf registration statement;
•	provide each registered holder with copies of the prospectus;
•	notify holders when the shelf registration statement has become effective; and

•

take other reasonable actions as are required to permit unrestricted resales of the notes and common stock issued upon conversion of the notes in accordance with the terms and conditions of the registration rights agreement.

DESCRIPTION OF CAPITAL STOCK

At April 2, 2005, 29,863,426 shares of our common stock were issued and outstanding. All issued and outstanding shares of our common stock are fully paid, validly issued, and non-assessable. There are no shares of preferred stock outstanding.

This description is intended as a summary only and is qualified in its entirety by reference to our amended and restated certificate of incorporation and by-laws, which are filed as exhibits 3(e) and 3(f), respectively, to the registration statement of which this prospectus is a part.

Common Stock

We are authorized to issue 50,000,000 shares of common stock, par value $0.05 per share. Subject to any preferences, limitations and relative rights that may be fixed for any series of preferred stock that may be issued, as described below, the holders of our common stock are entitled, among other things, (1) to share ratably in dividends if, when and as declared by the board of directors out of funds legally available therefor, (2) to one vote per share at all meetings of shareholders, and (3) in the event of liquidation, to share ratably in the distribution of assets remaining after payment of debts, expenses and the liquidation preference of any outstanding preferred stock. Holders of shares of common stock have no cumulative voting rights or preemptive rights to subscribe for or purchase any additional shares of capital stock issued by us.

Preferred Stock

We are authorized to issue 100,000 shares of preferred stock, par value $0.05 per share. The board of directors, without further action by the shareholders, is authorized to issue the preferred stock in one or more series and to fix as to any such series the dividend rate, redemption prices, preferences on liquidation or dissolution, sinking fund terms, if any, conversion rights, voting rights and any other preference or special rights and qualifications. Preferred stock issued by the board of directors could be utilized, under certain circumstances, as a method of preventing a takeover of us. At the date of this prospectus, the board of directors has not authorized any series of preferred stock and none are outstanding. There are no agreements or understandings for the issuance of any shares of preferred stock.

Purposes and Effects of Certain Provisions of our Certificate of Incorporation and By-laws

Our amended and restated certificate of incorporation and amended and restated by-laws contain certain provisions that could make more difficult the acquisition of control of Dress Barn by means of a tender offer, open market purchases, a proxy contest or otherwise. Set forth below is a description of these provisions.

Our amended and restated certificate of incorporation provides that the affirmative vote of holders of two-thirds of the shares entitled to vote is required to approve (1) any merger or consolidation with or into any other corporation, (2) any sale or lease of all or any substantial part of our assets or (3) any sale or lease to us of assets (in excess of an aggregate fair market value of $1,000,000) in exchange for our voting securities (or rights to acquire our voting securities or securities convertible into our voting securities); except where the merger or similar transaction with another corporation has been approved by a three-fourths vote of our entire board of directors or where we own a majority of every class of voting stock of such other corporation. The affirmative vote of holders of two-thirds of the shares entitled to vote is required to amend the foregoing provisions of the certificate of incorporation.

Our amended and restated certificate of incorporation provides that the affirmative vote of holders of 80% of the shares entitled to vote is required to approve business combinations with a related person, subject to certain exceptions. The term “business combination” includes, without limitation, any merger or consolidation, any disposition of all or substantially all of our assets and the issuance of our securities. A “related person” is any person that is the beneficial owner of 5% or more of shares of our voting stock, subject to certain exceptions. The affirmative vote of holders of 80% of the shares entitled to vote is required to amend or repeal this provision of the amended and restated certificate of incorporation.

Our amended and restated by-laws provide that the affirmative vote of holders of 80% of the shares entitled to vote at an election of directors is required to effect the removal of a director without cause, and that such vote, or action of remaining members of the board of directors, is required to effect the removal of a director with cause.

Our amended and restated by-laws set forth certain procedures shareholders must follow in order to bring business for consideration at a shareholders’ meeting. Such procedures include the requirement that shareholders must deliver a notice to our secretary of the proposed business not less than 120 calendar days before such meeting.

Transfer Agent and Registrar

American Stock Transfer and Trust Company, New York, New York, acts as transfer agent and registrar for our common stock.

IMPORTANT UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

The following is a summary of the material U.S. federal income tax consequences, as of the date of this prospectus, of the purchase, ownership, and disposition of the notes and, where noted, the common stock into which the notes may be converted. Except where noted, this summary deals only with notes held as a capital asset for U.S. federal income tax purposes (generally property held for investment) by a holder who purchases the notes on original issue at their initial offering price, and it does not deal with special situations. For example, this summary does not address:

•

tax consequences to holders who may be subject to special tax treatment, such as dealers in securities or currencies, traders in securities that elect to use the mark-to-market method of accounting for their securities, financial institutions, partnerships or other pass-through entities for U.S. federal income tax purposes, regulated investment companies, real estate investment trusts, tax-exempt entities or insurance companies;

•	tax consequences to persons holding the notes as part of a hedging, constructive sale or conversion, straddle or other risk reducing transaction;
•	tax consequences to U.S. holders (as defined below) whose “functional currency” is not the U.S. dollar;
•	except where noted, the U.S. federal estate, gift or alternative minimum tax consequences, if any, to holders of the notes; or
•	any state, local or foreign tax consequences.

If a partnership or other entity treated as a partnership for U.S. federal income tax purposes holds the notes, the tax treatment of a partner will generally depend upon the status of the partner and the activities of the partnership. If you are a partner of a partnership holding the notes, you should consult your own tax advisors.

The discussion below is based upon the provisions of the Internal Revenue Code of 1986, as amended, or the Code, its legislative history, and regulations thereunder, published rulings and judicial decisions as of the date of this prospectus. Those authorities are subject to change, possibly retroactively.

No statutory, administrative or judicial authority directly addresses the treatment of all aspects of the notes or instruments identical to the notes for U.S. federal income tax purposes. The Internal Revenue Service, or the IRS, has issued a revenue ruling with respect to instruments similar to the notes. This revenue ruling supports certain aspects of the tax treatment described below. No rulings have been sought or are expected to be sought from the IRS with respect to any of the U.S. federal income tax consequences discussed below. As a result, no assurance can be given that the IRS will agree with the tax characterizations and the tax consequences described below.

If you are considering the purchase of the notes, you should consult your own tax advisors concerning the U.S. federal income tax consequences of purchasing, owning and disposing of the notes and our common stock in light of your particular circumstances and any consequences arising under the laws of any state, local or foreign taxing jurisdiction. You should also consult with your tax advisors concerning any possible enactment of legislation that would affect your investment in the notes in your particular circumstances.

Classification of the Notes

Under the indenture governing the notes, we and each holder of the notes agree, for U.S. federal income tax purposes, to treat the notes as indebtedness that is subject to the “noncontingent bond method” for accruing interest as set forth in the applicable Treasury regulations governing contingent payment debt instruments (the “Contingent Debt Regulations”) in the manner described below. The remainder of this discussion assumes that the notes will be so treated and does not address any possible differing treatments of the notes. As noted above, the application of the Contingent Debt Regulations to instruments such as the notes is uncertain in several respects, and no private letter rulings have been sought by us from the IRS with respect to any of the tax consequences discussed below.

Accordingly, no assurance can be given that the IRS or a court will agree with the treatment described herein. Any differing treatment could affect the amount, timing and character of income, gain or loss in respect of an investment in the notes. In particular, a holder might be required to accrue interest at a different rate, might not recognize income, gain or loss upon conversion of the notes to common stock, and might recognize capital gain or loss upon a taxable disposition of the notes. Holders should consult their tax advisors concerning the tax treatment of holding the notes in their particular circumstances.

U.S. Holders

The following discussion is a summary of certain U.S. federal income tax consequences that will apply to you if you are a U.S. holder.

For purposes of this discussion, a U.S. holder is a beneficial owner of notes who or that is:

•	a citizen or individual resident of the U.S.;
•	a corporation created or organized in or under the laws of the U.S. or any state or the District of Columbia;
•	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or
•

a trust (1) that is subject to the primary supervision of a court within the U.S. and the control of one or more U.S. persons as defined in section 7701(a)(30) of the Code or (2) that has a valid election in effect under applicable Treasury regulations to be treated as a U.S. person.

As discussed more fully below, the effects of applying the noncontingent bond method will be (1) to require each U.S. holder, regardless of such holder’s regular method of tax accounting, to use an accrual method with respect to the interest income on the notes, (2) to require each U.S. holder to accrue interest income in excess of interest payments, including any contingent interest payments, actually received, and (3) to result in ordinary income, rather than capital gain, treatment of any gain and any loss (to the extent such loss does not exceed the U.S. holder’s prior inclusions of interest on the notes) on the sale, exchange, conversion or redemption of the notes.

Accrual of Interest

You will be required to accrue an amount of interest income for U.S. federal income tax purposes, for each accrual period prior to and including the maturity date of the notes, that equals:

•

the product of (i) the adjusted issue price (as defined below) of the notes as of the beginning of the accrual period; and (ii) the comparable yield to maturity (as defined below) of the notes, adjusted for the length of the accrual period;

•	divided by the number of days in the accrual period; and
•	multiplied by the number of days during the accrual period that you held the notes.

The issue price of the notes will be the first price at which a substantial amount of the notes is sold to persons other than bond houses, brokers or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers. The adjusted issue price of the notes will be their issue price increased by any interest previously accrued, determined without regard to any adjustments to interest accruals described below, and decreased by the amount of any projected payments scheduled to have been previously made with respect to the notes without regard to the actual amounts paid.

Under the Contingent Debt Regulations, you will be required to accrue interest into gross income in each year, regardless of your regular method of tax accounting, on a constant yield to maturity basis based on the “comparable yield” of the notes which we are required to determine. The comparable yield of the notes generally will be the rate, as of the initial issue date, at which we would issue a fixed rate nonconvertible debt instrument with no contingent payments but with terms and conditions similar to the notes, including the level of subordination, term, timing of payments and general market conditions. We have determined that the comparable yield is an annual rate of 8.0% compounded semi-annually.

We are required to make available to you the comparable yield and, solely for U.S. federal income tax purposes, a projected payment schedule that includes the actual interest payments, if any, on the notes, and estimates the amount and timing of contingent interest payments and payment upon maturity on the notes, taking into account the fair market value of the common stock and cash that might be paid upon a conversion of the notes. You may obtain the projected payment schedule by submitting a written request for it to us at the address set forth in “Summary.” By purchasing the notes, you agree in the indenture to be bound by our determination of the comparable yield and projected payment schedule. For U.S. federal income tax purposes, you must use the comparable yield and the schedule of projected payments in determining your interest accruals, and the adjustments thereto described below, in respect of the notes.

The comparable yield and the projected payment schedule are provided by us solely for the determination of your interest and adjustments thereof in respect of the notes for U.S. federal income tax purposes and do not constitute a projection or representation regarding the amounts that such U.S. holder will actually receive as a result of owning the notes.

Because income accrued on the notes will constitute interest for U.S. federal income tax purposes, corporate holders of the notes will not be entitled to the dividends-received deduction with respect to that income.

Adjustments to interest accruals on the notes

If the actual contingent payments made on the notes for any year differ from the projected contingent payments for that year, an adjustment for the difference will be made to taxable income for that year. If, for any year you receive actual payments with respect to the notes that in the aggregate exceed the total amount of projected payments for that year, you will incur a net positive adjustment equal to the amount of such excess. The net positive adjustment will be treated as additional interest income for that year. For these purposes, the payments for a year include the fair market value of property received for that year, including cash and shares of our common stock issued upon conversion of the notes.

If you receive in a taxable year actual payments with respect to the notes for that taxable year that in the aggregate are less than the amount of projected payments for that year, you will incur a net negative adjustment equal to the amount of the deficit. A net negative adjustment will:

•	first, reduce the amount of interest required to be accrued for the current taxable year;
•

second, any excess net negative adjustment will be treated as ordinary loss to the extent of your total prior interest inclusions with respect to the notes (which includes any prior net positive adjustments), reduced to the extent such interest was offset by prior net negative adjustments treated as ordinary loss; and

•

third, any excess net negative adjustments will reduce future interest income in one or more succeeding taxable years, and, if not used by the time the notes are sold or mature, will be treated as a reduction in the amount realized on sale, exchange, conversion or redemption of the notes.

Sale, exchange, conversion, repurchase or redemption

Upon the sale, exchange, conversion, repurchase or redemption of the notes, you will recognize taxable gain or loss. As a holder of the notes, you agree that under the Contingent Debt Regulations, you will treat cash and the fair market value of our common stock that you receive on conversion as a contingent payment in respect of the notes. The amount of taxable gain or loss on a sale, exchange, conversion, repurchase or redemption will equal the difference between: (a) the amount of cash plus the fair market of any other property you receive including the fair market value of any shares of our common stock you receive as adjusted in accordance with the following paragraph, and (b) your adjusted tax basis in the notes.

Your adjusted tax basis in the notes generally will equal your original purchase price for the notes, increased by any interest previously accrued (determined without regard to any net positive or net negative adjustments to interest accruals as described above under “Adjustment to interest accruals on the notes”), and decreased by the projected amount of any projected payments previously scheduled to be made on the notes without regard to the actual amounts paid.

Any net negative adjustments carryover to the year in which the notes are sold, exchanged, converted or redeemed will reduce your amount realized on the notes.

Gain recognized on the sale, exchange, conversion or redemption of the notes will generally be treated as ordinary interest income; any loss will be ordinary loss to the extent of your total prior net interest inclusions with respect to the notes, and thereafter, capital loss (which will be long-term if the notes are held for more than one year). The deductibility of net capital losses is subject to limitations.

Given the uncertain tax treatment of instruments such as the notes, you should consult your tax advisors concerning the tax treatment on conversion of the notes and the ownership of our common stock resulting therefrom.

Constructive distributions

The conversion rate of the notes will be adjusted in certain circumstances. (See “Description of Notes – Conversion Rights – Conversion Rate Adjustments” above.) Under section 305(c) of the Code, adjustments (or failures to make adjustments) that are considered to have the effect of increasing your proportionate interest in our assets or earnings may in some circumstances result in a deemed distribution to you, even though you have not received any cash or property as a result of such adjustments. Any deemed distributions will be taxable as a dividend, return of capital, or capital gain in accordance with the earnings and profits rules under the Code.

Common Stock

Your tax basis in our common stock received upon conversion of the notes will equal the then current fair market value of the common stock. Your holding period for our common stock received will commence on the day immediately following the date of conversion.

Dividends

Distributions to U.S. holders with respect to the common stock will be treated as ordinary dividend income to the extent of our current or accumulated earnings and profits as determined for U.S. federal income tax purposes. The amount of any distribution in excess of our current and accumulated earnings and profits will first be applied to reduce your tax basis in the common stock, and any amount in excess of tax basis will be treated as gain from the sale or exchange of your common stock. Any such dividend will be eligible for the dividends-received deduction if the U.S. holder is an otherwise qualifying corporate holder that meets the holding period and other requirements for the dividends-received deduction. In general, qualified dividends paid to non-corporate taxpayers in taxable years beginning before January 1, 2009, are taxable at a maximum rate of 15%, provided that the holder has a holding period of more than 60 days during the 121-day period beginning 60 days before the ex-dividend date and meets other requirements.

Dispositions

Upon a disposition of common stock a U.S. holder generally will recognize capital gain or loss in an amount equal to the difference between the amount realized and such U.S. holder’s adjusted tax basis in the common stock. Capital gains of individuals derived in respect of assets with a holding period of greater than one year are eligible for reduced rates of taxation. In general, the maximum rate of U.S. federal income tax for non-corporate taxpayers is currently 15% for long-term capital gain recognized before January 1, 2009, and 35% for short-term capital gain. For corporate taxpayers, both long-term and short-term capital gains are subject to a maximum U.S. federal income tax rate of 35%. The deductibility of capital losses is subject to limitations.

Non-U.S. Holders

The following is a summary of the U.S. federal tax consequences that will apply to you if you are a non-U.S. holder of notes or shares of common stock. The term “non-U.S. holder” means a beneficial owner of the notes that is neither a U.S. holder nor a partnership for U.S. federal income tax purposes.

Special rules may apply to certain non-U.S. holders such as “controlled foreign corporations,” “passive foreign investment companies,” corporations that accumulate earnings to avoid federal income tax or, in certain circumstances, former citizens or residents of the United States. Such non-U.S. holders should consult their own tax advisors to determine the U.S. federal, state, local and other tax consequences that may be relevant to them in their particular circumstances. As discussed above with respect to U.S. holders, by purchasing the notes, you agree in the indenture to be bound by our determination of the comparable yield and projected payment schedule.

Payments with respect to the notes

Any payment to you of principal or interest, including amounts taken into income under the accrual rules described above under “U.S. Holders” and the issuance of common stock pursuant to a conversion, on the notes (other than possibly a portion of any such payment that is attributable to certain adjustments of the conversion rate) will be exempt from U.S. federal income and withholding tax, provided that:

•	such payment is not effectively connected with the conduct by you of a U.S. trade or business;
•

you do not actually or constructively own 10% or more of the total combined voting power of all classes of our stock that are entitled to vote within the meaning of section 871(h)(3) of the Code and the regulations thereunder;

•	you are not a controlled foreign corporation within the meaning of the Code that is related to us through stock ownership;
•

(a) you provide your name and address and certify, under penalties of perjury, that you are not a United States person (which certification may be made on an IRS Form W-8BEN (or other applicable form)), or (b) you hold your notes through certain foreign intermediaries and you satisfy the certification requirements of applicable Treasury regulations; and

•

the notes and our common stock to be received upon conversion of the notes continue to be actively traded within the meaning of section 871(h)(4)(C)(v)(I) of the Code and we are not a “United States real property holding corporation” (as discussed below).

If you cannot satisfy the requirements described above, payments of interest (including original issue discount) and any gain treated as ordinary income realized on the sale, exchange or other disposition of the notes will be subject to the 30% U.S. federal withholding tax unless you provide us with a properly executed (1) IRS Form W-8BEN (or other applicable form) claiming an exemption from or reduction in withholding tax under the benefit of an applicable tax treaty or (2) IRS Form W-8ECI (or other applicable form) stating that interest (including original issue discount) paid on the notes is not subject to withholding tax because it is effectively connected with your conduct of a trade or business in the U.S.

If you are engaged in a trade or business in the U.S. and interest (including original issue discount) on the notes is effectively connected with the conduct of that trade or business, you will be subject to U.S. federal income tax on that interest on a net income basis (although exempt from the 30% U.S. federal withholding tax discussed above) generally in the same manner as if you were a U.S. holder subject to any modification provided under an applicable income tax treaty. In addition, if you are a foreign corporation, you may be subject to a “branch profits tax” equal to 30% (or lower applicable treaty rate) of your earnings and profits for the taxable year, subject to adjustments, that are effectively connected with your conduct of a trade or business in the U.S. For this purpose, interest (including original issue discount) will be included in the earnings and profits of such foreign corporation.

As more fully described under “Description of Notes – Registration Rights,” upon the occurrence of certain enumerated events we may be required to pay additional amounts to you. Payments of such additional amounts may be subject to U.S. federal withholding tax.

Payments on common stock and constructive dividends

Any dividends paid to you with respect to the shares of common stock (and any deemed dividends resulting from certain adjustments, or failure to make adjustments, to the number of shares of common stock to be issued upon conversion; see “—U.S. Holders—Constructive distributions” above) will be subject to U.S. federal withholding tax at a 30% rate or such lower rate as may be specified by an applicable income tax treaty. However, dividends that are effectively connected with the conduct of a trade or business within the U.S. or, where an applicable treaty so provides, dividends that are attributable to a U.S. permanent establishment, are not subject to the withholding tax, but instead are subject to U.S. federal income tax on a net income basis at applicable graduated individual or corporate rates. Certain certification and disclosure requirements must be complied with in order for effectively connected income to be exempt from withholding. Any such effectively connected dividends received by a foreign corporation may, under certain circumstances, be subject to an additional “branch profits tax” at a 30% rate or such lower rate as may be specified by an applicable income tax treaty.

A non-U.S. holder of shares of common stock who wishes to claim the benefit of an applicable treaty rate is required to satisfy applicable certification and other requirements. If you are eligible for a reduced rate of U.S. federal withholding tax pursuant to an income tax treaty, you may obtain a refund of any excess amounts withheld by filing an appropriate claim for refund with the IRS.

Sale, exchange or other disposition of notes or of shares of common stock

Any gain realized upon the sale, exchange or other disposition (other than a conversion or redemption) of notes or upon the sale, exchange, redemption or other disposition of a share of common stock generally will not be subject to U.S. federal income tax or withholding tax unless:

•	such gain is effectively connected with your conduct of a trade or business in the U.S.,
•	you are an individual who is present in the U.S. for 183 days or more in the taxable year of that disposition, and certain other conditions are met, or
•	we are or have been a “U.S. real property holding corporation” for U.S. federal income tax purposes.

We believe that we are not, have never been and do not anticipate becoming, a “United States real property holding corporation” for U.S. federal income tax purposes. If we are or become a “United States real property holding corporation” for U.S. federal income tax purposes and our common stock is and continues to be regularly traded on an established securities market, a non-U.S. holder will generally not be subject to U.S. federal income tax or withholding tax upon sale, exchange or other disposition of the notes or our common stock provided that it does not actually or constructively hold (at any time during the shorter of the five year period preceding the date of disposition or the non-U.S. holder’s holding period) more than five percent of our common stock, including any common stock that may be received upon conversion of the notes.

U.S. Federal Estate Tax

The U.S. federal estate tax will not apply to notes owned by you at the time of your death, provided that any payment to you with respect to the notes (including original issue discount) would be eligible for exemption from the 30% federal withholding tax under the rules described above without regard to the certification requirement described therein. However, shares of common stock held by you at the time of your death will be included in your gross estate for U.S. federal estate tax purposes unless an applicable estate tax treaty provides otherwise.

Backup Withholding and Information Reporting

U.S. Holders

If you are a U.S. holder, information reporting requirements will generally apply to all payments we make to you and to the proceeds from a sale of notes or shares of common stock made to you, unless you are an exempt recipient such as a corporation. A backup withholding tax, currently at a rate of 28%, will apply to those payments if you fail to provide a taxpayer identification number, or a certification of exempt status, or if you fail to report in full interest and dividend income. Any amounts so withheld generally will be allowed as a credit against the U.S. holder’s U.S. federal income tax liability, provided that required information is timely furnished to the IRS.

Non-U.S. Holders

In general, if you are a non-U.S. holder you will not be subject to backup withholding and information reporting with respect to payments of interest or dividends that we make to you provided that we do not have actual knowledge or reason to know that you are a United States person, as defined in the Code, and you have satisfied the certification requirements described above under “—Non-U.S. Holders—Payments with respect to the notes.” In general, we must report annually to the IRS and to each non-U.S. holder any payments on the notes and our common stock and the proceeds from their sale or other disposition, regardless of whether withholding was required. Copies of these information returns may also be made available under the provisions of a specific treaty or agreement to the tax authorities of the country in which the non-U.S. holder resides.

In addition, if you are a non-U.S. holder you will not be subject to backup withholding or information reporting with respect to the proceeds of the sale of notes or shares of common stock within the U.S. or conducted through certain U.S.-related financial intermediaries, if (i) the payor receives the statement described above and does not have actual knowledge or reason to know that you are a U.S. person, as defined in the Code, or (ii) you otherwise establish an exemption.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against your U.S. federal income tax liability provided the required information is timely furnished to the IRS.

SELLING SECURITYHOLDERS

We originally issued the notes on December 15, 2004 in a private placement to the several initial purchasers represented by Banc of America LLC and J.P. Morgan Securities Inc. The notes were resold by the initial purchasers to qualified institutional buyers within the meaning of Rule 144A under the Securities Act in transactions exempt from registration under the Securities Act. The notes and the shares of common stock issuable upon the conversion of the notes that may be offered pursuant to this prospectus are being offered by the selling securityholders, which includes their transferees, distributees, pledgees or donees or their successors.

The following table sets forth information with respect to the selling securityholders and the principal amounts of notes beneficially owned by each selling securityholder that may be offered pursuant to this prospectus. The information is based on information provided by or on behalf of the selling securityholders on or prior to April 20, 2005. The selling securityholders may offer all, some or none of the notes or the common stock into which the notes are convertible. Because the selling securityholders may offer all or some portion of the notes or common stock, we cannot estimate the amount of the notes or common stock that will be held by the selling securityholders after any of these sales. The percentage of notes outstanding beneficially owned by each selling securityholder is based on $115.0 million aggregate principal amount of notes outstanding.

The number of shares of common stock issuable upon conversion of the notes shown in the table below assumes conversion of the full amount of notes held by each selling securityholder at an initial conversion rate of 47.5715 shares of common stock per $1,000 principal amount of notes and a cash payment in lieu of any fractional shares. The number of shares of common stock issuable upon conversion of the notes shown in the table below also assumes that we would satisfy our conversion obligation entirely with common stock. However, pursuant to the terms of the indenture, we will satisfy in cash our conversion obligation with respect to the principal amount of the notes to be converted, with any remaining amount to be satisfied in shares of our common stock. See “Description of Notes – Conversion Rights – Payment Upon Conversion.” This conversion price is subject to adjustment in certain events. Accordingly, the number of conversion shares may increase or decrease from time to time. No selling securityholder named in the table below beneficially owns one percent or more of our common stock, based on 29,863,426 shares of common stock outstanding on April 2, 2005. Information concerning other selling securityholders will be set forth in prospectus supplements or, if appropriate, post-effective amendments to the registration statement of which this prospectus is a part, from time to time, if required. The number of shares of common stock owned by the other selling securityholders or any future transferee from any such holder assumes that they do not beneficially own any common stock other than common stock into which the notes are convertible.

Selling Securityholder	Principal Amount of Notes Beneficially Owned and Offered Hereby (1)	Percentage of Notes Outstanding	Common Stock Beneficially Owned Prior to the Offering	Number of Shares of Common Stock that May Be Sold

Amaranth LLC (2)	$2,500,000	2.17%	118,928	118,928
Argent Classic Convertible Arbitrage Fund L.P. (3)	$920,000	*	43,765	43,765
Argent Classic Convertible Arbitrage Fund II, L.P. (3)	$180,000	*	8,562	8,562
BNP Paribas Equity Strategies, SNC (4)	$8,100,000	7.04%	385,329	385,329
CALAMOS® Market Neutral Fund – CALAMOS® Investment Trust (5)	$2,500,000	2.17%	118,928	118,928
Celebrity IAM Ltd. (6)	$700,000	*	33,300	33,300
CNH CA Master Account, L.P. (7)	$2,100,000	1.83%	99,900	99,900
CooperNeff Convertible Strategies (Cayman) Master Fund, LP (4)	$2,970,000	2.58%	141,287	141,287
DBAG London (8)	$1,000,000	*	47,571	47,571
DKR SoundShore Strategic Holding Fund Ltd. (9)	$1,000,000	*	47,571	47,571
Descartes Offshore Ltd. (6)	$1,400,000	1.22%	66,600	66,600
Descartes Partners L.P. (10)	$400,000	*	19,028	19,028
Family Service Life Insurance Co. (11)	$100,000	*	4,757	4,757
Froley Revy Convertible Arbitrage Offshore (12)	$500,000	*	23,785	23,785
FrontPoint Convertible Arbitrage Fund, L.P. (13)	$3,500,000	3.04%	166,500	166,500
Grace Convertible Arbitrage Fund, Ltd. (14)	$6,250,000	5.43%	297,321	297,321
Guardian Life Insurance Co. (11)	$2,350,000	2.04%	111,793	111,793
Guardian Pension Trust (11)	$400,000	*	19,028	19,028
JMG Triton Offshore Fund, Ltd. (15)	$600,000	*	28,542	28,542
KDC Convertible Arb Fund L.P. (16)	$1,000,000	*	47,571	47,571
Lyxor/Convertible Arbitrage Fund Limited (4)	$1,350,000	1.17%	64,221	64,221
Newport Alternative Income Fund (17)	$1,300,000	1.13%	61,842	61,842
Pebble Limited Partnership (17)	$1,100,000	*	52,328	52,328
Polaris Vega Fund L.P. (18)	$5,675,000	4.93%	269,968	269,968
Royal Bank of Canada (19)	$3,500,000	3.04%	166,500	166,500
Silvercreek II Limited (17)	$3,725,000	3.24%	177,203	177,203
Silvercreek Limited Partnership (17)	$4,375,000	3.80%	208,125	208,125
Singlehedge US Convertible Arbitrage Fund (4)	$1,185,000	1.03%	56,372	56,372
Sterling Invest Co (12)	$750,000	*	35,678	35,678
Sturgeon Limited (20)	$1,395,000	1.21%	66,362	66,362
Sunrise Partners Limited Partnership (21)	$4,675,000	4.07%	222,396	222,396
Tugar Capital, L.P. (22)	$3,000,000	2.61%	142,714	142,714
Xavex Convertible Arbitrage 10 Fund (3)	$580,000	*	27,591	27,591

______________

* Represents less than 1%.

(1)

Since the date on which we were provided with the information regarding their notes, selling securityholders may have sold, transferred or otherwise disposed of all or a portion of their notes, or acquired additional notes. Accordingly, the information provided here for any particular securityholder may understate or overstate, as the case may be, such securityholder’s current ownership. The aggregate principal amount of notes outstanding as of the date of this registration statement is $115,000,000, which is the aggregate principal amount of notes registered pursuant to the registration statement of which this prospectus is a part. Any such changed information will be set forth in supplements to this registration statement if and when necessary.

(2)

Amaranth Advisors L.L.C., the trading advisor for Amaranth LLC, exercises dispositive power with respect to these securities held by this selling securityholder, and voting and/or dispositive power with respect to the common stock underlying these securities held by this selling securityholder. Amaranth Advisors L.L.C. has designated authorized signatories who will sign on behalf of Amaranth LLC, the selling securityholder. Nicholas M. Maounis is the managing member of Amaranth Advisors L.L.C.

(3)	Nathanial Brown and Robert Richardson, managing directors of Argent Management Company, LLC, have voting and dispositive power over these securities held by this selling securityholder.
(4)	Christian Menestrier, the chief executive officer of CooperNeff Advisors, Inc., has sole voting and dispositive power over these securities held by this selling securityholder.
(5)	Nick Calamos has sole voting and dispositive power over these securities held by this selling securityholder.
(6)	Descartes Capital LLC, the investment advisor to this selling securityholder, has sole voting and dispositive power over these securities held by this selling securityholder.
(7)

CNH Partners, LLC, the investment advisor to this selling securityholder, has sole voting and dispositive power over these securities held by this selling securityholder. The investment principals for CNH Partners, LLC are Robert Krail, Mark Mitchell and Todd Pulvino.

(8)	Patrick Corrigan, a director at this selling securityholder, has shared voting and dispositive power over these securities held by this selling securityholder.
(9)

DKR Capital Partners L.P., or DKR LP, is a registered investment adviser with the Securities and Exchange Commission and as such, is the investment manager to DKR SoundShore Strategic Holding Fund Ltd., or the DKR Fund. DKR LP has retained certain portfolio managers to act as the portfolio manager to the DKR Fund managed by DKR LP. As such, DKR LP and certain portfolio managers have shared dispositive and voting power over the securities. For the securities registered under the registration statement of which this prospectus is a part, Manan Rawal has trading authority over the DKR Fund.

(10)	Descartes Capital LLC, the general partner of this selling securityholder, has sole voting and dispositive power over these securities held by this selling securityholder.
(11)	John Murphy, the managing director of Guardian Life Insurance Co. of America, has sole voting and dispositive power over these securities held by this selling securityholder.
(12)	Ann Houlihan has sole voting and dispositive power over these registrable securities held by this selling securityholder.
(13)

FrontPoint Convertible Arbitrage Fund GP, LLC is the general partner of FrontPoint Convertible Arbitrage Fund, L.P. FrontPoint Partners LLC is the managing member of FrontPoint Convertible Arbitrage Fund GP, LLC and as such, has voting and dispositive power over the securities held by the selling securityholder. Philip Duff, W. Gillespie Caffray and Paul Ghaffari are members of the board of managers of FrontPoint Partners LLC and are the sole members of its management committee. Messrs. Duff, Caffray and Mr. Ghaffari and FrontPoint Partners LLC and FrontPoint Convertible Arbitrage Fund GP, LLC each disclaim beneficial ownership of the securities held by the selling securityholder except for their pecuniary interest therein.

(14)	Bradford Whitmore and Michael Brailov have voting and dispositive power over these securities held by this selling securityholder.
(15)

JMG Triton Offshore Fund, Ltd., or the JMG Fund, is an international business company under the laws of the British Virgin Islands. The JMG Fund’s investment manager is Pacific Assets Management LLC, a Delaware limited liability company, or the Manager. The Manager is an investment adviser registered with the Securities and Exchange Commission and has voting and disppositive power over the JMG Fund’s investments, including these securities. The equity interests of the Manager are owned by Pacific Capital Management, Inc., a Delaware company, or Pacific, and Asset Alliance Holding Corp., a Delaware company. The equity interests of Pacific are owned by Messrs. Roger Richter, Jonathan M. Glaser and

Daniel A. David, and Messrs. Glaser and Richter have sole investment discretion over the JMG Fund’s portfolio holdings.

(16)	George Kellner has sole voting and dispositive power over these securities held by this selling securityholder.
(17)	Louise Morwick and Bryn Joynt have voting and dispositive power over these securities held by this selling securityholder.
(18)	Gregory R. Levinson has voting and dispositive power over these securities held by this selling securityholder.
(19)	Jeffrey D. Eichenberg, managing director of RBC Capital Markets Corporation, has voting and dispositive power over these securities held by this selling securityholder.
(20)

CooperNeff Advisors, Inc., has sole investment control and shared voting control over these securities held by this selling securityholder. Christian Menestrier is the chief executive officer of CooperNeff Advisors, Inc.

(21)	S. Donald Sussman has sole voting and dispositive power over these securities held by this selling securityholder.
(22)

Tugar Capital Management, L.P., one of the general partners of this selling securityholder, has sole voting and dispositive power over these securities held by this selling securityholder. Tugar Holdings, LLC, of which Kenneth L. Tananbaum is the sole member, is the general partner of Tugar Capital Management, L.P.

PLAN OF DISTRIBUTION

The selling securityholders and their successors, which includes their transferees, distributees, pledgees or donees or their successors, may sell the notes and the underlying common stock directly to purchasers or through underwriters, broker-dealers or agents. Underwriters, broker-dealers or agents may receive compensation in the form of discounts, concessions or commissions from the selling securityholders or the purchasers. These discounts, concessions or commissions may be in excess of those customary in the types of transactions involved.

The notes and the underlying common stock may be sold in one or more transactions :

•	at fixed prices;
•	at prevailing market prices at the time of sale;
•	at prices related to such prevailing market prices;
•	at varying prices determined at the time of sale; or
•	at negotiated prices.

Such sales may be effected in transactions in the following manner (which may involve crosses or block transactions):

•	on any national securities exchange or quotation service on which the notes or the common stock may be listed or quoted at the time of sale;
•	in the over-the-counter market;
•	in transactions otherwise than on such exchanges or services or in the over-the-counter market;
•	through the writing of options, whether such options are listed on an options exchange or otherwise; or
•	through the settlement of short sales.

Selling securityholders may enter into hedging transactions with broker-dealers or other financial institutions which may in turn engage in short sales of the notes or the underlying common stock and deliver these securities to close out such short positions, or lend or pledge the notes or the common stock into which the notes are convertible to broker-dealers that in turn may sell these securities.

From time to time, one or more of the selling securityholders may distribute, devise, gift, pledge, hypothecate or grant a security interest in some or all of the securities owned by them. Any such distributees, devisees or donees will be deemed to be selling securityholders. Any such pledges, secured parties or persons to whom the securities have been hypothecated will, upon foreclosure in the event of default, be deemed to be selling securityholders.

The aggregate proceeds to the selling securityholders from the sale of the notes or underlying common stock will be the purchase price of the notes or common stock, less any discounts and commissions. A selling securityholder reserves the right to accept and, together with its agents, to reject, any proposed purchase of notes or common stock to be made directly or through agents. We will not receive any of the proceeds from this offering.

Our underlying common stock is quoted on the Nasdaq National Market. We do not intend to list the notes for trading on any national securities exchange or on the Nasdaq National Market. We cannot guarantee that any trading market will develop for the notes.

The notes and underlying common stock may be sold in some states only through registered or licensed brokers or dealers. The selling securityholders and any underwriters, broker-dealers or agents that participate in the sale of the notes and common stock into which the notes are convertible may be “underwriters” within the meaning of Section 2(11) of the Securities Act. Any discounts, commissions, concessions or profit they earn on any resale of the shares may be underwriting discounts and commissions under the Securities Act. Selling securityholders who are “underwriters” within the meaning of Section 2(11) of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act. The selling securityholders have acknowledged that they understand their obligations to comply, and have agreed to comply, with the prospectus delivery requirements and other provisions of the Securities Act and the Exchange Act, and the respective rules thereunder, particularly Regulation M thereunder, in connection with any offering of the securities offered hereby.

In addition, any securities covered by this prospectus which qualify for sale pursuant to Rule 144 or Rule 144A under the Securities Act may be sold under Rule 144 or Rule 144A rather than pursuant to this prospectus. A selling securityholder may not sell any notes or common stock described herein and may not transfer, devise or gift such securities by other means not described in this prospectus.

If required, the specific notes or common stock to be sold, the names of the selling securityholders, the respective purchase prices and public offering prices, the names of any agent, dealer or underwriter, and any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement of which this prospectus is a part.

Pursuant to the registration rights agreement filed as an exhibit to the registration statement of which this prospectus is a part, we and the selling securityholders will be indemnified by each other against certain liabilities, including certain liabilities under the Securities Act or will be entitled to contribution in connection with these liabilities.

We have agreed to pay substantially all of the expenses incidental to the registration, offering and sale of the notes and underlying common stock to the public, other than applicable transfer taxes and commissions, fees and discounts of underwriters, brokers, dealers and agents.

CERTAIN ERISA CONSIDERATIONS

The following is a summary of certain considerations associated with the purchase, ownership and disposition of the notes and common stock issuable upon conversion of the notes by employee benefit plans that are subject to Title I of the U.S. Employee Retirement Income Security Act of 1974, as amended (“ERISA”), plans, individual retirement accounts and other arrangements that are subject to Section 4975 of the Code or provisions under United States federal, state, local, non-U.S. or other laws or regulations that are similar to such provisions of ERISA or the Code (collectively, “similar laws”); and entities whose underlying assets are considered to include “plan assets” of such plans, accounts and other arrangements (each, a “plan”).

The following discussion is general in nature and is not intended to be all inclusive. Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is particularly important that fiduciaries or other persons considering purchasing notes or shares of common stock issuable upon conversion of the notes on behalf of, or with the assets of, any plan, consult with their counsel to determine whether such plan is subject to Title I of ERISA, Section 4975 of the Code and/or any similar laws and whether an exemption would be applicable to the purchase and holding of the notes and the common stock issuable upon conversion of the notes.

General Fiduciary Matters

ERISA and the Code impose certain duties on persons who are fiduciaries of a plan subject to Title I of ERISA or Section 4975 of the Code (an “ERISA plan”) and prohibit certain transactions involving the assets of an ERISA plan and its fiduciaries or other interested parties. Under ERISA and the Code, any person who exercises any discretionary authority or control over the administration of such an ERISA plan or the management or disposition of the assets of such an ERISA plan, or who renders investment advice for a fee or other compensation to such an ERISA plan, is generally considered to be a fiduciary of the ERISA plan.

In considering the purchase of notes or common stock issuable upon conversion of the notes to be held as the assets of any plan, a fiduciary should determine whether the investment in the notes or the common stock issuable upon conversion of the notes is in accordance with the documents and instruments governing the plan and the applicable provisions of ERISA, the Code or any similar law relating to a fiduciary’s duties to the plan, including, without limitation, the prudence, diversification, delegation of control and prohibited transaction provisions of ERISA, the Code and any other applicable similar laws. Plan fiduciaries should also consider the entire discussion under the preceding section entitled “Important United States Federal Income Tax Considerations,” as material contained therein may be relevant to any decision by a plan to purchase notes (or common stock issuable upon conversion of the notes).

Prohibited Transaction Issues

Section 406 of ERISA and Section 4975 of the Code prohibit ERISA plans from engaging in specified transactions involving plan assets with persons or entities who are “parties in interest” (within the meaning of Section 3(14) of ERISA) or “disqualified persons” (within the meaning of Section 4975 of the Code), unless an exemption is available. A party in interest or disqualified person that engaged in a non-exempt prohibited transaction may be subject to excise taxes and other penalties and liabilities under ERISA and the Code. In addition, the fiduciary of the ERISA plan that engaged in a non-exempt prohibited transaction may be subject to penalties and liabilities under ERISA and the Code.

The purchase and holding of the notes (or common stock issuable upon conversion of the notes) by an ERISA plan with respect to which we or the initial purchasers, are considered a party in interest or a disqualified person may constitute or result in a direct or indirect prohibited transaction under Section 406 of ERISA and/or Section 4975 of the Code, unless the notes (or common stock issuable upon conversion of the notes) are acquired and held in accordance with an applicable statutory, class or individual prohibited transaction exemption. In this regard, the U.S. Department of Labor (the “DOL”) has issued prohibited transaction class exemptions, or “PTCEs,” that may apply to the purchase and holding of the notes. These class exemptions include, without limitation, PTCE 91-38 regarding bank collective investment funds, PTCE 90-1 regarding insurance company pooled separate accounts, PTCE 84-14 regarding transactions determined by independent qualified professional asset managers,

PTCE 95-60 regarding life insurance company general accounts and PTCE 96-23 regarding transactions determined by in-house asset managers. There can be no assurance that all of the conditions of any such exemptions will be satisfied.

Plan Asset Issues

While ERISA and the Code do not define “plan assets,” regulations (the “plan asset regulations”) promulgated under ERISA by the DOL provide guidance on the circumstances under which an ERISA plan’s investment will be subject to a “look through rule” and thus turn our assets into plan assets. When an ERISA plan acquires an equity interest in an entity that is neither a “publicly-offered security” nor a security issued by an investment company registered under the Investment Company Act of 1940, as amended (the “Investment Company Act”), the ERISA plan’s assets include both the equity interest and an undivided interest in each of the underlying assets of the entity unless it is established either that equity participation in the entity by “benefit plan investors” is not significant or that the entity is an “operating company,” in each case as defined in the plan asset regulations. Although no assurances can be given, we do not anticipate that the notes will be deemed an equity interest in Dress Barn, although the convertible feature could be treated as a substantial equity feature. However, the shares of common stock issuable upon conversion of the notes will constitute an equity interest in Dress Barn.

Furthermore, we do not anticipate (i) that we will be an investment company registered under the Investment Company Act or (ii) that we will monitor whether investment in the common stock issuable upon conversion of the notes by benefit plan investors will be “significant” for purposes of the plan asset regulations. We do anticipate that we will qualify as an “operating company” within the meaning of the plan asset regulations, although no assurances can be given in this regard.

Plan Asset Consequences

If our assets are deemed to be “plan assets” under ERISA, this would result, among other things, in (i) the application of the prudence and other fiduciary responsibility standards of ERISA to investments made by us, which could materially affect our operations, (ii) potential liability of persons having investment discretion over the plan assets provided to us should our use or investment of such assets not conform to ERISA’s prudence and fiduciary standards and (iii) the possibility that certain transactions in which we might engage would constitute “prohibited transactions” under ERISA and the Code.

LEGAL MATTERS

The validity of the notes offered hereby will be passed upon for us by Proskauer Rose LLP, New York, New York. Christopher J. McDonald, Esq. will pass upon the validity of the shares of common stock issuable upon conversion of the notes.

EXPERTS

The consolidated financial statements of The Dress Barn, Inc. as of July 31, 2004 and July 26, 2003, and for each of the three years in the period ended July 31, 2004, included in this prospectus and the related financial statement schedule included elsewhere in the registration statement have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report appearing herein and elsewhere in the registration statement, which report expresses an unqualified opinion on the financial statements and financial statement schedule of The Dress Barn, Inc. and includes an explanatory paragraph referring to the restatement to correct the Company’s accounting for construction allowances, rent holidays and scheduled rent escalation clauses over the lease term under operating leases as described in Note 2, and have been so included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

The financial statements of Maurices Incorporated at February 28, 2004 and February 22, 2003, and for each of the three years in the period ending February 28, 2004, appearing in this Registration Statement and related Prospectus have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon appearing elsewhere herein, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the informational requirements of the Exchange Act and, in accordance with these requirements, we file reports, proxy statements and other information relating to our business, financial condition and other matters with the SEC. We are required to disclose in such reports certain information, as of particular dates, concerning our operating results and financial condition, officers and directors, principal holders of securities, any material interests of such persons in transactions with us and other matters. Reports, proxy statements and other information filed by us can be inspected and copied at the public reference facilities maintained by the SEC at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549 and at the SEC’s regional offices. You may obtain information on the operation of the Public Reference Room by calling the Commission at (800) SEC-0330.

Our common stock is listed on the Nasdaq National Market and we are required to file reports, proxy statements and other information with Nasdaq. You may read any document we file with Nasdaq at the offices of the Nasdaq Stock Market, Inc. which is located at 1735 K Street, N.W., Washington, D.C. 20006.

The SEC also maintains a web site that contains reports, proxy and information statements and other information regarding registrants like us that file electronically with the SEC. The address of such site is: http://www.sec.gov. This information may also be obtained from us as described below.

We maintain an Internet Web site at http://www.dressbarn.com. Our Web site and information at that site, or linked to that site, are not incorporated into, or part of, this prospectus.

INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

The Dress Barn, Inc., and its Subsidiaries

Condensed Statements of Income for the nine months ended November 27, 2004 and November 22, 2003 (Unaudited)	F-90

Condensed Statements of Cash Flows for the nine months ended November 27, 2004 and November 22, 2003 (Unaudited)	F-91

Notes to Condensed Interim Financial Statements	F-92
The Dress Barn, Inc., Unaudited Pro Forma Consolidated Financial Information

Page

Unaudited Pro Forma Consolidated Financial Information – Explanatory Note	F-95

Unaudited Pro Forma Consolidated Statement of Earnings	F-96

Notes to Unaudited Pro Forma Consolidated Financial Information	F-98

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors and Shareholders

The Dress Barn, Inc.

Suffern, New York

We have audited the accompanying consolidated balance sheets of The Dress Barn, Inc. and Subsidiaries (the “Company”) as of July 31, 2004 and July 26, 2003, and the related statements of earnings, shareholders’ equity and comprehensive income, and cash flows for each of the three years in the period ended July 31, 2004. Our audits also included the financial statement schedule for the years ended July 31, 2004 and July 26, 2003 listed in the index at F-40. These consolidated financial statements and financial statement schedule are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements and financial statement schedule based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such consolidated financial statements present fairly, in all material respects, the financial position of The Dress Barn, Inc. and Subsidiaries as of July 31, 2004 and July 26, 2003, and their results of operations and their cash flows for each of the three years in the period ended July 31, 2004 in conformity with accounting principles generally accepted in the United States of America. Also in our opinion, such 2004 and 2003 financial statement schedule, which is considered in relation to the basic 2004 and 2003 consolidated financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

As discussed in Note 2, the accompanying consolidated financial statements have been restated.

DELOITTE & TOUCHE LLP

Stamford, Connecticut

October 13, 2004 (March 18, 2005 as to the effects of the restatement discussed in Note 2 and April 27, 2005 as to Note 11)

The Dress Barn, Inc. and Subsidiaries

Consolidated Balance Sheets

Amounts in thousands, except share data

	July 31, 2004 (as restated, see Note 2)	July 26, 2003 (as restated, see Note 2)
ASSETS
Current Assets:
Cash and cash equivalents	$15,141	$37,551
Restricted cash and cash equivalents (see Note 1)	38,661	—
Marketable securities and investments (see Note 3)	122,700	113,897
Merchandise inventories	116,912	110,348
Deferred income tax asset (see Note 8)	14,845	17,336
Prepaid expenses and other	8,898	7,383
Total Current Assets	317,157	286,515

Property and Equipment:
Land and buildings	45,391	45,391
Leasehold improvements	93,289	91,030
Fixtures and equipment	173,466	164,163
Computer software	23,302	19,369
	335,448	319,953

Less accumulated depreciation and amortization	172,244	164,406
	163,204	155,547
Other Assets	8,955	7,725
TOTAL ASSETS	$489,316	$449,787

The Dress Barn, Inc. and Subsidiaries

Consolidated Balance Sheets

Amounts in thousands, except share data

	July 31, 2004 (as restated, See Note 2)	July 26, 2003 (as restated, see Note 2)
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Liabilities:
Accounts payable- trade	$66,776	$65,090
Accrued salaries, wages and related expenses	21,349	18,882
Litigation accrual (see Note 6)	36,128	35,592
Other accrued expenses	24,247	25,462
Customer credits	8,970	7,284
Income taxes payable	5,548	7,088
Current portion of long-term debt	1,033	979
Total Current Liabilities	164,051	160,377

Long-Term Debt (See Note 4)	31,988	33,021
Deferred Rent	40,319	38,968
Total Liabilities	236,358	232,366

Commitments and Contingencies (See Note 9)

Shareholders’ Equity:
Preferred stock, par value $.05 per share:
Authorized- 100,000 shares
Issued and outstanding- none	—	—
Common stock, par value $.05 per share:
Authorized- 50,000,000 shares
Issued– 29,638,360 and 29,169,559 shares, respectively
Outstanding– 29,618,660 and 29,169,559 shares, respectively	1,482	1,458
Additional paid-in capital	63,554	58,200
Retained earnings	188,757	157,825
Treasury stock, to be retired	(313)	0
Accumulated other comprehensive loss	(522)	(62)
	252,958	217,421
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$489,316	$449,787

See notes to consolidated financial statements

The Dress Barn, Inc. and Subsidiaries

Consolidated Statements of Earnings

Amounts in thousands, except per share amounts

	Fiscal Year Ended
	July 31, 2004 (as restated, see Note 2)	July 26, 2003 (as restated, see Note 2)	July 27, 2002 (as restated, see Note 2)
Net sales	$754,903	$707,121	$717,136
Cost of sales, including
occupancy and buying costs	472,198	451,579	452,216

Gross profit	282,705	255,542	264,920

Selling, general and
administrative expenses	212,477	194,005	188,056
Depreciation and amortization	23,197	22,262	24,631
Litigation charge (see Note 6)	—	32,000	—

Operating income	47,031	7,275	52,233

Interest income	2,204	3,332	5,458
Interest expense	(5,288)	(164)	—
Other income	1,526	779	—

Earnings before provision for
income taxes	45,473	11,222	57,691

Provision for income taxes	14,541	4,039	20,769

Net earnings	$30,932	$7,183	$36,922

Earnings per share:
Basic	$1.05	$0.23	$1.01
Diluted	$1.03	$0.22	$0.98

Weighted average shares outstanding:
Basic	29,413	31,219	36,495
Diluted	30,120	31,942	37,516

See notes to consolidated financial statements

The Dress Barn, Inc. and Subsidiaries

Consolidated Statements of Shareholders’ Equity and Comprehensive Income

Amounts and shares in thousands.

			Additional Paid-In Capital	Retained Earnings	Treasury Stock	Accumulated Other Comprehensive Income (Loss)	Total Shareholders’ Equity
	Common Stock
	Shares	Amount
Balance, July 28, 2001 (previously reported)	36,474	$2,566	$44,056	$364,491	($114,577)	$61	$296,597
Prior year adjustment (see Note 2)				(7,592)			(7,592)
Balance, July 28, 2001 (as restated, see Note 2)	36,474	2,566	44,056	356,899	(114,577)	61	289,005
Comprehensive income:
Net earnings (as restated, see Note 2)				36,922			36,922
Unrealized holding gain on marketable securities						486	486
Total comprehensive income (restated, Note 2)							37,408
Deferred compensation			291				291
Tax benefit from exercise of stock options			2,953				2,953
Employee Stock Purchase Plan activity	9	1	90				91
Shares issued pursuant to exercise of stock options	783	39	4,819				4,858
Purchase of treasury stock	(758)				(8,964)		(8,964)
Retirement of treasury stock		(781)		(122,760)	123,541		—
Balance, July 27, 2002 (as restated, see Note 2)	36,508	1,825	52,209	271,061	—	547	325,642
Comprehensive income:
Net earnings (as restated, see Note 2)				7,183			7,183
Unrealized holding loss on marketable securities						(609)	(609)
Total comprehensive income (restated, Note 2)							6,574
Deferred compensation	20	1	264				265
Tax benefit from exercise of stock options			1,381				1,381
Employee Stock Purchase Plan activity	7		87				87
Shares issued pursuant to exercise of stock options	635	32	4,259				4,291
Purchase of treasury stock – Tender Offer	(8,000)				(120,819)		(120,819)
Retirement of treasury stock		(400)		(120,419)	120,819		—
Balance, July 26, 2003 (as restated, see Note 2)	29,170	1,458	58,200	157,825	—	(62)	217,421
Comprehensive income:
Net earnings (as restated, see Note 2)				30,932			30,932
Unrealized holding loss on marketable securities						(460)	(460)
Total comprehensive income (restated, Note 2)							30,472
Deferred compensation	(1)		67				67
Tax benefit from exercise of stock options			1,460				1,460
Employee Stock Purchase Plan activity	6		83				83
Shares issued pursuant to exercise of stock options	464	24	3,744				3,768
Purchase of treasury stock	(20)				(313)		(313)
Balance, July 31, 2004 (as restated, see Note 2)	29,619	$1,482	$63,554	$188,757	($313)	($522)	252,958

See notes to consolidated financial statements

The Dress Barn, Inc. and Subsidiaries

Consolidated Statements of Cash Flows

Amounts in thousands

	Fiscal Year Ended
	July 31, 2004	July 26, 2003	July 27, 2002
	(as restated, see Note 2)	(as restated, see Note 2)	(as restated, see Note 2)
Operating Activities:
Net earnings	$30,932	$7,183	$36,922
Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation and amortization of property and equipment	23,197	22,262	24,631
Provision for impairments and asset disposals	4,906	1,539	1,681
Deferred income tax expense (benefit)	2,491	(5,871)	836
Deferred rent expense	1,351	1,899	2,972
Tax benefit on exercise of unqualified stock options	1,460	1,381	2,953
Amortization of debt issuance cost	152	0	0
Increase in cash surrender value of life insurance	(600)	(1,060)	(566)
Deferred compensation	67	265	291
Changes in assets and liabilities:
Increase in restricted cash	(38,661)	0	0
(Increase) decrease in merchandise inventories	(6,564)	3,023	(8,884)
(Increase) decrease in prepaid expenses and other	(1,515)	(3,790)	1,910
Decrease in other assets	208	456	154
Increase in accounts payable- trade	1,686	1,056	4,484
Increase in accrued salaries and wages	2,467	793	870
Increase in litigation accrual	536	31,544	1,600
(Decrease) increase in accrued expenses	(1,215)	1,811	(1,114)
Increase in customer credits	1,686	634	839
(Decrease) increase in income taxes payable	(1,540)	(1,568)	7,468
Total adjustments	(9,888)	54,374	40,125
Net cash provided by operating activities	21,044	61,557	77,047
Investing Activities:
Purchases of property and equipment	(35,760)	(68,069)	(33,010)
Sales and maturities of marketable securities and investments	62,741	138,346	109,142
Purchases of marketable securities and investments	(72,004)	(93,803)	(94,278)
Purchases of long term investments	(900)	0	0
Net cash used in investing activities	(45,923)	(23,526)	(18,146)
Financing Activities:
(Repayment of) proceeds from long-term debt	(979)	34,000	0
Payment for debt issuance cost	(90)	(1,730)	0
Purchase of treasury stock	(313)	(120,819)	(8,964)
Proceeds from Employee Stock Purchase Plan	83	88	91
Proceeds from stock options exercised	3,768	4,291	4,858
Net cash provided by (used in) financing activities	2,469	(84,170)	(4,015)
Net (decrease) increase in cash and cash equivalents	(22,410)	(46,139)	54,886
Cash and cash equivalents- beginning of year	37,551	83,690	28,804
Cash and cash equivalents- end of year	$15,141	$37,551	$83,690
Supplemental Disclosure of Cash Flow Information:
Cash paid for income taxes	$12,130	$10,206	$9,511
Cash paid for interest	$1,789	$35	$0

See notes to consolidated financial statements

The Dress Barn, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

Three Years Ended July 31, 2004

1.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Business

The Dress Barn, Inc. (including The Dress Barn, Inc. and its wholly-owned subsidiaries (the “Company”) operates a chain of women’s apparel specialty stores. The stores, operating principally under the names “Dress Barn” and “Dress Barn Woman”, offer in-season, moderate to better quality fashion apparel. The Company is a specialty retailer of women’s apparel (in both regular and large sizes), including shoes and accessories. Given the similarities of the economic characteristics and how the Company manages its different store formats, the operations of the Company are aggregated into one reportable segment.

Principles of consolidation

The consolidated financial statements include the accounts of the Company and its subsidiaries. All material intercompany balances and transactions are eliminated in consolidation. The Company reports on a 52-53 week fiscal year ending on the last Saturday in July. Fiscal year ended July 31, 2004 consists of 53 weeks. Fiscal years 2003 and 2002 consist of 52 weeks. Certain reclassifications have been made to the prior years’ consolidated financial statements to conform to fiscal 2004’s presentation.

Dunnigan Realty, LLC, a wholly-owned subsidiary of the Company, was formed in fiscal 2003 to own and operate a distribution/office facility in Suffern, New York (the “Suffern facility”), of which the major portion is the Company’s corporate offices and distribution center. Dunnigan Realty, LLC receives rental income and reimbursement for taxes and common area maintenance charges from the Company and two additional tenants that occupy the Suffern facility that are not affiliated with the Company. The rental income from the unaffiliated tenants is shown as “other income” on the Company’s Consolidated Statements of Earnings. Intercompany rentals between the Company and Dunnigan Realty, LLC are eliminated in consolidation.

Revenue recognition

Revenues from retail sales, net of returns, are recognized at the point of purchase upon delivery of the merchandise to the customer and exclude sales taxes. Sales from purchases made with gift certificates and layaway sales are also recorded when the customer takes possession of the merchandise. The Company’s gift certificates and merchandise credits do not have expiration dates, and the Company’s current policy is that it does not reduce its liability for unredeemed gift certificates or merchandise credits that will eventually be remitted to the states under their escheat laws until such time amounts are remitted to the state. The Company records a reserve for estimated product returns based on historical return trends.

Cash and cash equivalents

For purposes of the statement of cash flows, the Company considers its highly liquid investments with maturities of three months or less when purchased to be cash equivalents. These amounts are stated at cost, which approximates market value. The majority of the Company’s money market funds at July 31, 2004 were maintained with one financial institution. The Company’s cash management process provides for the daily funding of checks as they are presented to the bank.

Restricted cash and cash equivalents

Restricted cash consists of $38.6 million held in escrow as required as part of an outstanding legal judgment. The escrow account is an interest bearing account at the current Federal funds rate plus a margin.

Marketable securities and investments

The Company has categorized its marketable securities as available for sale, stated at market value. The unrealized holding gains and losses are included in other comprehensive income, a component of shareholders’

The Dress Barn, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

Three Years Ended July 31, 2004

equity, until realized. The amortized cost is adjusted for amortization of premiums and discounts to maturity, with the net amortization included in interest income.

Merchandise inventories

The Company values its merchandise inventories at the lower of cost, on a First In First Out (FIFO) basis, or market, as determined by the retail inventory method. The Company includes in cost of sales, including occupancy and buying costs line item, all costs of merchandise (net of purchase discounts and vendor allowances), all costs associated with its buying and distribution functions, freight on inbound, outbound and internally transferred merchandise, merchandise acquisition costs, commissions and import fees, and all occupancy costs excluding depreciation.

Property and equipment

Property and equipment are carried at cost less accumulated depreciation. Depreciation of fixtures and equipment, and software is provided on the straight-line method over estimated useful lives, generally ranging from 5 to 10 years and 25 years for the building. Leasehold improvements are amortized over the shorter of their estimated useful lives or the related lease life, generally 10 years. For leases with renewal periods at the Company’s option, the Company generally uses the original lease term, excluding renewal option periods to determine estimated useful lives; if failure to exercise a renewal option imposes an economic penalty to the Company, management determines at the inception of the lease that renewal is reasonably assured and include the renewal option period in the determination of appropriate estimated useful lives. The costs of repairs and maintenance are expensed when incurred, while expenditures for refurbishments and improvements that significantly add to the productive capacity or extend the useful life of an asset are capitalized. When assets are retired or sold, the asset cost and related accumulated depreciation are eliminated with any remaining gain or loss reflected in net earnings.

Impairment of long-lived assets

The Company primarily invests in property and equipment in connection with the opening and remodeling of stores. When facts and circumstances indicate that the carrying values of such long-lived assets may be impaired, an evaluation of recoverability is performed by comparing the carrying values of the assets to projected future cash flows, in addition to other quantitative and qualitative analyses. Upon indication that the carrying values of such assets may not be recoverable, the Company recognizes an impairment loss as a charge against current operations. Property and equipment assets are grouped at the lowest level for which there are identifiable cash flows when assessing impairment. Cash flows are identified at the individual store level. Judgments made by the Company related to the expected useful lives of long-lived assets and the ability of the Company to realize undiscounted cash flows in excess of the carrying amounts of such assets are affected by factors such as the ongoing maintenance and improvements of the assets, changes in economic conditions and changes in operating performance. As the Company assesses the ongoing expected cash flows and carrying amounts of its long-lived assets, these factors could cause the Company to realize material impairment charges. In addition, the Company regularly evaluates its computer-related and other assets and may accelerate depreciation over the revised useful life if the asset is no longer in use or has limited future value. When assets are retired or otherwise disposed of, the cost and related accumulated depreciation or amortization are removed from the accounts, and any resulting gain or loss is reflected in income for that period. Based on the review of certain under performing stores, the Company recorded impairment charges and store closings that are included in selling, general, and administrative expenses of $4.9 million, $1.5 million and $1.7 million in fiscal 2004, fiscal 2003 and fiscal 2002, respectively. These impairment losses reflect this amount of book value over fair market value of store related assets in certain locations where market conditions limit the Company’s ability to recover its investments.

Insurance reserves

The Company uses a combination of insurance and self-insurance mechanisms to provide for the potential liabilities for workers’ compensation and employee healthcare benefits. Liabilities associated with the risks that are retained by the Company are estimated, in part, by considering historical claims experience, demographic factors, severity factors and other actuarial assumptions. Such liabilities are capped through the use of stop loss contracts

The Dress Barn, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

Three Years Ended July 31, 2004

with insurance companies. The estimated accruals for these liabilities could be significantly affected if future occurrences and claims differ from these assumptions and historical trends. As of July 31, 2004 and July 29, 2003, these reserves were $5.6 million and $5.4 million, respectively, and were included in “Other accrued expenses” on the consolidated balance sheets.

Income taxes

The Company accounts for income taxes in accordance with SFAS No. 109, Accounting for Income Taxes. Deferred taxes are provided using the asset and liability method, whereby deferred income taxes result from temporary differences between the reported amounts in the financial statements and the tax basis of assets and liabilities, as measured by presently enacted tax rates. The Company establishes valuation allowances against deferred tax assets when it is more likely than not the realization of those deferred tax assets will not occur.

Store preopening costs

Non-capital expenditures, such as advertising and payroll costs incurred prior to the opening of a new store are charged to expense in the period they are incurred.

Earnings per share (EPS)

The Company calculates EPS in accordance with the provisions of Statement of Financial Accounting Standards (“SFAS”) No. 128, “Earnings per Share”. SFAS No. 128 requires dual presentation of basic EPS and diluted EPS on the face of all income statements for all entities with complex capital structures. Basic EPS is computed as net income divided by the weighted average number of common shares outstanding for the period. Diluted EPS reflects the potential dilution that could occur from common shares issuable through stock options, warrants and other convertible securities.

Marketing and advertising costs

Marketing and advertising costs are included in selling, general and administrative expenses and are expensed the first time the advertising campaign takes place. Marketing and advertising expenses were $12.3 million, $10.1 million and $10.0 million for fiscal 2004, 2003 and 2002, respectively.

Operating leases

The Company leases retail stores under operating leases. Most lease agreements contain construction allowances, and rent escalations. For purposes of recognizing incentives and minimum rental expenses on a straight-line basis over the terms of the leases, the Company uses the date of initial possession to begin amortization, which is generally when the Company enters the space and begins to make improvements in preparation of intended use.

For construction allowances, the Company records a deferred rent liability in “Other accrued expenses” and “Deferred rent” on the consolidated balance sheets and amortizes the deferred rent over the terms of the leases as reductions to “Cost of sales including occupancy and buying costs” on the consolidated statements of earnings.

For premiums paid upfront to enter a lease agreement, the Company records a deferred rent asset in “Other assets” on the consolidated balance sheets and then amortizes the deferred rent over the terms of the leases as additional rent expense on the consolidated statements of earnings.

For scheduled rent escalation clauses during the lease terms or for rental payments commencing at a date other than the date of initial occupancy, the Company records minimum rental expenses on a straight-line basis over the terms of the leases on the consolidated statements of earnings.

The Dress Barn, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

Three Years Ended July 31, 2004

Certain leases provide for contingent rents, which are determined as a percentage of gross sales in excess of specified levels. The Company records a contingent rent liability in “Other accrued expenses” on the consolidated balance sheets and the corresponding rent expense when specified levels have been achieved or when management determines that achieving the specified levels during the fiscal year is probable.

Recent accounting pronouncements

In January 2003, the FASB issued Interpretation No. 46 “Consolidation of Variable Interest Entities, an Interpretation of Accounting Research Bulletin No. 51, Consolidated Financial Statements”. This interpretation applies immediately to variable interest entities created after January 31, 2003 and to variable interest entities in which an enterprise obtains an interest after that date. It applies in the first fiscal year or interim period beginning after December 15, 2003, to variable interest entities in which an enterprise holds a variable interest it acquired before February 1, 2003. The Company has no variable interest entities; therefore, the implementation of this interpretation has not impacted the Company’s financial statements.

In December 2002, the FASB issued Statement of Financial Accounting Standards No. 148, “Accounting for Stock-Based Compensation - Transition and Disclosure” (“SFAS 148”). SFAS 148 amends Statement of Financial Accounting Standards No. 123, “Accounting for Stock-Based Compensation” (“SFAS 123”), to provide alternative methods of transition for companies that voluntarily change to a fair value-based method of accounting for stock-based employee compensation. SFAS 148 also amends the disclosure provisions of SFAS 123 for both interim and annual financial statements. The disclosure provisions of SFAS 148 are effective for annual reports for fiscal years ending after December 15, 2002, and for interim financials for periods beginning after December 15, 2002. The Company adopted the interim reporting provisions of SFAS 148 for its third quarter ended April 26, 2003 and the annual reporting provisions for fiscal 2003.

In April 2003, the FASB issued SFAS No. 149, “Amendment of Statement 133 on Derivative Instruments and Hedging Activities.” SFAS No. 149 amends and clarifies the accounting for derivative instruments, including certain derivative instruments embedded in other contracts, and for hedging activities under SFAS 133, “Accounting for Derivative Instruments and Hedging Activities.” SFAS No. 149 is generally effective for contracts entered into or modified after June 30, 2003 and for hedging relationships designated after June 30, 2003. The adoption of SFAS No. 149 on July 1, 2003, as required, had no impact on the Company’s financial statements.

In May 2003, the FASB issued SFAS No. 150, “Accounting for Certain Financial Instruments with Characteristics of Both Liabilities and Equity.” SFAS No. 150 establishes standards for how an issuer classifies and measures certain financial instruments with characteristics of both liabilities and equity. SFAS No. 150 requires that certain financial instruments be classified as liabilities that were previously considered equity. The adoption of this standard on July 1, 2003, as required, had no impact on the Company’s financial statements.

In March 2004, the Emerging Issues Task Force (“EITF”) reached a consensus on Issue No. 03-1, “The Meaning of Other-Than-Temporary Impairments and Its Application to Certain Investments” (“EITF 03-1”). EITF 03-1 provides a three-step impairment model for determining whether an investment is other-than-temporarily impaired and requires the Company to recognize such impairments as an impairment loss equal to the difference between the investment’s cost and fair value at the reporting date. The guidance is effective for the Company during the first quarter of fiscal 2005. The Company does not believe that the adoption of EITF 03-1 will have a significant effect on its financial statements.

Use of estimates

The preparation of the financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

The Dress Barn, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

Three Years Ended July 31, 2004

Comprehensive income

Comprehensive income consists of net earnings and unrealized holding gains and losses on marketable securities, net of tax.

Stock-based compensation

The Company uses the intrinsic value method to account for stock-based compensation in accordance with Accounting Principles Board Opinion No. 25, “Accounting for Stock Issued to Employees”, where compensation expense, if any, is measured as the excess of the market price of the stock over the exercise price on the measurement date. No compensation expense is recognized for the Company’s option grants that have an exercise price equal to the market price on the date of grant or for the Company’s Employee Stock Purchase Plan. In accordance with SFAS No. 148, “Accounting for Stock-Based Compensation-Transition and Disclosure-An Amendment of SFAS No. 123” (“SFAS 148”), the Company discloses the pro forma effects of recording stock-based employee compensation plans at fair value on net earnings and net earnings per common share—basic and diluted as if the compensation expense was recorded in the financial statements.

Had compensation cost for the Company’s stock option plans been determined based on the fair value at the option grant dates for awards in accordance with the accounting provisions of SFAS No. 148 (which does not apply to awards prior to fiscal 1996), the Company’s net earnings and earnings per share for fiscal 2004, fiscal 2003 and fiscal 2002 would have been reduced to the pro forma amounts indicated below:

	Fiscal Year Ended
(In thousands, except per share amounts)	July 31, 2004	July 26, 2003	July 27, 2002
Net earnings as reported	$30,932	$7,183	$36,922
Deduct: Total stock-based employee compensation expense determined under fair value based method for all awards net of related tax effects	(2,060)	(1,939)	(1,429)
Pro forma net earnings	$28,872	$5,244	$35,493
Earnings per share
Basic - as reported	$1.05	$0.23	$1.01
Basic – pro forma	$0.98	$0.17	$0.97
Diluted – as reported	$1.03	$0.22	$0.98
Diluted - pro forma	$0.96	$0.16	$0.95

The fair values of the options granted under the Company’s fixed stock option plans were estimated on the date of grant using the Black-Scholes option pricing model with the following assumptions:

	Fiscal Year Ended
	July 31, 2004	July 26, 2003	July 27, 2002
Weighted average risk-free interest rate	3.3%	3.1%	4.0%
Weighted average expected life (years)	5.0	5.0	5.0
Expected volatility of the market price of the Company’s common stock	39.1%	43.9%	43.9%

The Dress Barn, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

Three Years Ended July 31, 2004

The Black-Scholes option valuation model was developed for use in estimating the fair value of traded options, which have no vesting restrictions and are fully transferable. In addition, option valuation models require input of highly subjective assumptions including the expected stock price volatility. Because the Company’s employee stock options have characteristics significantly different from those of traded options, and because changes in subjective input assumptions can materially affect the fair value estimate, the actual value realized at the time the options are exercised may differ from the estimated values computed above.

Financial instruments

Concentration of Credit Risk - Financial instruments, which potentially subject the Company to concentrations of credit risk, are principally bank deposits and short-term investments. Cash and cash equivalents are deposited with high credit quality financial institutions. Short-term investments principally consist of “triple A” or “double A” rated instruments. The Dunnigan Realty LLC mortgage loan is a 20-year fully amortizing loan with a fixed rate of 5.33%.

Fair Value of Financial Instruments - The carrying amounts of cash, cash equivalents, short-term investments and accounts payable approximate fair value because of the short-term nature, and maturity of such instruments.

Stock split

The Company’s Board of Directors approved a 2-for-1 stock split in the form of a 100% stock dividend on the Company’s issued and outstanding common stock in May 2002. The stock dividend was distributed on May 31, 2002 to shareholders of record on May 17, 2002. All historic share and per share information contained in this report have been adjusted to reflect the impact of the stock split.

Treasury (reacquired) shares

Shares repurchased are usually retired and treated as authorized but unissued shares, with the cost of the reacquired shares debited to retained earnings and the par value debited to common stock.

2.	RESTATEMENT OF FINANCIAL STATEMENTS

On February 7, 2005, the Office of the Chief Accountant of the Securities and Exchange Commission (“SEC”) issued a letter to the American Institute of Certified Public Accountants expressing its views regarding certain operating lease-related accounting issues and their application under accounting principles generally accepted in the United States of America (“GAAP”). In light of this letter, the Company’s management initiated a review of its lease accounting and determined that its then-current method of accounting for leasehold improvements funded by landlord incentives or allowances under operating leases (construction allowances) and its then-current method of calculating straight-line rent expense for its operating leases was not in accordance with GAAP. As a result, the Company restated its consolidated financial statements for each of the fiscal years ended July 31, 2004, July 26, 2003, and July 27, 2002, included elsewhere in this prospectus.

The Company had historically accounted for construction allowances as reductions to the related leasehold improvement asset on the consolidated balance sheets and presented construction allowances received as a reduction in capital expenditures in investing activities on the consolidated statements of cash flows. Management determined that Financial Accounting Standards Board (“FASB”) Technical Bulletin No. 88-1, “Issues Relating to Accounting for Leases,” requires these allowances to be recorded as a deferred rent liability on the consolidated balance sheets and allowances received as a component of operating activities on the consolidated statements of cash flows. Additionally, this adjustment results in a reclassification of the deferred rent amortization from “Depreciation and amortization expenses” to “Cost of sales including occupancy and buying costs” on the consolidated statements of earnings.

The Dress Barn, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

Three Years Ended July 31, 2004

The Company had historically recognized its straight-line rent expense for its operating leases over the lease term generally commencing with the opening date for the store, which generally coincided with the commencement of the lease payments per the lease. The store opening date also coincided with the commencement of business operations, which corresponds to the intended use of the property. Management re-evaluated FASB Technical Bulletin No. 85-3, “Accounting for Operating Leases with Scheduled Rent Increases,” and determined that the lease term should commence on the date the Company takes possession of the leased space for construction purposes, which is generally two months prior to a store opening date. Furthermore, the Company determined that it should recognize rent expense on a straight-line basis for rent escalations over appropriate renewal periods, including option periods where failure to exercise such options would result in an economic penalty (which is generally ten years from the date of opening). Excluding tax impacts, the correction of this accounting required the Company to record additional deferred rent in “Other accrued expenses” and “Deferred rent” and to adjust “Retained earnings” on the consolidated balance sheets as well as to correct amortization in “Costs of sales including occupancy and buying costs” and “Depreciation and amortization” on the consolidated statements of earnings for each of the three years in the period ended July 31, 2004. In addition, the Company corrected certain other balance sheet classification errors which resulted in an increase to “Property and equipment” and a corresponding increase to “Retained earnings”, which were included in the cumulative effect adjustment, related to the reversal of an impairment reserve. The Company also reclassified premiums paid upfront when entering into certain lease agreements that had been classified as “Property and equipment” to “Other assets” in 2004 and 2003, respectively. In addition, the Company reclassified it’s provision for impairments and asset disposals from “Depreciation and amortization” to “Selling, general and administrative”. The cumulative effect of these accounting corrections is a reduction to retained earnings of $7.6 million as of the beginning of fiscal 2002 and decreases to earnings of $1.0 million and $0.9 million for the fiscal years 2002 and 2003 and an increase of $0.8 million for fiscal year 2004, respectively.

Following is a summary of the significant effects of these restatements on the Company’s consolidated balance sheets as of July 31, 2004, and July 26, 2003, as well as on the Company’s consolidated statements of earnings and cash flows for fiscal years 2004, 2003, and 2002 (in thousands, except share data):

	Consolidated Statements of Earnings
Fiscal year ended July 31, 2004	As previously Reported	Adjustments	As restated

Cost of sales, including occupancy and buying costs	$476,952	($4,754)	$472,198
Gross profit	277,951	4,754	282,705
Selling, general and administrative	207,570	4,907	212,477
Depreciation & amortization	24,645	(1,448)	23,197
Operating income	45,736	1,295	47,031
Earnings before provision for income taxes	44,178	1,295	45,473
Provision for income taxes	14,037	504	14,541
Net earnings	30,141	791	30,932
Earnings per share – basic	$1.02	$0.03	$1.05
Earnings per share – diluted	$1.00	$0.03	$1.03

The Dress Barn, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

Three Years Ended July 31, 2004

Fiscal year ended July 26, 2003	As previously Reported	Adjustments	As restated
Cost of sales, including occupancy and buying costs	$453,178	($1,599)	$451,579
Gross profit	253,943	1,599	255,542
Selling, general and administrative	192,466	1,539	194,005
Depreciation & amortization	20,856	1,406	22,262
Operating income	8,621	(1,346)	7,275
Earnings before provision for income taxes	12,568	(1,346)	11,222
Provision for income taxes	4,524	(485)	4,039
Net earnings	8,044	(861)	7,183
Earnings per share – basic	$0.26	($0.03)	$0.23
Earnings per share – diluted	$0.25	($0.03)	$0.22

Fiscal year ended July 27, 2002	As previously Reported	Adjustments	As restated
Cost of sales, including occupancy and buying costs	$453,428	($1,212)	$452,216
Gross profit	263,708	1,212	264,920
Selling, general and administrative	186,375	1,681	188,056
Depreciation & amortization	23,508	1,123	24,631
Operating income	53,825	(1,592)	52,233
Earnings before provision for income taxes	59,283	(1,592)	57,691
Provision for income taxes	21,342	(573)	20,769
Net earnings	37,941	(1,019)	36,922
Earnings per share – basic	$1.04	($0.03)	$1.01
Earnings per share – diluted	$1.01	($0.03)	$0.98

	Consolidated Balance Sheets
July 31, 2004	As previously Reported	Adjustments	As restated
Deferred income tax asset	$10,583	$4,262	$14,845
Leasehold improvements	60,978	32,311	93,289
Accumulated depreciation and amortization	(162,346)	(9,898)	(172,244)
Property and equipment, net	140,791	22,413	163,204
Other assets	8,149	806	8,955
Total assets	461,835	27,481	489,316
Other accrued expenses	27,089	(2,842)	24,247
Long-term deferred tax liability	1,315	(1,315)	0
Deferred rent	0	40,319	40,319
Total liabilities	200,196	36,162	236,358
Retained earnings	197,438	(8,681)	188,757
Total shareholders’ equity	261,639	(8,681)	252,958
Total liabilities and shareholders’ equity	461,835	27,481	489,316

The Dress Barn, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

Three Years Ended July 31, 2004

July 26, 2003	As previously Reported	Adjustments	As restated
Deferred income tax asset	$11,437	$5,899	$17,336
Leasehold improvements	61,014	30,016	91,030
Accumulated depreciation and amortization	(154,033)	(10,373)	(164,406)
Property and equipment, net	135,904	19,643	155,547
Other assets	6,625	1,100	7,725
Total assets	423,145	26,642	449,787

Other accrued expenses	28,134	(2,672)	25,462
Deferred rent	0	38,968	38,968
Deferred income tax liability	182	(182)	0
Total liabilities	196,252	36,114	232,366
Retained earnings	167,297	(9,472)	157,825
Total shareholders’ equity	226,893	(9,472)	217,421
Total liabilities and shareholders’ equity	423,145	26,642	449,787

	Consolidated Statements of Shareholder’s Equity
As of July 28, 2001	As previously Reported	Adjustments	As restated
Retained earnings	$364,491	($7,592)	$356,899

	Consolidated Statements of Cash Flows
Fiscal year ended July 31, 2004	As previously Reported	Adjustments	As restated
Net cash provided by operating activities	$14,671	$6,373	$21,044
Net cash used in investing activities	(39,550)	(6,373)	(45,923)

Fiscal year ended July 26, 2003	As previously Reported	Adjustments	As restated
Net cash provided by operating activities	$56,822	$4,735	$61,557
Net cash used in investing activities	(18,791)	(4,735)	(23,526)
Fiscal year ended July 27, 2002	As previously Reported	Adjustments	As restated
Net cash provided by operating activities	$72,373	$4,674	$77,047
Net cash used in investing activities	(13,472)	(4,674)	(18,146)

3.	MARKETABLE SECURITIES AND INVESTMENTS

The Company purchases short-term investments and marketable securities which have been designated as “available-for-sale” as required by Statement of Financial Accounting Standards No. 115, “Accounting for Certain Investments in Debt and Equity Securities”. Available-for-sale securities are carried at fair value with the unrealized gains and losses reported in shareholders’ equity under the caption “Accumulated Other Comprehensive Income (Loss)”. The cost of securities sold is based on the specific identification method.

The Dress Barn, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

Three Years Ended July 31, 2004

The amortized cost, gross unrealized gains and losses and estimated fair value based on published closing prices of securities at July 31, 2004 and July 26, 2003, by contractual maturity, are shown below.

	July 31, 2004		July 26, 2003
(In 000’s)	Estimated Fair Value	Cost	Estimated Fair Value	Cost
Money Market Funds	$4,676	$4,676	$10,301	$10,301
Short-Term Investments	35,545	35,545	27,581	27,581
Tax Free Municipal Bonds	80,746	81,176	74,286	74,199
US Govt. Securities Fund	1,733	1,878	1,729	1,878
	$122,700	$123,275	$113,897	$113,959

The scheduled maturities of marketable securities and investments at July 31, 2004 are:

Due In (in 000’s)	Estimated Fair Value	Cost
One year or less	$62,746	$63,002
One year through five years	59,954	60,273
Six years through ten years	—	—
Over ten years	—	—
	$122,700	$123,275

Unrealized holding losses at July 31, 2004 were approximately $575,000. Proceeds and gross realized (losses) gains from the sale of securities in fiscal 2004, 2003 and 2002 were $62.9 million and $0.8 million, $138.3 million and $(0.7) million, $109.1 million and $1.0 million, respectively. For the purposes of determining gross realized gains and losses, the cost of securities is based upon specific identification.

Gross unrealized losses and fair values of the Company’s investments in the US Government Securities Fund have been in a continuous unrealized loss position deemed to be temporary for more than 12 months. The gross unrealized losses and fair value of these securities were $145 and $1,733 and $149 and $1,729 as of July 31, 2004, and July 26, 2003, respectively.

The Company did not have any other investments in individual securities that were in a continuous unrealized loss position deemed to be temporary for more than 12 months at July 31, 2004 or July 26, 2003.

The Company periodically reviews its investment portfolio to determine if there is an impairment that is other than temporary, and to date, has not experienced any impairments in its investments that were other than temporary.

In evaluating whether the individual investments in the investment portfolio are not other than temporarily impaired, the Company considered the credit rating of the individual securities, the cause of the impairment of the individual securities which are primarily related to interest rate increases and the severity of the impairment of the individual securities which are all less than 5% of the book value of the security.

 The Dress Barn, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

Three Years Ended July 31, 2004

4.	LONG-TERM DEBT

Long-term debt consists of the following:

(In 000’s)	July 31, 2004	July 26, 2003
Dunnigan Realty, LLC mortgage loan	$33,021	$34,000
Less: current portion	(1,033)	(979)
Total	$31,988	$33,021

The Dunnigan Realty, LLC mortgage loan (the “mortgage”) is collateralized by a mortgage lien on a distribution/office facility in Suffern, New York (the “Suffern facility”), of which the major portion is the Company’s corporate offices and distribution center. Dunnigan Realty, LLC, a wholly owned subsidiary of the Company, receives rental income and reimbursement for taxes and common area maintenance charges from the Company and two additional tenants that occupy the Suffern facility that are not affiliated with the Company. All intercompany transactions are eliminated. Payments of principal and interest on the mortgage, a 20-year fully amortizing loan with a fixed interest rate of 5.33%, are due monthly through July 2023. In connection with the mortgage, the Company paid approximately $1.7 million in debt issuance costs. These costs were capitalized and will be amortized over the life of the mortgage. Scheduled maturities of the mortgage in each of the next five fiscal years are as follows: 2005-$1.0 million; 2006-$1.1 million; 2007-$1.1 million; 2008-$1.2 million and 2009-$1.4 million; 2010 and thereafter- $27.4 million. Interest expense relating to the mortgage for fiscal 2004 and 2003 was approximately $1.8 million and $0, respectively.

5.	EARNINGS PER SHARE

Basic earnings per share are computed based upon the weighted average number of common shares outstanding. Diluted earnings per share are computed based upon the weighted average number of common and common equivalent shares outstanding. Common equivalent shares outstanding consist of shares covered by stock options.

A reconciliation of basic and diluted weighted average number of common shares outstanding is presented below:

	Fiscal Year Ended
(In 000’s)	July 31, 2004	July 26, 2003	July 27, 2002
Weighted average number of common shares outstanding – basic	29,413	31,219	36,495
Net effect of dilutive stock options based on the treasury Stock method using the average market price	707	723	1,021
Weighted average number of common shares outstanding – diluted	30,120	31,942	37,516

Common stock equivalents of 2,000, 170,000 and 150,000 for the fiscal years ended July 31, 2004, July 26, 2003 and July 27, 2002, respectively, were excluded because such common stock equivalents were anti-dilutive.

6.	LITIGATION

The Company is involved in various routine legal proceedings incident to the ordinary course of business. On May 18, 2000, an action was filed against the Company seeking compensatory and punitive damages for alleged unfair trade practices and alleged breach of contract arising out of negotiations for an acquisition the Company never concluded. The case went to a jury trial in 2003, and a jury verdict of $30 million of compensatory damages was awarded against the Company. On July 7, 2003, the court entered a final judgment of approximately $32 million in

 The Dress Barn, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

Three Years Ended July 31, 2004

compensatory damages and expenses, which is subject to post-judgment interest. The trial court ruled against the plaintiffs’ motion for any punitive damages or pre-judgment interest.

Based on this judgment, the Company recorded a litigation charge of $32 million in its fiscal 2003 fourth quarter results. The Company believes there is no merit in the jury verdict and is vigorously pursuing an appeal. Plaintiffs have cross-appealed seeking an increase in the amount of the judgment. If upon appeal the judgment is subsequently modified or reversed, the Company will adjust its litigation charge accordingly. Interest accrues on the unpaid judgment at the statutory rate of 10% annually which the Company has provided for at the rate of approximately $800,000 each quarter in its litigation accrual. In the fourth quarter of fiscal 2004, as required as part of an outstanding legal judgment, the Company deposited $38.6 million in an escrow account, utilizing its operating funds. Such amount was dictated by the court to include the $32 million judgment and accrued interest of $3.3 million, as well as six months of prefunded interest ($1.5 million) and an additional 5% of the amount due (including interest) at the time of the funding of such escrow (5% of $36.8 million or $1.8 million), totaling $38.6 million. The escrow account is an interest bearing account and is included in restricted cash and cash equivalents on the Company’s consolidated balance sheet.

The Company believes that the outcome of all pending and threatened legal proceedings (except for the matter as discussed above) will, on the whole, not have a material adverse effect on its financial condition or results of operations.

7.	EMPLOYEE BENEFIT PLANS

The Company sponsors a defined contribution retirement savings plan (401(k)) covering all eligible employees. The Company also sponsors an Executive Retirement Plan for certain officers and key executives. Both plans allow participants to defer a portion of their annual compensation and receive a matching employer contribution on a portion of that deferral. During fiscal 2004, 2003 and 2002 the Company incurred expenses of $1,815,000, $1,363,000, and $1,156,000, respectively, relating to the contributions to and administration of the above plans. The Company also sponsors an Employee Stock Purchase Plan, which allows employees to purchase shares of Company stock during each quarterly offering period at a 10% discount through weekly payroll deductions. The Company does not provide any additional postretirement benefits.

8.	INCOME TAXES

The components of the provision for income taxes were as follows:

	Fiscal Year Ended
(In 000’s)	July 31, 2004	July 26, 2003	July 27, 2002
Federal:
Current	$10,268	$7,772	$16,517
Deferred	1,603	(4,778)	541
	11,871	2,994	17,058
State:
Current	1,782	2,138	3,416
Deferred	888	(1,093)	295
	2,670	1,045	3,711
Provision for income taxes	$14,541	$4,039	$20,769

The Dress Barn, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

Three Years Ended July 31, 2004

Significant components of the Company’s deferred tax assets and liabilities were as follows:

(In 000’s)	July 31, 2004	July 26, 2003	July 27, 2002
Deferred tax assets:
Inventory capitalization and inventory-related items	$4,121	$4,293	$1,927
Capital loss carryover	85	2,847	2,759
Employee benefits	3,050	2,438	2,754
Litigation accrual	14,248	14,308	0
Other items	15,605	14,277	14,925
Total deferred tax assets	37,109	38,163	22,365
Deferred tax liabilities:
Depreciation	20,489	16,322	9,468
Other items	1,690	1,658	1,432
Total deferred tax liabilities	22,179	17,980	10,900
Valuation allowance	(85)	(2,847)	—

Net deferred tax assets	$14,845	$17,336	$11,465

The fiscal 2004 total net deferred tax asset is presented on the balance sheet as a current asset of $14.8 million. For fiscal 2003, the net deferred tax asset is presented on the balance sheet as a current asset of $17.3 million. The net deferred tax assets were comprised of approximately $2.3 million in state deferred taxes and $12.5 million in federal deferred taxes. In fiscal 2003, a valuation allowance of approximately $2.8 million had been established relating to the capital loss carryforward, as it was more likely than not that the utilization of such amount will not occur. In addition, the Company successfully resolved several State and Federal audits during fiscal 2004 and 2003, resulting in credits to its tax provision for approximately $2.0 million and $2.7 million, respectively. The majority of the capital loss carryforward expired during fiscal 2004 resulting in a reduction in the deferred tax asset and related valuation allowance.

Following is a reconciliation of the statutory Federal income tax rate and the effective income tax rate applicable to earnings before income taxes:

	Fiscal Year Ended
	July 31, 2004	July 26, 2003	July 27, 2002
Statutory tax rate	35.0%	35.0%	35.0%
State taxes – net of federal benefit	3.8%	6.1%	4.2%
Valuation allowance – loss carryforward	—	25.7%	—
Provision adjustment- resolution of tax audits	(4.5%)	(25.7%)	—
Other – net, primarily tax-free interest	(2.3%)	(5.1%)	(3.2%)
Effective tax rate	32.0%	36.0%	36.0%

9.	COMMITMENTS AND CONTINGENCIES

Lease commitments

The Company leases all of its stores and its distribution center. Certain leases provide for additional rents based on percentages of net sales, charges for real estate taxes, insurance and other occupancy costs. Store leases generally have an initial term ranging from 5 to 15 years with one or more 5-year options to extend the lease. Some

The Dress Barn, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

Three Years Ended July 31, 2004

of these leases have provisions for rent escalations during the initial term. The Company leases its 510,000 square foot office and distribution center in Suffern, New York from Dunnigan Realty, LLC, a wholly-owned subsidiary which was formed solely to own and operate the entire facility (the “Suffern facility”) including the portion occupied by the Company. The Company’s lease with Dunnigan Realty, LLC expires in 2023, which coincides with the term of the underlying mortgage Dunnigan Realty, LLC utilized to finance the purchase of the Suffern facility (see Note 4 for additional information regarding the mortgage). Dunnigan Realty, LLC receives rental income and reimbursement for taxes and common area maintenance charges from two additional tenants that occupy the Suffern facility that are not affiliated with the Company. The rental income from the other tenants is shown as “other income” on the Company’s Consolidated Statements of Earnings. All intercompany transactions are eliminated.

A summary of occupancy costs follows:

	Fiscal Year Ended
(in 000’s)	July 31, 2004	July 26, 2003	July 27, 2002
Base rentals	$91,655	$88,807	$86,573
Percentage rentals	2,761	3,898	2,591
Other occupancy costs	30,056	29,069	25,349
	124,472	121,774	114,513
Less: Rental income from third parties	(1,527)	(779)	—
Total	$122,945	$120,995	$114,513

The following is a schedule of future minimum rentals under noncancellable operating leases as of July 31, 2004, (in thousands):

Fiscal Year	Total
2005	$93,751
2006	93,699
2007	93,750
2008	93,836
2009	92,425
Subsequent years	492,841
Total future minimum rentals	$960,302

Although the Company has the ability to cancel certain leases if specified sales levels are not achieved, future minimum rentals under such leases have been included in the above table. The rent payable to Dunnigan Realty, LLC is $2.8 million per fiscal year through fiscal year ending 2023.

Leases with related parties

The Company leases two stores from its Chairman or related trusts. Future minimum rentals under leases with such related parties which extend beyond July 31, 2004, included in the above schedule, are approximately $247,000 annually and in the aggregate $1.0 million. The leases also contain provisions for cost escalations and additional rent based on net sales in excess of stipulated amounts. Rent expense for fiscal years 2004, 2003 and 2002 under these leases amounted to approximately $308,000, $309,000 and $288,000, respectively.

The Dress Barn, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

Three Years Ended July 31, 2004

Lines of credit

At July 31, 2004, the Company had unsecured lines of credit with two banks totaling $70 million with interest payable at rates below prime. None of the Company’s lines of credit contain any significant covenants or commitment fees. The Company had no debt outstanding under any of the lines at July 31, 2004. However, approximately $43 million of outstanding letters of credit reduced the credit lines available.

Contractual obligations and commercial commitments

The estimated significant contractual cash obligations and other commercial commitments at July 31, 2004 are summarized in the following table:

	Payments Due by Period (000’s)
Contractual Obligations	Totals	Fiscal 2005	Fiscal 2006- 2007	Fiscal 2008- 2009	Fiscal 2010 And Beyond
Operating lease obligations	$960,302	$93,751	$187,449	$186,261	$492,841
Mortgage principal and interest	52,583	2,768	5,535	5,535	38,745
	$1,012,885	$96,519	$192,984	$191,796	$531,586

	Amount of Commitment Expiration Period (000’s)
Other Commercial Commitments	Totals	Fiscal 2005	Fiscal 2006- 2007	Fiscal 2008- 2009	Fiscal 2010 And Beyond
Trade letters of credit	$38,048	$38,048	$—	$—	$—
Standby letters of credit	4,575	4,575	—	—	—
Firm purchase orders	130	130	—	—	—
	$42,753	$42,753	$—	$—	$—

In addition to the commitments represented in the above table, the Company enters into a number of cancelable and non-cancelable commitments during the year. Typically, these commitments are for less than a year in duration and are principally focused on the construction of new retail stores and the procurement of inventory. The Company does not maintain any long-term or exclusive commitments or arrangements to purchase merchandise from any single supplier. Preliminary commitments with the Company’s private label merchandise vendors typically are made five to seven months in advance of planned receipt date. Substantially all of the Company’s merchandise purchase commitments are cancelable up to 30 days prior to the vendor’s scheduled shipment date.

The Dress Barn, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

Three Years Ended July 31, 2004

10.	STOCK-BASED COMPENSATION PLANS

At July 31, 2004, the Company had five stock-based compensation plans. The Company’s 1993 Incentive Stock Option Plan provides for the grant of incentive stock options (“ISO’s”) to purchase up to 2,500,000 shares of the Company’s common stock. As of July 31, 2004, there were no shares under the 1993 plan available for future grant. The Company’s 1995 Stock Option Plan provides for the granting of either ISO’s or non-qualified options to purchase up to 4,000,000 shares of common stock. As of July 31, 2004, there were 98,949 shares under the 1995 plan available for future grant. The Company’s 2001 Stock Option Plan provides for the granting of either ISO’s or non-qualified options to purchase up to 4,000,000 shares of common stock. As of July 31, 2004, there were 3,431,667 shares under the 2001 plan available for future grant.

The exercise price of ISO’s granted under any of the option plans may not be less than the market price of the common stock at the date of grant. Generally, all options granted under these plans vest over a five-year period and expire after ten years from the date of grant.

The Company’s 1983 Incentive Stock Option Plan expired on April 4, 1993, and the Company’s 1987 Non-Qualified Stock Option Plan expired December 7, 1997. Accordingly, the Company can no longer grant options under either of the two expired plans. The Company’s Employee Stock Purchase Plan allows employees to purchase shares of the Company’s common stock during each quarterly offering period at a 10% discount through weekly payroll deductions.

The following table summarizes the activities in all Stock Option Plans and changes during each of the fiscal years presented:

	July 31, 2004		July 26, 2003		July 27, 2002
	Options	Weighted Average Exercise Price	Options	Weighted Average Exercise Price	Options	Weighted Average Exercise Price
Options outstanding – beginning of year	2,950,495	$9.80	2,734,352	$8.14	3,164,870	$7.26
Granted	269,625	13.82	909,883	12.54	797,266	10.95
Cancelled	(81,860)	10.92	(59,200)	8.27	(444,580)	10.26
Exercised	(464,281)	8.11	(634,540)	6.76	(783,204)	6.21
Outstanding end of year	2,673,979	$10.46	2,950,495	$9.80	2,734,352	$8.14
Options exercisable at year-end	860,647	$8.77	528,208	$7.56	334,108	$4.09
Weighted-average fair value of options granted during the year		$5.50		$5.34		$4.81

The Dress Barn, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

Three Years Ended July 31, 2004

The following table summarizes information about stock options outstanding at July 31, 2004:

Range of Exercise Prices	Number Outstanding as of July 31, 2004	Weighted Average Remaining Life	Weighted Average Exercise Price	Number Exercisable as of July 31, 2004	Weighted Average Exercise Price
$2.50 - $5.69	152,336	2.58 years	$3.50	151,536	$3.49
7.03 - 7.81	621,700	5.04 years	7.04	288,040	7.06
9.75 - 11.25	952,885	7.23 years	10.50	236,031	10.38
11.30 - 13.25	109,100	7.81 years	12.51	25,940	11.34
13.51 - 15.90	837,958	8.48 years	13.94	159,100	14.11
$2.50 - $15.90	2,673,979	6.87 years	$10.46	860,647	$8.77

11. Subsidiary Guarantor

The Dress Barn, Inc.’s (as used in this footnote, the “Parent Company”) $250 million senior credit facility, which consists of a $100 million term loan and a $150 million revolving credit facility, and its Convertible Senior Notes contain provisions that all obligations under the senior credit facility are unconditionally guaranteed by each existing and subsequently acquired or organized active subsidiary of the Parent Company except for Dunnigan Realty, LLC.

Presented below are the condensed consolidating balance sheets, statements of earnings and statements of cash flows for the Parent Company, for the Parent Company's guarantor subsidiaries and for the Parent Company’s non-guarantor subsidiary for the periods presented herein as required by Rule 3-10 under Regulation S-X.

CONDENSED CONSOLIDATING BALANCE SHEET

as of July 31, 2004

(Amounts in thousands)

	Parent Company	Guarantor Subsidiaries	Non- guarantor Subsidiary	Eliminations	Consolidated
ASSETS
Current Assets:
Cash and cash equivalents	$13,455	$654	$1,032	$–	$15,141
Restricted cash and investments	38,661	–	–	–	38,661
Marketable securities and investments	28,639	94,061	–	–	122,700
Merchandise inventories	116,912	–	–	–	116,912
Deferred tax asset	14,845	–	–	–	14,845
Prepaid expenses and other	8,445	10	443	–	8,898
Total Current Assets	220,957	94,725	1,475	–	317,157

Property and Equipment, net	117,278	3,107	42,819	–	163,204

Other Assets	7,169	2	1,784	–	8,955
Investment in Subsidiaries	233,159			(233,159)	–
Due from Affiliate	–	183,983		(183,983)	–
TOTAL ASSETS	$578,563	$281,817	$46,078	($417,142)	$489,316

CONDENSED CONSOLIDATING BALANCE SHEET

as of July 31, 2004

(Amounts in thousands)

	Parent Company	Guarantor Subsidiaries	Non- guarantor Subsidiary	Eliminations	Consolidated
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Liabilities:
Accounts payable – trade	$66,776	$–	$–	$–	$66,776
Accrued salaries, wages and related expenses	21,349	–	–	–	21,349
Litigation accrual	36,128	–	–	–	36,128
Other accrued expenses	18,613	4,889	745	–	24,247
Customer credits	2,143	6,827	–	–	8,970
Income taxes payable	5,548	–	–	–	5,548
Current portion of long-term debt	–	–	1,033	–	1,033
Total Current Liabilities	150,557	11,716	1,778	–	164,051

Long-Term Debt	–	–	31,988	–	31,988
Deferred Rent	40,319	–	–	–	40,319
Due to Affiliate	134,729	48,687	567	(183,983)	–
Total Liabilities	325,605	60,403	34,333	(183,983)	236,358

Shareholders’ Equity	252,958	221,414	11,745	(233,159)	252,958

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$578,563	$281,817	$46,078	($417,142)	$489,316

CONDENSED CONSOLIDATING STATEMENT OF EARNINGS (LOSS)

for the Fiscal Year Ended July 31, 2004

(Amounts in thousands)

	Parent Company	Guarantor Subsidiaries	Non-guarantor Subsidiary	Eliminations	Consolidated
Net sales	$754,903	$–	$6,468	$(6,468)	$754,903
Cost of sales, including occupancy and buying costs	463,629	12,137	1,374	(4,942)	472,198

Gross profit	291,274	(12,137)	5,094	(1,526)	282,705

Selling, general and administrative expenses	226,575	7,752	797	(22,647)	212,477
Depreciation and amortization	21,255	226	1,716	–	23,197

Operating income (loss)	43,444	(20,115)	2,581	21,121	47,031

Interest income	761	1,442	1	–	2,204
Interest expense	(3,330)	–	(1,958)	–	(5,288)
Other income	–	22,647	–	(21,121)	1,526
Equity in earnings of subsidiaries	2,919	–	–	(2,919)	–

Earnings before provision for income taxes	43,794	3,974	624	(2,919)	45,473

Provision for income taxes	12,862	1,451	228	–	14,541

Net earnings	$30,932	$2,523	$396	$(2,919)	$30,932

CONDENSED CONSOLIDATING STATEMENT OF CASH FLOWS

for the Fiscal Year Ended July 31, 2004

(Dollars in thousands)

	Parent Company	Guarantor Subsidiaries	Non-guarantor Subsidiary	Eliminations	Consolidated
Operating Activities:
Net earnings (loss)	$30,932	$2,523	$396	$(2,919)	$30,932
Adjustments to reconcile net earnings to net cash provided by operating activities:
Equity in earnings of subsidiaries	(2,919)	–	–	2,919	–
Depreciation and amortization of property and equipment	21,255	226	1,716	–	23,197
Provision for impairment and asset disposals	4,906	–	–	–	4,906
Deferred income tax expense	2,491	–	–	–	2,491
Deferred rent expense	1,351	–	–	–	1,351
Tax benefit on exercise of unqualified stock options	1,460	–	–	–	1,460
Amortization of debt issuance costs	152	–	–	–	152
Increase in cash surrender of life insurance	(600)	–	–	–	(600)
Deferred compensation	–	67	–	–	67

Changes in assets and liabilities:
Increase in restricted cash	(38,661)	–	–	–	(38,661)
Increase in merchandise inventories	(6,564)	–	–	–	(6,564)
(Increase) decrease in prepaid expenses and other	(2,831)	(10)	1,326	–	(1,515)
(Increase) decrease in other assets	1,899	–	(1,691)	–	208
Increase in due from affiliate	–	(13,755)	–	13,755	–
Increase (decrease) in due to affiliate	2,774	11,753	(772)	(13,755)	–
Increase in accounts payable- trade	1,686	–	–	–	1,686
Increase in accrued salaries, wages and related expenses	2,467	–	–	–	2,467
Increase in litigation accrual	536	–	–	–	536
(Decrease) increase in other accrued expenses	(2,550)	1,115	220	–	(1,215)
(Decrease) increase in customer credits	(5,141)	6,827	–	–	1,686
Decrease in income taxes payable	(1,540)	–	–	–	(1,540)
Total adjustments	(19,829)	6,223	799	2,919	(9,888)

Net cash provided by operating activities	$11,103	$8,746	$1,195	$–	$21,044

CONDENSED CONSOLIDATING STATEMENT OF CASH FLOWS

for the Fiscal Year Ended July 31, 2004

(Dollars in thousands)

	Parent Company	Guarantor Subsidiaries	Non-guarantor Subsidiary	Eliminations	Consolidated
Investing Activities:
Purchases of property and equipment	$(35,595)	$(164)	$(1)	$–	$(35,760)
Sales and maturities of marketable securities and investments	23,079	39,662	–	–	62,741
Purchases of marketable securities and investments	(24,115)	(47,889)	–	–	(72,004)
Purchases of long term investments	(900)	–	–	–	(900)
Net cash used in investing activities	(37,531)	(8,391)	(1)	–	(45,923)

Financing Activities:
Repayment of long-term debt	–	–	(979)	–	(979)
Payment (to) from affiliate	1,246	–	(1,246)	–	–
Payment of debt financing costs	(90)	–	–	–	(90)
Purchase of treasury stock	(313)	–	–	–	(313)
Proceeds from Employee Stock Purchase Plan	84	(1)	–	–	83
Proceeds from stock options exercised	3,768	–	–	–	3,768
Net cash provided by (used in) financing activities	4,695	(1)	(2,225)	–	2,469

Net increase (decrease) in cash and cash equivalents	(21,733)	354	(1,031)	–	(22,410)
Cash and cash equivalents- beginning of period	35,188	300	2,063	–	37,551
Cash and cash equivalents- end of period	$13,455	$654	$1,032	$–	$15,141

CONDENSED CONSOLIDATING BALANCE SHEET

as of July 26, 2003

(Amounts in thousands)

	Parent Company	Guarantor Subsidiaries	Non-guarantor Subsidiary	Eliminations	Consolidated
ASSETS
Current Assets:
Cash and cash equivalents	$35,188	$300	$2,063	$–	$37,551
Marketable securities and investments	27,550	86,347	–	–	113,897
Merchandise inventories	110,348	–	–	–	110,348
Deferred tax asset	17,336	–	–	–	17,336
Prepaid expenses and other	5,614	–	1,769	–	7,383
Total Current Assets	196,036	86,647	3,832	–	286,515

Property and Equipment, net	107,844	3,169	44,534	–	155,547

Other Assets	7,630	2	93	–	7,725
Investment in Subsidiaries	231,933	–	–	(231,933)	–
Due from Affiliates	–	170,228	–	(170,228)	–
TOTAL ASSETS	$543,443	$260,046	$48,459	$(402,161)	$449,787

CONDENSED CONSOLIDATING BALANCE SHEET

as of July 26, 2003

(Amounts in thousands)

	Parent Company	Guarantor Subsidiaries	Non-guarantor Subsidiary	Eliminations	Consolidated
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Liabilities:
Accounts payable – trade	$65,090	$–	$–	$–	$65,090
Accrued salaries, wages and related expenses	18,882	–	–	–	18,882
Litigation accrual	35,592	–	–	–	35,592
Other accrued expenses	21,163	3,774	525	–	25,462
Customer credits	7,284	–	–	–	7,284
Income taxes payable	7,088	–	–	–	7,088
Current portion of long-term debt	–	–	979	–	979
Total Current Liabilities	155,099	3,774	1,504	–	160,377
Long-Term Debt	–	–	33,021	–	33,021
Deferred rent	38,968	–	–	–	38,968
Due to Affiliates	131,955	36,934	1,339	(170,228)	–
Total Liabilities	326,022	40,708	35,864	(170,228)	232,366
Shareholders’ Equity	217,421	219,338	12,595	(231,933)	217,421
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$543,443	$260,046	$48,459	$(402,161)	$449,787

CONDENSED CONSOLIDATING STATEMENT OF EARNINGS (LOSS)

for the Fiscal Year Ended July 26, 2003

(Amounts in thousands)

	Parent Company	Guarantor Subsidiaries	Non-guarantor Subsidiary	Eliminations	Consolidated
Net sales	$707,121	$–	$3,274	$(3,274)	$707,121
Cost of sales, including occupancy and buying costs	443,544	9,630	900	(2,495)	451,579
Gross profit	263,577	(9,630)	2,374	(779)	255,542
Selling, general and administrative expenses	207,557	7,250	411	(21,213)	194,005
Depreciation and amortization	21,148	256	858	–	22,262
Litigation Charge	32,000	–	–		32,000
Operating income (loss)	2,872	(17,136)	1,105	20,434	7,275
Interest income	1,181	2,151	–	–	3,332
Interest expense	–	–	(164)	–	(164)
Other income	–	21,213	–	(20,434)	779
Equity in earnings of subsidiaries	4,577	–	–	(4,577)	–
Earnings (loss) before provision for income taxes	8,630	6,228	941	(4,577)	11,222
Provision (benefit) for income taxes	1,447	2,253	339	–	4,039
Net earnings (loss)	$7,183	$3,975	$602	$(4,577)	$7,183

CONDENSED CONSOLIDATING STATEMENT OF CASH FLOWS

for the Fiscal Year Ended July 26, 2003

(Dollars in thousands)
	Parent Company	Guarantor Subsidiaries	Non-guarantor Subsidiary	Eliminations	Consolidated
Operating Activities:
Net earnings (loss)	$7,183	$3,975	$602	$(4,577)	$7,183
Adjustments to reconcile net earnings to net cash provided by operating activities:
Equity in earnings of subsidiaries	(4,577)	–	–	4,577	–
Depreciation and amortization of property and equipment	21,148	256	858	–	22,262
Provision for impairment and asset disposals	1,539	–	–	–	1,539
Deferred income tax expense	(5,871)	–	–	–	(5,871)
Deferred rent expense	1,899	–	–	–	1,899
Tax benefit on exercise of unqualified stock options	1,381	–	–	–	1,381
Amortization of debt issuance costs	–	–	–	–	–
Increase in cash surrender of life insurance	(1,060)	–	–	–	(1,060)
Deferred compensation	265	–	–	–	265
Changes in assets and liabilities:
Decrease in merchandise inventories	3,023	–	–	–	3,023
Increase in prepaid expenses and other	(2,021)	–	(1,769)	–	(3,790)
(Increase) decrease in other assets	549	–	(93)	–	456
Increase in due from affiliate	–	(43,617)	–	43,617	–
Increase in due to affiliate	32,244	10,034	1,339	(43,617)	–
Increase in accounts payable- trade	1,056	–	–	–	1,056
Increase in accrued salaries, wages and related expenses	793	–	–	–	793
Increase in litigation accrual	31,544	–	–	–	31,544
Increase in other accrued expenses	1,138	148	525	–	1,811
Increase in customer credits	634	–	–	–	634
Decrease in income taxes payable	(1,568)	–	–	–	(1,568)
Total adjustments	82,116	(33,179)	860	4,577	54,374
Net cash provided by operating activities	$89,299	$(29,204)	$1,462	$–	$61,557

CONDENSED CONSOLIDATING STATEMENT OF CASH FLOWS

for the Fiscal Year Ended July 26, 2003

(Dollars in thousands)
	Parent Company	Guarantor Subsidiaries	Non- guarantor Subsidiary	Eliminations	Consolidated
Investing Activities:
Purchases of property and equipment	$(68,051)	$(18)	$–	$–	$(68,069)
Sales and maturities of marketable securities and investments	(43,855)	182,201	–	–	138,346
Purchases of marketable securities and investments	59,275	(153,078)	–	–	(93,803)
Net cash (used in) provided by investing activities	(52,631)	29,105	–	–	(23,526)
Financing Activities:
Proceeds from long–term debt	–	–	34,000	–	34,000
Repayment of long–term debt	(1,730)	–	–	–	(1,730)
Payment (to) from affiliate	33,399	–	(33,399)	–	–
Purchase of treasury stock	(120,819)	–	–	–	(120,819)
Proceeds from Employee Stock Purchase Plan	88	–	–	–	88
Proceeds from stock options exercised	4,291	–	–	–	4,291
Net cash provided by (used in) financing activities	(84,771)	–	601	–	(84,170)

Net increase (decrease) in cash and cash equivalents	(48,103)	(99)	2,063	–	(46,139)
Cash and cash equivalents- beginning of period	83,291	399	–	–	83,690
Cash and cash equivalents- end of period	$35,188	$300	$2,063	$–	$37,551

CONDENSED CONSOLIDATING STATEMENT OF EARNINGS (LOSS)

for the Fiscal Year Ended July 27, 2002

(Amounts in thousands)
	Parent Company	Guarantor Subsidiaries	Non-guarantor Subsidiary	Eliminations	Consolidated

Net sales	$717,136	$–	$–	$–	$717,136
Cost of sales, including occupancy and buying costs	443,263	8,953	–	–	452,216

Gross profit	273,873	(8,953)	–	–	264,920

Selling, general and administrative expenses	207,127	7,763	–	(26,834)	188,056
Depreciation and amortization	24,321	310	–	–	24,631

Operating income (loss)	42,425	(17,026)	–	26,834	52,233

Interest income	2,293	3,165	–	–	5,458
Other income	–	26,834	–	(26,834)	–
Equity in earnings of subsidiaries	8,303	–	–	(8,303)	–

Earnings before provision for income taxes	53,021	12,973	–	(8,303)	57,691

Provision (benefit) for income taxes	16,099	4,670	–	–	20,769

Net earnings (loss)	$36,922	$8,303	$–	$(8,303)	$36,922

CONDENSED CONSOLIDATING STATEMENT OF CASH FLOWS

for the Fiscal Year Ended July 27, 2002

(Dollars in thousands)
	Parent Company	Guarantor Subsidiaries	Non-guarantor Subsidiary	Eliminations	Consolidated
Operating Activities:
Net earnings (loss)	$36,922	$8,303	$–	$(8,303)	$36,922
Adjustments to reconcile net earnings to net cash provided by operating activities:
Equity in earnings of subsidiaries	(8,303)	–	–	8,303	–
Depreciation and amortization of property and equipment	24,321	310	–	–	24,631
Provision for impairment and asset disposals	1,681	–	–	–	1,681
Deferred income tax expense	836	–	–	–	836
Deferred rent expense	2,972	–	–	–	2,972
Tax benefit on exercise of unqualified stock options	2,953	–	–	–	2,953
Amortization of debt issuance costs	–	–	–	–	–
Increase in cash surrender of life insurance	(566)	–	–	–	(566)
Deferred compensation	–	291	–	–	291

Changes in assets and liabilities:
Increase in merchandise inventories	(8,884)	–	–	–	(8,884)
Decrease in prepaid expenses and other	1,910	–	–	–	1,910
Decrease in other assets	151	3	–	–	154
(Increase) decrease in due from affiliate	–	(16,195)	–	16,195	–
(Decrease) increase in due to affiliate	5,416	10,779	–	(16,195)	–
Increase in accounts payable- trade	4,484	–	–	–	4,484
Increase in accrued salaries, wages and related expenses	870	–	–	–	870
Increase in litigation accrual	1,600	–	–	–	1,600
Decrease in other accrued expenses	(646)	(468)	–	–	(1,114)
Decrease in customer credits	839	–	–	–	839
Increase (decrease) in income taxes payable	7,468	–	–	–	7,468
Total adjustments	37,102	(5,280)	–	8,303	40,125

Net cash provided by operating activities	$74,024	$3,023	$–	$–	$77,047

CONDENSED CONSOLIDATING STATEMENT OF CASH FLOWS

for the Fiscal Year Ended July 27, 2002

(Dollars in thousands)
	Parent Company	Guarantor Subsidiaries	Non-guarantor Subsidiary	Eliminations	Consolidated
Investing Activities:

Purchases of property and equipment	$(32,985)	$(25)	$–	$–	$(33,010)
Sales and maturities of marketable securities and investments	43,443	65,699	–	–	109,142
Purchases of marketable securities and investments	(25,563)	(68,715)	–	–	(94,278)

Net cash used in investing activities	(15,105)	(3,041)	–	–	(18,146)

Financing Activities:
Purchase of treasury stock	(8,964)	–	–	–	(8,964)
Proceeds from Employee Stock Purchase Plan	91	–	–	–	91
Proceeds from stock options exercised	4,858	–	–	–	4,858
Net cash used in financing activities	(4,015)	–	–	–	(4,015)
				–
Net increase (decrease) in cash and cash equivalents	54,904	(18)	–	–	54,886
Cash and cash equivalents- beginning of period	28,387	417	–	–	28,804
Cash and cash equivalents- end of period	$83,291	$399	$–	$–	$83,690

QUARTERLY RESULTS OF OPERATIONS (unaudited)

(in thousands, except per share amounts)

	Fourth Quarter		Third Quarter		Second Quarter		First Quarter
	(As Restated)	(Previously Reported)	(As Restated)	(Previously Reported)	(As Restated)	(Previously Reported)	(As Restated)	(Previously Reported)
Fiscal Year Ended July 31, 2004
Net sales	$207,975	$207,975	$188,331	$183,331	$171,053	$171,053	$192,544	$192,544
Gross profit, including occupancy and buying costs	82,794	81,260	65,194	64,251	64,932	63,535	69,785	68,905
Provision for income taxes	4,783	4,539	3,169	3,098	2,769	2,592	3,820	3,808
Net earnings	13,806	13,472	5,514	5,389	4,820	4,510	6,792	6,770
Earnings per share (1)
Basic	$0.47	$0.45	$0.19	$0.18	$0.16	$0.15	$0.23	$0.23
Diluted	$0.46	$0.44	$0.19	$0.18	$0.16	$0.15	$0.23	$0.23

	Fourth Quarter		Third Quarter		Second Quarter		First Quarter
	(As Restated)	(Previously Reported)	(As Restated)	(Previously Reported)	(As Restated)	(Previously Reported)	(As Restated)	(Previously Reported)
Fiscal Year Ended July 26, 2003
Net sales	$188,131	$188,131	$165,692	$165,692	$167,372	$167,372	$185,926	$185,926
Gross profit, including occupancy and buying costs	72,207	72,278	55,836	55,338	60,634	60,107	66,865	66,220
Provision for income taxes	(4,983)	(4,498)	1,468	1,468	2,627	2,627	4,927	4,927
Net earnings (loss)	(8,505)	(7,992)	2,436	2,609	4,493	4,668	8,759	8,759
Earnings (loss) per share (1)
Basic	($0.24)	($0.27)	$0.08	$0.09	$0.15	$0.16	$0.24	$0.24
Diluted	($0.24)	($0.27)	$0.08	$0.09	$0.15	$0.15	$0.23	$0.23

(1)	Earnings per share is computed independently for each period presented. As a result, the total of the per share earnings for the four quarters does not equal the annual earnings per share.

The Dress Barn, Inc. and Subsidiaries

Schedule II- Valuation and Qualifying Accounts

Fiscal Years Ended July 31, 2004 and July 26, 2003

(in thousands)

Description	Balance at Beginning of Period	Additions Charge to Income	Adjustments and/or Deductions	Balance at end of Period
Sales Returns and Allowance
Year:
July 31, 2004	$–	$11,190	$10,447	$743
July 26, 2003	$–	$–	$–	$–

The Dress Barn, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets (unaudited)

Amounts in thousands, except share data

	January 29, 2005	July 31, 2004
		(restated, see Note 3)
ASSETS
Current Assets:
Cash and cash equivalents	$34,936	$15,141
Restricted cash and investments	39,461	38,661
Marketable securities and investments	5,726	122,700
Merchandise inventories	146,359	116,912
Deferred tax asset	13,691	14,845
Prepaid expenses and other	13,296	8,898
Total Current Assets	253,469	317,157
Property and Equipment:
Land and buildings	58,261	45,391
Leasehold improvements	124,328	93,289
Fixtures and equipment	200,389	173,466
Computer software	33,321	23,302
	416,299	335,448
Less accumulated depreciation and amortization	180,438	172,244
	235,861	163,204
Intangible assets, net (see note 2)	111,766	–
Goodwill (see note 2)	135,774	–
Other Assets	18,831	8,955
TOTAL ASSETS	$755,701	$489,316

See notes to unaudited condensed consolidated financial statements

The Dress Barn, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets (unaudited)

Amounts in thousands, except share data

	January 29, 2005	July 31, 2004
		(restated, see Note 3)
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Liabilities:
Accounts payable – trade	$89,294	$66,776
Accrued salaries, wages and related expenses	32,535	21,349
Litigation accrual (see note 9)	37,736	36,128
Other accrued expenses	31,522	24,247
Customer credits	12,677	8,970
Income taxes payable	–	5,548
Current portion of long-term debt	11,060	1,033
Total Current Liabilities	214,824	164,051

Long-Term Debt (see note 8)	236,451	31,988
Deferred Rent	41,401	40,319
Total Liabilities	492,676	236,358
Commitments and Contingencies

Shareholders’ Equity:
Preferred stock, par value $.05 per share:
Authorized- 100,000 shares
Issued and outstanding- none	–	–
Common stock, par value $.05 per share:
Authorized- 50,000,000 shares
Issued- 29,638,567 and 29,638,360 shares, respectively
Outstanding- 29,638,567 and 29,618,660 shares, respectively	1,494	1,482
Additional paid-in capital	65,885	63,554
Retained earnings	195,646	188,757
Treasury stock, to be retired	–	(313)
Accumulated other comprehensive (loss)	–	(522)
	263,025	252,958
	$755,701	$489,316

See notes to unaudited condensed consolidated financial statements

The Dress Barn, Inc. and Subsidiaries

Condensed Consolidated Statements of Earnings (unaudited)

Amounts in thousands, except per share amounts

	Twenty-Six Weeks Ended
	January 29, 2005	January 24, 2004
		(restated, see Note 3)
Net sales	$397,254	$363,597
Cost of sales, including occupancy and buying costs	249,948	228,880
Gross profit	147,306	134,717
Selling, general and administrative expenses	117,701	103,210
Depreciation and amortization	13,901	12,712
Operating income	15,704	18,795
Interest income	778	1,214
Interest expense	(3,408)	(2,571)
Other income	763	763
Earnings before provision for income taxes	13,837	18,201
Provision for income taxes	5,051	6,589
Net earnings	$8,786	$11,612
Earnings per share:
Basic	$0.30	$0.40
Diluted	$0.29	$0.39
Weighted average shares outstanding:
Basic	29,639	29,253
Diluted	30,420	29,915

See notes to unaudited condensed consolidated financial statements

The Dress Barn, Inc. and Subsidiaries

Condensed Consolidated Statements of Cash Flows (unaudited)

Dollars in thousands

	Twenty-Six Weeks Ended
	January 29, 2005	January 24, 2004
		(restated, see Note 3)
Operating Activities:
Net earnings	$8,786	$11,612
Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation and amortization	13,901	12,712
Provision for impairment and asset disposals	1,512	1,496
Deferred income tax expense	1,154	1,847
Increase in deferred rent expense	1,082	1,132
Other	1,706	96

Changes in assets and liabilities, net of acquisition:
Increase in restricted cash and investments	(800)	–
Decrease in merchandise inventories	4,028	10,135
Decrease in prepaid expenses and other	3,390	1,684
Decrease (increase) in other assets	134	(146)
Increase (decrease) in accounts payable – trade	4,461	(40)
Increase in accrued salaries, wages and related expenses	5,478	1,610
Increase in litigation accrual	1,608	40
Increase (decrease) in other accrued expenses	1,299	(176)
(Decrease) increase in customer credits	(883)	2,739
Decrease in income taxes payable	(5,548)	(3,573)
Total adjustments	32,522	29,556

Net cash provided by operating activities	41,308	41,168

The Dress Barn, Inc. and Subsidiaries

Condensed Consolidated Statements of Cash Flows (unaudited)

Dollars in thousands

	Twenty-Six Weeks Ended
	January 29, 2005	January 24, 2004
		(restated, see Note 3)
Investing Activities:
Acquisition of Maurices Inc., net of $982 cash acquired	$(332,737)	$–
Purchases of property and equipment	(12,046)	(12,815)
Sales and maturities of marketable securities and investments	515,863	33,040
Purchases of marketable securities and investments	(399,600)	(49,503)
Net cash (used in) investing activities	(228,520)	(29,278)

Financing Activities:
Proceeds from long-term debt	215,000	–
Repayments of long-term debt	(510)	(483)
Payment of debt issuance costs	(7,580)
Purchase of treasury stock	(1,584)	–
Proceeds from Employee Stock Purchase Plan	41	42
Proceeds from stock options exercised	1,640	1,808
Net cash provided by financing activities	207,007	1,367

Net increase in cash and cash equivalents	19,795	13,257
Cash and cash equivalents- beginning of period	15,141	37,551
Cash and cash equivalents- end of period	$34,936	$50,808

Supplemental Disclosure of Cash Flow Information:
Cash paid for income taxes	$6,164	$8,221
Cash paid for interest	$3,225	$901

See notes to unaudited condensed consolidated financial statements

THE DRESS BARN, INC. AND SUBSIDIARIES

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)

1.	Basis of Presentation

The condensed consolidated financial statements are unaudited but, in the opinion of management, contain all adjustments (which are of a normal recurring nature) necessary to present fairly the consolidated financial position of The Dress Barn Inc., and its wholly owned subsidiaries (the “Company”) as of January 29, 2005 and July 31, 2004, the consolidated results of its operations for the twenty-six weeks ended January 29, 2005 and January 24, 2004, and cash flows for the twenty-six weeks ended January 29, 2005. The results of operations for a twenty-six week period may not be indicative of the results for the entire year. All intercompany amounts and transactions have been eliminated.

The July 31, 2004 condensed consolidated balance sheet amounts have been derived from the previously audited Consolidated Balance Sheets of the Company included elsewhere in this prospectus.

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make certain estimates and assumptions that affect the reported amounts of assets and liabilities, and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Significant accounting policies and other disclosures necessary for complete financial statements in conformity with accounting principles generally accepted in the United States of America have been omitted as such items are reflected in the Company’s audited financial statements and related notes thereto. Accordingly, these consolidated financial statements should be read in conjunction with the audited financial statements and notes thereto included elsewhere in this prospectus.

2.	Acquisition of Maurices Incorporated

On January 3, 2005, as of the close of business on January 1, 2005, the Company acquired 100% of the outstanding stock of Maurices Incorporated, a specialty apparel retailer, for a total purchase price of $332.7 million, net of cash acquired, which included $4.1 million of transaction fees and is subject to post-closing adjustments. The Company’s condensed consolidated financial statements include Maurices’ results of operations from January 2, 2005. The Company accounted for the acquisition as a purchase using the accounting standards established in Statement of Financial Accounting Standards (“SFAS”) No. 141, Business Combinations, and, accordingly, the excess purchase price over the fair market value of the underlying net assets acquired, of $135.7 million, was allocated to goodwill. The allocation of the purchase price to assets acquired and liabilities assumed for the Maurices acquisition was based on preliminary estimates of fair value and may be revised as additional information concerning such assets and liabilities becomes available.

The transaction was financed by $118.7 million in cash, the issuance of $115 million 2.5% Convertible Senior Notes due 2024, and $100 million of borrowings from a $250 million senior credit facility.

THE DRESS BARN, INC. AND SUBSIDIARIES

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

The estimated fair values of assets acquired and liabilities assumed at January 2, 2005 are as follows:

Dollars in thousands

Purchase Price	$332,737

Current assets	7,788
Inventory	33,475
Property, plant, and equipment, net	75,937
Intangibles	111,853
Other non-current assets	2,241
Total assets acquired	231,294

Total liabilities assumed	(34,331)

Net assets acquired, net of cash	196,963

Goodwill	$135,774

In accordance with Statement of Financial Accounting Standards (“SFAS”) No. 142, “Goodwill and Other Intangible Assets,” amortization of goodwill and indefinite life intangible assets is replaced with annual impairment tests. The Company will perform annual impairment tests to determine whether an impairment charge related to the carrying value of the Company’s recorded goodwill is necessary.

Other identifiable intangible assets consist of trade names, customer relationship and proprietary technology. Trade names have an indefinite life and therefore are not amortized. Customer relationship and proprietary technology constitute the Company’s identifiable intangible assets subject to amortization which are amortized on a straight-line basis over their useful lives.

	Gross carrying amount	Accumulated amortization	Net Amount	Expected Life
Customer Relationship	$2,200	$26	$2,174	7 years
Proprietary Technology	3,653	61	3,592	5 years
Trade Name	106,000	—	106,000	Indefinite
	$111,853	$87	$111,766

The following unaudited pro forma information assumes the Maurices acquisition had occurred on July 26, 2003. The pro forma information, as presented below, is not indicative of the results that would have been obtained had the transaction occurred on July 26, 2003, nor is it indicative of the Company’s future results.

(Amounts in millions except per share data)
	Twenty-Six Weeks Ended
	January 29, 2005	January 24, 2004
Pro forma net sales	$563.7	$547.7
Pro forma net income	3.9	10.3
Pro forma earnings per share:
Basic	$0.13	$0.35
Diluted	$0.13	$0.34

THE DRESS BARN, INC. AND SUBSIDIARIES

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

3.	Restatement of Financial Statements

On February 7, 2005, the Office of the Chief Accountant of the Securities and Exchange Commission (“SEC”) issued a letter to the American Institute of Certified Public Accountants expressing its views regarding certain operating lease-related accounting issues and their application under accounting principles generally accepted in the United States of America (“GAAP”). In light of this letter, the Company’s management initiated a review of its lease accounting and determined that its then-current method of accounting for leasehold improvements funded by landlord incentives or allowances under operating leases (construction allowances) and its then-current method of calculating straight-line rent expense for its operating leases was not in accordance with GAAP. As a result, the Company restated its consolidated financial statements as of July 31, 2004 and for the twenty-six weeks ended January 24, 2004, which are included in this prospectus.

The Company had historically accounted for construction allowances as reductions to the related leasehold improvement asset on the consolidated balance sheets and presented construction allowances received as a reduction in capital expenditures in investing activities on the consolidated statements of cash flows. Management determined that Financial Accounting Standards Board (“FASB”) Technical Bulletin No. 88-1, “Issues Relating to Accounting for Leases,” requires these allowances to be recorded as a deferred rent liability on the consolidated balance sheets and allowances received as a component of operating activities on the consolidated statements of cash flows. Additionally, this adjustment results in a reclassification of the deferred rent amortization from “Depreciation and amortization expenses” to “Cost of sales including occupancy and buying costs” on the consolidated statements of earnings.

The Company had historically recognized its straight-line rent expense for its operating leases over the lease term generally commencing with the opening date for the store, which generally coincided with the commencement of the lease payments per the lease. The store opening date also coincided with the commencement of business operations, which corresponds to the intended use of the property. Management re-evaluated FASB Technical Bulletin No. 85-3, “Accounting for Operating Leases with Scheduled Rent Increases,” and determined that the lease term should commence on the date the Company takes possession of the leased space for construction purposes, which is generally two months prior to a store opening date. Furthermore, the Company determined that it should recognize rent expense on a straight-line basis for rent escalations over appropriate renewal periods, including option periods where failure to exercise such options would result in an economic penalty. Excluding tax impacts, the correction of this accounting requires the Company to record additional deferred rent in “Other accrued expenses” and “Deferred rent” and to adjust “Retained earnings” on the condensed consolidated balance sheets as well as to correct amortization in “Costs of sales including occupancy and buying costs” and “Depreciation and amortization” on the condensed consolidated statements of earnings for the twenty-six weeks ended January 24, 2004. In addition, the Company corrected certain other balance sheet errors which resulted in an increase to “Property and equipment” and a corresponding increase to beginning “Retained earnings”, which were included in the cumulative effect adjustments related to the reversal of an impairment reserve. In addition, the Company reclassified its provision for impairments and asset disposals from “Depreciation and Amortization” to “Selling, general and administrative”. The Company also reclassified premiums paid upfront when entering into certain lease agreements that had been classified as “Property and equipment” to “Other assets” on July 31, 2004. For the twenty-six weeks ended January 24, 2004, the cumulative effect is an increase in earnings of $0.3 million.

Following is a summary of the significant effects of these restatements on the Company’s condensed consolidated balance sheet as of July 31, 2004, as well as on the Company’s consolidated statements of earnings the twenty-six weeks ended in January 24, 2004, and cash flows for the twenty-six weeks ended in January 24, 2004 (in thousands, except per share data):

THE DRESS BARN, INC. AND SUBSIDIARIES

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

	Condensed Consolidated Statements of Earnings
For twenty-six weeks ended January 24, 2004	As previously reported	Adjustments	As restated
Cost of sales, including occupancy and buying costs	$231,157	($2,277)	$228,880
Gross Profit	132,440	2,277	134,717
Selling, general and administrative expenses	101,714	1,496	103,210
Depreciation & amortization	12,452	260	12,712
Operating income	18,274	521	18,795
Earnings before provision for income taxes	17,680	521	18,201
Income taxes	6,400	189	6,589
Net earnings	11,280	332	11,612
Earnings per share - basic	$0.39	$0.01	$0.40
Earnings per share - diluted	$0.38	$0.01	$0.39

	Condensed Consolidated Balance Sheets
July 31, 2004	As previously reported	Adjustments	As restated
Deferred income tax asset	$10,583	$4,262	$14,845
Leasehold improvements	60,978	32,311	93,289
Accumulated depreciation and amortization	(162,346)	(9,898)	(172,244)
Property and equipment, net	140,791	22,413	163,204
Other assets	8,149	806	8,955
Total assets	461,835	27,481	489,316
Other accrued expenses	27,089	(2,842)	24,247
Long-term deferred tax liability	1,315	(1,315)	0
Deferred rent	0	40,319	40,319
Total liabilities	200,196	36,162	236,358
Retained earnings	197,438	(8,681)	188,757
Total shareholders’ equity	261,639	(8,681)	252,958
Total liabilities and shareholders’ equity	461,835	27,481	489,316

THE DRESS BARN, INC. AND SUBSIDIARIES

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

	Condensed Consolidated Statements of Cash Flows
For twenty-six weeks ended January 24, 2004	As previously reported	Adjustments	As restated
Net cash provided by operating activities	$37,713	$3,455	$41,168
Net cash used in investing activities	(25,823)	(3,455)	(29,278)
4.	Stock Repurchase Program

On March 30, 2000, the Board of Directors authorized a $50 million stock repurchase program, which was increased to $75 million on April 5, 2001. As of the date of this filing, the Company had repurchased 2,442,700 shares at an aggregate purchase price of approximately $26.7 million. During the three months ended October 30, 2004, 100,000 shares were repurchased under this authorization. There were no shares repurchased in the second quarter ended January 29, 2005.

Treasury (Reacquired) shares are retired and treated as authorized but unissued shares.

5.	Earnings Per Share

Basic EPS is based upon the weighted average number of common shares outstanding and diluted EPS is based upon the weighted average number of common shares outstanding plus the dilutive effect of common stock equivalents outstanding during the period. Antidilutive options are excluded from the earnings per share calculations when the option price exceeds the average market price of the common shares for the period. The following is a reconciliation of the denominators of the basic and diluted EPS computations shown on the face of the accompanying condensed consolidated statements of earnings:

	Twenty-Six Weeks Ended
Shares in thousands	January 29, 2005	January 24, 2004
Basic weighted average outstanding shares	29,639	29,253
Dilutive effect of options outstanding	781	662
Diluted weighted average shares outstanding	30,420	29,915
Anti-dilutive options excluded from calculations	125	337

6.	Comprehensive Income

The Company’s marketable securities and investments are classified as available for sale securities, and therefore, are carried at fair value, with unrealized gains and losses reported as a component of other comprehensive income. Total comprehensive income is composed of net earnings and net unrealized gains or losses on available for sale securities. The following is a reconciliation of comprehensive income and net earnings as shown on the face of the accompanying condensed consolidated statements of earnings:

	Twenty-Six Weeks Ended
Dollars in thousands	January 29, 2005	January 24, 2004
		(As restated)
Net earnings	$8,786	$11,612
Unrealized gain on available for sale securities	291	107
Comprehensive income	$9,077	$11,719

THE DRESS BARN, INC. AND SUBSIDIARIES

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

The Company sold all of its marketable securities which had unrealized losses during the second quarter of fiscal 2005, incurring a realized loss of $1.2 million that is included in “Interest income” on the Condensed Consolidated Statements of Earnings. At January 29, 2005, the Company had no marketable securities with an unrealized loss position.

7.	Stock Based Compensation

At January 29, 2005, the Company has various stock option plans. The Company uses the intrinsic value method to account for stock-based compensation in accordance with Accounting Principles Board Opinion No. 25, where compensation expense, if any, is measured as the excess of the market price of the stock over the exercise price on the measurement date. No compensation expense is recognized for the Company’s option grants that have an exercise price equal to the market price on the date of grant or for the Company’s Employee Stock Purchase Plan. In accordance with SFAS No. 148, “Accounting for Stock-Based Compensation-Transition and Disclosure-An Amendment of SFAS No. 123” (“SFAS 148”), the Company discloses the pro forma effects of recording stock-based employee compensation plans at fair value on net earnings and net earnings per common share—basic and diluted as if the compensation expense was recorded in the financial statements.

As of January 29, 2005, the only plan under which the Company can issue stock options is the 2001 Stock Option Plan. The number of options available for grant under this Plan are 1,960,000 shares. The Board of Directors has approved an amended and restated 2001 Plan, effective January 1, 2005, subject to shareholder approval, authorizing an increase in the number of shares of common stock that may be awarded under the Plan by 2,500,000 shares, authorizes the award of restricted stock, and provides that any share of common stock that is subject to restricted stock shall be counted as three shares for every share awarded. At January 29, 2005, the Company has issued 95,400 shares of restricted stock. Restricted stock awards result in the recognition of deferred compensation. Deferred compensation is shown as a reduction of shareholders’ equity and is amortized to operating expenses over the vesting period of the stock award.

Had compensation cost for the Company’s stock option plans been determined based on the fair value at the option grant dates for awards in accordance with the accounting provisions of SFAS No. 148 (which does not apply to awards issued prior to fiscal 1996), the Company’s net earnings and earnings per share would have been reduced to the following pro forma amounts:

	Twenty-six weeks Ended
	January 29, 2005	January 24, 2004
		(As restated)
Net earnings as reported	$8,786	$11,612
Add: compensation expense included in net earnings	155	—
Deduct: Total stock-based employee compensation expense determined under fair value based method for all awards net of related tax effects	(1,021)	(1,061)
Pro forma net earnings	$7,920	$10,551
Basic - as reported	$0.30	$0.40
Basic – pro forma	$0.27	$0.36
Diluted – as reported	$0.29	$0.39
Diluted - pro forma	$0.26	$0.35

THE DRESS BARN, INC. AND SUBSIDIARIES

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

The fair values of the options granted under the Company’s fixed stock option plans were estimated on the date of grant using the Black-Scholes option-pricing model with the following assumptions:

	Twenty-six weeks Ended
	January 29, 2005	January 24, 2004
Weighted average risk-free interest rate	3.5%	3.3%
Weighted average expected life (years)	5.0	5.0
Expected volatility of the market price of the Company’s common stock	26.5%	39.8%
8.	Long-Term Debt

On December 15, 2004, the Company issued 2.50% Convertible Senior Notes due 2024 (“Convertible Senior Notes”). The Convertible Senior Notes have a aggregate principal amount of $115 million and interest is payable on June 15 and December 15 of each year, beginning on June 15, 2005. Beginning with the period commencing on December 22, 2011 and ending June 14, 2012, and for each of the six-month periods thereafter commencing on June 15, 2012, the Company is required to pay contingent interest during the applicable interest period if the average trading price of the notes on the five trading days ending on the third day immediately preceding the first day of the applicable interest period equals or exceeds 120% of the principal amount of the notes. The contingent interest payable per note within any applicable interest period will equal an annual rate of 0.25% of the average trading price of a note during the measuring period. The Company may redeem some or all of the Convertible Senior Notes for cash at any time on or after December 22, 2011 at a redemption price equal to 100% of the principal amount of the notes plus accrued interest. Holders may convert their notes into cash and shares of the Company’s common stock, if any, at a conversion rate of 47.5715 shares per $1,000 principal amount of Convertible Senior Notes (equal to a conversion price of approximately $21.02 per share), during specified periods, if the price of the Company’s common stock reaches, or the trading price of the convertible notes falls below, specified thresholds, or upon the event of certain Company transactions. The number of contingently issuable shares of the Company’s common stock cannot exceed 1.64 million shares. If the market price of common stock exceeds the conversion price, the Company is required to use the treasury stock method in calculating diluted earnings per share for the number of shares to be issued for the excess value. If the market price of the Company’s common stock is less than the conversion price, the notes will not be included in the calculation of the Company’s diluted EPS. At January 29, 2005, the share price was below the conversion price.

On December 14, 2004, the Company entered into a senior credit facility with a number of banks. The $250 million senior credit facility consists of a $150 million revolving credit facility and a $100 million term loan. The senior credit facility will mature five years after it is entered into, subject to customary rollover and exchange provisions, which may extend the maturity of the loans under the senior credit facility and the senior exchange note into which they are converted to up to seven years. In addition to customary financial and non-financial covenants, the senior credit facility will limit the Company’s ability to use borrowings under that facility to pay any cash payable on a conversion of the notes and will prohibit the Company from making any cash payments on the conversion of the notes if a default or event of default has occurred under that facility without the consent of the lenders under the senior credit facility. As of the date of this filing, the Company has not borrowed any funds under the $150 million revolving credit facility.

In connection with the issuance to the Convertible Senior Notes and the senior credit facility, the Company incurred approximately $3.5 and $4.0 million, respectively, in underwriting costs and professional fees. Such fees were deferred and included in “Other assets” on the accompanying condensed consolidated balance sheets at January 29, 2005 and are being amortized to interest expense over the life of the Notes and the Senior Credit facility, respectively.

In connection with the purchase of the Suffern facility, Dunnigan Realty, LLC, (“Dunnigan”) in July 2003, borrowed $34 million under a fixed rate mortgage loan. The Dunnigan Realty, LLC mortgage loan (the “mortgage”) is collateralized by a mortgage lien on the Suffern facility, of which the major portion is the Company’s corporate offices and distribution center. Payments of principal and interest on the mortgage, a 20-year fully amortizing loan with a fixed interest rate of 5.33%, are due monthly through July 2023. In connection with the mortgage, the Company paid approximately $1.7

THE DRESS BARN, INC. AND SUBSIDIARIES

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

million in debt issuance costs. These costs were deferred and included in “Other assets” on the condensed consolidated balance sheets and are being amortized to interest expense over the life of the mortgage.

Long-term debt consists of the following:

(in thousands)	January 29, 2005	July 31, 2004
Dunnigan Realty, LLC mortgage loan	$32,511	$33,021
Convertible Senior Notes	115,000	—
Term loan	100,000	—
	247,511	33,021
Less: current portion	(11,060)	(1,033)
Total long-term debt	$236,451	$31,988

Scheduled principal maturities of the above debt for the second half of fiscal 2005 and in each of the next five fiscal years and beyond is as follows: $5,300, $13,600, $18,600, $23,700, $28,900 and $157,400.

Interest expense relating to the above debt was approximately $1.8 million for the twenty-six weeks ended January 29, 2005.

9.	Litigation

The Company is involved in various legal proceedings incident to the ordinary course of business. On May 18, 2000, an action was filed against the Company seeking compensatory and punitive damages for alleged unfair trade practices and alleged breach of contract arising out of negotiations for an acquisition the Company never concluded. The case went to a jury trial in 2003, and a jury verdict of $30 million of compensatory damages was awarded against the Company. On July 7, 2003, the court entered a final judgment of approximately $32 million in compensatory damages and expenses, which is subject to post-judgment interest. The trial court ruled against the plaintiffs’ motion for any punitive damages or pre-judgment interest.

Based on this judgment, the Company recorded a litigation charge of $32 million in its fiscal 2003 fourth quarter results. The Company believes there is no merit in the jury verdict and is vigorously pursuing an appeal. Plaintiffs have cross-appealed seeking an increase in the amount of the judgment. If upon appeal the judgment is subsequently modified or reversed, the Company will adjust its litigation charge accordingly. Interest accrues on the unpaid judgment at the statutory rate of 10% annually which the Company has provided for at the rate of approximately $800,000 each quarter in its litigation accrual. In the fourth quarter of fiscal 2004, as required as part of the unpaid judgment, the Company deposited $38.6 million in an escrow account, utilizing its operating funds. Such amount was dictated by the court to include the $32 million judgment and accrued interest of $3.3 million, as well as six months of prefunded interest ($1.5 million) and an additional 5% of the amount due (including interest) at the time of the funding of such escrow (5% of $36.8 million or $1.8 million), totaling $38.6 million. In January 2005, the Company deposited additional $.5 million ($0.8 million less interest actually earned during the period) into the escrow accounts. The escrow account is an interest bearing account and is included in restricted cash and cash equivalents on the Company’s balance sheet.

The Company continues in settlement discussions regarding the class action law suit in California as discussed in the Company’s financial statements for the fiscal year ended July 31, 2004 included elsewhere in this prospectus.

Except for the above cases, there are no material pending legal proceedings, other than ordinary routine litigation incidental to the business, to which the Company or any of its subsidiaries is a party or of which any of their property is the subject.

10.	Recent Accounting Pronouncements

In March 2004, the FASB approved the consensus reached on the Emerging Issues Task Force Issue No. 03-1, or EITF 03-1, The Meaning of Other-Than-Temporary Impairment and Its Application to Certain Investments. EITF 03-1

THE DRESS BARN, INC. AND SUBSIDIARIES

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

provides guidance for identifying impaired investments and new disclosure requirements for investments that are deemed to be temporarily impaired. On September 30, 2004, the FASB issued a final staff position EITF Issue 03-1 that delays the effective date for the measurement and recognition guidance included in paragraphs 10 through 20 of EITF 03-1. The Company does not believe the impact of adoption of this EITF consensus will be significant to the Company’s overall results of operations or financial position.

In September 2004, the Emerging Issues Task Force reached a final consensus on EITF Issue No. 04-8, “The Effect of Contingently Convertible Debt on Diluted Earnings Per Share” (“EITF 04-8”), to change the existing accounting for convertible debt within the dilutive earnings per share calculation. The EITF concluded the common stock underlying contingent convertible debt instruments should be included in diluted net income per share computations using the if-converted method regardless of whether the market price trigger or other contingent feature has been met. The EITF concluded that this new treatment should be applied retroactively, with the result that issuers of securities would be required to restate previously issued diluted earning per share. In October 2004, The FASB approved EITF 04-8 and established an implementation date of December 15, 2004. The Company does not believe the impact of adoption of this EITF consensus will be significant to the Company’s overall results of operations or financial position.

11.	Segments

The Company has aggregated its Dress Barn and Maurices brands based on the aggregation criteria outlined in SFAS No. 131 “Disclosures about Segments of an Enterprise and Related Information”, which states that two or more operating segments may be aggregated into a single operating segment if the segments have similar economic characteristics, similar product, similar production process, similar clients, and similar methods of distribution.

Dress Barn and Maurices have similar economic characteristics and similar operating, financial and competitive risks. Dress Barn and Maurices are similar in nature of product, as they offer apparel and clothing accessories. The merchandise inventory for Dress Barn and Maurices is sourced from many of the same countries and some of the same vendors, using similar production processes. Neither Dress Barn nor Maurices performs its own manufacturing, but buys all its merchandise from third parties. Dress Barn and Maurices clients have similar characteristics; retail clothing customers, primarily women looking for apparel that reflects style and fashion made of good quality offered at competitive prices. In addition, Dress Barn and Maurices merchandise is distributed to stores in a similar manner and sold to customers through the Company’s retail stores located primarily in strip shopping centers.

12.	Subsidiary Guarantor

The Dress Barn, Inc.’s (as used in this footnote, the “Parent Company”) $250 million senior credit facility, which consists of a $100 million term loan and a $150 million revolving credit facility, and its Convertible Senior Notes contain provisions that all obligations under the senior credit facility are unconditionally guaranteed by each existing and subsequently acquired or organized active subsidiary of the Parent Company except for Dunnigan Realty, LLC.

Presented below are the unaudited condensed consolidating balance sheets, unaudited statements of earnings and unaudited statements of cash flows for the Parent Company, for the Parent Company’s guarantor subsidiaries and for the Parent Company’s non-guarantor subsidiary for the periods presented herein as required by Rule 3-10 under Regulation S-X.

CONDENSED CONSOLIDATING BALANCE SHEET

(UNAUDITED)

as of January 29, 2005

(Amounts in thousands)
	Parent Company	Guarantor Subsidiaries	Non-guarantor Subsidiary	Eliminations	Consolidated
ASSETS
Current Assets:
Cash and cash equivalents	$27,584	$6,003	$1,349	$–	$34,936
Restricted cash and investments	39,461	–	–	–	39,461
Marketable securities and investments	578	5,146	2	–	5,726
Merchandise inventories	108,515	37,844	–	–	146,359
Deferred tax asset	13,691	–	–	–	13,691
Prepaid expenses and other	8,129	4,589	578	–	13,296
Total Current Assets	197,958	53,582	1,929	–	253,469
Property and Equipment, net	116,064	77,886	41,911	–	235,861
Intangible assets, net	–	111,766	–	–	111,766
Goodwill	–	135,774	–	–	135,774
Other Assets	14,948	2,173	1,710	–	18,831
Investment in Subsidiaries	567,534	–	–	(567,534)	–
Due from Affiliate	–	285,456	–	(285,456)	–
TOTAL ASSETS	$896,504	$666,637	$45,550	($852,990)	$755,701

CONDENSED CONSOLIDATING BALANCE SHEET

(UNAUDITED)

as of January 29, 2005

(Amounts in thousands)
	Parent Company	Guarantor Subsidiaries	Non-guarantor Subsidiary	Eliminations	Consolidated
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Liabilities:
Accounts payable – trade	$62,614	$26,680	$–	$–	$89,294
Accrued salaries, wages and related expenses	22,068	10,467	–	–	32,535
Litigation accrual	37,736	–	–	–	37,736
Other accrued expenses	24,481	6,539	502	–	31,522
Customer credits	–	12,677	–	–	12,677
Current portion of long-term debt	10,000	–	1,060	–	11,060
Total Current Liabilities	156,899	56,363	1,562	–	214,824
Long-Term Debt	205,000	–	31,451	–	236,451
Deferred rent	41,401	–	–	–	41,401
Due to Affiliate	230,179	54,636	641	(285,456)	–
Total Liabilities	633,479	110,999	33,654	(285,456)	492,676
Shareholders’ Equity	263,025	555,638	11,896	(567,534)	263,025
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$896,504	$666,637	$45,550	($852,990)	$755,701

CONDENSED CONSOLIDATING STATEMENT OF EARNINGS (LOSS)

(UNAUDITED)

for the Twenty-six weeks Ended January 29, 2005

(Amounts in thousands)
	Parent Company	Guarantor Subsidiaries	Non-guarantor Subsidiary	Eliminations	Consolidated
Net sales	$375,859	$21,395	$3,920	$(3,920)	$397,254
Cost of sales, including Occupancy and buying costs	232,161	19,434	1,510	(3,157)	249,948

Gross profit	143,698	1,961	2,410	(763)	147,306

Selling, general and administrative expenses	118,388	10,857	374	(11,918)	117,701
Depreciation and amortization	11,450	1,543	908	–	13,901

Operating income (loss)	13,860	(10,439)	1,128	11,155	15,704

Interest income	807	(38)	9	–	778
Interest expense	(2,476)	–	(932)	–	(3,408)
Other income	–	11,918	–	(11,155)	763
Equity in earnings of subsidiaries	1,045	–	–	(1,045)	–

Earnings (loss) before provision for income taxes	13,236	1,441	205	(1,045)	13,837

Provision (benefit) for income taxes	4,450	527	74	–	5,051

Net earnings (loss)	$8,786	$914	$131	$(1,045)	$8,786

CONDENSED CONSOLIDATING STATEMENT OF CASH FLOWS

(UNAUDITED)

for the Twenty-six weeks Ended January 29, 2005

(Dollars in thousands)
	Parent Company	Guarantor Subsidiaries	Non-guarantor Subsidiary	Eliminations	Consolidated
Operating Activities:
Net earnings (loss)	$8,786	$914	$131	$(1,045)	$8,786
Adjustments to reconcile net earnings to net cash provided by operating activities:
Equity in earnings of subsidiaries	(1,045)	–	–	1,045	–
Depreciation and amortization	11,450	1,543	908	–	13,901
Provision for impairment and asset disposals	1,512	–	–	–	1,512
Deferred income tax expense	1,154	–	–	–	1,154
Increase in deferred rent expense	1,082	–	–	–	1,082
Other	1,688	–	18	–	1,706
Changes in assets and liabilities:
Increase in restricted cash	(800)	–	–	–	(800)
Decrease (increase) in merchandise inventories	8,396	(4,368)	–	–	4,028
(Increase) decrease in prepaid expenses and other	315	3,209	(134)	–	3,390
(Increase) decrease in other assets	(10)	70	74	–	134
Increase in due from affiliate	–	(97,095)	–	97,095	–
(Decrease) increase in due to affiliate	95,449	1,572	74	(97,095)	–
Increase in accounts payable- trade	(4,162)	8,623	–	–	4,461
Increase in accrued salaries, wages and related expenses	3,706	1,772	–	–	5,478
Increase in litigation accrual	1,608	–	–	–	1,608
(Decrease) increase in other accrued expenses	2,766	(1,224)	(243)	–	1,299
(Decrease) increase in customer credits	(2,024)	1,141	–	–	(883)
Decrease in income taxes payable	(5,548)	–	–	–	(5,548)
Total adjustments	115,537	(84,757)	697	1,045	32,522
Net cash provided by operating activities	$124,323	$(83,843)	$828	$–	$41,308

CONDENSED CONSOLIDATING STATEMENT OF CASH FLOWS

(UNAUDITED)

for the Twenty-six Weeks Ended January 29, 2005

(Dollars in thousands)
	Parent Company	Guarantor Subsidiaries	Non-guarantor Subsidiary	Eliminations	Consolidated
Investing Activities:
Acquisition of Maurices Inc. net of cash acquired	$(332,737)	$–	$–	$–	$(332,737)
(Purchases) sales of property and equipment	(11,749)	(297)	–	–	(12,046)
Sales and maturities of marketable securities and investments	410,730	105,133	–	–	515,863
Purchases of marketable securities and investments	(383,954)	(15,644)	(2)	–	(399,600)
Net cash (used in) provided by investing activities	(317,710)	89,192	(2)	–	(228,520)
Financing Activities:
Proceeds from long-term debt	215,000	–	–	–	215,000
Payment of debt financing costs	(7,580)	–	–	–	(7,580)
Repayments of long-term debt	(1)	–	(509)	–	(510)
Purchase of treasury stock	(1,584)	–	–	–	(1,584)
Proceeds from Employee Stock Purchase Plan	41	–	–	–	41
Proceeds from stock options exercised	1,640	–	–	–	1,640
Net cash provided by (used in) financing activities	207,516	–	(509)	–	207,007
Net increase (decrease) in cash and cash equivalents	14,129	5,349	317	–	19,795
Cash and cash equivalents- beginning of period	13,455	654	1,032	–	15,141
Cash and cash equivalents- end of period	$27,584	$6,003	$1,349	$–	$34,936

CONDENSED CONSOLIDATING BALANCE SHEET

as of July 31, 2004

(Amounts in thousands)

	Parent Company	Guarantor Subsidiaries	Non- guarantor Subsidiary	Eliminations	Consolidated
ASSETS
Current Assets:
Cash and cash equivalents	$13,455	$654	$1,032	$–	$15,141
Restricted cash and investments	38,661	–	–	–	38,661
Marketable securities and investments	28,639	94,061	–	–	122,700
Merchandise inventories	116,912	–	–	–	116,912
Deferred tax asset	14,845	–	–	–	14,845
Prepaid expenses and other	8,445	10	443	–	8,898
Total Current Assets	220,957	94,725	1,475	–	317,157

Property and Equipment, net	117,278	3,107	42,819	–	163,204

Other Assets	7,169	2	1,784	–	8,955
Investment in Subsidiaries	233,159			(233,159)	–
Due from Affiliate	–	183,983		(183,983)	–
TOTAL ASSETS	$578,563	$281,817	$46,078	($417,142)	$489,316

CONDENSED CONSOLIDATING BALANCE SHEET

as of July 31, 2004

(Amounts in thousands)

	Parent Company	Guarantor Subsidiaries	Non- guarantor Subsidiary	Eliminations	Consolidated
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Liabilities:
Accounts payable – trade	$66,776	$–	$–	$–	$66,776
Accrued salaries, wages and related expenses	21,349	–	–	–	21,349
Litigation accrual	36,128	–	–	–	36,128
Other accrued expenses	18,613	4,889	745	–	24,247
Customer credits	2,143	6,827	–	–	8,970
Income taxes payable	5,548	–	–	–	5,548
Current portion of long-term debt	–	–	1,033	–	1,033
Total Current Liabilities	150,557	11,716	1,778	–	164,051

Long-Term Debt	–	–	31,988	–	31,988
Deferred Rent	40,319	–	–	–	40,319
Due to Affiliate	134,729	48,687	567	(183,983)	–
Total Liabilities	325,605	60,403	34,333	(183,983)	236,358

Shareholders’ Equity	252,958	221,414	11,745	(233,159)	252,958

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$578,563	$281,817	$46,078	($417,142)	$489,316

CONDENSED CONSOLIDATING STATEMENT OF EARNINGS (LOSS)

(UNAUDITED)

for the Twenty-six weeks Ended January 24, 2004

(Amounts in thousands)
	Parent Company	Guarantor Subsidiaries	Non-guarantor Subsidiary	Eliminations	Consolidated
Net sales	$363,597	$–	$3,801	($3,801)	$363,597
Cost of sales, including occupancy and buying costs	224,895	5,649	1,374	(3,038)	228,880
Gross profit	138,702	(5,649)	2,427	(763)	134,717
Selling, general and administrative expenses	109,792	3,920	406	(10,908)	103,210
Depreciation and amortization	11,698	106	908	–	12,712
Operating income (loss)	17,212	(9,675)	1,113	10,145	18,795
Interest income	479	735	–	–	1,214
Interest expense	(1,669)	–	(902)	–	(2,571)
Other income	–	10,908	–	(10,145)	763
Equity in earnings of subsidiaries	1,391	–	–	(1,391)	–
Earnings (loss) before provision for income taxes	17,413	1,968	211	(1,391)	18,201
Provision (benefit) for income taxes	5,801	712	76	–	6,589
Net earnings (loss)	$11,612	$1,256	$135	$(1,391)	$11,612

CONDENSED CONSOLIDATING STATEMENT OF CASH FLOWS

(UNAUDITED)

for the Twenty-six weeks Ended January 24, 2004

(Dollars in thousands)

	Parent Company	Guarantor Subsidiaries	Non-guarantor Subsidiary	Eliminations	Consolidated
Operating Activities:
Net earnings (loss)	$11,612	$1,256	$135	$(1,391)	$11,612
Adjustments to reconcile net earnings to net cash provided by operating activities:
Equity in earnings of subsidiaries	(1,391)	–	–	1,391	–
Depreciation and amortization	11,698	106	908	–	12,712
Provision for impairment and asset disposals	1,496	–	–	–	1,496
Deferred income tax expense	1,847	–	–	–	1,847
Increase in deferred rent expense	1,132	–	–	–	1,132
Other	90	–	6	–	96
Changes in assets and liabilities:
Decrease in merchandise inventories	10,135	–	–	–	10,135
(Increase) decrease in prepaid expenses and other	82	5	1,597	–	1,684
(Increase) decrease in other assets	1,675	(1)	(1,820)	–	(146)
(Increase) in due from affiliate	–	(6,625)	–	6,625	–
(Decrease) increase in due to affiliate	1,522	6,027	(924)	(6,625)	–
Decrease in accounts payable- trade	(40)	–	–	–	(40)
Increase in accrued salaries, wages and related expenses	1,610	–	–	–	1,610
Increase in litigation accrual	40	–	–	–	40
(Decrease) increase in other accrued expenses	91	(29)	(238)	–	(176)
Increase in customer credits	2,739	–	–	–	2,739
Decrease in income taxes payable	(3,573)	–	–	–	(3,573)
Total adjustments	29,153	(517)	(471)	1,391	29,556
Net cash provided by (used in) operating activities	$40,765	$739	$(336)	$–	$41,168

CONDENSED CONSOLIDATING STATEMENT OF CASH FLOWS

(UNAUDITED)

for the Twenty-six Weeks Ended January 24, 2004

(Dollars in thousands)

	Parent Company	Guarantor Subsidiaries	Non-guarantor Subsidiary	Eliminations	Consolidated
Investing Activities:
(Purchases) and sales of property and equipment	$(12,814)	$–	$(1)	$–	$(12,815)
Sales and maturities of marketable securities and investments	15,735	17,305	–	–	33,040
Purchases of marketable securities and investments	(31,402)	(18,101)	–	–	(49,503)
Net cash (used in) provided by investing activities	(28,481)	(796)	(1)	–	(29,278)
Financing Activities:
Repayments of long-term debt	–	–	(483)	–	(483)
Proceeds from Employee Stock Purchase Plan	42	–	–	–	42
Proceeds from stock options exercised	1,808	–	–	–	1,808
Net cash provided by (used in) financing activities	1,850	–	(483)	–	1,367
Net increase (decrease) in cash and cash equivalents	14,134	(57)	(820)	–	13,257
Cash and cash equivalents- beginning of period	35,188	300	2,063	–	37,551
Cash and cash equivalents- end of period	$49,322	$243	$1,243	$–	$50,808

Audited Financial Statements

Maurices Incorporated

Fiscal Years Ended February 28, 2004,

February 22, 2003, and February 23, 2002

Maurices Incorporated

Audited Financial Statements

Fiscal Years Ended February 28, 2004,

February 22, 2003, and February 23, 2002

Report of Independent Registered Public Accounting Firm

The Board of Directors and Shareholder

Maurices Incorporated

We have audited the accompanying balance sheets of Maurices Incorporated (the Company) as of February 28, 2004, and February 22, 2003, and the related statements of income, shareholder’s equity, and cash flows for each of the three years in the period ended February 28, 2004. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Maurices Incorporated at February 28, 2004, and February 22, 2003, and the results of its operations and its cash flows for each of the three years in the period ended February 28, 2004, in conformity with U.S. generally accepted accounting principles.

As discussed in Note 1, the Company adopted Statement of Financial Accounting Standards No. 142, Goodwill and Other Intangible Assets, effective February 24, 2002.

As described in Note 8, the Company has restated its financial statements to correct its accounting for leases.

ERNST & YOUNG LLP

Minneapolis, Minnesota December 20, 2004, except for Note 8, as to which the date is March 11, 2005

Maurices Incorporated

Balance Sheets

(In Thousands)

	February 28, 2004	February 22, 2003
	(Restated)	(Restated)
Assets
Current assets:
Cash and cash equivalents	$4,494	$3,287
Merchandise inventories	36,591	34,791
Prepaid expenses and other current assets	5,779	4,158
Deferred taxes	2,510	2,199
Total current assets	49,374	44,435
Property and equipment, net	48,851	49,061
Net assets of discontinued operations	–	1,029
Goodwill	8,585	8,585
Advance to Parent	38,583	39,736
Deferred taxes	4,313	4,173
Other assets	27	29
Total assets	$149,733	$147,048
Liabilities and shareholder’s equity
Current liabilities:
Accounts payable	$31,628	$33,571
Accrued salaries and wages	10,510	10,214
Other accrued liabilities	4,727	4,053
Total current liabilities	46,865	47,838
Deferred rent	6,098	4,607
Total liabilities	52,963	52,445
Commitments and contingencies
Shareholder’s equity:
Common stock, $1,000 par value:
Authorized shares 1,000, issued and outstanding shares 1,000	1,000	1,000
Additional paid-in capital	86,735	86,586
Retained earnings	9,035	7,017
Total shareholder’s equity	96,770	94,603
Total liabilities and shareholder’s equity	$149,733	$147,048

See accompanying notes

Maurices Incorporated

Statements of Income

(In Thousands)

	Fiscal Year Ended
	February 28, 2004	February 22, 2003	February 23, 2002
	(Restated)	(Restated)	(Restated)
Net sales	$342,281	$331,227	$349,824
Cost of sales, including buying and occupancy costs	224,500	218,797	232,480
Gross margin	117,781	112,430	117,344
Selling, general, and administrative expenses	83,495	80,130	76,778
Depreciation and amortization	11,475	9,973	10,164
Service fee charge from Parent	2,129	3,125	1,817
(Gain) loss on disposal of property and equipment	(474)	707	531
Gift certificate expense (income), net from related party	772	(1,858)	–
Operating income	20,384	20,353	28,054
Related-party interest income, net	617	784	888
Income before income taxes	21,001	21,137	28,942
Provision for income taxes	8,292	8,334	11,574
Income from continuing operations	12,709	12,803	17,368
Loss from discontinued operations (including loss on disposal of $2,810 in 2004), net of tax benefit of $2,100, $932, and $430, respectively	(3,266)	(1,449)	(668)
Net income	$9,443	$11,354	$16,700

See accompany notes

Maurices Incorporated

Statements of Shareholder’s Equity

(In Thousands)

	Common Shares	Common Stock	Additional Paid-In Capital	Retained Earnings	Total

Balance as of February 24, 2001	1,000	$1,000	$76,522	$14,436	$91,958
Net income	–	–	–	16,700	16,700
Dividends	–	–	–	(30,000)	(30,000)
Income tax provision funded by Parent	–	–	–	10,772	10,772
Transfer of assets to Parent	–	–	–	(2,862)	(2,862)
Balance as of February 23, 2002	1,000	1,000	76,522	9,046	86,568
Net income	–	–	–	11,354	11,354
Dividends to Parent	–	–	–	(20,000)	(20,000)
Income tax provision funded by Parent	–	–	–	6,617	6,617
Capital contribution of asset by Parent	–	–	10,064	–	10,064
Balance as of February 22, 2003	1,000	1,000	86,586	7,017	94,603
Net income	–	–	–	9,443	9,443
Dividends to Parent	–	–	–	(13,000)	(13,000)
Income tax provision funded by Parent	–	–	–	5,575	5,575
Capital contribution from Parent	–	–	149	–	149
Balance as of February 28, 2004	1,000	$1,000	$86,735	$9,035	$96,770

See accompanying notes

Maurices Incorporated

Statements of Cash Flows

(In Thousands)

	Fiscal Year Ended
	February 28, 2004	February 22, 2003	February 23, 2002
	(Restated)	(Restated)	(Restated)
Operating activities
Income from continuing operations	$12,709	$12,803	$17,368
Adjustments to reconcile income from continuing operations to net cash provided by operating activities:
Depreciation and amortization	11,475	9,973	10,164
(Gain) loss on disposal and impairment of property and equipment	(221)	892	531
Deferred taxes	(452)	225	2,006
Changes in operating assets and liabilities:
Accounts receivable	–	–	28,730
Merchandise inventories	(1,800)	2,256	5,111
Prepaid expenses and other current assets	(1,621)	321	(437)
Other assets	2	1	(1)
Accounts payable	(2,959)	2,966	699
Accrued salaries and wages	296	(1,475)	1,814
Other accrued liabilities	2,163	(2,916)	(2,121)
Net cash provided by operating activities of continuing operations	19,592	25,046	63,864
Net cash used in operating activities of discontinued operations	(650)	(1,271)	(277)

Investing activities
Acquisition of property and equipment	(11,684)	(15,750)	(11,192)
Net proceeds from sales of property and equipment	790	–	–
Net cash used in investing activities of continuing operations	(10,894)	(15,750)	(11,192)
Net cash used in investing activities of discontinued operations	(570)	(347)	(1,251)

Maurices Incorporated

Statements of Cash Flows (continued)

(In Thousands)

	Fiscal Year Ended
	February 28, 2004	February 22, 2003	February 23, 2002
	(Restated)	(Restated)	(Restated)
Financing activities
Dividends to Parent	$(13,000)	$(20,000)	$(30,000)
Net funding/advance from (to) Parent	6,729	11,279	(19,649)
Net cash used in financing activities	(6,271)	(8,721)	(49,649)
Net increase (decrease) in cash and cash equivalents	1,207	(1,043)	1,495
Cash and cash equivalents at beginning of year	3,287	4,330	2,835
Cash and cash equivalents at end of year	$4,494	$3,287	$4,330
Supplemental disclosure of cash flow information
Cash paid during the year for taxes paid directly to taxing authorities	$419	$642	$373

Supplemental disclosure of noncash information

During fiscal year 2003, the Company received noncash contributions from its Parent of real and personal property in the amount of $149. During fiscal year 2002, the Company received $2,289 in noncash contributions. These contributions were related to the POS terminal project. In fiscal year 2002, the Company received an additional noncash contribution of $7,775 related to the transfer of corporate buildings. In fiscal year 2001, the Company transferred certain property with a net book value of $2,862 to its Parent.

See accompanying notes.

1.	Summary of Significant Accounting Policies

Description of Business

Maurices Incorporated (the Company) is a wholly owned subsidiary of American Retail Group, Inc. (ARG or the Parent). The Company operates specialty apparel retail stores throughout the United States. At February 28, 2004, the Company operated 441 stores.

During its fiscal years ended February 28, 2004, February 22, 2003, and February 23, 2002, the Company consisted of three divisions: Maurices, Timbuktu, and Can Do. The Timbuktu division was acquired in December 2001 as an asset purchase for approximately $1.1 million. There was no goodwill as a result of the purchase accounting, and the acquisition was not material to the Company’s financial statements. The Timbuktu division was closed January 28, 2004, and the Can Do division was sold effective January 24, 2004. The results of Timbuktu and Can Do are presented in these financial statements as discontinued operations. The discontinued operations generated sales of $6,718, $5,916, and $793 in fiscal 2003, 2002, and 2001, respectively, and operating losses of $2,556, $2,381, and $1,097, respectively. In fiscal 2003, the losses on disposal of $2,810 primarily reflected the write-down of property and equipment and lease termination costs at disposal.

Fiscal Year

The Company’s fiscal year ends on the last Saturday in February. References to fiscal 2003 (53 weeks), fiscal 2002 (52 weeks), and fiscal 2001 (52 weeks) are for the fiscal years ended February 28, 2004, February 22, 2003, and February 23, 2002, respectively.

Revenue Recognition

Sales are recognized upon purchase by customers at the Company’s retail store locations, less merchandise returned by customers, and exclude sales taxes. Sales from purchases made with gift certificates and layaway sales are also recorded when the customer takes possession of the merchandise.

1.	Summary of Significant Accounting Policies (continued)

Cost of Sales

Cost of sales includes merchandise costs, net of discounts and allowances, freight costs for shipping merchandise to the distribution center and stores, and buying and occupancy costs.

Cash and Cash Equivalents

The Company considers all highly liquid investments with original maturities of three months or less to be cash equivalents.

Accounts Receivable

In fiscal year 2001, the Company discontinued its private-label credit card arrangement with a sister company and contracted with a third-party processor, Alliance Data Systems (Alliance), for processing of the Maurices private-label credit card transactions. The Company pays a fee per transaction to Alliance and has no credit risk. At the time of the change, Alliance purchased the Company’s outstanding credit card balances for their net book value. Cash proceeds of $29,722 were remitted to the Company’s parent through the due from Parent account.

Merchandise Inventories

Merchandise inventories are stated at the lower of cost or market, based upon the retail method of inventory valuation.

Preopening Store Costs

Preopening costs of new stores are charged to expense as incurred.

Advertising Costs

The Company expenses the costs of advertising as incurred. Advertising expense included in the statements of income was $3,296 for fiscal year 2003, $2,286 for fiscal year 2002, and $1,970 for fiscal year 2001.

1.	Summary of Significant Accounting Policies (continued)

Property and Equipment

Property and equipment are stated at cost and are depreciated or amortized using the straight-line method. The estimated useful lives are as follows:

Buildings and improvements	15-30 years
Computer software	3-5 years
Fixtures and equipment	3-10 years
Leasehold improvements	Shorter of lease term or 7 years for stores; 15 years for corporate office improvements
Leasehold interests	Life of lease

Costs of normal maintenance and repairs and minor replacements are charged to expense when incurred. Major replacements or betterments of properties are capitalized. When assets are sold or otherwise disposed of, the costs and related accumulated depreciation and amortization are removed from the accounts, and any resulting gain or loss is included in the statement of income.

Long-lived assets to be held and used are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. If this assessment indicates that assets will not be recoverable, as determined by the estimated undiscounted cash flows generated by the asset, the carrying value of those assets is reduced to its estimated fair market value based on the discounted cash flows.

Goodwill

Through fiscal year 2001, goodwill had been amortized on a straight-line basis over a period not exceeding 40 years. The Company assessed the recoverability of goodwill based on expected future cash flows. Effective February 24, 2002, the Company adopted Statement of Financial Accounting Standards (SFAS) No. 142, Goodwill and Other Intangible Assets. SFAS No. 142 requires that an intangible asset that is acquired be initially recognized and measured based on its fair value. The statement also provides that goodwill should not be amortized but be tested for impairment annually or more frequently if circumstances indicate potential impairment. The Company performed a transitional impairment test and an annual test for 2003 and 2002 and found no impairment as a result of the tests.

1.	Summary of Significant Accounting Policies (continued)

The following table presents the results of the Company for all periods presented on a comparable basis:

	Fiscal Year Ended
	February 28, 2004	February 22, 2003	February 23, 2002
Reported net income from continuing operations	$12,709	$12,803	$17,368
Add back goodwill amortization	–	–	513
Adjusted net income from continuing operations	$12,709	$12,803	$17,881

Income Taxes

The Company is a member of an affiliated group filing consolidated federal income tax returns (and certain unitary state and combined state returns). Income tax expense reflects an amount equivalent to taxes as if the Company filed its tax returns on a stand-alone basis.

Rent Expense

The Company leases certain store locations under operating leases that provide for minimum annual payments that increase over the life of the leases. The aggregate of the minimum annual payments is expensed on a straight-line basis over the term of the related lease without consideration of renewal option periods. The amount by which straight-line rent expense exceeds actual lease payment requirements in the early years of the leases is accrued as deferred minimum rent and reduced in later years when the actual cash payment requirements exceed the straight-line expense.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reported period. Actual results could differ from those estimates.

1. Summary of Significant Accounting Policies (continued)

Concentration of Credit Risk

The Company’s cash deposits are with various financial institutions and are insured up to a maximum of $100 at each institution by the Federal Deposit Insurance Corporation (FDIC). Customer purchases are generally transacted using cash, check, debit card, or credit cards. The Company’s private-label credit card receivables are owned by Alliance, which assumes all collection risk.

Fair Value of Financial Instruments

The carrying amount of the Company’s financial instruments, which principally include cash and cash equivalents, accounts receivable, and accounts payable, approximates their respective fair values.

New Accounting Pronouncements

During fiscal year 2003, the Company adopted Emerging Issues Task Force (EITF) No. 02-16, Accounting by a Reseller for Cash Consideration Received From a Vendor. EITF No. 02-16 states that cash consideration received by a customer from a vendor is presumed to be a reduction of the prices of the vendor’s products or services and should, therefore, be characterized as a reduction of cost of sales when recognized in the customer’s income statement unless the payment is (a) consideration for assets or services delivered to the vendor, in which case the cash consideration should be characterized as revenue when recognized in the customer’s income statement, or (b) a reimbursement of costs incurred by the customer to sell the vendor’s products, in which case the cash consideration should be characterized as a reduction of that cost when recognized in the customer’s income statement. In addition, EITF No. 02-16 provides that cash consideration from a vendor that is payable pursuant to a binding arrangement only if the customer completes a specified cumulative level of purchases or remains a customer for a specified time period should be recognized as a reduction of the cost of sales based on a systematic and rational allocation of the cash consideration offered to each of the underlying transactions that results in progress by the customer toward earning the rebate or refund provided the amounts are probable and reasonably estimable. If the rebate or refund is not probable and reasonably estimable, it should be recognized as the milestones are achieved. Adoption of EITF No. 02-16 did not have a material impact on the Company’s results of operations or financial condition.

2.	Related-Party Transactions

Dividends paid by the Company to its Parent were $13,000, $20,000, and $30,000 in fiscal 2003, 2002, and 2001, respectively.

The Company is allocated a corporate office charge by ARG or its affiliates for legal, human resources, corporate treasury, taxes, and other services provided, which amounted to $2,129, $3,125, and $1,817 in fiscal 2003, 2002, and 2001, respectively. The Company is also allocated a charge by ARG or its affiliates for certain data processing, information technology, and marketing services based on pro rata usage by the Company, which amounted to $979 in fiscal 2003, $516 in fiscal 2002, and $(172) in fiscal 2001 and is recorded in selling, general, and administrative expenses.

In addition, the following expenses are managed by ARG or its affiliates and are charged to the Company on a specific identification basis:

•	Certain fringe benefits
•	Business insurance
•	Executive compensation plans and payroll
•	Defined contribution retirement plan
•	Other contracts for goods and services negotiated on a consolidated basis

Until certain properties were contributed to the Company in December 2002, the Company leased the corporate office and distribution center from a subsidiary of ARG on a triple net lease basis, whereby the Company pays all operating costs, real estate taxes, and insurance. Leases are generally for an initial period of ten years and two additional five-year renewal periods at a fair market rental to be determined at the expiration of the first rental period. Rent expense related to these properties was $392 for fiscal year 2002 and $1,201 in fiscal 2001. In December 2002, such properties and related obligations in the net amount of $7,775 were contributed to the Company as capital contributions with depreciation expense recorded from that date forward.

The Company supplies travel agency services for related ARG companies and charges a fee for those services. The amount charged was $43 in fiscal 2003, $70 in fiscal 2002, and $69 in fiscal 2001.

2.	Related-Party Transactions (continued)

The Company performs data processing and information technology services for related ARG companies. Fees charged for those services totaled $510 in fiscal 2003, $494 in fiscal 2002, and $308 in fiscal 2001.

During fiscal 2003, the Company performed certain payroll services for an affiliate for which it received $42.

During fiscal 2003, the Company received an additional capital contribution consisting of point of sale equipment in the amount of $149.

The advance to Parent included in the balance sheets represents a net balance as the result of various transactions between the Company and its Parent. There are no terms of settlement associated with the account balance. The balance is primarily the result of the Company’s participation in the Parent’s central cash management program, wherein all the Company’s cash receipts are remitted to the Parent and all cash disbursements are funded by the Parent. Other transactions include dividends paid, the Company’s current state tax where filed separately, and various other administrative expenses incurred by the Parent on behalf of the Company.

An analysis of transactions in the advance to Parent account is as follows:

	Fiscal Year Ended
	February 28, 2004	February 22, 2003	February 23, 2002
Balance at beginning of period	$39,736	$40,740	$18,537
Net cash remitted to Parent	27,646	37,433	62,906
Dividends	(13,000)	(20,000)	(30,000)
Payments of various insurance costs	(6,737)	(6,159)	(5,404)
Payment of current state tax liability	(820)	(411)	(1,224)
Other administrative expenses	(319)	(1,758)	(370)
Funding of officer compensation/SERP	(2,566)	(6,435)	(2,879)
Service fees to Parent	(2,094)	(3,116)	(1,855)
Intercompany interest	561	947	1,036
401(k) funding	(3,824)	(1,505)	(7)
Balance at end of period	$38,583	$39,736	$40,740

2.	Related-Party Transactions (continued)

In fiscal 2001, the Company entered into an agreement with ARCS, a subsidiary of ARG, whereby it sold $2,890 of its outstanding gift certificate liability to ARCS. As part of the sale, the Company charged a net commission fee for the liability sold of $2,121. Thereafter, the Company charges a commission fee to ARCS for gift certificates and cards issued to customers on ARCS’s behalf. For fiscal 2003, the Company issued $7,536 in gift certificates and cards on behalf of ARCS and was paid a commission fee of $76 as part of the arrangement. At the time a customer redeems the gift certificate or card and the Company recognizes a sale, ARCS redeems its gift certificate or card, and the Company is charged a redemption fee by ARCS. The Company has recorded $848 as expense for amounts charged as redemption fees in fiscal 2003. For fiscal 2002, the Company issued $6,325 in gift certificates and cards on behalf of ARCS and was paid a commission fee of $32 as part of the arrangement. The Company has recorded $294 as expense for amounts charged as redemption fees in fiscal 2002.

3.	Property and Equipment

Property and equipment consist of the following:

	February 28, 2004	February 22, 2003
Land	$1,363	$1,277
Buildings and building improvements	13,865	14,589
Furniture, fixtures, and equipment	85,940	82,166
Leasehold improvements	43,727	40,460
Leasehold interests	1,087	1,192
Construction in progress	252	149
Subtotal	146,234	139,833
Accumulated depreciation and amortization	(97,383)	(90,772)
Property and equipment, net	$48,851	$49,061

Accumulated depreciation and amortization includes impairment reserves of $493 and $399 at fiscal year 2003 and 2002, respectively.

3.	Property and Equipment (continued)

Losses on impairment were recorded for leasehold improvements, store fixtures, and other store assets at certain locations in which the undiscounted cash flows of the location over the remaining lease term were computed to be less than the net book value of the related assets. Such charges are included in selling, general, and administrative expenses in the statements of income and amounted to $114 in fiscal 2003, $145 in fiscal 2002, and $130 in fiscal 2001.

4.	Income Taxes

Income tax expense from continuing operations, recorded by the Company on a stand-alone basis, was as follows:

	Fiscal Year Ended
	February 28, 2004	February 22, 2003	February 23, 2002
Current:
Federal	$7,322	$6,791	$8,013
State	1,422	1,318	1,555
Deferred	(452)	225	2,006
	$8,292	$8,334	$11,574

A reconciliation of income taxes for continuing operations computed at the statutory rate and the recorded expense is as follows:

	Fiscal Year Ended
	February 28, 2004	February 22, 2003	February 23, 2002
Income taxes at statutory rate	$7,350	$7,398	$10,130
State income taxes, net of federal benefit	868	874	1,196
Other	74	62	248
	$8,292	$8,334	$11,574

4.	Income Taxes (continued)

The components of net deferred tax assets were:

	Fiscal Year Ended
	February 28, 2004	February 22, 2003
Gross deferred tax assets:
Inventory	$914	$852
SERP	1,108	1,193
Rent	713	749
Property and equipment	2,299	2,082
Vacation	745	805
Insurance – medical	695	630
Other	791	373
	7,265	6,684
Gross deferred tax liabilities:
Insurance – other	364	252
Other	78	60
	442	312
	$6,823	$6,372
5.	Leases

The Company conducts its retail store operations primarily from leased premises. The leases generally include renewal options and provide for step rentals and payment by the Company of percentage rentals based upon sales, common area maintenance, real estate taxes, and certain other operating expenses. Rent expense is recognized on a straight-line basis over the lease term which begins at the date the Company takes possession of the property. Lease incentives received from landlords are deferred as deferred rent credits and amortized over the lease term.

5.	Leases (continued)

Rental expense, excluding common area maintenance, real estate taxes, and certain other operating expenses, amounted to:

	Fiscal Year Ended
	February 28, 2004	February 22, 2003	February 23, 2002
Leased premises:
Minimum rentals	$22,180	$20,927	$20,964
Percentage rentals based upon sales	291	315	438
Equipment rentals	214	297	230
	22,685	21,539	21,632
Less sublease income	2	2	31
	$22,683	$21,537	$21,601

Future minimum rental payments required under noncancelable operating leases at February 28, 2004, are as follows:

Fiscal year ending:
2005	$20,807
2006	17,064
2007	14,205
2008	10,110
2009	6,902
Thereafter	4,984
$74,072

6.	Retirement Plans

The ARG Savings and Profit Sharing Plan (the Plan) is a defined contribution plan that provides retirement benefits for all eligible employees of the Company. The Plan permits an employee to reduce his or her salary under Section 401(k) of the Internal Revenue Code (the Code). The maximum salary reduction with a current Company match of 100% is 5% of eligible compensation. Certain employees may make additional contributions of up to an additional 75% of eligible compensation on an unmatched basis, not to exceed the maximum contribution allowable under Section 401(k) of the Code. In 2003, employees over 50 years old could contribute an additional $2 as a catch-up contribution. In addition, the Company may make additional discretionary contributions to the Plan. Matching contributions by the Company totaled $1,274, $1,329, and $1,335, and discretionary contributions totaled $1,661, $1,667, and $2,132 for fiscal years 2003, 2002, and 2001, respectively.

In 2003, ARG eliminated its noncontributory unfunded defined benefit retirement plan (DBRP). The accrued liabilities of the DBRP were transferred to a defined contribution retirement plan (DCRP) that covers certain key executives of the Company. The DCRP provides for annual contributions based on an employee’s salary and age, with interest earned on the balance. Each participant will be vested when (1) age and years of service total 55 or more and (2) the employee has participated in the plan for five years. There is a phase-in period for the first five years of the plan. In addition, the Company had defined benefit obligations for certain retired employees that were transferred with the balance in the DBRP of $4,212 to ARG in fiscal 2002. Expense related to these retirement plans totaled $261, $284, and $513 for fiscal years 2003, 2002, and 2001, respectively.

7.	Commitments and Contingencies

As of February 28, 2004, the Company had $1,099 in open letters of credit for the purchase of inventory financed under an uncommitted credit agreement with its Parent and a bank.

Effective May 13, 2004, the Company and its Parent jointly entered into a new uncommitted credit facility under which the Parent can enter into direct borrowings of up to $20,000 and letters of credit of up to $20,000, and the Company can enter into letters of credit of up to $20,000. Aggregate amounts outstanding under the credit facility cannot exceed $20,000, and any borrowings are at the bank’s discretion under terms determined at the time of borrowing.

7.	Commitments and Contingencies (continued)

In the course of the Company’s business, claims are alleged from time to time, some of which seek punitive or unspecified damages. The Company believes that these pending claims will be resolved without material adverse effect on its financial position or results of operations.

8.	Restatement

The Company has restated its balance sheets as of February 28, 2004 and February 23, 2003, and the related statements of income and statement of cash flows for each of the three years in the period ended February 28, 2004, to reflect corrections of its accounting for lease incentives. Previously, the Company accounted for payments received from landlords to fund leasehold improvements as a reduction of the leasehold improvements capitalized, which were generally amortized over the lease term. To comply with the requirements of Federal Accounting Standards Board (FASB) Technical Bulletin 88-1, the Company has reclassified such payments as leasehold incentives for all periods presented and amortized the resulting liability over the lease term. The Company has also historically accrued rent on a straight-line basis from commencement of the lease rather than from the date it took possession of the store as required by FASB Technical Bulletin 85-3. The effect of this difference in policy was not significant in any year and no adjustment was recorded. The effects of the corrections decreased charges to cost of sales and correspondingly increased in depreciation and amortization and gain or loss on disposal of property and equipment. The effects of the restatement are summarized as follows:

Statements of Income – Restatement

	February 28, 2004		February 22, 2003		February 23, 2002
	As Previously Reported	As Restated	As Previously Reported	As Restated	As Previously Reported	As Restated
Cost of sales, including buying and occupancy costs	$225,410	$224,500	$219,470	$218,797	$233,141	$232,480
Depreciation and amortization	10,584	11,475	9,303	9,973	9,542	10,164
(Gain) loss on disposal of property and equipment	(493)	(474)	704	707	492	531

8.	Restatement (continued)

Balance Sheets – Restatement

	February 28, 2004		February 22, 2003
	As Previously Reported	As Restated	As Previously Reported	As Restated
Property and equipment, net	$43,482	$48,851	$45,578	$49,061
Other liabilities	3,634	4,727	3,296	4,053
Deferred rent	1,822	6,098	1,881	4,607

9.	Subsequent Event

On November 16, 2004, the Company and its Parent signed an agreement to sell all of the outstanding common stock of the Company to The Dress Barn, Inc.

Financial Statements (Unaudited)

Maurices Incorporated

Nine Months Ended November 27, 2004 and November 22, 2003

Maurices Incorporated

Financial Statements (Unaudited)

Nine Months Ended November 27, 2004 and November 22, 2003

Maurices Incorporated

Balance Sheets (Unaudited)

(In Thousands)

	November 27, 2004	February 28, 2004
Assets
Current assets:
Cash and cash equivalents	$7,086	$4,494
Merchandise inventories	48,383	36,591
Prepaid expenses and other current assets	5,764	5,779
Deferred taxes	2,510	2,510
Total current assets	63,743	49,374

Property and equipment, net	50,688	48,851
Goodwill	8,585	8,585
Advance to Parent	42,260	38,583
Deferred taxes	4,313	4,313
Other assets	41	27
Total assets	$169,630	$149,733
Liabilities and shareholder’s equity
Current liabilities:
Accounts payable	$26,315	$31,628
Accrued salaries and wages	11,969	10,510
Other accrued liabilities	7,297	4,727
Total current liabilities	45,581	46,865

Deferred rent	6,831	6,098
Total liabilities	52,412	52,963

Shareholder’s equity:
Common stock, $1,000 par value:
Authorized shares 1,000, issued and outstanding shares 1,000	1,000	1,000
Additional paid-in capital	86,735	86,735
Retained earnings	29,483	9,035
Total shareholder’s equity	117,218	96,770
Total liabilities and shareholder’s equity	$169,630	$149,733

Note: The balance sheet as of February 28, 2004, has been condensed from the audited financial statements.

See accompanying notes.

Maurices Incorporated

Statements of Income (Unaudited)

(In Thousands)

	Nine Months Ended
	November 27, 2004	November 22, 2003

Net sales	$268,665	$241,140
Cost of sales, including buying and occupancy costs	171,128	157,162
Gross margin	97,537	83,978

Selling, general, and administrative expenses	66,815	60,331
Depreciation and amortization	8,902	8,525
Service fee charge from Parent	1,614	1,502
Loss (gain) on disposal of property and equipment	338	(204)
Gift certificate expense, net from related party	–	373
Operating income	19,868	13,451

Related-party interest income, net	581	417
Income before income taxes	20,449	13,868

Provision for income taxes	8,077	5,478
Income from continuing operations	12,372	8,390

Loss from discontinued operations (shown net of tax benefit of $688)	–	(1,053)
Net income	$12,372	$7,337

See accompanying notes.

Maurices Incorporated

Statements of Cash Flows (Unaudited)

(In Thousands)

	Nine Months Ended
	November 27, 2004	November 22, 2003
Operating activities
Income from continuing operations	$12,372	$8,390
Adjustments to reconcile income from continuing operations to net cash provided by (used in) operating activities of continuing operations:
Depreciation	8,902	8,525
Loss (gain) on disposal and impairment of property and equipment	338	(204)
Changes in operating assets and liabilities:
Merchandise inventories	(11,792)	(10,869)
Prepaid expenses and other current assets	15	(1,951)
Other assets	(14)	–
Accounts payable	(5,313)	(10,426)
Accrued salaries and wages	1,459	(994)
Other accrued liabilities	3,301	1,781
Net cash provided by (used in) operating activities of continuing operations	9,268	(5,748)
Net cash used in operating activities of discontinued operations	–	(1,540)

Investing activities
Acquisition of property and equipment	(11,075)	(8,287)
Net proceeds from sales of property and equipment	–	790
Net cash used in investing activities of continuing operations	(11,075)	(7,497)
Net cash used in investing activities of discontinued operations	–	(532)

Financing activities
Net funding from Parent	4,399	16,415
Net cash provided by financing activities	4,399	16,415
Net increase in cash and cash equivalents	2,592	1,098
Cash and cash equivalents at beginning of period	4,494	3,287
Cash and cash equivalents at end of period	$7,086	$4,385

Supplemental disclosure of cash flow information
Cash paid during the period for taxes paid directly to taxing authorities	$1,078	$428

Supplemental disclosure of noncash information

During period ending November 22, 2003, the Company received noncash contributions from its Parent of real and personal property in the amount of $149.

See accompanying notes.

1.	Basis of Presentation

The amounts set forth in the preceding financial statements of Maurices Incorporated (the Company) are unaudited as of and for the periods ended November 27, 2004, and November 22, 2003, however, in the opinion of management, reflect all adjustments (consisting only of normal recurring adjustments) necessary for a fair statement of the results for the periods presented. Such results are not necessarily indicative of results for the full year. The unaudited financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information and with the instructions to Form 10-Q and Rule 10-01 of Regulation S-X. Accordingly, they do not include all of the information and notes required by generally accepted accounting principles for complete financial statements. The accompanying financial statements of the Company should be read in conjunction with the audited financial statements for the year ended February 28, 2004.

Our business is seasonal in nature, and interim results may not be indicative of results for a full year. Historically, we have realized more of our sales in the latter half of our fiscal year, which includes the holiday seasons. Our business is also impacted by the timing of new store openings. Both variation in seasonality and new store openings impact the analysis of the results of operations and financial condition for comparable periods.

During its fiscal year ended February 28, 2004, the Company consisted of three divisions: Maurices, Timbuktu, and Can Do. The Timbuktu division was closed January 28, 2004, and the Can Do division was sold effective January 24, 2004. The results of Timbuktu and Can Do are presented in these financial statements as discontinued operations.

2.	Related-Party Transactions

The Company is allocated a corporate office charge by American Retail Group (ARG or the Parent) or its affiliates for legal, human resources, corporate treasury, taxes, and other services provided, which amounted to $1,614 and $1,502 for the periods ended November 27, 2004, and November 22, 2003, respectively. The Company is also allocated a charge by ARG or its affiliates for certain data processing, information technology, and marketing services based on pro rata usage by the Company, which amounted to $266 and $833 for the periods ended November 27, 2004, and November 22, 2003, respectively, and is recorded in selling, general, and administrative expenses.

2.	Related-Party Transactions (continued)

In addition, the following expenses are managed by ARG or its affiliates and are charged to the Company on a specific identification basis:

•	Certain fringe benefits
•	Business insurances
•	Executive compensation plans and payroll
•	Defined contribution retirement plan
•	Other contracts for goods and services negotiated on a consolidated basis

The Company supplies travel agency services for related ARG companies and charges a fee for those services. The amount charged was $16 and $36 for the periods ended November 27, 2004, and November 22, 2003, respectively.

The Company performs data processing and information technology services for related ARG companies. Fees charged for those services totaled $274 and $430 for the periods ended November 27, 2004, and November 22, 2003, respectively.

The Company also performed payroll services for an affiliate for which it received $19 and $32 for the periods ended November 27, 2004, and November 22, 2003, respectively.

The advance to Parent included in the balance sheets represents a net balance as the results of various transactions between the Company and its Parent. There are no terms of settlement associated with the account balance. The balance is primarily the result of the Company’s participation in the Parent’s central cash management program, wherein all the Company’s cash receipts are remitted to the Parent, and all cash disbursements are funded by the Parent. Other transactions include dividends paid, the Company’s current state tax where filed separately, and various other administrative expenses incurred by the Parent on behalf of the Company.

2.	Related-Party Transactions (continued)

An analysis of transactions in the advance to Parent account is as follows:

	Nine Months Ended
	November 27, 2004	November 22, 2003
Balance at beginning of period	$38,583	$39,736
Net cash remitted to Parent	18,909	1,090
Dividends
Payments of various insurance costs	(5,650)	(5,242)
Payment of current state tax liability	(871)	(336)
Other administrative expenses	(1,139)	(270)
Funding of officer compensation/SERP	(1,917)	(2,106)
Service fees to Parent	(1,614)	(1,479)
Intercompany interest	559	388
401(k) funding	(4,600)	(2,982)
Balance at end of period	$42,260	$28,799

3.	Subsequent Event

On January 2, 2005, all of the outstanding common stock of the Company was sold to The Dress Barn, Inc. for $320,000.

The Dress Barn Inc.

Unaudited Pro Forma Consolidated Financial Information

EXPLANATORY NOTE

The following unaudited pro forma consolidated financial information has been derived by the application of pro forma adjustments to the historical consolidated financial statements of Dress Barn and Maurices for the periods indicated. The pro forma adjustments assume the acquisition of Maurices was completed in accordance with the terms of the Stock Purchase Agreement (the “Agreement”) dated November 16, 2004, as of July 26, 2003, financed with the combination of the proceeds from the issuance of $115 million of the Company’s 2.50% Convertible Senior Notes due 2024, $100 million term loan borrowing under the Company’s senior secured credit facility and cash on hand. The pro forma adjustments are based upon available information and upon certain assumptions that we believe are reasonable.

Dress Barn’s fiscal year ends on the last Saturday in July of each year, while Maurices’ fiscal year ends on the last Saturday in February of each year. In the unaudited pro forma statements of earnings the comparable 53-week and 26-week fiscal period results have been combined in order to provide comparable results for the periods presented. Maurices’ unaudited results included in the accompanying unaudited pro forma financial information correlated to its fiscal quarters.

For the required unaudited pro forma statement of earnings for the latest available fiscal year, Dress Barn’s statement of earnings for the 53-week period ended July 31, 2004 was used, For Maurices’ their latest available fiscal period was the 53-week fiscal period ended August 30, 2004, assuming the acquisition was consummated on July 26, 2003.

For the required unaudited pro forma statement of earnings for the latest available interim period, Dress Barn’s statement of earnings for the twenty-six weeks ended January 29, 2005 was utilized. The Company’s results for the twenty-six weeks ended January 29, 2005 include the four-week period of operations of Maurices subsequent to the acquisition on January 2, 2005. Therefore, because the latest available information available for Maurices was the nine months ended November 27, 2004, the Company included in the pro forma financial information the last twenty-two weeks of Maurices’ operations included in the nine months ended November 27, 2004 financial statements in order to reflect twenty-six weeks of Maurices’ operations. The required pro forma balance sheet has been omitted as the applicable information is contained elsewhere in this prospectus.

Management of Dress Barn believes that, on the basis set forth herein, the unaudited pro forma consolidated financial information reflects a reasonable estimate of the effects of the Maurices’ acquisition based on currently available information. The unaudited pro forma consolidated financial information is presented for informational purposes only and does not purport to represent what our financial position or results of operations would have been had the Maurices acquisition in fact occurred on the dates assumed nor is it necessarily indicative of the results that may be expected in future periods. The unaudited pro forma consolidated financial information has been prepared from, and should be read in conjunction with, the historical consolidated financial statements and notes thereto included elsewhere in this prospectus.

The Dress Barn Inc.

Unaudited Pro Forma Consolidated Financial Information

UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF EARNINGS

In thousands except per share amounts

	53 Weeks Ended
	Dress Barn Historical Year-end July 31, 2004	Maurices Aug. 28, 2004	Pro Forma Adjustments		Pro Forma Adjusted
Net sales	$754,903	$366,048			$1,120,951
Cost of sales, including occupancy and buying costs	472,198	235,224			707,422
Gross profit	282,705	130,824			413,529
Selling, general and administrative expenses	212,477	91,534	919	(b)	304,930
Depreciation and amortization	23,197	11,294	7,177	(c)	41,668
Operating income	47,031	27,996	(8,096)		66,931
Interest income	2,204	676			2,880
Interest expense	(5,288)	—	(8,160)	(d)	(13,448)
Other income	1,526	—			1,526
Earnings before income taxes	45,473	28,672	(16,256)		57,889
Income tax expense	14,541	11,372	(5,933)	(e)	19,980
Net earnings	$30,932	$17,300	($10,323)		$37,909
Earnings per share:
Basic:	$1.05				$1.29
Diluted:	$1.03				$1.26
Average shares outstanding
Basic:	29,413				29,413
Diluted:	30,120				30,120

See accompanying Notes to Unaudited Pro Forma Consolidated Financial Information

The Dress Barn Inc.

Unaudited Pro Forma Consolidated Financial Information

UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF EARNINGS

In thousands except per share amounts

	Twenty-six weeks ended Dress Barn Jan. 29, 2005	Twenty-two weeks ended Maurices Nov. 28, 2004	(a)	Pro Forma Adjustments		Pro Forma Adjusted
Net sales	$397,254	$143,531				$540,785
Cost of sales, including occupancy and buying costs	249,948	94,188				344,136
Gross profit	147,306	49,343				196,649
Selling, general and administrative expenses	117,701	37,831		387	(b)	155,919
Depreciation and amortization	13,901	5,369		2,986	(c)	22,256
Operating income	15,704	6,143		(3,373)		18,474
Interest income	778	340				1,118
Interest expense	(3,408)	0		(3,613	) (d)	(7,021)
Other income	763	0				763
Earnings before income taxes	13,837	6,483		(6,986)		13,334
Income tax expense	5,051	2,561		(2,550	) (e)	5,062
Net earnings	$8,786	$3,922		($4,436)		$8,272

Earnings per share:
Basic:	$0.30					$0.28
Diluted:	$0.29					$0.27

Average shares outstanding
Basic:	29,639					29,639
Diluted:	30,420					30,420

See accompanying Notes to Unaudited Pro Forma Consolidated Financial Information

The Dress Barn Inc.

Unaudited Pro Forma Consolidated Financial Information

NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL INFORMATION

The Unaudited Pro Forma Consolidated Financial Information assumes that the Maurices’ acquisition actually occurred on July 26, 2003 and was accounted for using the purchase method of accounting. The purchase price was allocated first to the tangible and identifiable intangible assets and then to the liabilities of Maurices based upon their fair market values as set forth in the following table.

Amount (000’s)

Calculation of Purchase Price:
Cash consideration to seller	$320,000
Reimbursement to seller for certain tax costs	9,600
Transaction fees and expenses	4,119
Less cash acquired	(982)
Total Purchase Price	$332,737

Allocation of Purchase Price:
Current assets, net of cash and inventory	$7,788
Inventory	33,475
Property, plant, and equipment, net	75,937
Intangible assets	111,853
Other non-current assets	2,241
Total assets acquired, net of cash	231,294

Less: Total liabilities assumed	(34,331)

Net assets acquired, net of cash	196,963

Goodwill	$135,774

Intangible assets and their related fair vales consist of (1) trade names ($106 million), (2) customer relationships ($2.2 million), and (3) proprietary technology ($3.7 million). Trade names have an indefinite life and therefore are not amortized. Customer relationship and proprietary technology constitute the Company’s identifiable intangible assets subject to amortization which are amortized on a straight-line basis over their useful lives, determined to be seven and five years, respectively.

In accordance with Statement of Financial Accounting Standards (“SFAS”) No. 142, “Goodwill and Other Intangible Assets,” amortization of goodwill and indefinite life intangible assets is replaced with annual impairment tests. The Company will perform annual impairment tests to determine whether an impairment charge related to the carrying value of the Company’s recorded trade names and goodwill is necessary.

The Dress Barn Inc.

Unaudited Pro Forma Consolidated Financial Information

The following represents changes in cash in connection with the acquisition and related transactions assuming they occurred on July 26, 2003, as follows.

Amount (000’s)
Sources:
Borrowings under the senior secured credit facility (i)	$121,271
Convertible Senior Notes (ii)	115,000
Sale of marketable securities	97,448
Total Sources	$333,719
Uses:
Cash consideration to Seller	$320,000
Direct transaction fees	4,119
Reimbursement to Seller for certain tax costs	9,600
Total Uses:	$333,719

Net Increase (Decrease) in Cash:	$0
(i)

On December 15, 2004, the Company entered into a new senior secured credit facility, consisting of a $100 million term loan and a $150 million revolving credit facility. For the pro forma financial information the senior credit facility was assumed to be in effect as of July 26, 2003. On the assumed date of the completion of the acquisition of Maurices (July 26, 2003), we expected to borrow approximately $21.3 million under the revolving credit facility and $100 million under the term loan, with an additional $43.6 million of the revolving credit facility reserved thereunder to support letters of credit.

(ii)

On December 15, 2004, the Company issued $115 million Convertible Senior Notes with an interest rate of 2.5% that will mature on December 15, 2024. For the pro forma financial information the Convertible Senior Notes were assumed to have been issued July 26, 2003.

(a)

Represents the results of operations for the twenty-two weeks of Maurices. The four weeks of operations since the date of the acquisition on January 2, 2005 are already included in Dress Barn’s twenty-six weeks ended January 29, 2005 results. Therefore, because the latest available information available for Maurices was the nine months ended November 27, 2004, the Company included in the pro forma financial information the last twenty-two weeks of Maurices’ operations included in the nine months ended November 27, 2004 financial statements in order to reflect twenty-six weeks of Maurices’ operations.

(b)	Represents fees relating to the revolving credit facility, including for outstanding letters of credit and for the undrawn portion of the revolving credit facility.
(c)

Represents amortization of intangibles except for the trade names which were determined to have indefinite lives. The additional depreciation resulting from the increase in the values of the property and equipment from their historical cost to their fair values is also reflected.

The Dress Barn Inc.

Unaudited Pro Forma Consolidated Financial Information

(d)	Represents interest expense and amortization of the related financing costs resulting from financing the acquisition described in the Sources and Uses of Cash table above as follows:

(000’s)	53 Weeks Ended July 30, 2004	26 Weeks Ended January 29, 2005

Convertible senior notes (1)	$2,963	$1,094
Senior term loan (2)	3,657	1,829
Borrowings under revolving credit facility (3)	518	268
Amortization of deferred financing costs (4)	1,022	422

Total Interest Expense	$8,160	$3,613
(1)	Reflects pro forma interest expense on the Convertible Senior Notes assuming $115.0 million of notes issued and an interest rate of 2.50%.
(2)

Reflects pro forma interest expense on the term loan under our senior credit facility assuming an outstanding balance of $100.0 million and an assumed interest rate of LIBOR plus 2.25%. A 0.125% change in interest rates would result in a change in the pro forma interest expense of $0.1 million related to the floating interest rate of the term loan for the 53-week period and a nominal amount in the 26-week period.

(3)

Reflects pro forma interest expense on the outstanding borrowings under our revolving credit facility assuming an average outstanding balance of $12.3 million for the 53-week period and $7.3 million for the 26-week period (based on management’s estimated projected cash flows) and an assumed interest rate of LIBOR plus 2.25%. A 0.125% change in interest rates would have a nominal impact on the pro forma interest expense related to the floating interest rate of the term loan for both the 53-week period and the 26-week period.

(4)	Reflects amortization of deferred financing fees over the expected term of the related instrument (five years for the senior term loan and twenty years for the Convertible Senior Notes).
(e)	Income tax expense (benefit) using the Dress Barn’s effective tax rate of 36.5%.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

The following table sets forth an estimate (other than with respect to the registration fee) of the expenses payable by Dress Barn in connection with the sale and distribution of the securities being registered hereby, other  than underwriting discounts and commissions:

Securities and Exchange Commission Registration fee	$13,536
Printing	$30,000
Accounting fees and expenses	$50,000
Legal fees and expenses	$175,000

Total	$268,536

Dress Barn will bear all expenses shown above. The selling securityholders will bear all underwriting discounts and selling commissions and transfer taxes applicable to the sale of the notes and the common stock issuable upon conversion of the notes registered pursuant to this registration statement.

Item 14. Indemnification of Directors and Officers.

The Dress Barn, Inc.

Dress Barn’s amended and restated certificate of incorporation sets forth that no person who is or was a director of Dress Barn will be personally liable to Dress Barn or its shareholders for monetary damages for breach of duty as a director in an amount that exceeds the compensation received by the director for serving Dress Barn during the year of the violation, if such breach did not (A) involve a knowing and culpable violation of law by the director, (B) enable the director or an associate to receive an improper personal economic gain, (C) show a lack of good faith and conscious disregard for the duty of the director to Dress Barn under circumstances under which the director was aware that his or her conduct or omission created an unjustifiable risk of serious injury to Dress Barn, (D) constitutes a sustained and unexcused pattern of inattention that amounted to an abdication of the director’s duty to Dress Barn or (E) create liability under section 33-321 of the Connecticut Stock Corporation Act.

D.B.R., Inc.

D.B.R.’s Amended and Restated By-laws provide that it will indemnify, to the extent authorized by the General Corporation Law of the State of Delaware each person who was or is a party, or is threatened be made a party to, or is involved in any pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she (1) is or was a director or officer of D.B.R. or (2) is or was serving at the request of D.B.R. as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, against all expense, liability and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) actually and reasonably incurred or suffered by such person in connection therewith. Such indemnification obligation continues after a person ceases to be a director, officer, employee or agent and inures to the benefit of his or her heirs, executors and administrators. D.B.R. may purchase and maintain insurance to protect itself and any director, officer, employee or agent of D.B.R. or another corporation, partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, against any such expense, liability or loss.

DBX, Inc.

DBX’s certificate of incorporation provides that directors will not be personally liable to DBX or its shareholders for damages for any breach of duty in such capacity except if a judgment or other final adjudication adverse to such director establishes that his or her acts or omissions were in bad faith or involved intentional misconduct or a knowing violation of law or that he or she personally gained a financial profit or other advantage to which he or she was not legally entitled or that his or her acts violated New York Business Corporation Law.

Dress Barn Credit Management LLC

Dress Barn Credit Management’s Limited Liability Company Operating Agreement sets forth that Dress Barn Credit Management will indemnify, save harmless, and pay all judgments and claims against the member, Dress Barn, and its employees and agents, relating to any liability or damage incurred by reason of any act performed or omitted to be performed by the member or its employees and agents, in connection with the business of Dress Barn Credit Management, including attorney’s fees incurred in connection with the defense of any action based on such act or omission, including all such liabilities under federal and state securities laws, as permitted by the Virginia Act and other applicable law. Dress Barn Credit Management may purchase and maintain insurance to protect itself, the member and its employees and agents against any such expense, liability or loss.

Maurices Incorporated

The by-laws of Maurices set forth that no director, officer or employee will be liable to Maurices or its stockholders for any loss, claim, damage or liability arising from, related to, or in connection with, Maurices’ business or affairs, except (1) for any loss, claim, damage or liability resulting from such person’s acts or omissions not in good faith or which involve intentional misconduct, a knowing violation of law or a breach of contract by such person, or (2) where such person is a director of Maurices and the circumstances involve a breach of his duty of loyalty to Maurices or its stockholders, liability under Delaware General Corporation Law for certain unlawful dividends, stock purchases and redemptions or any transaction from which he or she derived an improper benefit.

Maurices will indemnify, to the fullest extent permitted by applicable law, each person who was or is a party or is threatened to be made a party to any action suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was a director, officer or employee of Maurices, or at the request of Maurices, is or was serving as a director, officer, manager, employee or trustee of another entity, against expenses, including attorney’s fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of Maurices and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

The Men’s Company, Inc.

The Men’s Company by-laws and certificate of incorporation are silent as to indemnification of officers and directors.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of Dress Barn and the subsidiary guarantors pursuant to the foregoing provisions, or otherwise, Dress Barn and the subsidiary guarantors have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Item 15. Recent Sales of Unregistered Securities

During the three years preceding the date of the filing of this registration statement, the only securities of the registrant sold by the registrant which were not registered under the Securities Act of 1933 were the $115,000,000 principal amount of the registrant’s 2.50% convertible senior notes due 2024, which were sold on December 15, 2004 and which are being registered under the Securities Act of 1933 by this registration statement. The notes were sold to Banc of America Securities LLC, J.P. Morgan Securities Inc., SunTrust Capital Markets, Inc. and Wells Fargo Securities, LLC, the initial purchasers, in a private placement exempt from registration under the

Securities Act of 1933 by virtue of the exemption provided by Section 4(2) thereof for transactions not involving a public offering. The aggregate offering price of the notes was $115,000,000 and the commissions paid to such initial purchasers were $3,231,500. All of the net proceeds of this offering were used by the registrant in connection with the acquisition of Maurices Incorporated described in the prospectus which is part of this registration statement.

Item 16. Exhibits and Financial Statement Schedules

EXHIBITS

Exhibit Number	Description	Incorporated By Reference Point

3(c)	Amended and Restated Certificate of Incorporation	(1)

3(e)	Amended and Restated By-Laws	(13)

3(f)	Amendments to Amended and Restated Certificate of Incorporation	(5)

4	Form of Certificate Evidencing Shares of Common Stock	*

4(a)	Indenture by and between The Dress Barn, Inc. and The Bank of New York, as trustee, dated as of December 15, 2004, including form of Note and Guarantee	*

4(b)	Form of Note (included in Exhibit 4(a))	*

4(c)	Form of Guarantee (included in Exhibit 4(a))	*

4(d)

Supplemental Indenture, dated as of January 3, 2005, among The Dress Barn, Inc., D.B.R., Inc., DBX, Inc., Maurices Incorporated and Dress Barn Credit Management LLC, and The Bank of New York, as trustee

*

4(e)	Supplemental Indenture, dated as of January 3, 2005, among The Dress Barn, Inc., The Men’s Company, Inc., and The Bank of New York, as trustee	*

4(f)	Registration Rights Agreement, dated as of December 15, 2004, among The Dress Barn, Inc., Banc of America Securities LLC and JP Morgan Securities Inc. as Initial Purchasers	*

4(g)	Amendment No. 1 to Registration Rights Agreement, dated January 3, 2005, among The Dress Barn, Inc., Banc of America Securities LLC and J.P. Morgan Securities Inc.	*

4(h)	Amendment No. 2 to Registration Rights Agreement, dated January 3, 2005, among The Dress Barn, Inc., Banc of America Securities LLC and J.P. Morgan Securities Inc.	*

5	Legal Opinion of Proskauer Rose LLP	*

5(a)	Legal Opinion of Christopher J. McDonald, Esq.	*

5(b)	Legal Opinion of Willcox & Savage P.C.	*

8	Legal Opinion of Proskauer Rose LLP as to certain U.S. federal income tax considerations	*

Exhibit Number	Description	Incorporated By Reference Point

10	Purchase and Sale Agreement- 30 Dunnigan Drive, Suffern NY	(17)

10(a)	1993 Incentive Stock Option Plan	(10)

10(b)	Employment Agreement With Burt Steinberg	(14)

10(f)	Agreement Terminating Agreement for Purchase of Certain Stock from Elliot S. Jaffe upon death	(6)

10(g)	Agreement Terminating Agreement for Purchase of Certain Stock from Roslyn S. Jaffe upon death	(6)

10(l)	Lease of Company store in Danbury, CT, of which the lessor is Elliot S. Jaffe or members of his family or related trusts	(1)

10(aa)	The Dress Barn, Inc. 1987 Non-Qualified Stock Option Plan	(5)

10(dd)	Nonqualified Stock Option Agreement with Armand Correia	(7)

10(ff)	Nonqualified Stock Option Agreement with Elliot Jaffe	(7)

10(gg)	Nonqualified Stock Option Agreement with Burt Steinberg	(7)

10(hh)	Lease of Company/Dress Barn Woman store in Norwalk, CT, of which the lessor is Elliot S. Jaffe or members of his family or related trusts	(8)

10(mm)	Lease between Dress Barn and Dunnigan Realty, LLC for Office and Distribution Space in Suffern, New York	(18)

10(nn)	The Dress Barn, Inc. 1995 Stock Option Plan	(11)

10(oo)	Split Dollar Agreement between Dress Barn and Steinberg Family Trust f/b/o Michael Steinberg	(12)

10(pp)	Split Dollar Agreement between Dress Barn and Steinberg Family Trust f/b/o Jessica Steinberg	(12)

10(qq)	Split Dollar Agreement between Dress Barn and Jaffe 1996 Insurance Trust	(12)

10(ss)	The Dress Barn, Inc. 2001 Stock Option Plan	(14)

10(tt)	Employment Agreement with Elliot S. Jaffe	(15)

10(uu)	Employment Agreement with David R. Jaffe	(15)

10(ww)	Employment Agreement with Vivian Behrens	(16)

10(xx)	Mortgage Agreement- Dunnigan Realty, LLC	(18)

12	Statement regarding Computation of Ratio of Earnings to Fixed Charges	*

Exhibit Number	Description	Incorporated By Reference Point

21	List of Subsidiaries	*

23	Consent of Deloitte & Touche LLP	*

23(a)	Consent of Ernst & Young LLP	*

23(b)	Consent of Proskauer Rose LLP (contained in Exhibit 5 to this registration statement)	*

23(c)	Consent of Christopher J. McDonald, Esq. (contained in Exhibit 5(a) to this registration statement)	*

24	Power of Attorney (contained in the signature pages to this registration statement)	*

25	Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Bank of New York, as trustee	*

______________
*	Filed herewith

(1)	Registration Statement of The Dress Barn, Inc. on Form S-1 under the Securities Act of 1933 (Registration No. 2-82916) declared effective May 4, 1983.

(2)	Annual Report on Form 10-K of The Dress Barn, Inc. for the fiscal year ended July 28, 1984.

(3)	Annual Report on Form 10-K of The Dress Barn, Inc. for the fiscal year ended July 27, 1985.

(4)	Annual Report on Form 10-K of The Dress Barn, Inc. for the fiscal year ended July 26, 1986.

(5)	Annual Report on Form 10-K of The Dress Barn, Inc. for the fiscal year ended July 30, 1988.

(6)	Annual Report on Form 10-K of The Dress Barn, Inc. for the fiscal year ended July 28, 1990.

(7)	Annual Report on Form 10-K of The Dress Barn, Inc. for the fiscal year ended July 27, 1991.

(8)	Annual Report on Form 10-K of The Dress Barn, Inc. for the fiscal year ended July 25, 1992.

(9)	Annual Report on Form 10-K of The Dress Barn, Inc. for the fiscal year ended July 31, 1993.

(10)	Registration Statement on Form S-8 of The Dress Barn, Inc. under the Securities Act of 1933 (Registration No. 33-60196) filed on March 29, 1993.

(11)	Annual Report on Form 10-K of The Dress Barn, Inc. for the fiscal year ended July 27, 1996.

(12)	Annual Report on Form 10-K of The Dress Barn, Inc. for the fiscal year ended July 25, 1998.

(13)	Annual Report on Form 10-K of The Dress Barn, Inc. for the fiscal year ended July 29, 2000.

(14)	Annual Report on Form 10-K of The Dress Barn, Inc. for the fiscal year ended July 28, 2001.

(15)	Annual Report on Form 10-K of The Dress Barn, Inc. for the fiscal year ended July 27, 2002.

(16)	Quarterly Report on Form 10-Q of The Dress Barn, Inc. for the quarter ended October 26, 2002.

(17)	Quarterly Report on Form 10-Q of The Dress Barn, Inc. for the quarter ended January 26, 2003.

(18)	Annual Report on Form 10-K of The Dress Barn, Inc. for the fiscal year ended July 26, 2003.

Item 17. Undertakings

The undersigned Registrants hereby undertake:

(A) (1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
(ii)

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (A)(1)(i) and (A)(1)(ii) above do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement; and

(iv)

provided further, however, that paragraphs (A)(1)(i) and (A)(1)(ii) above do not apply if the registration statement is for an offering of asset-backed securities on Form S-1 or Form S-3 and the information required to be included in a post-effective amendment is provided pursuant to Item 1100(c) of Regulation AB.

(2)

That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To move from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(B)

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described in Item 15 hereof or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(C)(1)

For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)

For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(D)

To file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Suffern, state of New York, on April 27, 2005.

THE DRESS BARN, INC.
By:	/s/ David R. Jaffe
	Name:	David R. Jaffe
	Title:	President, Chief Executive Officer and Director

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated. Each person whose signature appears below hereby authorizes David R. Jaffe and Armand Correia, and each of them, with full power of substitution, to execute in the name and on behalf of such person any amendment or any post-effective amendment to this registration statement and to file the same, with exhibits thereto, and other documents in connection therewith, making such changes in this registration statement as the Registrant deems appropriate, and appoints David R. Jaffe and Armand Correia, and each of them, with full power of substitution, attorneys-in-fact to sign any amendment and any post-effective amendment to this registration statement and to file the same, with exhibits thereto, and other documents in connection therewith.

Signature	Title	Date

/s/ David R. Jaffe	President, Chief Executive Officer and Director (Principal Executive Officer)	April 27, 2005
David R. Jaffe
/s/ Armand Correia	Senior Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	April 27, 2005
Armand Correia

/s/ Elliot S. Jaffe	Chairman of the Board	April 27, 2005
Elliot S. Jaffe

/s/ Burt Steinberg	Director	April 27, 2005
Burt Steinberg

/s/ Roslyn S. Jaffe	Director	April 27, 2005
Roslyn S. Jaffe

/s/ Catherine Buggeln	Director	April 27, 2005
Catherine Buggeln

/s/ Edward D. Solomon	Director	April 27, 2005
Edward D. Solomon

/s/ Klaus Eppler	Director	April 27, 2005
Klaus Eppler

/s/ John Usdan	Director	April 27, 2005
John Usdan

The foregoing constitute a majority of the members of the Board of Directors.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Suffern, state of New York, on April 27, 2005.

D.B.R., INC.
By:	/s/ David R. Jaffe
	Name:	David R. Jaffe
	Title:	President, Chief Executive Officer and Director

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated. Each person whose signature appears below hereby authorizes David R. Jaffe and Armand Correia, and each of them, with full power of substitution, to execute in the name and on behalf of such person any amendment or any post-effective amendment to this registration statement and to file the same, with exhibits thereto, and other documents in connection therewith, making such changes in this registration statement as the Registrant deems appropriate, and appoints David R. Jaffe and Armand Correia, and each of them, with full power of substitution, attorneys-in-fact to sign any amendment and any post-effective amendment to this registration statement and to file the same, with exhibits thereto, and other documents in connection therewith.

Signature	Title	Date

/s/ David R. Jaffe	President, Chief Executive Officer and Director (Principal Executive Officer)	April 27, 2005
David R. Jaffe
/s/ Armand Correia	Senior Vice President, Chief Financial Officer and Director (Principal Financial and Accounting Officer)	April 27, 2005
Armand Correia

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Suffern, state of New York, on April 27, 2005.

DBX, INC.
By:	/s/ David R. Jaffe
	Name:	David R. Jaffe
	Title:	President, Chief Executive Officer and Director

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated. Each person whose signature appears below hereby authorizes David R. Jaffe and Armand Correia, and each of them, with full power of substitution, to execute in the name and on behalf of such person any amendment or any post-effective amendment to this registration statement and to file the same, with exhibits thereto, and other documents in connection therewith, making such changes in this registration statement as the Registrant deems appropriate, and appoints David R. Jaffe and Armand Correia, and each of them, with full power of substitution, attorneys-in-fact to sign any amendment and any post-effective amendment to this registration statement and to file the same, with exhibits thereto, and other documents in connection therewith.

Signature	Title	Date

/s/ David R. Jaffe	President, Chief Executive Officer and Director (Principal Executive Officer)	April 27, 2005
David R. Jaffe
/s/ Armand Correia	Senior Vice President, Chief Financial Officer and Director (Principal Financial and Accounting Officer)	April 27, 2005
Armand Correia

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Suffern, state of New York, on April 27, 2005.

MAURICES INCORPORATED
By:	/s/ David R. Jaffe
	Name:	David R. Jaffe
	Title:	President, Chief Executive Officer and Director

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated. Each person whose signature appears below hereby authorizes David R. Jaffe and Armand Correia, and each of them, with full power of substitution, to execute in the name and on behalf of such person any amendment or any post-effective amendment to this registration statement and to file the same, with exhibits thereto, and other documents in connection therewith, making such changes in this registration statement as the Registrant deems appropriate, and appoints David R. Jaffe and Armand Correia, and each of them, with full power of substitution, attorneys-in-fact to sign any amendment and any post-effective amendment to this registration statement and to file the same, with exhibits thereto, and other documents in connection therewith.

Signature	Title	Date

/s/ David R. Jaffe	President, Chief Executive Officer and Director (Principal Executive Officer)	April 27, 2005
David R. Jaffe

/s/ George Goldfarb	Chief Financial Officer (Principal Financial and Accounting Officer)	April 27, 2005
George Goldfarb

/s/ Armand Correia	Director	April 27, 2005
Armand Correia

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Suffern, state of New York, on April 27, 2005.

THE MEN’S COMPANY, INC.
By:	/s/ David R. Jaffe
	Name:	David R. Jaffe
	Title:	President, Chief Executive Officer and Director

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated. Each person whose signature appears below hereby authorizes David R. Jaffe and Armand Correia, and each of them, with full power of substitution, to execute in the name and on behalf of such person any amendment or any post-effective amendment to this registration statement and to file the same, with exhibits thereto, and other documents in connection therewith, making such changes in this registration statement as the Registrant deems appropriate, and appoints David R. Jaffe and Armand Correia, and each of them, with full power of substitution, attorneys-in-fact to sign any amendment and any post-effective amendment to this registration statement and to file the same, with exhibits thereto, and other documents in connection therewith.

Signature	Title	Date

/s/ David R. Jaffe	President, Chief Executive Officer and Director (Principal Executive Officer)	April 27, 2005
David R. Jaffe
/s/ Armand Correia	Senior Vice President, Chief Financial Officer and Director (Principal Financial and Accounting Officer)	April 27, 2005
Armand Correia

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Suffern, state of New York, on April 27, 2005.

DRESS BARN CREDIT MANAGEMENT, LLC
by The Dress Barn, Inc., managing member
By:	/s/ David R. Jaffe
	Name:	David R. Jaffe
	Title:	President, Chief Executive Officer and Director

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated. Each person whose signature appears below hereby authorizes David R. Jaffe and Armand Correia, and each of them, with full power of substitution, to execute in the name and on behalf of such person any amendment or any post-effective amendment to this registration statement and to file the same, with exhibits thereto, and other documents in connection therewith, making such changes in this registration statement as the Registrant deems appropriate, and appoints David R. Jaffe and Armand Correia, and each of them, with full power of substitution, attorneys-in-fact to sign any amendment and any post-effective amendment to this registration statement and to file the same, with exhibits thereto, and other documents in connection therewith.

Signature	Title	Date

/s/ David R. Jaffe	President, Chief Executive Officer and Director (Principal Executive Officer)	April 27, 2005
David R. Jaffe
/s/ Armand Correia	Senior Vice President, Chief Financial Officer and Director (Principal Financial and Accounting Officer)	April 27, 2005
Armand Correia